      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 10, 2002


                                                      REGISTRATION NO. 333-82396
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------


                                AMENDMENT NO. 3

                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                          ACCREDO HEALTH, INCORPORATED
             (Exact Name of Registrant as Specified in its Charter)

             DELAWARE                             8090                            62-1642871
 (State or Other Jurisdiction of      (Primary Standard Industrial             (I.R.S. Employer
  Incorporation or Organization)      Classification Code Number)            Identification No.)

                             ---------------------

                     1640 CENTURY CENTER PARKWAY, SUITE 101
                            MEMPHIS, TENNESSEE 38134
                                 (901) 385-3688
              (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)

                             ---------------------

                                DAVID D. STEVENS
                            CHIEF EXECUTIVE OFFICER
                     1640 CENTURY CENTER PARKWAY, SUITE 101
                            MEMPHIS, TENNESSEE 38134
                                 (901) 385-3688
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                             ---------------------

                                WITH COPIES TO:

                 STEVEN L. POTTLE                                     HELENE R. BANKS
                 ALSTON & BIRD LLP                                CAHILL GORDON & REINDEL
                ONE ATLANTIC CENTER                                   80 PINE STREET
            1201 WEST PEACHTREE STREET                           NEW YORK, NEW YORK 10005
              ATLANTA, GEORGIA 30309                                  (212) 701-3000
                  (404) 881-7000

                             ---------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO THE
PUBLIC: As soon as practicable after the acquisition described in this Registration Statement becomes effective.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                             ---------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE TIME UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), SHALL DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         PROSPECTUS AND PROXY STATEMENT
                        OF ACCREDO HEALTH, INCORPORATED
                             ---------------------

                PROXY STATEMENT OF GENTIVA HEALTH SERVICES, INC.
                             ---------------------


     On January 2, 2002, Accredo Health, Incorporated agreed to acquire substantially all of the assets of Gentiva Health Services, Inc.'s specialty pharmaceutical services business, or SPS business. The terms of the asset purchase agreement provide that the purchase price to be paid to Gentiva is $415 million, which is subject to adjustment as described in this joint proxy statement-prospectus and the accompanying asset purchase agreement. The purchase price is payable 50% in cash and 50% in Accredo common stock, and the value of the stock consideration will increase if Accredo's average common stock price for a twenty trading day period ending on the second trading day prior to the closing of the acquisition is greater than $41.00 and decrease if that average is below $31.00, as further described in this joint proxy statement-prospectus. Assuming no adjustment to the purchase price, Gentiva will receive $207.5 million in cash and, if the twenty trading day average common stock price was equal to the closing price of Accredo common stock on the date of this joint proxy statement-prospectus, 5,060,976 shares of Accredo common stock.



     Gentiva currently intends, following the consummation of the sale of the SPS business, to distribute substantially all of the consideration it receives pro rata based on the number of shares of Gentiva common stock held by each stockholder, to Gentiva stockholders of record on the closing date of the sale of the SPS business.


     Accredo's common stock is quoted on the Nasdaq National Market under the symbol "ACDO."

     Gentiva's common stock is quoted on the Nasdaq National Market under the symbol "GTIV."

     This joint proxy statement-prospectus provides you with detailed information about the proposed acquisition/sale of the SPS business and the other matters to be acted on at the special meetings. We encourage you to read the entire joint proxy statement-prospectus and the accompanying annexes carefully. SEE "RISK FACTORS" BEGINNING ON PAGE 19 OF THIS DOCUMENT FOR A DISCUSSION OF RISKS RELEVANT TO THE ACQUISITION/SALE OF THE SPS BUSINESS.

     NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SHARES OF ACCREDO COMMON STOCK TO BE ISSUED IN THE ACQUISITION OR DETERMINED IF THIS JOINT PROXY STATEMENT-PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Accredo is not making an offer to sell the common stock in any jurisdiction where the offer or sale is not permitted.


     This joint proxy statement-prospectus is dated May 10, 2002 and is first being mailed to stockholders on or about May 14, 2002.


                      HOW TO OBTAIN ADDITIONAL INFORMATION

     THIS JOINT PROXY STATEMENT-PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT ACCREDO AND GENTIVA THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS DOCUMENT. THIS INFORMATION IS AVAILABLE TO YOU WITHOUT CHARGE UPON YOUR WRITTEN OR ORAL REQUEST. YOU CAN OBTAIN FREE COPIES OF THIS INFORMATION BY REQUESTING THEM IN WRITING OR BY TELEPHONE FROM THE APPROPRIATE COMPANY AT THE FOLLOWING ADDRESSES AND TELEPHONE NUMBERS:

         Accredo Health, Incorporated                  Gentiva Health Services, Inc.
               Ms. Kerry Finney                               Kimberly Herman
              Investor Relations                             Investor Relations
    1640 Century Center Parkway, Suite 101               3 Huntington Quadrangle 2S
           Memphis, Tennessee 38134                       Melville, New York 11747
                (901) 385-3688                                 (631) 501-7000


     IN ORDER TO OBTAIN TIMELY DELIVERY OF THE DOCUMENTS, YOU MUST REQUEST THE INFORMATION BY JUNE 5, 2002. Please also see "Where You Can Find More Information" beginning on page 118 to obtain further information and learn about other ways that you can get this information.

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
SUMMARY.....................................................    1
RISK FACTORS................................................   19
THE SPECIAL MEETINGS........................................   26
THE ACQUISITION/SALE OF THE SPS BUSINESS....................   30
ACCREDO HEALTH, INCORPORATED 2002 LONG-TERM INCENTIVE
  PLAN......................................................   72
AMENDMENT TO ACCREDO CERTIFICATE OF INCORPORATION...........   76
ACCREDO UNAUDITED PRO FORMA CONDENSED FINANCIAL
  STATEMENTS................................................   78
ACCREDO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
  (Unaudited)...............................................   80
GENTIVA HEALTH SERVICES, INC. AND SUBSIDIARIES UNAUDITED PRO
  FORMA CONSOLIDATED FINANCIAL DATA.........................   83
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS OF THE SPS BUSINESS.............   90
HISTORY OF GENTIVA..........................................   95
SPS BUSINESS OF GENTIVA.....................................   95
HOME HEALTH CARE SERVICES BUSINESS OF GENTIVA...............   96
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT OF GENTIVA.....................................  105
BUSINESS OF ACCREDO.........................................  107
DESCRIPTION OF ACCREDO CAPITAL STOCK........................  108
COMPARISON OF RIGHTS OF GENTIVA STOCKHOLDERS AND ACCREDO
  STOCKHOLDERS..............................................  108
COMPARATIVE MARKET PRICES AND DIVIDENDS.....................  116
STOCKHOLDER PROPOSALS.......................................  117
EXPERTS.....................................................  117
OPINIONS....................................................  117
WHERE YOU CAN FIND MORE INFORMATION.........................  118
IMPORTANT INFORMATION ABOUT THIS JOINT PROXY STATEMENT-
  PROSPECTUS................................................  118
INCORPORATION BY REFERENCE..................................  118
FORWARD LOOKING STATEMENTS..................................  119
SPS BUSINESS FINANCIAL STATEMENTS...........................  121
ANNEX A.....................................................  A-1
ANNEX B.....................................................  B-1
ANNEX C.....................................................  C-1
ANNEX D.....................................................  D-1
ANNEX E.....................................................  E-1

      QUESTIONS AND ANSWERS ABOUT THE ACQUISITION AND THE SPECIAL MEETINGS

Q: WHY ARE GENTIVA AND ACCREDO PROPOSING THE ACQUISITION BY ACCREDO OF GENTIVA'S SPS BUSINESS?

A: After due consideration of all other alternatives reasonably available to Gentiva, the Gentiva board of directors concluded that the sale of the SPS business was expedient and in the best interest of Gentiva. In reaching its determination, Gentiva considered, among other things, the terms of the asset purchase agreement including the cash consideration to be received, and the consideration payable in Accredo common stock which will, upon distribution by Gentiva, allow the stockholders of Gentiva to recognize immediate cash value and have both an interest in the combined Accredo/SPS business and a continued interest in Gentiva's home health care services business.

     Accredo believes that the acquisition is desirable for many reasons, including the complementary nature of the SPS business to its current business and the greater sales, marketing and distribution capabilities and increased pharmaceutical product offerings of Accredo when combined with the SPS business.

Q:   WHAT WILL GENTIVA RECEIVE IN THE ACQUISITION?

A: Subject to adjustment as described in this joint proxy statement-prospectus, the asset purchase agreement generally provides that Gentiva will receive consideration valued at $415 million, of which 50% is payable in cash and 50% is payable in Accredo common stock. The number of shares of Accredo common stock to be issued will be equal to one-half of the purchase price divided by the average closing price for Accredo common stock for the 20 trading days ending on the second business day prior to the closing of the acquisition, subject to contractual limits on the amount the average closing price can fluctuate for purposes of this calculation.

Q: AS A GENTIVA STOCKHOLDER, WILL I RECEIVE CASH AND SHARES OF ACCREDO COMMON STOCK AS A RESULT OF THE SALE OF THE SPS BUSINESS?

A: Gentiva currently intends, following the sale of the SPS business, to distribute substantially all of the proceeds it receives in connection with the sale of the SPS business pro rata to Gentiva stockholders.

Q: WHAT WILL HAPPEN TO THE SHARES OF COMMON STOCK IN GENTIVA THAT I OWN AS A RESULT OF THE SALE OF THE SPS BUSINESS?

A: Gentiva stockholders will continue to retain the shares they owned prior to the consummation of the sale of the SPS business. The sale of the SPS business will have no effect on the number of shares Gentiva stockholders own. Upon the distribution of the stock proceeds and any cash proceeds from the sale of the SPS business, the market price of Gentiva's common stock will likely decrease to reflect the value of Accredo common stock and cash provided to Gentiva stockholders.

Q:   HOW WILL GENTIVA CHANGE AFTER THE SALE OF THE SPS BUSINESS?

A: Gentiva will continue to be a publicly traded company with its common stock traded on the Nasdaq National Market. After the sale of the SPS business, Gentiva will be a significantly smaller company focused on the home health care services business.

Q:   WHAT DO I NEED TO DO NOW?

A: After carefully reading and considering the information contained in this joint proxy statement-prospectus, please respond by completing, signing and dating your proxy card and returning it in the enclosed postage paid envelope, as soon as possible so that your shares may be represented at your special meeting.

Q:   WHAT IF I DON'T VOTE?

A: If you are a Gentiva stockholder and fail to respond, it will have the same effect as a vote against the sale of the SPS business. If you respond and do not indicate how you want to vote, your proxy as a Gentiva stockholder will be counted as a vote FOR the sale of the SPS business. If you are a Gentiva stockholder and you respond and abstain from voting, your proxy will have the same effect as a vote against the sale of the SPS business.

     If you are an Accredo stockholder and fail to respond, assuming a quorum is present, your vote will have no effect on the approval of the issuance of Accredo shares in the acquisition or the approval of the 2002 Long-Term Incentive Plan. If you are an Accredo stockholder and fail to respond, it will have the same effect as a vote against the increase in the number of authorized shares of common stock. If you respond and do not indicate how you want to vote, your proxy as an Accredo stockholder will be counted as a vote FOR the issuance of Accredo shares, FOR approval of the 2002 Long-Term Incentive Plan and FOR the increase in the number of authorized shares of common stock. If you are an Accredo stockholder and you respond and abstain from voting, your vote will be counted for purposes of determining whether there is a quorum, but will not be voted, which will have the same effect as a vote against the issuance of Accredo shares, the 2002 Long-Term Incentive Plan and the increase in the number of authorized shares of common stock.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: No. Your broker will vote your shares only if you provide written instructions on how to vote. Without instructions, your shares will not be voted by your broker.

Q:   CAN I CHANGE MY VOTE AFTER I HAVE DELIVERED MY PROXY?

A: Yes. You can change your vote at any time before your proxy is voted at your special meeting. You can do this in one of three ways. First, you can revoke your proxy. Second, you can submit a new proxy. If you choose either of these two methods, you must submit your notice of revocation or your new proxy to the secretary of either Accredo or Gentiva, as appropriate, before the special meeting. If your shares are held in an account at a brokerage firm or bank, you should contact your brokerage firm or bank to change your vote. Third, if you are a holder of record, you can attend your special meeting and vote in person. Attendance at either special meeting will not in and of itself constitute revocation of a proxy. If you submit your proxy, you can change your vote by submitting a proxy at a later date but prior to the special meeting, in which case your later submitted proxy will be recorded and your earlier submitted proxy will be revoked.

Q:   SHOULD I SEND IN MY GENTIVA STOCK CERTIFICATES?

A: No. Please do not send in your stock certificates with your proxy. Gentiva stockholders are not required to surrender their stock certificates as part of the sale of the SPS business or as part of the subsequent distribution. Gentiva will continue as a publicly-traded company with its common stock traded on the Nasdaq National Market and will continue to operate its home health care services business. This transaction will have no effect on the number of shares of Gentiva common stock that you own.

Q:   AS A GENTIVA STOCKHOLDER, CAN I STILL SELL MY SHARES?

A: Neither the sale of the SPS business nor the asset purchase agreement will affect your right to sell or otherwise transfer your shares of Gentiva common stock. It will affect your right to receive the distribution if you do not hold shares of Gentiva common stock on the record date selected for the distribution.

Q:   WHO CAN HELP ANSWER MY QUESTIONS?

A: If you have any questions about the acquisition or how to submit your proxy, or if you need additional copies of this joint proxy statement-prospectus or the enclosed proxy card, you should contact:

     - If you are a Gentiva stockholder:

       GENTIVA HEALTH SERVICES, INC.
       Kimberly Herman
       Investor Relations
       3 Huntington Quadrangle 2S
       Melville, New York 11747
       (631) 501-7000

     - If you are an Accredo stockholder:

       ACCREDO HEALTH, INCORPORATED
       Ms. Kerry Finney, Investor Relations
       1640 Century Center Parkway, Suite 101
       Memphis, Tennessee 38134
       (901) 385-3688

                                    SUMMARY

     This summary highlights selected information from this joint proxy statement-prospectus and may not contain all of the information that is important to you. You should carefully read this entire document and the other documents we refer to in this document. These will give you a more complete description of the transaction we are proposing. For more information about Gentiva and Accredo, see "Where You Can Find More Information" on page 117. We have included page references in this summary to direct you to other places in this joint proxy statement-prospectus where you can find a more complete description of the topics we have summarized.


THE COMPANIES (SEE PAGE 95 FOR GENTIVA, PAGE 107 FOR ACCREDO)


     Accredo provides specialized contract pharmacy and related services pursuant to agreements with biotechnology drug manufacturers to patients with certain costly, chronic diseases. Accredo's services include collection of timely drug utilization and patient compliance information, patient education and monitoring through the use of written materials and telephonic consultation, reimbursement expertise and overnight drug delivery.

     Gentiva currently provides specialty pharmaceutical services and home health care services. Gentiva's SPS business generally includes the distribution of drugs for chronic diseases, the administration of drugs for acute diseases, marketing and distribution services and clinical support services. Gentiva's home health care services business generally includes Gentiva's nursing unit which provides skilled nursing and therapy services, paraprofessional nursing services and homemaker services and its CareCentrix unit which provides outsourcing services and a wide range of nursing services for managed care organizations and health plans. After the consummation of the sale of the SPS business, Gentiva will retain its home health care services business.

THE ACQUISITION/SALE OF THE SPS BUSINESS (SEE PAGE 30)

     Accredo proposes to acquire substantially all of the assets of the SPS business of Gentiva. The SPS business to be acquired by Accredo includes:

     - the distribution of drugs and other biological and pharmaceutical products and professional support services for individuals with chronic diseases, such as hemophilia, primary pulmonary hypertension, autoimmune deficiencies and growth disorders,

     - the administration of antibiotics, chemotherapy, nutrients and other medications for patients with acute or episodic disease states,

     - marketing and distribution services for pharmaceutical, biotechnology and medical service firms, and

     - clinical support services for pharmaceutical and biotechnology firms.

     Following the closing of the acquisition, Accredo intends to separate and reorganize the chronic and acute portions of the SPS business. While Gentiva treated IVIG, Synagis(R), Cerezyme(R) and growth hormone as part of its acute business, Accredo will consider these drugs as part of the chronic business which it will continue to operate. Excluding the drugs mentioned above, Accredo intends to assess strategic options for the portion of the SPS business which relates to the administration of medications for acute diseases because this business is inconsistent with Accredo's strategy and focus.

     Accredo is not acquiring Gentiva's home health care services business and after the sale of the SPS business Gentiva intends to continue to operate its home health care services business as a separate publicly-held company.

WHAT GENTIVA WILL RECEIVE IN THE ACQUISITION (SEE PAGE 30)

     According to the asset purchase agreement, the purchase price is $415 million, subject to adjustment as described in the asset purchase agreement, which is payable half in cash and half in shares of Accredo common stock. The stock consideration will be equal to one-half of the total consideration divided by the average closing price per share of Accredo common stock on the Nasdaq National Market for the twenty trading days ending on the second trading day prior to the closing of the acquisition. Assuming no adjustment to the purchase price, Gentiva would receive cash consideration of $207.5 million and a number of shares calculated as follows:

If the average closing price of Accredo    Then the Accredo shares to be issued will
  common stock is:                         be:
Greater than $41.00......................  5,060,976
$31.00 to $41.00.........................  Between 5,060,976 and 6,693,548
Less than $31.00.........................  6,693,548


     Assuming no adjustment to the purchase price, if the average closing price is equal to or within $31.00 and $41.00, this calculation has the effect of fixing the value of the stock consideration at $207.5 million. If the average closing price is outside of these limits, the number of shares to be issued will be fixed at the outside levels, and the value of the stock consideration will fluctuate, increasing if the average closing price is above $41.00 and decreasing if the average closing price is below $31.00. As of the date of this joint proxy statement-prospectus, and assuming no adjustment to the purchase price, Gentiva would receive cash consideration of $207.5 million and 5,060,976 shares of Accredo common stock assuming that the twenty trading day average common stock price is equal to the closing price of the Accredo common stock on the date of this joint proxy statement-prospectus. Of the cash portion of the consideration, $2 million is allocated as consideration for the performance by Gentiva and its affiliates (as defined in the restrictive covenant agreements) of covenants not to compete and related restrictive covenants.


     The purchase price of $415 million is subject to adjustment for changes in the net book value of the SPS business as of the closing date of the acquisition. Net book value is defined as the book value of the assets acquired by Accredo less the liabilities assumed by Accredo on the closing date determined in accordance with generally accepted accounting principles. The asset purchase agreement provides that the accounting firms hired by Gentiva and Accredo will prepare balance sheets as of the closing date which indicate the estimated net book value. No adjustment to the purchase price will be made if the net book value of the SPS business as of the closing date is between $247,500,000 and $252,500,000. The purchase price to be paid to Gentiva will be adjusted up at closing on a dollar for dollar basis to the extent that the estimated net book value exceeds $252,500,000 and will be adjusted down at closing on a dollar for dollar basis to the extent the estimated net book value is less than $247,500,000. Following the closing of the acquisition, the adjustment made at closing, if any, will be reconciled based upon the preparation and agreement of the actual net book value of the SPS business as of the closing date.

     In addition, Accredo will assume identified liabilities of Gentiva, which include the liabilities disclosed on the SPS business closing balance sheet to be prepared by the parties, obligations of Accredo regarding employees of the SPS business, and obligations arising from and after the closing date of the acquisition with respect to assigned leases and contracts, open inventory and open customer orders. All other liabilities of Gentiva, including liabilities related to its home health care services business and other liabilities of the SPS business, including litigation and contingent liabilities, will be retained by Gentiva.

PROCEEDS OF THE SALE OF THE SPS BUSINESS; DISTRIBUTION (SEE PAGE 31)

     Gentiva currently intends, following the consummation of the sale of the SPS business, to distribute on the closing date substantially all of the consideration it receives in connection with the sale of the SPS business, pro rata based on the number of shares of Gentiva common stock held by each stockholder, to Gentiva stockholders of record on the closing date of the sale of the SPS business. To the extent the value of the Accredo common stock and cash consideration is equal to or less than $460 million (based on the consideration value as of the closing date or, if the distribution date is not on the same date, as of whichever date the consideration value is greater), Gentiva will distribute to its stockholders all of the stock consideration and all of the cash consideration received. To the extent the value of the stock and cash consideration received by Gentiva exceeds $460 million (based on the consideration value as of the closing date or, if the distribution date is not on the same date, as of whichever date the consideration value is greater), Gentiva will distribute to its stockholders all of the stock consideration and the amount of cash consideration remaining after Gentiva retains, in cash, 35% of the value of the aggregate stock and cash consideration in excess of $460 million to cover a portion of the corporate taxes which may result from receipt of the consideration in excess of $460 million for the sale of the SPS business. Gentiva stockholders are not being asked to vote on the distribution and are not required to vote on the distribution.

COMPLETION OF THE ACQUISITION (SEE PAGE 53)

     The acquisition will become final after the closing conditions in the asset purchase agreement have been met and the purchase price has been paid, subject to later adjustment. Once the Gentiva stockholders approve the sale of the SPS business at the Gentiva stockholders' meeting, the Accredo stockholders approve the issuance of the Accredo common stock in the acquisition at the Accredo stockholders' meeting, all required regulatory approvals are obtained and all other conditions are satisfied, we will close the transaction within two business days. Accredo and Gentiva currently anticipate that the acquisition will be completed in the second quarter of 2002. Accredo and Gentiva cannot assure you that they can obtain the necessary stockholder and regulatory approvals or that the other conditions to consummation of the acquisition will be satisfied.

THE GENTIVA SPECIAL MEETING (SEE PAGE 26)


     Gentiva will hold a special meeting for the purpose of its stockholders approving the sale of the SPS business. This special meeting will be held at 10:00 a.m. eastern time on June 12, 2002 at the lower level auditorium at 3 Huntington Quadrangle 2S, Melville, New York 11747.



     Gentiva stockholders will be entitled to vote at the Gentiva special meeting if they owned shares of Gentiva as of the close of business on April 29, 2002, the Gentiva record date.



     As of April 29, 2002, there were 26,085,902 shares of Gentiva issued and outstanding. The affirmative vote of a majority of the Gentiva shares outstanding as of the Gentiva record date is necessary to approve the sale of the SPS business.


     Each holder of Gentiva common stock is entitled to one vote per share. All of the directors, including the chief executive officer of Gentiva, have entered into voting agreements with Accredo where they have agreed to vote a portion of the shares of Gentiva common stock that they own in favor of the approval of the sale of the SPS business. As of the record date, the voting agreements would pertain to an aggregate of 4.8% of Gentiva's outstanding common stock.

THE ACCREDO SPECIAL MEETING (SEE PAGE 26)


     Accredo will hold a special meeting for the purpose of its stockholders approving the issuance of Accredo shares in the acquisition. Accredo stockholders will also consider and vote upon the 2002 Long-Term Incentive Plan and an amendment to the certificate of incorporation to increase the number of authorized shares of common stock from 50,000,000 to 100,000,000. This special meeting will be held at 9:00 a.m. central time on June 12, 2002 at Accredo's corporate headquarters, 1640 Century Center Parkway, Suite 101, Memphis, Tennessee 38134.



     Accredo stockholders will be entitled to vote at the Accredo special meeting if they owned shares of Accredo as of the close of business on April 25, 2002, the Accredo record date. Each holder of Accredo common stock is entitled to one vote per share.



     As of April 25, 2002 there were 26,223,714 shares of Accredo issued and outstanding. The affirmative vote of a majority of the Accredo shares present at the Accredo special meeting is necessary to approve the issuance of Accredo shares in the acquisition and the Accredo Health, Incorporated 2002 Long-Term Incentive Plan. The affirmative vote of a majority of the outstanding shares of Accredo common stock is necessary to approve the amendment to the Accredo certificate of incorporation to increase the number of authorized shares of common stock.

RECOMMENDATION OF THE BOARDS OF DIRECTORS AND OPINIONS OF FINANCIAL ADVISORS (FOR GENTIVA, SEE PAGES 37 AND 40 AND FOR ACCREDO, SEE PAGES 38 AND 48)

     To Gentiva Stockholders: The Gentiva board of directors believes that the sale of the SPS business is expedient and in the best interest of Gentiva and voted to approve the sale of the SPS business on the terms set forth in the asset purchase agreement and recommends that you vote FOR the approval of the sale of the SPS business.

     To Accredo Stockholders: The Accredo board of directors believes that the acquisition is in the best interest of Accredo and voted to approve the asset purchase agreement and recommends that you vote FOR the issuance of Accredo shares in the acquisition. The Accredo board of directors also recommends that you vote FOR approval of the 2002 Long-Term Incentive Plan and the amendment to the certificate of incorporation to increase the number of authorized shares of common stock from 50,000,000 to 100,000,000.

     Opinion of Gentiva's Financial Advisor: In connection with the sale of the SPS business, Gentiva's board of directors received a written opinion from Gentiva's financial advisor, Lehman Brothers, that from a financial point of view, the consideration to be received by Gentiva in connection with the sale of the SPS business is fair to Gentiva. The full text of Lehman Brothers' opinion, dated January 2, 2002, is included in this joint proxy statement-prospectus as Annex C. We encourage you to read the opinion carefully in its entirety for a description of the assumptions made, matters considered, limitations on the review undertaken and opinions provided. LEHMAN BROTHERS' OPINION IS DIRECTED TO GENTIVA'S BOARD OF DIRECTORS AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW TO VOTE ON THE SALE OF THE SPS BUSINESS OR ANY OTHER MATTER RELATING TO THE PROPOSED TRANSACTION.

     Opinion of Accredo's Financial Advisor: In deciding to approve the acquisition and recommend the issuance of Accredo shares, the Accredo board of directors considered the opinion of its financial advisor, Thomas Weisel Partners, that as of the date of its opinion, the consideration to be paid by Accredo in the acquisition was fair, from a financial point of view, to Accredo. The full text of Thomas Weisel Partners' opinion is attached as Annex D to this joint proxy statement-prospectus. Stockholders of Accredo should read this opinion carefully in its entirety. THOMAS WEISEL PARTNERS DIRECTED ITS OPINION TO THE ACCREDO BOARD OF DIRECTORS. THE OPINION DOES NOT CONSTITUTE A RECOMMENDATION TO STOCKHOLDERS OF ACCREDO AS TO HOW ACCREDO STOCKHOLDERS SHOULD VOTE WITH RESPECT TO THE ISSUANCE OF SHARES IN THE ACQUISITION.

GENTIVA'S REASONS FOR THE SALE OF THE SPS BUSINESS (SEE PAGE 37)

     After due consideration of all other alternatives reasonably available to Gentiva, the Gentiva board of directors concluded that the sale of the SPS business was expedient and in the best interest of Gentiva. In reaching its determination, Gentiva's board concluded that upon the distribution of the proceeds of the sale of the SPS business, the stockholders of Gentiva will recognize immediate cash value and have an interest in the combined Accredo/SPS business and a continued interest in Gentiva's home health care services business which will provide the ability to unlock stockholder value as well as provide the best available opportunity for stockholders of Gentiva to realize long-term value.

ACCREDO'S REASONS FOR THE ACQUISITION (SEE PAGE 38)

     In reaching its decision to recommend the issuance of shares, Accredo's board concluded that combining Gentiva's SPS business with Accredo's existing operations provides an opportunity for Accredo to achieve its strategic goal of being a leading provider of specialized contract pharmacy services to biopharmaceutical manufacturers. The Accredo board believes that the acquisition provides an opportunity for achieving enhanced financial performance and increasing stockholder value.

REGULATORY APPROVAL AND OTHER CONDITIONS (SEE PAGES 54 AND 58)

     On January 23, 2002, Accredo and Gentiva filed the notification and report form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, required for the transactions contemplated by the asset purchase agreement. The waiting period required under the Hart-Scott-Rodino Act expired on

February 22, 2002. We expect to obtain all other required regulatory approvals before the special meetings, but we cannot assure that this will happen.

     In addition to the required regulatory approvals, the acquisition will be completed only if certain conditions, including but not limited to the following, are met or waived, if waivable:

     - EBITDA (as defined in the asset purchase agreement) for the SPS business for the fiscal year ended December 30, 2001 shall equal or exceed $47 million;

     - Accredo obtains an audit and an unqualified audit opinion from Ernst & Young LLP of the financial statements for the SPS business through the fiscal year ended December 30, 2001, which shall not have changes from the financial statements provided earlier by Gentiva except for changes that would not have a material adverse effect (as defined in the asset purchase agreement) on the SPS business;

     - Gentiva's stockholders approve the sale of the SPS business at the Gentiva stockholders' meeting;

     - Accredo's stockholders approve the issuance of Accredo common stock at the Accredo stockholders' meeting;

     - receipt of specified consents;

     - accuracy of the representations and warranties in all material respects;

     - no governmental or regulatory action or legislation prohibiting the acquisition; and

     - no material adverse effect on Accredo or Gentiva has occurred and is continuing from the date of the asset purchase agreement to the date the acquisition is completed, provided that certain events relating to the acute portion of the SPS business to be acquired by Accredo will not be considered to have a material adverse effect.

     In addition to these conditions, the asset purchase agreement, attached to this joint proxy statement-prospectus as Annex A, describes other conditions that must be met before the acquisition may be completed. The first two conditions listed above have been satisfied.

WAIVER, AMENDMENT AND TERMINATION (SEE PAGE 58)

     Any provision of the asset purchase agreement may be changed, waived, discharged or terminated only by an agreement signed by the party against whom or which the enforcement of such change, waiver, discharge or termination is sought. Accredo and Gentiva may agree to terminate the asset purchase agreement and elect not to consummate the acquisition at any time before the acquisition is completed, even if Gentiva's and Accredo's stockholders have already approved the acquisition. Each of the parties also can terminate the acquisition in other circumstances, including:


     - if the acquisition is not completed by August 31, 2002;


     - if any law or order permanently prohibiting the acquisition has become final and nonappealable;

     - if there is a material breach of a representation, warranty or covenant that is not cured within 30 days after notice of the breach, subject to limitations;

     - if the stockholders of Gentiva fail to approve the sale of the SPS business or the stockholders of Accredo fail to approve the issuance of Accredo common stock in the acquisition at their respective stockholders' meetings, subject to limitations; or


     - if the conditions precedent are incapable of being satisfied by August 31, 2002.


     In addition, Accredo may terminate the asset purchase agreement, if the board of directors of Gentiva fails to reaffirm its recommendation of the sale of the SPS business to Accredo, withholds, withdraws, amends or modifies its recommendation of the sale of the SPS business to Accredo, or proposes to do so or changes its recommendation in a manner adverse to the sale of the SPS business to Accredo following receipt of an acquisition proposal (as defined in the asset purchase agreement). Accredo may also terminate the asset purchase agreement if any person other than Accredo acquires beneficial ownership of 10% or more of Gentiva's common stock in a transaction that does not constitute a permitted acquisition proposal and Gentiva shall have redeemed the rights issuable under its rights plan, waived or amended any provision of its rights plan or taken any action or made any determination favorable to such person under its rights plan.

     Gentiva may also terminate the asset purchase agreement, if the board of directors of Gentiva changes its recommendation in a manner adverse to the acquisition in order to approve a superior proposal (as defined in the asset purchase agreement) in compliance with the terms of the asset purchase agreement.

     In the event of a suspension of trading in securities on the New York Stock Exchange or Nasdaq, a banking moratorium across the United States or the commencement or significant acceleration of a war or armed hostilities or other national catastrophe directly involving the United States, in each case as a result of a catastrophe similar to the World Trade Center disaster of September 11, 2001, Accredo and Gentiva have agreed to negotiate an appropriate delay of the closing of the acquisition, but not later than June 30, 2002 or 30 days after the scheduled stockholders meetings of Gentiva and Accredo and, if requested by Accredo, an adjustment to the terms of the acquisition reasonably appropriate as a consequence of the event. However, Gentiva or Accredo may terminate the asset purchase agreement pursuant to any other termination provision, if applicable. During such negotiations which will not exceed 30 days, the parties will not be considered in breach of the asset purchase agreement as a result of such event. Gentiva will not be in breach of the asset purchase agreement for failing to accept new terms proposed by Accredo during such negotiations and Accredo will not be in breach of the asset purchase agreement for failing to close the acquisition as a result of such catastrophic event. Any provision of the asset purchase agreement may be changed, waived, discharged or terminated only by an agreement signed by the party against whom or which the enforcement of such change, waiver, discharge or termination is sought.

TERMINATION FEE AND EXPENSES (SEE PAGE 65)

     Gentiva has agreed to pay Accredo a termination fee of $12.5 million, less any costs and expenses paid in accordance with the following paragraph, if the asset purchase agreement is terminated:

     - by Accredo because the Gentiva board of directors changes or withdraws its recommendation that Gentiva stockholders vote in favor of the sale of the SPS business to Accredo;

     - by Gentiva if it receives an unsolicited superior acquisition proposal and follows the procedures in the asset purchase agreement regarding the offer;

     - by Accredo due to the failure of Gentiva's stockholders to approve the sale of the SPS business, or due to the failure to consummate the acquisition or if the conditions precedent are incapable of being fulfilled by the applicable date set forth in the asset purchase agreement, and in each case an alternative acquisition proposal has been publicly announced at the time of the termination of the asset purchase agreement and within twelve months after the termination, an acquisition proposal that meets the criteria set forth in the asset purchase agreement is consummated or entered into; or

     - by Accredo because Gentiva has failed to perform and comply with its obligations, agreements and covenants required by the asset purchase agreement and within twelve months of the termination an acquisition proposal that meets the criteria set forth in the asset purchase agreement is consummated or entered into.

     The parties have agreed to share expenses other than advisor's fees and Accredo has agreed to pay fees in connection with the Hart-Scott Rodino filings. In the event of a termination of the asset purchase agreement because either Gentiva or Accredo has breached its representations, warranties, covenants or agreements, or because its stockholders have voted against the acquisition, each of Gentiva and Accredo has agreed to pay the party that elected to terminate the agreement its costs and expenses actually incurred in connection with the acquisition, up to an aggregate of $2.5 million.

INDEMNIFICATION (SEE PAGE 62)

     Gentiva and Accredo have agreed to indemnify each other for breaches of representations and warranties of such party or the non-fulfillment of any covenant or agreement of such party. In addition, Gentiva has agreed to indemnify Accredo for the retained liabilities and for tax liabilities and Accredo has agreed to indemnify Gentiva for assumed liabilities and the operation of the SPS business after the closing of the acquisition. The representations and warranties generally survive for the period of two years after the closing of the acquisition, except that:

     - representations and warranties related to health care compliance survive for three years after the closing of the acquisition;

     - representations and warranties related to title of the assets and sufficiency of assets and employees survive for the applicable statute of limitations period; and

     - representations and warranties related to tax matters survive until thirty days after the expiration of the applicable tax statute of limitations period, including any extensions of the applicable period, subject to certain exceptions.

     Accredo and Gentiva may recover indemnification for a breach of a representation or warranty only to the extent a party's claim exceeds $5,000,000 in the aggregate, subject to the following sentence, and only up to a maximum amount of $100,000,000. If prior to reaching the $5,000,000 minimum amount, a party incurs an individual claim for indemnification in excess of $1,000,000, the amount of the claim that is up to $1,000,000 will be counted towards the $5,000,000 minimum amount and will not be recoverable and the amount of the claim that is in excess of $1,000,000 will be recoverable and will not be counted towards the $5,000,000 minimum amount but will be counted towards the $100,000,000 maximum amount. Accredo has agreed not to seek recourse against Gentiva for up to $2,000,000 resulting from understatements of liabilities (other than intentional and knowing understatements) on the actual balance sheet, but such amounts shall be counted towards the $100,000,000 maximum amount.

     The indemnification rights are the exclusive remedy from and after the closing of the acquisition, except for the right to seek specific performance of any of the agreements in the asset purchase agreement, in any case where a party is guilty of fraud in connection with the acquisition, and with respect to tax liabilities and obligations.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE SALE OF THE SPS BUSINESS AND DISTRIBUTION OF SPS SALE PROCEEDS (SEE PAGE 63)

     Gentiva will recognize gain or loss on the sale of the SPS business, and, if the distribution of the proceeds from the sale of the SPS business occurs after the closing date of the sale of the SPS business, Gentiva will recognize additional gain to the extent that the fair market value of any Accredo common stock on the date it is distributed to the Gentiva stockholders exceeds its fair market value on the date such stock is received by Gentiva. To the extent any such gain is not offset by available net operating losses or other tax attributes, Gentiva will be subject to corporate income tax on such gain.

     Any distribution of the proceeds received by Gentiva to its stockholders will be taxable as a dividend to the extent of Gentiva's current and accumulated earnings and profits and any excess attributable to a Gentiva share will be treated first as a tax-free return of capital that reduces the tax basis of such share (to the extent of such tax basis) and thereafter as capital gain (which will be long term capital gain if the stockholder has held the Gentiva share for more than one year).

NO DISSENTER'S RIGHTS (SEE PAGE 29)

     The proposed acquisition/sale of the SPS business is not a transaction which entitles stockholders of Gentiva or Accredo to dissenters' rights of appraisal under Delaware law.

RECENT COMPARATIVE CLOSING PRICES OF COMMON STOCK (SEE PAGE 116)



     Accredo common stock is quoted on the Nasdaq National Market under the symbol "ACDO." Gentiva common stock is quoted on the Nasdaq National Market under the symbol "GTIV." The following table shows the closing prices of Accredo and Gentiva common stock on January 2, 2002, the last trading day before the asset purchase agreement was announced, and May 9, 2002, the last trading day before the date of this joint proxy statement-prospectus.



                                                         GENTIVA COMMON   ACCREDO COMMON
                                                             STOCK            STOCK
                                                         --------------   --------------
January 2, 2002........................................      $21.59           $38.69
May 9, 2002............................................      $26.01           $58.97


     Common stock prices are subject to change and we urge you to obtain current market quotations for Accredo common stock and Gentiva common stock.

INTERESTS OF PERSONS IN THE ACQUISITION THAT MAY BE DIFFERENT FROM GENTIVA STOCKHOLDERS (SEE PAGE 66)

     Some of the directors and executive officers of Gentiva have interests in the sale of the SPS business that are different from or in addition to the interests of Gentiva stockholders. These interests include the hiring of Mr. Robert Nixon as a consultant for Accredo, acceleration of vesting of options as a result of the acquisition and payments to be made by Gentiva to certain of its executive officers pursuant to change in control agreements. See "The Acquisition/Sale of the SPS Business -- Change in Control Agreements with Certain of Gentiva's Executive Officers" and "-- Stock Options."

RESTRICTIVE COVENANT AGREEMENTS (SEE PAGE 69)

     As a condition to the closing of the acquisition, Accredo and Gentiva will enter into a restrictive covenant agreement at the closing of the acquisition pursuant to which, for a period of seven years following the closing of the acquisition, neither Gentiva nor its affiliates (as defined in the restrictive covenant agreements) will engage in the business of marketing or distributing specified chronic disease drugs and related products within the United States and Puerto Rico, nor will they call upon, solicit or otherwise interfere with any of Accredo's suppliers, customers or employees relating to the chronic drug distribution business. In addition, Accredo and Gentiva will enter into a separate restrictive covenant agreement at the closing of the acquisition pursuant to which, for a period of five years following the closing of the acquisition, neither Gentiva nor its affiliates will engage in the acute drug distribution business within the United States and Puerto Rico, nor will they call upon, solicit or otherwise interfere with any of Accredo's suppliers, customers or employees relating to the acute drug distribution business. Two million dollars of the cash purchase price has been allocated as consideration for these restrictive covenant agreements. The restrictive covenant agreements do not preclude Gentiva from continuing its home health care services or Gentiva's CareCentrix business.

     In addition, Messrs. Edward Blechschmidt, John Collura and Ronald Malone have entered into individual covenants not to compete similar to those that will be entered into by Gentiva which will continue for a period of one year following the closing date of the acquisition, without additional consideration. Mr. Robert Nixon has also entered into similar restrictive covenant for the term of his consulting agreement with Accredo and for one year thereafter for additional consideration.

VOTING AGREEMENTS (SEE PAGE 70)


     All of the directors, including the chief executive officer of Gentiva, Edward A. Blechschmidt, have entered into voting agreements with Accredo where they have agreed to vote a portion of the shares of Gentiva common stock that they own in favor of the sale of the SPS business. As of April 29, 2002, the record date, the voting agreements would pertain to an aggregate of 4.8% of Gentiva's outstanding common stock.

ACCOUNTING TREATMENT (SEE PAGE 65)

     Accredo intends to account for the acquisition under the purchase method of accounting. Accredo has allocated zero value to the acute business for accounting purposes. Accredo intends to explore strategic alternatives for the acute business. The entire purchase price has been allocated to the chronic business of SPS.


CERTAIN DIFFERENCES IN STOCKHOLDERS' RIGHTS (SEE PAGE 108)


     The rights of Accredo stockholders are governed by Delaware law and by Accredo's certificate of incorporation and bylaws. The rights of Gentiva stockholders are also governed by Delaware law and Gentiva's certificate of incorporation and bylaws. Your rights as a Gentiva stockholder will not change, but following the distribution, Gentiva stockholders will also hold shares of Accredo common stock and, with respect to those shares, be entitled to the rights of Accredo stockholders.

THE ACCREDO HEALTH, INCORPORATED 2002 LONG-TERM INCENTIVE PLAN (SEE PAGE 72)

     On March 26, 2002, Accredo's board of directors adopted a resolution approving and recommending to the stockholders the Accredo Health, Incorporated 2002 Long-Term Incentive Plan. If approved by the Accredo stockholders, the plan will become effective at the Accredo stockholders' special meeting. Accredo will reserve 2,600,000 shares of its common stock for issuance upon the grant or exercise of awards pursuant to the plan. The Accredo board of directors believes that this plan will provide employees with an incentive for outstanding performance and recommends that its stockholder vote FOR the approval of the 2002 Long-Term Incentive Plan.

THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF ACCREDO (SEE PAGE 76)

     The board of directors of Accredo has adopted, subject to stockholder approval, an amendment to Accredo's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Accredo common stock from 50,000,000 to 100,000,000. The relative rights and limitations of the Accredo common stock would remain unchanged under this amendment. The board of directors of Accredo believes that the proposed increase in the number of authorized shares of Accredo common stock will provide Accredo with flexibility in possible future transactions approved by the Accredo board of directors, and recommends that its stockholders vote FOR the approval of the amendment to the certificate of incorporation.

            ACCREDO SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

     The table below presents selected historical consolidated financial data of Accredo. The information set forth below should be read in conjunction with Accredo's annual report on Form 10-K for the fiscal year ended June 30, 2001 and Accredo's quarterly report on Form 10-Q for the six months ended December 31, 2001, which are incorporated herein by reference and together with the section thereof entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" in addition to other annual reports, quarterly reports and other information on file with the Securities and Exchange Commission.

     The selected consolidated statements of operations for the six month periods ended December 31, 2001 and 2000 and the selected consolidated balance sheet data as of December 31, 2001, have been derived from Accredo's unaudited consolidated financial statements, incorporated by reference into this joint proxy statement-prospectus. The selected consolidated statements of operations for each of the three years in the period ended June 30, 2001, and the selected consolidated balance sheet data as of June 30, 2001, and June 30, 2000, have been derived from Accredo's audited consolidated financial statements, incorporated by reference into this joint proxy statement-prospectus. The selected consolidated statement of operations data for the years ended June 30, 1998 and June 30, 1997, and the selected condensed consolidated balance sheet data as of June 30, 1999, June 30, 1998 and June 30, 1997, have been derived from Accredo's audited financial statements for those periods.

                                                                                          SIX MONTHS
                                                                                             ENDED
                                               YEAR ENDED JUNE 30,                       DECEMBER 31,
                               ----------------------------------------------------   -------------------
                                 1997       1998       1999       2000       2001       2000       2001
                               --------   --------   --------   --------   --------   --------   --------
                                        (IN THOUSANDS, EXCEPT SHARE DATA)                 (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Revenues:
  Net patient revenue........  $106,143   $170,002   $244,158   $335,601   $446,007   $205,408   $277,845
  Other revenue..............     8,049      9,806     12,277     15,432     14,985      7,524      8,116
  Equity in net income of
    joint ventures...........     1,017      1,150      1,919      2,002      1,148        514        873
                               --------   --------   --------   --------   --------   --------   --------
    Total revenues...........   115,209    180,958    258,354    353,035    462,140    213,446    286,834
Operating expenses:
  Cost of sales..............   101,080    154,046    220,517    300,973    395,365    182,458    242,771
  General and
    administrative...........     5,939     12,489     17,637     23,831     29,871     14,211     19,303
  Bad debts..................     2,977      3,165      4,739      6,117      6,131      3,194      2,056
  Depreciation and
    amortization.............     4,877      3,861      3,911      3,397      4,263      2,040      1,462
                               --------   --------   --------   --------   --------   --------   --------
    Total operating
      expenses...............   114,873    173,561    246,804    334,318    435,630    201,903    265,592
                               --------   --------   --------   --------   --------   --------   --------
Operating income.............       336      7,397     11,550     18,717     26,510     11,543     21,242
Interest expense (income),
  net........................       984      3,552      3,165      2,136     (2,770)    (1,256)      (800)
                               --------   --------   --------   --------   --------   --------   --------
Income (loss) before minority
  interest in income of
  consolidated joint venture,
  income taxes and
  extraordinary item.........      (648)     3,845      8,385     16,581     29,280     12,799     22,042
Minority interest in income
  of consolidated joint
  venture....................         0          0          0       (177)      (692)      (306)      (633)
                               --------   --------   --------   --------   --------   --------   --------
Income (loss) before income
  taxes and extraordinary
  item.......................      (648)     3,845      8,385     16,404     28,588     12,493     21,409
Income tax expense...........     1,502      2,420      4,003      6,508     11,333      4,962      8,315
                               --------   --------   --------   --------   --------   --------   --------

                                                                                          SIX MONTHS
                                                                                             ENDED
                                               YEAR ENDED JUNE 30,                       DECEMBER 31,
                               ----------------------------------------------------   -------------------
                                 1997       1998       1999       2000       2001       2000       2001
                               --------   --------   --------   --------   --------   --------   --------
                                        (IN THOUSANDS, EXCEPT SHARE DATA)                 (UNAUDITED)
Income (loss) before
  extraordinary item.........    (2,150)     1,425      4,382      9,896     17,255      7,531     13,094
Extraordinary charge for
  early extinguishment of
  debt, net of income tax
  benefit....................         0          0     (1,254)         0          0          0          0
                               --------   --------   --------   --------   --------   --------   --------
Net income (loss)............    (2,150)     1,425      3,128      9,896     17,255      7,531     13,094
Mandatorily redeemable
  cumulative preferred stock
  dividends..................    (2,043)    (2,043)    (1,617)         0          0          0          0
                               --------   --------   --------   --------   --------   --------   --------
Net income (loss) to common
  stockholders...............  $ (4,193)  $   (618)  $  1,511   $  9,896   $ 17,255   $  7,531   $ 13,094
                               ========   ========   ========   ========   ========   ========   ========
Diluted earnings per common
  share:
Income (loss) before
  extraordinary item.........  $  (0.19)  $   0.11   $   0.28   $   0.45   $   0.66   $   0.30   $   0.49
Extraordinary charge.........      0.00       0.00      (0.08)      0.00       0.00       0.00       0.00
Preferred stock dividends....     (0.17)     (0.16)     (0.10)      0.00       0.00       0.00       0.00
                               --------   --------   --------   --------   --------   --------   --------
Net income (loss) to common
  stockholders(1)............  $  (0.36)  $  (0.05)  $   0.10   $   0.45   $   0.66   $   0.30   $   0.49
                               ========   ========   ========   ========   ========   ========   ========
Cash dividends declared on
  common stock...............  $   0.00   $   0.00   $   0.00   $   0.00   $   0.00   $   0.00   $   0.00
                               ========   ========   ========   ========   ========   ========   ========
BALANCE SHEET DATA (AT END OF
  PERIOD):
Cash and cash equivalents....  $  3,676   $  5,087   $  5,542   $ 10,204   $ 54,520              $ 15,365
Working capital..............    16,894     23,377     28,906     35,639     88,288                68,867
Total assets.................   113,309    114,049    146,746    205,229    289,244               342,615
Long-term debt...............    35,195     36,418     20,500     37,000          0                     0
Mandatorily redeemable
  cumulative preferred
  stock......................    27,749     29,792          0          0          0                     0
Stockholders' equity.........    12,790     12,801     64,127     77,544    189,170               205,750

---------------

(1) Historical diluted loss per share for the periods ended June 30, 1997 and 1998 have been calculated using the same denominator as used for basic loss per share because the inclusion of dilutive securities in the denominator would have an anti-dilutive effect.

            GENTIVA SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

     The following table presents selected historical consolidated financial data of Gentiva as of and for each of the fiscal years in the five-year period ended December 30, 2001. The consolidated financial data, insofar as it relates to each of the fiscal years 1997-2001, has been derived from annual financial statements, including the consolidated balance sheets at December 31, 2000 and December 30, 2001 and the related statements of operations and of cash flows for the three years ended December 30, 2001 and notes thereto which are incorporated by reference in this joint proxy statement-prospectus. The historical consolidated financial information presents Gentiva's results of operations and financial position as if Gentiva were a separate entity from Olsten Corporation for all periods presented. The historical financial information may not be indicative of Gentiva's performance and may not necessarily reflect what the financial position and results of operations of Gentiva would have been if Gentiva was a separate stand-alone entity during all the periods covered. You should read this data together with Gentiva's financial statements and notes to those financial statements, which are incorporated by reference in this joint proxy statement-prospectus.

                                                               FISCAL YEAR
                                      --------------------------------------------------------------
                                         1997         1998         1999         2000         2001
                                      ----------   ----------   ----------   ----------   ----------
                                                                 53 WEEKS
                                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Net revenues........................  $1,433,854   $1,330,303   $1,489,822   $1,506,644   $1,377,687
Gross Profit........................     520,586      421,407      505,426      485,000      459,079
Selling, general and administrative
  expenses..........................     460,254      552,528      509,658      615,198      436,065
Net income (loss)...................      26,847     (101,465)(1)    (15,086)(2)   (104,200)(3)     20,988 (4)
Net income (loss) per share(5)
  Basic.............................        1.32        (4.99)       (0.74)       (5.05)        0.91
  Diluted...........................        1.32        (4.99)       (0.74)       (5.05)        0.85
Average shares outstanding(5)
  Basic.............................      20,345       20,345       20,345       20,637       23,186
  Diluted...........................      20,345       20,345       20,345       20,637       25,869
OTHER SUPPLEMENTAL DATA:
Earnings before interest, taxes,
  depreciation, amortization and
  restructuring and special
  charges...........................      89,825       22,280       44,593       54,727       52,547
Restructuring and special charges...          --     (122,000)     (15,200)    (116,561)      (3,011)
Earnings (loss) before interest,
  taxes, depreciation and
  amortization(6)...................      89,825      (99,720)      29,393      (61,834)      49,536
Cash flows provided by (used in)
  operating activities..............      20,200      (63,875)    (141,465)      (9,008)      91,798
Cash flows provided by (used in)
  investing activities..............     (17,913)     (68,568)     (20,725)      59,185      (44,756)
Cash flows provided by (used in)
  financing activities..............     (38,143)     133,242      164,333      (52,667)      24,505
BALANCE SHEET DATA (AT END OF YEAR):
Cash and cash equivalents...........          --          799        2,942          452       71,999
Restricted cash.....................          --           --           --           --       35,164
Working capital.....................     346,135      367,915      438,536      348,684      401,201
Total assets........................     783,478      945,738    1,063,105      805,484      838,334
Long-term debt and other
  securities........................      86,250       86,250           --       20,000           --
Tangible net worth(7)...............     295,707      305,743      454,994      335,447      401,166
Shareholders' equity................     530,270      561,859      705,291      566,149      621,707

---------------

(1)Net loss in fiscal 1998 reflects restructuring and other special pre-tax charges totaling approximately $122 million. These charges resulted from $66 million related to the restructuring of the Company's businesses and a special charge of $56 million for the settlement of two federal investigations. These provisions include a reduction in revenues of $14 million, a charge to cost of sales of $15 million and $93 million in selling, general and administrative expenses.

(2)Net loss for fiscal 1999 reflects a restructuring pre-tax charge of $15.2 million for the realignment of business units as part of a new restructuring plan. This charge is included in selling, general and administrative expenses. See Note 4 to the Company's Consolidated Financial Statements.

(3)Net loss for fiscal 2000 reflects restructuring and other special charges aggregating $153.2 million, of which $14.9 million is recorded in cost of services sold and $138.3 million is included in selling, general and administrative expenses. See Note 4 to the Company's Consolidated Financial Statements. Net loss for fiscal 2000 also reflects a gain of $36.7 million relating to the sale of the Company's staffing services business and Canadian operations. See Note 3 to the Company's Consolidated Financial Statements.

(4)Net income in fiscal 2001 reflects special charges of approximately $3.0 million in connection with the settlement of Gile v. Olsten Corporation, et al and the State of Indiana v. Quantum Health Resources, Inc. and Olsten Health Services, Inc. lawsuits and for various other legal costs. See Note 4 to the Company's Consolidated Financial Statements.

(5)Basic and diluted earnings per share and the average shares outstanding for each of the fiscal years 1997, 1998 and 1999 have been computed based on 20,345,029 shares of common stock. Such amount is based on the number of shares of the Company's common stock issued on March 15, 2000, the date of the split-off. See Note 2 to the Company's Consolidated Financial Statements.

(6)Earnings (loss) before interest, taxes, depreciation and amortization (EBITDA) is presented and discussed because management believes that EBITDA is a useful adjunct to net income and other measurements under accounting principles generally accepted in the United States since it is a meaningful measure of a company's performance and ability to meet its future debt service requirements, fund capital expenditures and meet working capital requirements. EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States and should not be considered as an alternative to (i) net income (or any other measure of performance under generally accepted accounting principles) as a measure of performance or (ii) cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity.

(7)Tangible net worth represents the amount of shareholders' equity reduced by intangibles, principally goodwill, net of accumulated amortization.

                SPS BUSINESS SELECTED HISTORICAL FINANCIAL DATA

     The tables below present selected historical financial data of the SPS business of Gentiva which is being acquired by Accredo. The information set forth below should be read in conjunction with Gentiva's annual report on Form 10-K for the fiscal year ended December 30, 2001, incorporated herein by reference and together with the section thereof entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" in addition to other annual reports, quarterly reports and other information on file with the Securities and Exchange Commission. The selected historical financial data herein for the SPS business for all periods presented is consistent with Gentiva's reclassification of reportable segments which was effective as of fiscal 2001.

     The selected statements of operations for the fiscal years 1999, 2000 and 2001 and the selected condensed balance sheet data as of December 31, 2000 and December 30, 2001 have been derived from the audited financial statements for the SPS business included in this joint proxy statement-prospectus. The selected statements of operations for the fiscal years 1997 and 1998 and the selected condensed balance sheet data as of December 27, 1997, January 3, 1999 and January 2, 2000 have been derived from the unaudited financial statements for the SPS business and they include, in the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair statement of the results for those periods.

     The historical financial information presents the results of operations and financial position of the SPS business as if it were a separate entity for all periods presented. The historical financial information may not be indicative of the future performance of the SPS business and may not necessarily reflect what the financial position and results of operations of the SPS business would have been if the SPS business was a separate and stand-alone entity during the periods covered. You should read this data together with the financial statements and notes to those financial statements for the SPS business, which are included elsewhere in this joint proxy statement-prospectus.

                                                              FISCAL YEAR
                                          ----------------------------------------------------
                                            1997       1998       1999       2000       2001
                                          --------   --------   --------   --------   --------
                                                                53 WEEKS
                                                             (IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Net revenues............................  $463,571   $558,392   $665,126   $699,327   $739,315
Gross profit............................   154,799    187,455    220,024    211,507    213,419
Selling, general and administrative
  expenses..............................   126,967    144,000    175,049    273,404    178,576
Net income (loss).......................     9,135     20,085     21,405    (42,054)    21,042
BALANCE SHEET DATA (AT END OF YEAR):
Working capital.........................   256,432    252,181    328,876    239,837    233,116
Total assets............................   313,548    366,434    441,817    324,920    306,538
Long-term debt..........................        --         --         --         --         --
Divisional equity.......................   274,804    277,663    353,328    258,183    249,864

           SUMMARY UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS
                        OF ACCREDO AND THE SPS BUSINESS

     The following summary unaudited pro forma condensed financial statements are derived from the unaudited pro forma condensed financial statements contained elsewhere in this joint proxy statement-prospectus. The summary unaudited pro forma condensed consolidated financial information presented herein does not purport to represent the results Accredo would have obtained had the transaction, in fact, occurred at the beginning of the period presented or to project Accredo's results of operations in any future period. The pro forma adjustments are based upon preliminary estimates, available information and certain assumptions that management deems appropriate and are not necessarily indicative of the results that may be expected in the future. The unaudited pro forma condensed financial statements are based upon the selected historical financial data for the SPS business, consistently presented with Gentiva's reporting of segments since its reclassification of segments as of fiscal 2001. The unaudited pro forma condensed financial statements should be read in conjunction with the audited consolidated financial statements of Accredo included in its Annual Report on Form 10-K for the year ended June 30, 2001, the unaudited condensed consolidated financial statements of Accredo included in its Quarterly Report on Form 10-Q for the period ended December 31, 2001, each of which are incorporated herein by reference, and the audited financial statements of the SPS business included elsewhere in this joint proxy statement-prospectus.

                                                            YEAR                SIX MONTHS
                                                            ENDED                  ENDED
                                                          JUNE 30,             DECEMBER 31,
                                                            2001                   2001
                                                        -------------         ---------------
                                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Revenues:
  Net patient revenue.................................   $1,169,167              $638,785
  Other revenue.......................................       22,607                12,276
  Equity in net income of joint ventures..............        1,148                   873
                                                         ----------              --------
     Total revenues...................................    1,192,922               651,934
Operating expenses:
  Cost of sales.......................................      914,897               499,220
  General and administrative..........................      172,601                88,639
  Bad debts...........................................       32,982                16,857
  Depreciation and amortization.......................       16,257                 7,227
                                                         ----------              --------
     Total operating expenses.........................    1,136,737               611,943
                                                         ----------              --------
Operating income......................................       56,185                39,991
Interest expense, net.................................        8,651                 4,310
                                                         ----------              --------
Income before minority interest in income of
  consolidated joint venture and income taxes.........       47,534                35,681
Minority interest in income of consolidated joint
  venture.............................................         (692)                 (633)
                                                         ----------              --------
Income before income taxes............................       46,842                35,048
Income tax expense....................................       18,533                13,811
                                                         ----------              --------
Net income to common stockholders.....................   $   28,309              $ 21,237
                                                         ==========              ========
Diluted earnings per common share.....................   $     0.89              $   0.65
BALANCE SHEET DATA:
Cash and cash equivalents.............................                           $ 15,384
Working capital.......................................                            301,983
Total assets..........................................                            833,989
Long-term debt........................................                            227,200
Stockholders' equity..................................                            413,250

    SUMMARY UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS OF GENTIVA

     The following summary unaudited pro forma consolidated financial data of Gentiva are derived from the unaudited pro forma consolidated financial statements contained elsewhere in this joint proxy statement-prospectus which give effect to the sale of the SPS business and the related transactions. The summary unaudited pro forma consolidated financial information below does not purport to represent the results Gentiva would have obtained had the transaction, in fact, occurred at the beginning of the period presented or to project Gentiva's results of operations in any future period. The pro forma adjustments are based upon estimates, available information and certain assumptions that Gentiva management deems appropriate and are not necessarily indicative of the results that may be expected in the future. The unaudited pro forma consolidated financial statements are based upon the historical financial data for Gentiva and for the SPS business, consistently presented with Gentiva's reporting of segments since its reclassification of segments as of fiscal 2001.

                                                                  YEAR           YEAR
                                                                 ENDED          ENDED
                                                              DECEMBER 31,   DECEMBER 30,
                                                                  2000           2001
                                                              ------------   ------------
                                                                 (IN THOUSANDS, EXCEPT
                                                                      PER SHARE)
STATEMENT OF OPERATIONS DATA:
Net revenues................................................    $881,765       $729,577
Cost of services sold.......................................     608,272        483,917
                                                                --------       --------
     Gross profit...........................................     273,493        245,660
Selling, general and administrative expenses................     356,359        266,322
Gain on sale of business....................................     (36,682)            --
Interest expense, net.......................................       3,066             63
                                                                --------       --------
Loss before income taxes....................................     (49,250)       (20,725)
Income tax expense (benefit)................................       3,106          1,475
                                                                --------       --------
     Net loss...............................................    $(52,356)      $(22,200)
                                                                ========       ========
Diluted loss per share......................................    $  (2.54)      $  (0.96)
                                                                ========       ========
BALANCE SHEET DATA (AS OF DECEMBER 30, 2001):
Cash and cash equivalents...................................                   $ 71,980
Restricted cash.............................................                     35,164
Working capital.............................................                    168,085
Total assets................................................                    543,342
Long-term debt..............................................                         --
Stockholders' equity........................................                    371,843

              HISTORICAL AND PRO FORMA COMPARATIVE PER SHARE DATA

     The following table sets forth:

     - the historical net income (loss), cash dividends and book value per share of Accredo common stock, and the combined per share data for Accredo on an unaudited pro forma basis after giving effect to the proposed acquisition under the purchase method of accounting; and

     - the historical net income (loss), cash dividends and book value per share of Gentiva common stock, and the per share data for Gentiva on an unaudited pro forma basis after giving effect to the proposed sale of the SPS business.

     The following data should be read in connection with the historical consolidated financial statements of Accredo and Gentiva, which are incorporated by reference into or included in this joint proxy statement-prospectus.


     The unaudited pro forma combined per share data is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transaction had been consummated at the beginning of the earliest period presented, nor is it necessarily indicative of the future operating results of financial position. The pro forma adjustments are estimates based upon information and assumptions available at the time of the filing of this joint proxy statement-prospectus. After the sale of the SPS business, Gentiva intends to distribute to its stockholders substantially all of the proceeds of the sale of the SPS business. See "The Acquisition/Sale of the SPS Business -- Proceeds of the Sale of the SPS Business; Distribution." Assuming that there is no adjustment to the consideration in accordance with the asset purchase agreement and based on the closing price of Accredo common stock on May 9, 2002, the last trading day prior to the date of this joint proxy statement-prospectus, Gentiva will distribute to its stockholders $191.4 million in cash and 5,060,976 shares of Accredo common stock and Gentiva would distribute $7.34 in cash and .1940 shares of Accredo common stock per each share of Gentiva common stock, based on such price of Accredo common stock and based on 26,085,902 shares of Gentiva common stock outstanding as of April 29, 2002. See "The Acquisition/Sale of the SPS
Business -- Proceeds of the Sale of the SPS Business; Distribution."



                                                                              AT OR FOR THE
                                                              AT OR FOR THE    SIX MONTHS
                                                               YEAR ENDED         ENDED
                                                                JUNE 30,      DECEMBER 31,
                                                                  2001            2001
                                                              -------------   -------------
Historical Accredo:
  Basic income (loss) per share.............................     $ 0.69          $ 0.50
  Diluted income (loss) per share...........................       0.66            0.49
  Cash dividends declared per share.........................       0.00            0.00
  Book value per common share...............................         --            7.89
Unaudited pro forma combined -- Accredo:
  Pro forma basic income (loss) per share...................     $ 0.92          $ 0.67
  Pro forma diluted income (loss) per share.................       0.89            0.65
  Pro forma cash dividends declared per share...............       0.00            0.00
  Pro forma book value per common share.....................         --           12.98
Historical Gentiva:
  Basic income (loss) per share.............................     $(5.05)         $ 0.91
  Diluted income (loss) per share...........................     $(5.05)         $ 0.85
  Cash dividends declared per share.........................     $ 0.00          $ 0.00
  Book value per common share...............................     $26.71          $24.25

                                                                              AT OR FOR THE
                                                              AT OR FOR THE    SIX MONTHS
                                                               YEAR ENDED         ENDED
                                                                JUNE 30,      DECEMBER 31,
                                                                  2001            2001
                                                              -------------   -------------
Unaudited pro forma -- Gentiva:
  Pro forma basic loss per share............................     $(2.54)         $(0.96)
  Pro forma diluted loss per share..........................     $(2.54)         $(0.96)
  Pro forma cash dividends declared per share...............     $ 0.00          $ 0.00
  Pro forma book value per common share.....................     $14.53          $14.50

                                  RISK FACTORS

     This joint proxy statement-prospectus contains forward-looking statements which involve a number of risks and uncertainties. Actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause actual results to differ materially include, without limitation, the risk factors discussed below and elsewhere in this joint proxy statement-prospectus. In addition, as a stockholder of Gentiva, if the sale of the SPS business is consummated and a distribution of Accredo stock is made, you will also be subject to the risks of investing in Accredo, as discussed below. In addition to the other information contained in this joint proxy statement-prospectus and the attached annexes, Gentiva stockholders and Accredo stockholders should consider the following risk factors carefully in deciding how to vote on the sale of the SPS business and the issuance of the Accredo common stock.

RISKS RELATED TO THE ACQUISITION

  THE NUMBER OF SHARES TO BE ISSUED IN THE ACQUISITION COULD BE SIGNIFICANTLY DIFFERENT FROM WHAT IT WOULD BE IF DETERMINED BEFORE THE SPECIAL MEETINGS.

     The number of shares of Accredo common stock Gentiva will receive in the acquisition will be calculated based upon the average closing price of Accredo shares for the twenty trading days ending on the second full trading day prior to the closing of the acquisition. Because the stock consideration will not be determined until the second trading day before the closing of the acquisition, Accredo stockholders will be asked to decide whether or not to approve the issuance of Accredo common stock in the acquisition contemplated by the asset purchase agreement and Gentiva stockholders will be asked to decide whether or not to approve the sale of the SPS business before knowing the actual number of shares to be issued to Gentiva. Changes in the price of Accredo common stock between the date of this joint proxy statement-prospectus and the closing of the acquisition may cause the actual number of shares to be issued to Gentiva to differ significantly from the number of shares that would have been issued if the average closing price had been calculated on or before the special meetings. Because the date the acquisition is completed will be later than the dates of the stockholders' meetings, you will not know the market value of Accredo's common stock that Gentiva will hold upon completion of the acquisition.

     Neither Gentiva nor Accredo has the right to terminate the asset purchase agreement as a result of any change in the value of the stock consideration resulting from this calculation. We cannot predict the market prices for the Accredo common stock and we encourage you to obtain current market quotations of the Accredo common stock, which is listed on the Nasdaq National Market under the symbol "ACDO."

  IF THE ACQUISITION DOES NOT OCCUR, THE COMPANIES WILL NOT BENEFIT FROM THE EXPENSES THEY HAVE INCURRED IN THE PURSUIT OF THE ACQUISITION.

     The acquisition may not be completed. The asset purchase agreement may be terminated for material adverse effects in either Accredo or the SPS business, failure to obtain regulatory approvals, identified consents, and other reasons, many of which are beyond the control of Accredo or Gentiva. In the event of a termination of the asset purchase agreement because either Gentiva or Accredo has breached its representations, warranties, covenants or agreements, or because its stockholders have voted against the acquisition, the party in breach or whose stockholders voted against the transaction has agreed to pay the costs and expenses actually incurred in connection with the acquisition by the other party, up to an aggregate of $2.5 million. Accredo and Gentiva will have incurred substantial expenses of their own, and may have to reimburse the costs and expenses of the other party, in each case for which no ultimate benefit will have been received by either Accredo or Gentiva. Additionally, if the asset purchase agreement is terminated under specified circumstances, Gentiva will be required to pay Accredo a $12.5 million termination fee, less any costs and expenses of Accredo paid by Gentiva. See "The Asset Purchase
Agreement -- Termination Fees and Expenses."

  ACCREDO MAY NOT BE ABLE TO OBTAIN ADEQUATE FINANCING ON ACCEPTABLE TERMS FOR THE CASH PORTION OF THE ACQUISITION CONSIDERATION.

     Accredo must obtain financing for the cash portion of the acquisition consideration. The asset purchase agreement does not contain a condition that would allow Accredo to terminate the acquisition for its failure to obtain financing. Accredo is considering borrowing the funds from a financial institution as well as issuing additional securities to finance the cash purchase price. If Accredo determines to borrow the funds, it has entered into a commitment letter with a bank with respect to the financing of the acquisition, but there are certain conditions precedent to the bank's obligations under the commitment letter, and Accredo may not obtain this financing. The conditions to the bank's obligations to provide this financing include:

     - Bank of America not being aware of any information or other matter which in its judgment is materially and adversely inconsistent with prior information it has received;

     - there being no material adverse conditions in the loan syndication market or in the financial or capital markets generally that, in Bank of America's discretion, would impair or prevent the syndication of the credit facility;

     - there being no change, occurrence or development that could, in Bank of America's opinion, have a material adverse effect on the business, assets, liabilities, operations, financial condition or prospects of Accredo or the SPS business; and

     - the completion of definitive documentation regarding the credit facility.

     Accredo may not be able to arrange adequate financing on acceptable terms or at all.

RISKS APPLICABLE TO ACCREDO STOCKHOLDERS AND TO GENTIVA STOCKHOLDERS AS A RESULT OF THE DISTRIBUTION

  ACCREDO MAY INCUR ADDITIONAL DEBT WHICH MAY LIMIT ITS FINANCIAL FLEXIBILITY.

     Accredo is exploring its alternatives regarding financing and raising capital for the cash portion of the purchase price, including borrowing the funds or issuing additional securities. Accredo may incur an additional $227 million of indebtedness in order to consummate the acquisition. After giving effect to the acquisition of the SPS business, including the issuance of the stock consideration, if Accredo borrowed the cash portion of the acquisition consideration as of December 31, 2001, Accredo would have had approximately $227 million of total debt and a total debt to total capitalization ratio of 35%. Accredo may also incur additional debt in the future, including in connection with other acquisitions. While Accredo would also have additional assets and cash flow, the level of Accredo's debt could have several important effects on the company's future operations, including, among others:

     - a significant portion of Accredo's cash flow from operations will be dedicated to the payment of principal and interest on the debt and will not be available for other purposes;

     - covenants in Accredo's existing debt arrangements and anticipated covenants related to the debt that Accredo intends to incur to finance the cash portion of the acquisition consideration will require Accredo to meet financial tests, and may impose other limitations that may limit Accredo's flexibility in planning for and reacting to changes in its business, including possible acquisition opportunities;

     - Accredo's ability to obtain additional financing for working capital, capital expenditures, acquisitions, general corporate and other purposes may be limited;

     - Accredo may be at a competitive disadvantage to similar companies that have less debt; and

     - Accredo's vulnerability to adverse economic and industry conditions may increase.

  ACCREDO MAY ISSUE ADDITIONAL SECURITIES WHICH COULD DILUTE YOUR OWNERSHIP OF ACCREDO COMMON STOCK.

     Accredo may issue additional shares of common stock or other securities to finance the cash portion of the purchase price. In addition, Accredo may undertake additional transactions in the future to simplify and restructure its capital structure, which may include, as a part of these efforts, additional issuances of equity securities in exchange for current indebtedness or indebtedness incurred in order to complete the acquisition. The issuance of additional shares of common stock or securities convertible into common stock may be dilutive to the existing holders of common stock, including holders who acquire shares of common stock as a result of this transaction.

  THE FAILURE TO INTEGRATE SUCCESSFULLY ACCREDO AND THE SPS BUSINESS ACQUIRED FROM GENTIVA MAY PREVENT ACCREDO FROM ACHIEVING THE ANTICIPATED POTENTIAL BENEFITS OF THE ACQUISITION AND MAY ADVERSELY AFFECT ACCREDO'S BUSINESS.

     Accredo will face significant challenges in consolidating functions, integrating the procedures, operations and product lines of the SPS business in a timely and efficient manner, and retaining key personnel of the SPS business. The integration of Accredo and the SPS business will be complex and will require substantial attention from management. The diversion of management attention and any difficulties encountered in the transition and integration process could have a material adverse effect on the revenues, level of expenses and operating results of Accredo.

  ACCREDO MAY NOT BE ABLE TO BENEFIT FROM THE ACUTE PORTION OF THE SPS BUSINESS.

     Accredo has not historically distributed the drugs represented by the acute portion of the SPS business of Gentiva, except for IVIG, Synagis(R), Cerezyme(R) and growth hormone. Following the acquisition, Accredo will treat these four drugs as part of its chronic business, but otherwise Accredo does not intend to distribute the drugs represented by the acute portion of the SPS business. Accredo intends to assess strategic options related to the acute portion of the SPS business following the closing of the acquisition. Accredo may not be able to find an available or acceptable strategic alternative for the acute business, and may have to sell the business for less than its fair value or shut down the acute business which could cause Accredo to incur additional expenses. For these reasons, Accredo has not assigned any value to the acute portion of the SPS business it is acquiring for financial purposes. In addition, Accredo's assessment of the strategic alternatives for the acute portion of the SPS business or the actions required to shut down the acute business could divert management time and company resources which could be better served elsewhere.

  GENTIVA MAY BE UNABLE TO INDEMNIFY ACCREDO FOR LIABILITIES.

     The asset purchase agreement provides that Gentiva will indemnify Accredo, after the sale of the SPS business, for losses suffered or incurred by Accredo and its affiliates arising from the retained liabilities of Gentiva, breaches of Gentiva's representations, warranties, covenants or agreements under the asset purchase agreement or agreements delivered pursuant thereto, failure to deliver good, valid and marketable title to the assets of the SPS business, and specified tax liabilities of Gentiva, including those related to Gentiva's split-off from Olsten Corporation. However, Gentiva may not be able to fulfill its indemnification obligations. Should any significant payment be required, Gentiva may not have sufficient funds and may not be able to obtain the funds to satisfy its potential indemnification obligations to Accredo. Accredo may suffer impairment of assets or have to bear a liability for which it is entitled to indemnification, but which it is unable to collect.

  ACCREDO'S COMMON STOCK PRICE MAY BE ADVERSELY AFFECTED BY FUTURE SALES OF ACCREDO COMMON STOCK.

     Assuming that the twenty trading day average common stock price was equal to the closing price of Accredo common stock as of the date of this joint proxy statement-prospectus, Accredo will issue approximately 5.1 million shares of its common stock in the acquisition. According to the terms of the asset purchase agreement, Accredo could be obligated to issue up to 6.7 million shares, plus additional shares for adjustments to the purchase price in accordance with the asset purchase agreement. Assuming the issuance of the 5.1 million shares based on the current closing price of Accredo common stock, upon completion of the acquisition, Accredo will have outstanding approximately 31.3 million shares of common stock. The shares issued by Accredo are to be distributed to Gentiva stockholders following the acquisition, resulting in an increase of approximately 19.4% in the common stock available for resale on the market. The sale of these additional shares could result in downward pricing pressure on the Accredo common stock.

  PRODUCT SHORTAGES MAY CONTINUE TO ADVERSELY AFFECT REVENUE GROWTH.

     Gentiva has historically reported that its revenue growth was negatively impacted by some product shortages of recombinant coagulation therapy, which is used in the treatment of hemophilia, as well as by Bayer Corporation's decision in 1999 to begin directly distributing Prolastin(R), an intravenous therapy used in the treatment of the hereditary disorder Alpha 1 Antirypsin Deficiency. These drugs, affected by product shortages, accounted for approximately 14% of the revenues of the SPS business for the year ended December 30, 2001. While Accredo considered these factors when evaluating the acquisition of the SPS business, continuing shortages of these products and new product shortages could materially and adversely affect Accredo's ability to grow revenues.

RISKS APPLICABLE TO GENTIVA STOCKHOLDERS

  GENTIVA'S BUSINESS WILL FACE CHALLENGES AS A SUBSTANTIALLY SMALLER COMPANY WITH A NARROW FOCUS OF BUSINESS.


     After the sale of the SPS business, Gentiva will be substantially smaller. For the year ended December 30, 2001, net revenues and gross profit for the home health care services business were $729.6 million and $245.7 million, respectively, compared to net revenues and gross profit for the whole company of $1,377.7 million and $439.1 million, respectively. While at December 30, 2001, Gentiva had a cash balance of $107.2 million, $20.9 million represented cash advances from the Medicare program which are expected to be repaid by Gentiva during 2002, approximately $14 million is expected to be paid upon the closing of the sale of the SPS business as transaction costs (including advisor fees and payments under change in control agreements and severance arrangements), approximately $9 million (based on an aggregate consideration of approximately $475 million) to cover a portion of the corporate taxes which may result from the receipt of consideration from the sale of the SPS business and approximately up to $25 million is intended to be used in connection with the contemplated option tender offer. In addition, $35.2 million is restricted cash held in a segregated account as collateral for a bond which was posted to cover a judgment against Gentiva during the appeal process (which may be available if Gentiva substitutes such bond with a letter of credit). Gentiva has historically relied to a great degree on the earnings, cash flow and assets of the SPS business for liquidity and capital requirements. Any existing challenges or issues for Gentiva, whether by virtue of an existing or new liability, litigation, regulation, payor reimbursement or otherwise, will have a much more significant impact on Gentiva after the sale of the SPS business than they would have if the SPS business was still part of Gentiva. Matters that did not have a meaningful impact on Gentiva prior to the transaction could result in a material adverse effect on Gentiva after the sale of the SPS business. In particular, the outcome of pending litigation and government investigations may have a material adverse effect on Gentiva. See "Home Health Care Services Business of
Gentiva -- Litigation" and "-- Government Investigations." Gentiva will also face new issues and challenges that it did not experience when it was part of a larger company. If Gentiva is unable to resolve these issues or overcome these challenges, its results of operations and financial position will be adversely affected. Examples of potential issues include:


     - greater difficulty in obtaining financing on terms satisfactory to Gentiva, if needed;

     - difficulty in obtaining and maintaining insurance on terms that are acceptable to Gentiva;

     - inability to rely on the SPS business for financial assistance;

     - inability to aggressively cut costs, take cash management measures and generate sufficient cash flows from operations to satisfy Gentiva's ongoing cash requirements;

     - inability to rely on the experience and business relationships of some personnel who may not be continuing employment with Gentiva; and

     - greater adverse impact on Gentiva resulting from known and unknown liabilities.

Gentiva's results of operations and prospects, as well as its stock price, may be affected by factors that are different from those that have affected Gentiva in the past. After the sale of the SPS business, Gentiva will be a smaller and less diversified company than it was prior to the sale of the SPS business. In the past two years,

Gentiva's home health care services business has not experienced revenue growth and was not, as a stand-alone business, profitable. In addition, Gentiva's results of operations will be more affected by competitive and market factors specific to the home health care industry. For instance, the ongoing nursing personnel shortage could have a material adverse effect on Gentiva, particularly with less diversification in its stream of revenues. Furthermore, the adoption of a new accounting pronouncement for goodwill and other intangible assets (Statement of Financial Accounting Standards No. 142) in 2002 could result in a writedown for goodwill impairment which could have a material impact on the earnings and financial position of Gentiva's home health care services business.

  THE VALUE OF THE ACCREDO COMMON STOCK THAT GENTIVA'S STOCKHOLDERS WILL RECEIVE IN THE DISTRIBUTION MAY VARY AS A RESULT OF PRICE FLUCTUATIONS IN ACCREDO COMMON STOCK.

     The value of the Accredo common stock that Gentiva's stockholders will receive upon the distribution of the Accredo common stock received by Gentiva as stock consideration in the acquisition may vary as a result of the market value of Accredo common stock. Such variations may be the result of changes in the business, operations or prospects of Accredo, market assessments of the likelihood that the sale of the SPS business will be consummated and the timing of such sale, regulatory considerations, general market, economic and industry conditions, the results of operations, liquidity and the market's perception of the prospects of Accredo as well as other factors affecting Accredo including the risk factors related to Accredo set forth herein and incorporated herein by reference. Although there are some limited protections against volatility in the Accredo common stock in the asset purchase agreement, they will not entirely preserve the intended value of the stock consideration. Gentiva stockholders will continue to be subject to the risk of variance in the market price of Accredo common stock until any distribution to its stockholders.

     In addition, although Gentiva intends to make the distribution promptly following the closing of the acquisition, the asset purchase agreement only requires Gentiva to distribute the Accredo common stock within one year of the closing of the acquisition. If there is a significant delay between the Gentiva special meeting and the time Gentiva stockholders receive any proceeds from the sale of the SPS business, they will be subject to the risk of variance in the market price of Accredo common stock. As a result, the market value of Accredo's common stock that Gentiva stockholders receive could be diminished between the time of the special meeting and when Gentiva stockholders actually receive the Accredo stock.

  GENTIVA MAY NOT DISTRIBUTE TO ITS STOCKHOLDERS THE FULL AMOUNT OF THE CASH CONSIDERATION AFTER THE SALE OF THE SPS BUSINESS.


     Gentiva currently intends, promptly following the sale of the SPS business, to distribute substantially all of the proceeds of the sale of the SPS business to Gentiva stockholders. To the extent the value of the Accredo common stock and cash consideration is equal to or less than $460 million, Gentiva will distribute to its stockholders all of the stock consideration and all of the cash consideration. To the extent the value of the stock and cash consideration exceeds $460 million, Gentiva will distribute to its stockholders all of the stock consideration and the cash amount remaining after Gentiva retains, in cash, 35% of the aggregate value of the stock and cash consideration in excess of $460 million in value. In such instance, the amount of cash distributed to Gentiva stockholders will be less than the full amount of cash consideration received by Gentiva on the closing date. Gentiva will retain such amount of the cash proceeds to cover a portion of the corporate taxes which may result from the receipt of the consideration in excess of $460 million for the sale of the SPS business. Assuming there is no adjustment to the consideration in accordance with the asset purchase agreement and based on the closing price of Accredo common stock on May 9, 2002, the last trading day prior to the date of this joint proxy statement-prospectus, Gentiva would receive $207.5 million in cash and 5,060,976 shares of Accredo common stock and Gentiva would distribute an aggregate of $191.4 million in cash and 5,060,976 shares of Accredo common stock.


  VARIOUS FACTORS MAY DEPRESS THE TRADING VALUE OF GENTIVA'S COMMON STOCK.

     Some of Gentiva's stockholders may decide that they do not want to maintain an investment in a company exclusively involved in home health care services. If these stockholders decide to sell all or some of their shares, or the market perceives that those sales could occur, the trading value of Gentiva common stock may decline. After any distribution of the proceeds of the sale of the SPS business, the market price of Gentiva's common stock should, all other things being equal, decrease to reflect the value of such distribution. In addition, because Gentiva will be a smaller and less diversified company than it was before the sale of the SPS business, Gentiva's common stock may not be followed as closely by market analysts or the investment community as it had been in the past. If there is only a limited following by market analysts or the investment community, the amount of market activity in Gentiva's common stock may be reduced, making it more difficult for Gentiva stockholders to sell their shares and potentially lowering the price of the shares.

  GENTIVA MAY BE OBLIGATED TO INDEMNIFY ACCREDO FOR LIABILITIES WHICH COULD REQUIRE GENTIVA TO PAY ACCREDO AMOUNTS THAT GENTIVA MAY NOT HAVE.

     The asset purchase agreement provides that Gentiva will indemnify Accredo, after the sale of the SPS business, for losses suffered or incurred by Accredo and its affiliates arising from the retained liabilities of Gentiva, breaches of Gentiva's representations, warranties, covenants or agreements under the asset purchase agreement or agreements delivered pursuant thereto, failure to deliver good, valid and marketable title to the assets of the SPS business, and specified tax liabilities of Gentiva, including those related to Gentiva's split-off from Olsten Corporation. The liabilities retained by Gentiva include litigation and causes of action arising prior to the closing of the sale of the SPS business. Gentiva is unable to predict the amount, if any, that may be required for it to satisfy its indemnification obligations under the asset purchase agreement. Should any significant payment be required, Gentiva may not have sufficient funds available to satisfy its potential indemnification obligations or may not be able to obtain the funds on terms satisfactory to Gentiva, if at all.

  THE SALE OF THE SPS BUSINESS WILL CAUSE GENTIVA TO BE REQUIRED TO MAKE PAYMENTS TO CERTAIN EXECUTIVE OFFICERS UNDER EXISTING CHANGE IN CONTROL AGREEMENTS.

     Certain of our current executive officers are parties to change in control agreements in connection with their employment with Gentiva, which generally provide benefits to such executive officers in the event that the executive officer's employment is terminated by Gentiva or the executive officer, in specified circumstances, and the termination is within three years after a change in control of Gentiva. The benefits conferred under these agreements generally include a cash payment equal to two times the employee's base salary and target bonus, continued benefits for two years following the termination or until such earlier date that the employee obtains comparable benefits from another employer, immediate vesting of any stock options held by the employee (those options would remain exercisable for one year following the termination, but not beyond the original full term), and full vesting of retirement and deferred compensation benefits. The consummation of the sale of the SPS business will constitute a change in control under these agreements and certain of these executive officers' employment will be terminated. As a result, upon the closing of the sale of the SPS business, Gentiva will be required to pay an aggregate of approximately $6.2 million and provide the other benefits pursuant to these change in control agreements.

  THE CHANGE OF SOME OF GENTIVA'S MANAGEMENT AND OTHER PERSONNEL MAY HAVE AN ADVERSE EFFECT ON GENTIVA'S BUSINESS.

     After the sale of the SPS business or shortly thereafter, it is expected that some of Gentiva's present management and other personnel will no longer be employed by Gentiva or will remain with Gentiva in substantially different roles. In particular, the following executive officers will no longer be officers of Gentiva: Edward A. Blechschmidt, Gentiva's president, chief executive officer and chairman of the board of directors, John J. Collura, Gentiva's executive vice president, chief financial officer and treasurer, Robert J. Nixon, Gentiva's executive vice president, specialty pharmaceutical division, Richard C. Christmas, Gentiva's senior vice president and chief information officer, E. Rodney Hornbake, M.D., Gentiva's senior vice president and chief medical officer, Patricia C. Ma, Gentiva's senior vice president, general counsel and secretary, and David L. Silver, Gentiva's senior vice president of human resources. The loss of Gentiva's personnel and transition of Gentiva's new management and other personnel could have a material adverse effect on Gentiva's business.

  THERE WILL BE AN INCREASE IN SHARES SUBJECT TO OUTSTANDING OPTIONS.

     When the board of directors approves the expected distribution, the compensation committee will, pursuant to the Gentiva 1999 Stock Incentive Plan, approve an adjustment to the number of shares subject to stock options outstanding under Gentiva's stock option plans and their exercise prices. These adjustments are intended to preserve the spread between the fair market value of the Gentiva common stock subject to the options and the exercise prices, as well as the ratio of the exercise prices of the options to the fair market value of Gentiva's common stock. Once these adjustments are made, the shares subject to outstanding options will constitute a significant portion of Gentiva's outstanding shares of common stock and will cause substantial dilution of the Gentiva common stock.

  GENTIVA'S GROWTH STRATEGY MAY NOT BE SUCCESSFUL.

     The future growth of Gentiva's business and its future financial performance will depend on, among other things, its ability to increase its revenue base through a combination of internal growth and strategic ventures. In the past, Gentiva's growth has been driven solely by growth in the SPS business. The SPS business grew 6% in 2001 and 15% in 2000 while Gentiva's home health care services business had no growth during those periods. After the sale of the SPS business, the growth of Gentiva's business will depend on its ability to increase growth in its home health care services business. If Gentiva is not able to achieve growth in its home health care services business, the sale of the SPS business may have an adverse effect on Gentiva's business and financial performance.

  GENTIVA MAY BE SUBJECT TO LIABILITIES RESULTING FROM THE LAWS THAT PROTECT GENTIVA'S CREDITORS.

     Under United States federal and state fraudulent transfer laws, a court, in a lawsuit by an unpaid creditor or a representative of creditors of Gentiva, could determine that, after giving effect to the distribution of the proceeds of the sale of the SPS business to its stockholders, Gentiva with only its home health care services business

     - was or would be rendered insolvent;

     - had unreasonably small capital to carry on its business and all businesses in which Gentiva intended to engage; or

     - intended to incur, or believed Gentiva would incur, debts beyond its ability to repay as they would mature.

     If that determination is made, the court could invalidate, in whole or in part, the distribution of the proceeds of the sale to Gentiva stockholders as a fraudulent transfer or require Gentiva to pay various liabilities for the benefit of creditors.

  IF GENTIVA IS UNABLE TO MANAGE AND CONTAIN ITS COSTS AND EXPENSES, ITS BUSINESS MAY NOT BE PROFITABLE.

     Gentiva's corporate functions had supported the SPS business and the home health care services business. With the sale of the SPS business, and prior to any change in the corporate and other overhead expenses, Gentiva would have recorded net losses as indicated in the "Unaudited Pro Forma Consolidated Financial Data" included herein. As a result, Gentiva must reduce the overhead expenses for those functions. If Gentiva is unable to achieve cost reductions in corporate and other overhead expenses, Gentiva's business may not be profitable. However, if Gentiva significantly reduces the costs and expenses, such a reduction may disrupt its business operations.

     In addition, with the sale of the SPS business, Gentiva will no longer be able to deliver specialty pharmaceutical services, including the distribution of chronic drugs and therapies and the provision of acute infusion services, directly to payors and managed care, but will need to depend fully on subcontracts with third parties, including Accredo. As a result, Gentiva may be more susceptible to fluctuations in the prices it pays to third parties for those services. These fluctuations in pricing may add to the cost of providing the services, and as a result, adversely impact the profitability of Gentiva.

                              THE SPECIAL MEETINGS

GENERAL


     This joint proxy statement-prospectus is being furnished in connection with the solicitation of proxies by each of the boards of directors of Accredo and Gentiva for use at their respective special meetings and any adjournments and postponements thereof in connection with the proposed acquisition and sale of the SPS business, and, with respect to Accredo, the proposed 2002 Long-Term Incentive Plan and the amendment to the certificate of incorporation of Accredo to increase the number of its authorized shares of common stock. This joint proxy statement-prospectus is first being furnished to stockholders of Accredo and Gentiva on or about May 14, 2002


DATE, TIME AND PLACE OF THE SPECIAL MEETINGS

     The special meetings are scheduled to be held as follows:


          For Accredo stockholders:                       For Gentiva stockholders
            9:00 a.m. central time                        10:00 a.m. eastern time
                June 12, 2002                                  June 12, 2002
    1640 Century Center Parkway, Suite 101                 Lower Level Auditorium
           Memphis, Tennessee 38134                      3 Huntington Quadrangle 2S
                                                          Melville, New York 11747


PURPOSE OF THE SPECIAL MEETINGS

     Gentiva. At the Gentiva special meeting, holders of Gentiva common stock will consider a proposal to approve the sale of the SPS business. At the Gentiva special meeting, Gentiva stockholders may also consider and vote on any other business incident to the conduct of the Gentiva special meeting as may properly come before the special meeting. Additional information concerning the special meeting, the sale of the SPS business and the asset purchase agreement is set forth below.

     Accredo. The Accredo special meeting is being held for Accredo stockholders to consider and vote upon the approval of the issuance of Accredo common stock in the acquisition in connection with Accredo's acquisition of the SPS business of Gentiva as contemplated by the asset purchase agreement. At the Accredo special meeting, Accredo stockholders will also be asked to approve the Accredo Health, Incorporated 2002 Long-Term Incentive Plan and the amendment to the certificate of incorporation of Accredo to increase the number of its authorized shares of common stock from 50,000,000 to 100,000,000. At the Accredo special meeting, Accredo stockholders may also consider and vote on any motion submitted to a vote of the stockholders to adjourn or postpone the special meeting to another time and place for the purpose of soliciting proxies and the transaction of any other business incident to the conduct of the Accredo special meeting as may properly come before the special meeting.

STOCKHOLDER RECORD DATE FOR THE SPECIAL MEETINGS


     Gentiva. Gentiva's board of directors has fixed the close of business on April 29, 2002 as the record date for determination of Gentiva stockholders entitled to notice of and to vote at the special meeting. On the record date, there were 26,085,902 shares of Gentiva common stock outstanding, held by approximately 2000 holders of record. Each share of Gentiva common stock entitles its holder to one vote.



     Accredo. Accredo's board of directors has fixed the close of business on April 25, 2002 as the record date for determination of Accredo stockholders entitled to notice of and to vote at the special meeting. On the record date, there were 26,223,714 shares of Accredo common stock outstanding, held by approximately 37 holders of record. Each share of Accredo common stock entitles its holder to one vote.

VOTE REQUIRED

     Gentiva. Under Delaware law, the sale of all or substantially all of the assets of a company requires stockholder approval. Because the sale of the SPS business may be regarded as a sale of substantially all of Gentiva's assets, Gentiva is seeking approval of the sale of the SPS business by the affirmative vote of the holders of a majority of the Gentiva common stock outstanding on the record date. The holders of a majority of Gentiva's common stock present in person or by proxy will constitute a quorum for the transaction of business at the special meeting.


     Only holders of record of Gentiva common stock as of the close of business on April 29, 2002 will be entitled to notice of and to vote at the special meeting to approve the sale of the SPS business. As of the record date, Gentiva directors and executive officers and their affiliates owned approximately 11% of the outstanding shares of Gentiva common stock.


     Accredo. A majority of the outstanding shares of Accredo common stock must be represented, either in person or by proxy, to constitute a quorum at the Accredo special meeting. The affirmative vote of the holders of a majority of the shares of Accredo common stock present at the Accredo special meeting is required to approve the issuance of Accredo shares in the acquisition, the 2002 Long-Term Incentive Plan and any motion to adjourn or postpone the special meeting for the purpose of soliciting additional proxies. The affirmative vote of the holders of a majority of the outstanding shares of Accredo common stock is required to approve the amendment to the certificate of incorporation to increase the number of authorized shares of common stock from 50,000,000 to 100,000,000.


     Only holders of record of Accredo common stock as of the close of business on April 25, 2002 will be entitled to notice of and to vote at the special meeting to approve the issuance of Accredo shares in the acquisition, the 2002 Long-Term Incentive Plan and the increase in the number of authorized shares of common stock. As of the record date, Accredo directors and executive officers and their affiliates owned approximately 3% of the outstanding shares of Accredo common stock.


PROXIES

     All shares of Gentiva common stock represented by properly executed proxies received before or at the Gentiva special meeting and all shares of Accredo common stock represented by properly executed proxies received before or at the Accredo special meeting will, unless the proxies are revoked, be voted in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy card, the shares of Gentiva common stock will be voted FOR approval of the sale of the SPS business. If no instructions are indicated on a properly executed proxy card, the shares of Accredo common stock will be voted FOR the issuance of Accredo shares in the acquisition, the 2002 Long-Term Incentive Plan, the increase in the number of authorized shares of common stock and any motion to adjourn or postpone the special meeting for the purpose of soliciting additional proxies. You are urged to mark the box on the proxy card to indicate how to vote your shares.

     If a Gentiva stockholder returns a properly executed proxy card and the stockholder has abstained from voting on approval of the sale of the SPS business, the Gentiva common stock represented by the proxy will be considered present at the special meeting for purposes of determining a quorum, but will not be considered to have been voted in favor of the approval of the sale of the SPS business. If an Accredo stockholder returns a properly executed proxy card and the stockholder has abstained from voting on the issuance of Accredo shares in the acquisition, the 2002 Long-Term Incentive Plan, or the increase in the number of authorized shares of common stock or any adjournment or postponement to solicit additional proxies, the Accredo common stock represented by the proxy will be considered present at the special meeting for purposes of determining a quorum, but will not be considered to have been voted in favor of the issuance of Accredo shares in the acquisition, the 2002 Long-Term Incentive Plan, the increase in the number of authorized shares of common stock or any adjournment or postponement to solicit additional proxies.

     If your shares are held in an account at a brokerage firm or bank, you must instruct them on how to vote your shares. For the Gentiva special meeting, if an executed proxy card is returned by a broker or bank holding shares which indicates that the broker or bank does not have discretionary authority to vote on approval of the sale of the SPS business, the shares will be considered present at the meeting for purposes of determining the presence of a quorum, but will not be considered to have been voted in favor of approval of the sale of the SPS business. For the Accredo special meeting, if an executed proxy card is returned by a broker or bank holding shares which indicates that the broker or bank does not have discretionary authority to vote on whether to approve the issuance of Accredo shares in the acquisition, the 2002 Long-Term Incentive Plan or the increase in the number of authorized shares of common stock, the shares will be considered present for purposes of determining the presence of a quorum, but will not be considered to have been voted in favor of the issuance of Accredo shares in the acquisition, the 2002 Long-Term Incentive Plan, the increase in the number of authorized shares of common stock or any adjournment or postponement to solicit additional proxies. Your broker or bank will vote your shares only if you provide instructions on how to vote by following the information provided to you by your broker.

     Because approval of the sale of the SPS business by Gentiva requires the affirmative vote of at least a majority of the shares of Gentiva common stock outstanding on the record date, failures to vote and broker non-votes by Gentiva stockholders will have the same effect as a vote against approval of the sale of the SPS business. The approval of the issuance of Accredo shares in the acquisition and the 2002 Long-Term Incentive Plan require a majority vote of those shares present at the Accredo special meeting, but since such shares are counted for purposes of a quorum, failures to vote and broker non-votes will have the same effect as a vote against the issuance of Accredo shares in the acquisition and the 2002 Long-Term Incentive Plan. Because approval of the amendment to the certificate of incorporation of Accredo to increase the number of authorized shares of common stock requires the affirmative vote of at least a majority of the shares of Accredo common stock outstanding on the record date, failures to vote and broker non-votes by Accredo stockholders will have the same effect as a vote against approval of the increase in the number of authorized shares of common stock. In addition, a motion to adjourn or postpone the Accredo special meeting requires a majority vote of the shares present at the Accredo special meeting. Failures to vote or broker non-votes will be counted for purposes of determining a quorum at the Gentiva special meeting and the Accredo special meeting and for Accredo will have the same effect as a vote against any adjournment or postponement of the Accredo special meeting to solicit additional proxies.

     The Gentiva special meeting may be adjourned only by the chairman of the Gentiva special meeting. The Accredo special meeting may be adjourned or postponed in order to permit further solicitation of proxies. No proxy voted against the proposed acquisition or against the issuance of Accredo shares in the acquisition will be voted on any proposal to adjourn or postpone the special meeting that is submitted to the stockholders for a vote, except in accordance with the instruction indicated, if any, with respect to any such approval. Neither Gentiva nor Accredo expects that any matters other than those described in this joint proxy statement-prospectus will be brought before its special meeting. If, however, other matters incident to the conduct of the special meetings are considered, the persons named as proxies will vote in accordance with their judgment with respect to those matters, unless authority to do so is withheld on the proxy card.

     A stockholder may revoke his or her proxy at any time before it is voted by:

     - notifying in writing the Corporate Secretary of Accredo Health, Incorporated at 1640 Century Center Parkway, Suite 101, Memphis, Tennessee 38134, if you are a Accredo stockholder, or, the Secretary of Gentiva Health Services, Inc. at 3 Huntington Quadrangle 2S, Melville, New York 11747, if you are a Gentiva stockholder;

     - granting a subsequently dated proxy; or

     - appearing in person and voting at the special meeting if you are a holder of record.

     Attendance at either special meeting will not in and of itself constitute revocation of a proxy.

SOLICITATION OF PROXIES

     Accredo and Gentiva will equally share the expenses incurred in connection with the printing and mailing of this joint proxy statement-prospectus. Accredo and Gentiva will also request banks, brokers and other intermediaries holding shares of Accredo or Gentiva common stock beneficially owned by others to send this joint proxy statement-prospectus to, and obtain proxies from, the beneficial owners and will reimburse the holders for their reasonable expenses in so doing. Neither Accredo nor Gentiva intends to hire a proxy solicitor. While neither Accredo nor Gentiva currently plans to take any additional actions to solicit proxies, if either Accredo or Gentiva believes that proxies are not being returned in a timely manner, either party may seek to solicit proxies by telephone, telegram and other electronic means such as email, advertisements and personal solicitation by the directors, officers or employees of Accredo and Gentiva. No additional compensation will be paid to directors, officers or employees for such solicitation.

     YOU SHOULD NOT SEND IN ANY STOCK CERTIFICATES WITH YOUR PROXY CARD. YOU ARE NOT REQUIRED TO SURRENDER YOUR STOCK CERTIFICATES AS PART OF THE SALE OF THE SPS BUSINESS OR AS PART OF THE SUBSEQUENT DISTRIBUTION.

APPRAISAL OR DISSENTER'S RIGHTS

     Neither the holders of Gentiva common stock nor holders of Accredo common stock have rights of appraisal or dissenter's rights under Delaware law in connection with the acquisition/sale of the SPS business.

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

                    THE ACQUISITION/SALE OF THE SPS BUSINESS

     The following information describes material aspects of the acquisition/sale of the SPS business. This description does not provide a complete description of all the terms and conditions of the asset purchase agreement. It is qualified in its entirety by the Annexes hereto, including the text of the asset purchase agreement, which is attached as Annex A to this joint proxy statement-prospectus. The asset purchase agreement is incorporated herein by reference. You are urged to read the Annexes in their entirety.

THE ACQUISITION/SALE OF THE SPS BUSINESS

     Assuming all the conditions to the acquisition are satisfied or waived in accordance with the asset purchase agreement, the asset purchase agreement provides for the acquisition by Accredo of substantially all of the assets of Gentiva's SPS business.

     Gentiva's SPS business includes:

     - the distribution of drugs and other biological and pharmaceutical products and professional support services for individuals with chronic diseases, such as hemophilia, primary pulmonary hypertension, autoimmune deficiencies and growth disorders,

     - the administration of antibiotics, chemotherapy, nutrients and other medications for patients with acute or episodic disease states,

     - marketing and distribution services for pharmaceutical, biotechnology and medical service firms, and

     - clinical support services for pharmaceutical and biotechnology firms.

     Accredo is not acquiring Gentiva's home health care services business and Gentiva intends to continue to operate its home health business as a separate publicly-held company.

     Accredo will acquire both the chronic and acute portions of the SPS business. However, following the closing of the acquisition, Accredo intends to separate and reorganize the chronic and acute portions of the SPS business. While Gentiva treated IVIG, Synagis(R), Cerezyme(R) and growth hormone as part of its acute business, Accredo will consider these drugs as part of the chronic business which it will continue to operate. Excluding the drugs mentioned above, Accredo intends to assess strategic options for the portion of the SPS business which relates to the administration of medications for acute diseases because this business is inconsistent with Accredo's strategy and focus.

WHAT GENTIVA WILL RECEIVE IN THE ACQUISITION

     In the acquisition, Gentiva will receive $415 million in consideration, subject to adjustment as provided below, of which 50% is payable in cash and 50% is payable in Accredo common stock. The number of shares of Accredo common stock to be issued as the stock consideration will be equal to one-half of the purchase price divided by the average closing price per share for Accredo common stock for the twenty trading days ending on the second business day prior to the closing. The range within which the average closing price determined in accordance with the previous sentence of Accredo shares can fluctuate for purposes of the calculation is limited so that Gentiva will receive, assuming no adjustment to the purchase price:

     - 6,693,548 Accredo shares if the average closing price of the Accredo shares for such twenty trading day period is less than or equal to $31.00; or

     - a number of Accredo shares determined by dividing 50% of the purchase price by the average closing price of Accredo shares for such twenty trading day period if the average closing price of Accredo shares for such twenty trading-day period is greater than $31.00 per share, but less than $41.00; or

     - 5,060,976 Accredo shares if the average closing price of the Accredo shares for such twenty trading day period is greater than or equal to $41.00.

If the average closing price is equal to or within $31.00 and $41.00, this calculation has the effect of fixing the value of the stock consideration at $207.5 million, subject to adjustment. If the average closing price is outside of these limits, the number of shares to be issued will be fixed at the outside levels, and the value of the stock consideration will fluctuate, increasing if the average closing price is above $41.00 and decreasing if the average closing price is below $31.00.


     Assuming no adjustment to the purchase price, Gentiva will receive $207.5 million in cash and, assuming that the average closing price for Accredo common stock for the 20 trading days ending on the second business day prior to the closing of the acquisition is equal to the closing price of Accredo common stock on the date of this joint proxy statement-prospectus, 5,060,976 shares of Accredo common stock. Of the cash portion of the consideration, $2 million is allocated as consideration for the performance by Gentiva and its affiliates (as defined in the restrictive covenant agreements) of covenants not to compete and related restrictive covenants.


     The purchase price of $415.0 million is subject to adjustment for changes in the net book value of the SPS business as of the closing date of the acquisition. Net book value is defined as the book value of the assets acquired by Accredo less the liabilities assumed by Accredo as presented on a closing balance sheet agreed to by the parties and prepared in accordance with generally accepted accounting principles. The asset purchase agreement provides that the accounting firms hired by Gentiva and Accredo will prepare balance sheets as of the closing date which indicate estimated net book value. No adjustment to the purchase price will be made if the estimated net book value of the SPS business as of the closing date is between $247,500,000 and $252,500,000. The purchase price to be paid to Gentiva will be adjusted up at closing on a dollar for dollar basis to the extent that the estimated net book value exceeds $252,500,000 and will be adjusted down at closing on a dollar for dollar basis to the extent the net book value is less than $247,500,000. Following the closing of the acquisition, the adjustment made at closing, if any, based on the estimated net book value will be reconciled based upon the preparation and agreement of the actual net book value as of the closing date.

     In addition, Accredo will assume identified liabilities of Gentiva, including liabilities disclosed on the closing balance sheet to be prepared by the parties, obligations of Accredo regarding employees of the SPS business, and obligations arising from and after the closing date with respect to assigned leases and contracts, open inventory and open customer orders. All other liabilities of Gentiva, including liabilities relating to Gentiva's home health care services business and the other liabilities of the SPS business, are retained by Gentiva.

     If Accredo effects a stock split, stock dividend, or similar recapitalization with respect to Accredo common stock and the record date, in the case of a stock dividend, or the effective date, in the case of a stock split or similar recapitalization for which a record date is not established, is prior to the effective time, the average closing price limitations will be adjusted appropriately.

     For a discussion of certain federal income tax consequences of the acquisition to Gentiva and Gentiva stockholders, see "-- Certain Federal Income Tax Consequences of the Sale of the SPS Business and Distribution of SPS Sale Proceeds" below.

PROCEEDS OF THE SALE OF THE SPS BUSINESS; DISTRIBUTION

     Gentiva currently intends, following the consummation of the sale of the SPS business, to distribute on the closing date substantially all of the consideration it receives in connection with the sale of the SPS business pro rata based on the number of shares of Gentiva common stock held by each stockholder to Gentiva stockholders of record as of the closing date of the sale of the SPS business. To the extent the value of the cash and Accredo common stock consideration is equal to or less than $460 million (determined based on the average of the high and low trading price of Accredo common stock on the closing date or, if the distribution date is not on the same date, as of whichever date the consideration value is greater) Gentiva will distribute to its stockholders all of the stock consideration and all of the cash consideration. To the extent the value of the stock and cash consideration exceeds $460 million (determined based on the average of the high and low trading price of Accredo common stock on the closing date or, if the distribution date is not on the same date, as of whichever date the consideration value is greater) Gentiva will distribute to its stockholders all of the stock consideration and the amount of cash consideration remaining after Gentiva retains, in cash,
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


35% of the value of the aggregate stock and cash consideration over $460 million in value to cover a portion of corporate taxes which may result from the receipt of the consideration in excess of $460 million for the sale of the SPS business. In the event there are any post-closing adjustments (upward or downward) to the consideration received by Gentiva at closing in accordance with the asset purchase agreement, the distribution amount to Gentiva's stockholders will not be adjusted. Gentiva stockholders are not being asked to vote on the distribution and are not required to vote on the distribution. Assuming there is no adjustment to the consideration in accordance with the asset purchase agreement and based on the closing price of Accredo common stock on May 9, 2002, the last trading date prior to the date of this joint proxy statement-prospectus, Gentiva would distribute to its stockholders an aggregate amount of $191.4 million in cash and 5,060,976 shares of Accredo common stock.


     If the sale of the SPS business is consummated, Gentiva's stockholders will retain their equity interest in Gentiva. The sale of the SPS business will not result in any changes in the rights of Gentiva's stockholders. Only stockholders of record as of the record date established by the board of directors of Gentiva will be entitled to receive the consideration in the distribution.

BACKGROUND OF THE ACQUISITION/SALE OF THE SPS BUSINESS

     Beginning in the summer of 2000 after Gentiva's split-off from Olsten Corporation, representatives of Gentiva's management received inquires from Gentiva stockholders about strategies for enhancing stockholder value. Representatives of Gentiva's management also received inquiries from parties interested in acquiring either Gentiva's SPS business or home health care services business. Gentiva's management participated in preliminary conversations with various parties regarding the possibility of such transactions, none of which proceeded past the initial stages.

     On October 5, 2000, Gentiva's board of directors met and discussed various strategic opportunities and alliances for its business lines as well as the specific and industry risks to Gentiva's operations and businesses. Gentiva's board of directors authorized Gentiva, through Mr. Edward Blechschmidt, Gentiva's chief executive officer, to explore strategic opportunities and alliances which would benefit Gentiva and enhance stockholder value. The board of directors also authorized Gentiva to retain a financial advisor to assist in such exploration. Gentiva's management held meetings with a number of potential financial advisors.

     In November 2000, Lehman Brothers performed a review of Gentiva's operations, industry and market trends and developed a list of potential interested parties. On November 27, 2000 Gentiva formally engaged Lehman Brothers as its financial advisor to assist Gentiva in evaluating possible alternatives that would benefit Gentiva and maximize stockholder value. During November and December 2000, Lehman Brothers contacted prospective interested parties, including strategic competitors in the specialty pharmaceutical services industry or health services industry and financial buyers. By early 2001, Lehman Brothers eventually sent a confidential information memorandum regarding Gentiva to 17 interested parties who signed confidentiality agreements, including Accredo. On January 19, 2001, Accredo signed a confidentiality agreement with Gentiva and received a confidential information memorandum.

     During January and February 2001, Gentiva's management and Lehman Brothers conducted meetings and conference calls with potential interested parties, regarding their level of interest in Gentiva's businesses. On February 6, 2001, Mr. Blechschmidt and Mr. David Stevens, Accredo's chief executive officer, and other representatives of Gentiva and Lehman Brothers met and Gentiva made a presentation describing its businesses. Discussions between Gentiva and Accredo did not continue beyond the first meeting due, in part, to Accredo's interest in only the chronic portion of the SPS business and Gentiva's desire not to split the chronic and acute businesses of its SPS business.

     A few parties submitted to Gentiva preliminary non-binding indications of interest. These indications of interests reflected varying structures, types and amounts of consideration to be delivered, liabilities to be assumed and conditions to closing. Some of the proposed structures included asset acquisitions of either Gentiva's home health care services business or the SPS business and others included an acquisition or merger of Gentiva with a spin/split-off of the home health care services business.

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

     On February 14, 2001, Gentiva's board of directors met and Mr. Blechschmidt reviewed the general structures of the initial indications of interest and reviewed the status of Gentiva's strategic options. Lehman Brothers presented these options and discussed industry developments and consolidations impacting Gentiva's strategic options. The board of directors authorized Gentiva to continue to review its strategic options and authorized Gentiva's management to engage in discussions with possible strategic partners.

     In late March and early April 2001, Gentiva's management met with Lehman Brothers a number of times to discuss possible transaction structures. By the beginning of March 2001, there were only two interested parties continuing to express an interest in a transaction with Gentiva. Preliminary negotiations regarding contemplated structure and consideration continued with both parties until April 4, 2001, when one of the two parties indicated that it did not want to proceed with discussions with Gentiva.

     On April 5, 2001, the board of directors of Gentiva met and Mr. Blechschmidt discussed strategies, including strategic options, consideration, and factors including industry developments, consolidations and competition. The board discussed options regarding acquisitions, divestitures, separation of the two business lines and conducting business as usual. Lehman Brothers reviewed the status of the strategic options and discussions with Gentiva's board of directors. The board of directors authorized management to proceed to review and evaluate all strategic options and negotiate the best option possible, subject to further board review and approval.

     Representatives of Gentiva's management and Lehman Brothers continued to pursue discussions with the one remaining interested party and its financial advisor through April 2001, but this party no longer actively engaged Gentiva or Lehman Brothers in substantive discussions. On May 18, 2001, Gentiva's board met and Mr. Blechschmidt updated the board on the status of discussions with the remaining party and Gentiva's evaluation of strategic options. Mr. Blechschmidt reported to the board that he would soon be in a better position to evaluate whether the one remaining party was still interested and whether Gentiva should proceed with the discussions with the remaining party or cease all activities related to pursuing strategic options, in which case it would terminate the engagement with Lehman Brothers. Shortly thereafter, the remaining potential interested party disengaged completely in any further discussions with Gentiva or Lehman Brothers. Gentiva ceased actively pursuing strategic alternatives. On June 1, 2001, Gentiva formally terminated Lehman Brothers' engagement with Gentiva. Management focused on growing the business and did not participate in any discussions regarding its alternative strategic options.

     On July 12, 2001 representatives of Thomas Weisel Partners LLC, met with Mr. Stevens and Mr. Joel Kimbrough, Accredo's chief financial officer, to explore acquisition opportunities. Thomas Weisel Partners recommended to Accredo considering a potential acquisition of Gentiva's SPS business. On August 8, 2001, Thomas Weisel Partners was retained as Accredo's financial advisor. In August 2001, Accredo contacted Gentiva regarding a possible transaction involving the sale of the SPS business. Mr. Blechschmidt instructed Accredo that any interest in a possible transaction should be communicated through Lehman Brothers and that Gentiva had not been pursuing strategic alternatives. Thomas Weisel Partners then contacted Lehman Brothers about a possible transaction involving Accredo and Gentiva's SPS business. Lehman Brothers indicated that Gentiva was focusing on growing its business and was not pursuing any transactions at the time but that Accredo's interest would be conveyed to Gentiva.

     On August 9, 2001, at a meeting of the board of directors of Gentiva, Mr. Blechschmidt reviewed for the board opportunities for Gentiva and each of its divisions as well as growth strategies for the SPS business, including acquisition targets appropriate for the SPS business. The board authorized Gentiva's management to proceed to review and evaluate all strategic options.

     Beginning in late August 2001, Gentiva's management began to consider other strategic alternatives for Gentiva, including acquisitions of business complementary to the SPS business and/or the home health care services business. On August 15, 2001, Gentiva's management met with Lehman Brothers and Lehman Brothers discussed several strategic options including the possibility of a transaction between Accredo and Gentiva. By September 2001, Gentiva was involved in discussions with three other parties evaluating the potential for acquiring those parties, in addition to discussions with Accredo regarding Accredo's interest in acquiring the SPS business. Throughout September 2001, Gentiva had discussions with various financial advisors and the three interested parties, other than Accredo, related to each of their businesses and possible transaction alternatives.

     On August 24, 2001 and September 5, 2001, Thomas Weisel Partners provided Accredo management with an analysis of potential transaction structures and, with Accredo management, formulated a price range for a possible acquisition of Gentiva's SPS business, based on the information available to them at the time.

     In September 2001, Mr. Blechschmidt and Mr. Stevens had several discussions regarding a possible transaction between Accredo and Gentiva. By mid-September 2001, Mr. Stevens presented to Mr. Blechschmidt the parameters of a transaction that Accredo would consider with Gentiva to acquire the SPS business. Mr. Blechschmidt indicated that Accredo's general range of consideration of approximately $350,000,000 to $375,000 seemed to be too low and suggested a higher value of approximately $450,000,000. Mr. Stevens discussed with Mr. Blechschmidt the difficulty in making a proposal in the value ranges suggested by Mr. Blechschmidt without being furnished with meaningful financial information about Gentiva's SPS business. In September 2001, Mr. Kimbrough and Mr. John Collura, Gentiva's chief financial officer, had a number of conversations regarding the opportunities that a sale of the SPS business could afford each of Gentiva and Accredo.

     On September 19, 2001, Accredo presented Thomas Weisel Partners with a written request for information about Gentiva in order for Accredo to evaluate a possible transaction with Gentiva. Thomas Weisel Partners submitted this request to Lehman Brothers by Accredo.

     On October 2, 2001, while representatives of Gentiva and Accredo's management met at the Raymond James Healthcare Conference, some discussions of each of their businesses ensued. In particular, the representatives of Gentiva responded to the diligence questions that were previously submitted to Lehman Brothers.

     At a meeting of the Accredo board of directors held on October 2, 2001, Mr. Stevens apprised the Accredo board as to the discussion between Gentiva and Accredo to date and presented an outline of a proposal to acquire the SPS business of Gentiva, including the potential value range and the deal protection that Accredo would require. Mr. Stevens presented management's rationale for considering the transaction and explained the strategy of keeping the chronic portion of the SPS business and considering strategic alternatives for the acute pharmacy component of the SPS business. Mr. Stevens apprised the board that the discussions were preliminary and that Accredo had not yet conducted meaningful due diligence for a potential transaction.

     On October 12, 2001, Thomas Weisel Partners orally communicated Accredo's willingness to provide a proposal to Gentiva with a higher valuation in the range of approximately $400 million, subject to Accredo's review of detailed financial information.

     On October 12, 2001, Lehman Brothers presented a proposed transaction with Accredo to representatives of Gentiva's management.

     On October 16, 2001, Lehman Brothers presented to Thomas Weisel Partners a proposal to sell the SPS business to Accredo for consideration in the range of $430,000,000 to $450,000,000 with a deal structure similar to a public market transaction with a collar on the proposed stock consideration and with limited representations, warranties and indemnification. Thomas Weisel Partners informed Lehman Brothers that additional information would be required from Gentiva and that Accredo was not interested in proceeding in a transaction with limited representations, warranties and indemnification.

     On October 18, 2001, Thomas Weisel Partners made a presentation to Accredo management regarding collars, stockholder overlap analysis and an analysis of financial scenarios. On October 22, 2001, Mr. Collura provided to Accredo through Lehman Brothers certain additional information that had been requested by Accredo. On October 30, 2001, representatives of Gentiva's management met with representatives of Accredo's management to discuss a possible transaction for consideration in the range of $415,000,000 to $430,000,000, share further information about their businesses and conduct financial due diligence so that the parties could proceed with negotiations related to a possible transaction.

     By early November 2001, the discussions between Gentiva and each of the three other possible acquisition targets had ceased.

     On November 5, 2001, Accredo submitted a preliminary indication of interest to Gentiva which resulted in a number of discussions between Gentiva's and Accredo's management. The terms of that indication of interest proposed Accredo acquiring the SPS business with a combination of cash and Accredo common stock, and setting aside a portion of the consideration for indemnification purposes. Gentiva held a board meeting on November 7, 2001 at which Gentiva's management discussed strategic alternatives and Lehman Brothers presented Accredo's preliminary indication of interest. After discussion of other strategic alternatives, the Gentiva board authorized management to explore, review and evaluate Accredo's proposal and to negotiate terms that are in the best interest of Gentiva, subject to board approval. Shortly after this meeting, the parties began discussions of a potential transaction with a purchase price in the range of $415 million, subject to agreement on the transaction structure, continuing due diligence, audit review, Accredo's ability to explore financing and negotiating an asset purchase agreement and related documents. Representatives of Gentiva and Accredo began negotiating a preliminary non-binding term sheet, confidentiality agreement and an exclusivity letter providing that Gentiva exclusively negotiate with Accredo until the earlier of the execution of a definitive agreement or December 14, 2001, subject to specified limitations.

     On November 17, 2001, Gentiva and Accredo executed a mutual confidentiality agreement and Gentiva executed an exclusivity agreement dated November 14, 2001. Shortly thereafter each party commenced due diligence.

     At a meeting of the Accredo board held on November 19, 2001, Mr. Stevens reported on the status of discussions between Accredo and Gentiva. The exclusivity letter and non-binding term sheet were presented to the Accredo board. Possible financing scenarios for Accredo prepared by Thomas Weisel Partners were discussed at this meeting, as well as a preliminary closing timetable. No action with respect to any potential transaction was taken at this meeting.

     In mid November 2001, Accredo contacted Bank of America, N.A. to arrange financing for the cash portion of the purchase price should a transaction with Gentiva proceed. A confidentiality agreement was executed between Accredo Health, Incorporated and Bank of America, N.A., on November 27, 2001. Thereafter, Accredo and Bank of America negotiated a loan commitment with a commitment letter being executed by the parties on January 2, 2002. On November 20, 2001, Mr. Stevens and Mr. Blechschmidt met to discuss the proposed transaction.

     From December 3 through December 5, 2001, representatives of Gentiva and Accredo and their advisors met to conduct diligence and discuss terms of the transaction (including the assets and liabilities to be retained and acquired, the stock consideration collar, the consideration adjustments, the nonsolicitation restrictions of Gentiva, the conduct of business restrictions of Gentiva, the termination fee and indemnification obligations) as well as to discuss the possible separation of the acute business and the chronic business components of the SPS business. On December 10, 2001, representatives from Bank of America and Accredo met with representatives of Gentiva to conduct due diligence.

     From early December until the execution of the asset purchase agreement, Gentiva's and Accredo's representatives and outside advisors conducted due diligence as well as discussions and negotiations regarding the terms of the asset purchase agreement, including the assets and liabilities to be retained and acquired, and indemnification obligations. On December 17, 2001, Gentiva formally reinstated Lehman Brothers' engagement as Gentiva's financial advisor by executing an amended and restated engagement letter.

     At a meeting of the Accredo board of directors on December 12, 2001, Mr. Stevens updated the Accredo board as to the status of the proposed transaction with Gentiva. Mr. Thomas Bell, Senior Vice President and General Counsel of Accredo, provided an update on the draft of the asset purchase agreement and discussed the legal and regulatory issues that would be involved in the acquisition. Mr. Kimbrough presented an accretion analysis of the Gentiva transaction based upon financing the cash piece of the transaction through senior debt.

     At a meeting of the Accredo board of directors on December 26, 2001, Mr. Stevens provided an update of the progress of the Gentiva negotiations. Several issues were discussed which had not yet been resolved and management informed the board that the parties were continuing to negotiate these issues. The board reviewed internal financial analyses with respect to the sale and the latest draft of the asset purchase agreement.

     On the morning of January 2, 2002, Mr. Stevens had a conversation with Mr. Welsh. Mr. Welsh expressed his approval of the transaction and provided Mr. Stevens with his comments to be expressed at the Accredo board meeting to be held later that day.

     A special meeting of the Accredo board commenced on January 2, 2002 to consider the proposed acquisition. All members of the Accredo board participated in the meeting by conference telephone call, except Mr. Welsh who was in flight and unable to be present. Also present at the meeting were representatives of Alston & Bird LLP, Accredo's outside legal counsel; representatives from Ernst & Young, LLP, Accredo's auditors; and representatives of Thomas Weisel Partners, Accredo financial advisor for the proposed acquisition. At the January 2, 2002 meeting of the Accredo Board, Mr. Stevens discussed the history of the negotiations with Gentiva and discussed in detail the materials distributed to the Accredo board. The Accredo board reviewed with legal counsel certain material terms in the asset purchase agreement, including the "fiduciary out" provision, the circumstances under which a termination fee would be payable and the formula for determining the amount of Accredo common stock to be issued to Gentiva in the proposed acquisition. Ernst &Young reported on the results of its audit of the SPS business for the nine months ended September 30, 2001. Thomas Weisel Partners made a presentation to the Accredo board and provided an oral opinion to the Accredo board, which opinion was confirmed by delivery of a written opinion, dated January 2, 2002, to the effect that, as of that date, and based on and subject to the matters described in its opinion, the consideration to be paid by Accredo for the SPS business was fair from a financial point of view. At this meeting, the Accredo board approved the asset purchase agreement, determined that the terms of the acquisition and the transaction contemplated with Gentiva were in the best interest of the Accredo stockholders and authorized management to execute the asset purchase agreement.

     On January 2, 2002, the board of directors of Gentiva held a meeting to discuss the proposed sale of the SPS business to Accredo. All members of the board participated in the meeting via telephone conference call, other than Dr. Wilensky who was unable to be present. Also present via conference call were representatives of Gentiva's management, representatives of Gentiva's outside legal counsel, Cahill Gordon & Reindel, and representatives of Lehman Brothers. At that meeting, representatives of Gentiva's management reviewed the status of negotiations, including the resolution of previously open issues, the principal terms of the proposed sale of the SPS business and the asset purchase agreement, the strategic reasons for the sale of the SPS business and the material factors for and against the transaction. Representatives of Gentiva and its legal counsel discussed terms and conditions of the asset purchase agreement, including, without limitation, the conditions to closing and non-solicitation provisions, related agreements and legal issues. Representatives of Cahill Gordon & Reindel explained the board's fiduciary duties in considering such a transaction. Representatives of Lehman Brothers presented an overview of the business of Accredo and reviewed with the Gentiva board of directors the financial analyses performed in their evaluation of the consideration to be received by Gentiva in the sale of the SPS business. Lehman Brothers rendered its oral opinion, subsequently confirmed by delivery of a written opinion, to the effect that, as of such date and based on and subject to the matters described in its opinion, from a financial point of view the consideration to be received by Gentiva in the sale of the SPS business was fair to Gentiva. Representatives of Gentiva's management also discussed the viability of the home health care services business and the opinion received regarding the solvency of Gentiva after giving effect to the sale of the SPS business on the terms contemplated. At the January 2, 2002 Gentiva board meeting, Gentiva's board of directors determined that the sale of the SPS business was expedient and in the best interest of Gentiva and approved the sale of the SPS business on the terms set forth in the asset purchase agreement. Gentiva's board authorized management to execute the asset purchase agreement for the sale of the SPS business.

     On January 2, 2002, the definitive asset purchase agreement was executed and each party issued a press release announcing the transaction. A copy of the asset purchase agreement is attached as Annex A to this joint proxy statement-prospectus.

RECOMMENDATION OF THE GENTIVA BOARD AND REASONS FOR THE SALE OF THE SPS BUSINESS

     On January 2, 2002 Gentiva's board of directors, having determined that the sale of the SPS business was expedient and in the best interest of Gentiva, approved the sale of the SPS business on the terms set forth in the asset purchase agreement. The board of directors recommends that you vote "FOR" the approval of the sale of the SPS business.

     In reaching its decision to recommend and approve the sale of the SPS business on the terms set forth in the asset purchase agreement, Gentiva's board of directors consulted with its senior management and advisors and considered a number of factors, including the following:

     - Information regarding the financial performance, business operations, capital requirements and future prospects of the SPS business and the home health care services business. The board reviewed the likelihood of realizing a long-term value equal to or greater than the value offered by Accredo if the SPS business was not sold. The board determined that the ability to obtain such value would depend on numerous factors, many of which were speculative or uncertain. In light of these uncertainties, the board determined that Gentiva was better served by the sale of the SPS business to Accredo.

     - The ability of stockholders to receive ownership in the new combined Accredo/SPS entity, which will be the largest distributor of specialty pharmaceutical products, while retaining their equity interest in Gentiva.

     - The intention of Gentiva's board of directors to distribute substantially all of the cash proceeds, allowing Gentiva stockholders to recognize an immediate value through the meaningful cash portion of the net proceeds.

     - The terms of the asset purchase agreement, including the price, the proposed structure of the sale of the SPS business and Accredo's ability to obtain financing and that Accredo obtaining financing is not a condition to the sale of the SPS business.

     - The ability of Gentiva stockholders to retain ownership in one of the largest providers of home health care services with a debt-free capital structure and excess cash.

     - The ability to create two industry-leading companies.

     - After giving effect to the sale of SPS business, each of the companies will have a stronger presence in their respective markets than Gentiva alone.

     - The ability to unlock stockholder value by allowing Gentiva's two divisions in two distinct industries to be valued independently and more precisely by investors.

     - The ability to focus on the growth of the home health care services business of Gentiva internally through sales, marketing efforts and customer service and/or through selective acquisitions.

     - The combination of Accredo and the SPS business will create revenue growth enhancement opportunities including the ability to cross-sell products and gain new relationships with both payors and manufacturers.

     - The thorough process engaged in by Gentiva's management and its financial advisors which included discussions with potential acquirors of the SPS business and other strategic alternatives.

     - Gentiva's review of alternatives to a sale of the SPS business, including maintaining the status quo of the two business segments, proceeding with an initial public offering or split-off of the two business segments or restructuring the SPS business to exit certain business areas.

     - Lehman Brothers' presentation and written opinion that, as of the date of the opinion and based upon and subject to certain matters stated therein, the consideration to be received by Gentiva pursuant to the sale of the SPS business is fair to Gentiva from a financial point of view. The full text of Lehman Brothers' opinion is attached as Annex C to this joint proxy statement-prospectus. Stockholders are urged to read the opinion in its entirety.

     The board believed that each of the above factors supported its determination that the sale of the SPS business was expedient and in the best interest of Gentiva. The board did, however, also consider, without limitation, the following facts, risks and uncertainties associated with the sale of the SPS business:

     - The assets to be sold could be regarded as substantially all of Gentiva's assets and the sale of these assets will leave Gentiva with significantly less assets and revenues. There can be no assurance that Gentiva will be successful with its narrower focus.

     - The financial condition, results of operations, business and prospects of Gentiva after the sale of the SPS business, as well as the liabilities to be retained by Gentiva.

     - The termination provisions of the asset purchase agreement, which under certain circumstances could obligate Gentiva to pay a termination fee of $12.5 million less any costs and expenses.

     - The possibility that Gentiva stockholders could achieve more value over the long term from the continued operation of Gentiva without the sale of the SPS business.

     - Under the asset purchase agreement, Gentiva has agreed to indemnify Accredo for the breach of its representations and warranties contained in the asset purchase agreement and other matters. If substantially all of the cash proceeds of the sale of the SPS business are distributed to Gentiva's stockholders as currently intended, Gentiva would be required to fund the payment of any indemnification claims by Accredo under the asset purchase agreement or otherwise out of its then existing working capital and cash flows of its continuing businesses.

     - The possibility that Accredo will not be able to obtain financing even though it is not a condition to the asset purchase agreement.

     - The risk factors described in this joint proxy statement-prospectus under "Risk Factors."

     The foregoing addresses the material information and factors considered by Gentiva's board of directors in its consideration of the sale of the SPS business. In view of the variety of factors and the amount of information considered, Gentiva's board of directors did not find it practicable to provide specific assessments of, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. The determination to recommend that Gentiva's stockholders approve the sale of the SPS business was made after consideration of all of the factors taken as a whole. In addition, individual members of the board may have given different weights to different factors and may have considered other factors.

RECOMMENDATION OF THE ACCREDO BOARD AND REASONS FOR THE ACQUISITION

     Accredo's board of directors voted to approve the asset purchase agreement and the issuance of the shares in the acquisition and determined that the asset purchase agreement, the acquisition and the issuance are in the best interest of Accredo. Accordingly, the board recommends that Accredo stockholders vote to approve the issuance of Accredo stock in the acquisition.

     In reaching its decision to recommend the issuance of shares, Accredo's board concluded that combining Gentiva's SPS business with Accredo's existing operations provides the opportunity for Accredo to achieve its strategic goal of being a leading provider of specialized contract pharmacy services to biopharmaceutical manufacturers. The Accredo board believes that the acquisition provides an opportunity for achieving enhanced financial performance and increasing stockholder value.

     In concluding that the acquisition of the SPS business is in the best interest of Accredo, the Accredo board consulted with senior members of Accredo management regarding the strategic and operational aspects of the acquisition and the results of due diligence efforts undertaken by management. In addition, the

Accredo board consulted with Thomas Weisel Partners about the fairness, from a financial perspective, of the consideration to be paid by Accredo in the acquisition. In concluding that the acquisition is in the best interest of Accredo, the Accredo board considered, among other things, the following factors that supported its decision to approve the acquisition and recommend that Accredo stockholders vote to approve the issuance of Accredo stock in the acquisition:

     - the increase from 8 to 16 in the number of major product lines Accredo would serve, which would allow Accredo to diversify its revenue base;

     - the increased number of manufacturing agreements and payor contracts, increased patient base and volume which will improve Accredo's effectiveness and economies of scale;

     - the similar focus of Gentiva's SPS business on niche products and the similar operating models of the SPS business and Accredo;

     - the expansion of geographic distribution capabilities and national coverage for certain products which require support staff on a regional basis;

     - the clinical business solutions division of the SPS business, which provides support to pharmaceutical manufacturers for their drugs in clinical trials and late stage developments, which would allow Accredo access to manufacturers earlier in their drug approval process;

     - the ability to spread general administrative, overhead and other miscellaneous fixed costs over a larger business;

     - the terms of the asset purchase agreement and the structure of the acquisition, including the conditions of each party's obligations to complete the acquisition;

     - the agreement by Gentiva, subject to certain exceptions, not to solicit a proposal for an acquisition other than the acquisition, and the agreement by Gentiva to pay a $12.5 million termination fee, less costs and expenses of Accredo paid by Gentiva, under certain circumstances where another acquisition of Gentiva is publicly announced or the Gentiva board of directors changes or withdraws its recommendation that Gentiva stockholders vote in favor of the sale of the SPS business.

     - the ability of Accredo and Gentiva to complete the acquisition, including their ability to obtain the necessary regulatory approvals and their obligations to attempt to obtain those approvals; and

     - Thomas Weisel Partners' financial analyses and presentation to Accredo's board of directors, and the opinion of Thomas Weisel Partners to the board, based on assumptions made, matters considered and limits of review set forth in Thomas Weisel Partners' written opinion, as to the fairness, from a financial point of view, of the acquisition consideration to be paid by Accredo in the acquisition. The full text of Thomas Weisel Partners' opinion is attached as Annex D to this joint proxy statement-prospectus. Stockholders are encourage to read the opinion in its entirety.

     The board of directors of Accredo also considered the possible adverse consequences of other factors related to the proposed acquisition, including:

     - the increased level of debt that Accredo would have to incur in order to finance the cash portion of the purchase price in connection with the acquisition;

     - Accredo's need to separate and to assess strategic alternatives with respect to the acute portion of the SPS business, which approximates 20% to 25% of the revenues of the SPS business, because the acute business is inconsistent with Accredo's strategy and focus;

     - the supply shortages of recombinant coagulation therapy which accounted for 14% of the revenues of the SPS business for the year ended December 30, 2001, but which Accredo believed could be managed going forward due to Accredo's ability to obtain additional supply in the fourth quarter of 2001 and Accredo's belief that product availability from all manufacturers will continue to improve in future quarters;

     - the risks that the benefits sought in the acquisition would not be realized or that the acquisition would not be consummated;

     - the substantial management time and effort that will be required to consummate the acquisition and to integrate the operations of the combined business; and

     - other risk factors described in this joint proxy statement-prospectus under "Risk Factors."

     In the judgment of the Accredo board of directors, the potential benefits of the acquisition substantially outweighed the risks inherent to the acquisition.

     The foregoing discussion of factors considered by Accredo's board is not exclusive, but Accredo believes it includes the material factors considered by the Accredo board. The Accredo board did not quantify or otherwise try to assign relative weights to the specific factors the Accredo board considered in reaching its determination to recommend the issuance of the Accredo shares in the acquisition. Rather, the Accredo board viewed its position and recommendation as being based on the total information presented to and considered by the Accredo board.

OPINION OF GENTIVA'S FINANCIAL ADVISOR

     On November 27, 2000, Gentiva engaged Lehman Brothers to act as its financial advisor to explore various strategic opportunities, including the potential sale of the SPS business of Gentiva. Lehman Brothers' engagement was terminated by Gentiva on June 1, 2001, when Gentiva concluded that no acceptable proposals had been received and all discussions with interested parties were terminated. The engagement was formally reinstated with respect to the sale of the SPS business on December 17, 2001. On January 2, 2002, Lehman Brothers rendered its oral opinion (subsequently confirmed in writing) to Gentiva's board of directors that as of such date and, based upon and subject to certain matters stated therein, from a financial point of view, the consideration to be received by Gentiva in the sale of the SPS business was fair to Gentiva. Lehman Brothers did not recommend the amount of consideration to be paid to Gentiva.

     THE FULL TEXT OF LEHMAN BROTHERS' WRITTEN OPINION, DATED JANUARY 2, 2002, OR THE LEHMAN BROTHERS OPINION, IS ATTACHED AS ANNEX C TO THIS JOINT PROXY STATEMENT-PROSPECTUS. STOCKHOLDERS MAY READ SUCH OPINION FOR A DISCUSSION OF THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, FACTORS CONSIDERED AND LIMITATIONS UPON THE REVIEW UNDERTAKEN BY LEHMAN BROTHERS IN RENDERING ITS OPINION. THE FOLLOWING IS A SUMMARY OF THE LEHMAN BROTHERS OPINION AND THE METHODOLOGY THAT LEHMAN BROTHERS USED TO RENDER ITS FAIRNESS OPINION.

     Lehman Brothers' advisory services and opinion were provided for the information and assistance of Gentiva's board of directors in connection with its consideration of the sale of the SPS business. The Lehman Brothers Opinion is not intended to be and does not constitute a recommendation to any stockholder of Gentiva as to how such stockholder should vote on the sale of the SPS business. Lehman Brothers was not requested to opine as to, and the Lehman Brothers Opinion does not address, Gentiva's underlying business decision to proceed with or effect the sale of the SPS business or the distribution of cash and Accredo stock received as consideration in the sale of the SPS business to stockholders. In addition, Lehman Brothers was not requested to opine as to, and the Lehman Brothers Opinion does not address, the prices at which the shares of common stock of Accredo or Gentiva will trade following the consummation of the sale of the SPS business.

     In arriving at its opinion, Lehman Brothers reviewed and analyzed:

        1. the asset purchase agreement, certain related documents and the specific terms of the sale of the SPS business;

        2. publicly available information concerning Gentiva and the SPS business that Lehman Brothers believed to be relevant to its analysis, including Gentiva's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 and Gentiva's Quarterly Reports on Form 10-Q for the quarters ended April 1, July 1 and September 30, 2001;

        3. publicly available information concerning Accredo that Lehman Brothers believed to be relevant to its analysis, including Accredo's Annual Report on Form 10-K for the fiscal year ended June 30, 2001 and Accredo's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001;

        4. financial and operating information with respect to the business, operations and prospects of the SPS business furnished to Lehman Brothers by Gentiva, including financial projections of the SPS business prepared by the management of Gentiva for the fiscal years ended December 30, 2001 and December 29, 2002;

        5. a trading history of Accredo's common stock from April 16, 1999 (the first trading day of Accredo) to the present and a comparison of that trading history with those of other companies and market indices that Lehman Brothers deemed relevant;

        6. a comparison of the historical financial results and present financial condition of the SPS business with those of other companies that Lehman Brothers deemed relevant;

        7. a comparison of the historical financial results and present financial condition of Accredo with those of other companies that Lehman Brothers deemed relevant;

        8. published reports of third party research analysts with respect to the future financial performance of the SPS business;

        9. published reports of third party research analysts with respect to the stock price targets and future financial performance of Accredo;

        10. the results of Lehman Brothers' previous efforts to solicit indications of interest from third parties with respect to a purchase of all or part of Gentiva;

        11. the potential pro forma impact on Accredo of the sale of the SPS business, including the cost savings, operating synergies and strategic benefits expected by the management teams of Gentiva and Accredo to result from a combination of the businesses of the SPS business and Accredo; and

        12. a comparison of the financial terms of the sale of the SPS business with the financial terms of certain other transactions that Lehman Brothers deemed relevant.

In addition, Lehman Brothers had discussions with the management of Gentiva, the SPS business and Accredo concerning their respective businesses, operations, assets, financial conditions and prospects and undertook such other studies, analyses and investigations as Lehman Brothers deemed appropriate.

     In arriving at its Opinion, Lehman Brothers assumed and relied upon the accuracy and completeness of the financial and other information used by it without assuming any responsibility for independent verification of such information and further relied upon the assurances of management of Gentiva and Accredo that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the projections of the SPS business, upon advice of Gentiva, Lehman Brothers assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Gentiva as to the future financial performance of the SPS business and that the SPS business will perform in accordance with such projections. However, Lehman Brothers was not provided with, and did not have any access to, any financial projections of the SPS business for periods beyond fiscal 2002 and, upon the advice of Gentiva, has relied upon guidance from the management of Gentiva with respect to the appropriate growth rates, operating margins and other relevant measures of future financial performance in analyzing the future financial performance of the SPS business through fiscal 2006. Lehman Brothers was not provided with, and did not have any access to, any financial projections of Accredo prepared by Accredo's management. Accordingly, with Gentiva's consent, Lehman Brothers assumed that the published estimates of third party research analysts were a reasonable basis upon which to evaluate the future financial performance of Accredo and that Accredo will perform substantially in accordance with such estimates.

     In arriving at its opinion, Lehman Brothers did not make or obtain any evaluations or appraisals of the assets or liabilities of the SPS business or Accredo. In addition, upon advice of Gentiva, Lehman Brothers assumed that the sale of the SPS business (based on the consideration of $415 million described above) will not result in material tax liabilities for Gentiva. The Lehman Brothers Opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of such opinion.

     In connection with rendering its opinion, Lehman Brothers performed certain financial, comparative and other analyses as described below. In arriving at its opinion, Lehman Brothers did not ascribe a specific range of value to the SPS business, but rather made its determination as to the fairness, from a financial point of view, to Gentiva of the consideration to be received by Gentiva in the sale of the SPS business on the basis of financial and comparative analyses. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances, and therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its opinion, Lehman Brothers did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Lehman Brothers believes that its analyses must be considered as a whole and that considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, Lehman Brothers made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Gentiva and Accredo. None of Gentiva, Accredo, Lehman Brothers or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses were not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

     The following is a summary of the material financial analyses used by Lehman Brothers in connection with providing its opinion to Gentiva's board of directors. Considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the Lehman Brothers Opinion.

  TRANSACTION TERMS

     Upon consummation of the sale of the SPS business, Gentiva will receive consideration of $415 million, subject to certain adjustments as described in the asset purchase agreement, comprised of $207.5 million in cash and $207.5 million in shares of Accredo common stock. The specific number of shares of Accredo common stock that will be received by Gentiva as consideration in the sale of the SPS business will be based upon the average of the daily closing prices for the shares of Accredo common stock for a 20 day period prior to the closing of the sale of the SPS business (the "Average Price"). At the Closing Date and so long as the Accredo Average Price is greater than or equal to $31.00 per share or less than or equal to $41.00 per share, Gentiva will receive sufficient shares of Accredo common stock to provide $207.5 million of Accredo common stock. Assuming no adjustment to the purchase price, if the Accredo Average Price is less than $31.00, Gentiva will receive 6,693,548 shares of Accredo common stock and if the Accredo Average Price is greater then $41.00, Gentiva will receive 5,060,976 shares of Accredo common stock. Lehman Brothers understands that such cash and shares of Accredo common stock are expected to be distributed to the stockholders of Gentiva following the consummation of the sale of the SPS business.

  COMPARABLE COMPANY ANALYSIS


     In order to assess how the public market values shares of similar publicly traded companies, Lehman Brothers reviewed and compared specific financial and operating data relating to the SPS business with selected companies that Lehman Brothers deemed comparable to the SPS business. The following companies are primarily engaged in the distribution of pharmaceuticals and provision of related healthcare services and share certain operational and financial characteristics with the SPS business. These characteristics include, but are not limited to, deriving a majority of revenues from the distribution of pharmaceutical products or supplies, maintaining relationships with pharmaceutical, biotechnology and medical supply companies and maintaining relationships with third-party payors such as Medicare, Medicaid, and commercial insurance companies. However, none of these companies have the same management, composition, size or combination of businesses as the SPS business.

     - ACCREDO HEALTH, INCORPORATED

           Accredo Health, Incorporated provides specialized contract pharmacy and related services pursuant to agreements with biopharmaceutical drug manufacturers relating to the treatment of patients with certain costly, chronic diseases. Accredo Health's services include collection of timely drug utilization and patient compliance information, patient education and monitoring through the use of written materials and telephonic consultation, reimbursement expertise and overnight drug delivery.

     - AMERISOURCEBERGEN CORPORATION

           AmerisourceBergen Corporation is a leading distributor of pharmaceutical products and services to the hospital systems/acute care market, alternative care facilities, and independent community pharmacies. AmerisourceBergen Corporation is also a leader in the institutional pharmacy marketplace.

     - CARDINAL HEALTH, INC.

           Cardinal Health, Inc. is a leading provider of products and services supporting the healthcare industry. Cardinal Health companies develop, manufacture, package and market products for patient care; develop drug-delivery technologies; distribute pharmaceuticals, medical-surgical and laboratory supplies; and offer consulting and other services that improve quality and efficiency in health care.

     - APRIA HEALTHCARE GROUP INC.

           Apria Healthcare Group Inc. is a provider of respiratory therapy, home infusion and home medical equipment. It provides comprehensive home healthcare services through approximately 400 branches in 50 states.

     - CHRONIMED, INC.

           Chronimed, Inc., distributes pharmaceuticals and provides specialized patient management services nationwide for people with long-term chronic conditions, including HIV/AIDS, organ transplants and diseases treated with injectable medications.

     - D&K HEALTHCARE RESOURCES INC.

           D&K Healthcare Resources, Inc., is a wholesale distributor of pharmaceutical and related healthcare and beauty aid products to independent and regional pharmacies, national pharmacy chains and other healthcare providers.

     - LINCARE HOLDINGS, INC.

           Lincare Holdings, Inc. is one of the nation's largest providers of oxygen and other respiratory therapy services to patients in the home. Lincare provides services and equipment to over 320,000 customers in 44 states.

     - MCKESSON CORPORATION

           McKesson Corporation is a leading healthcare services company that is organized under two operating segments: Health Care Supply Management and Health Care Information Technology. The Health Care Supply Management segment is a leading pharmaceutical and medical-surgical supplies distributor.

     - OMNICARE, INCORPORATED

           Omnicare, Incorporated is the nation's largest provider of professional pharmacy, related consulting and data management services for skilled nursing, assisted living and other institutional healthcare providers.

     - PRIORITY HEALTHCARE CORPORATION

           Priority Healthcare Corporation is a national specialty pharmacy and distribution company providing specialized pharmaceutical services for patients with chronic diseases or genetic disorders that require high-cost, complex therapies.

     - SYNCOR INTERNATIONAL CORPORATION

           Syncor International Corporation is a leading provider of high technology health care services concentrating on nuclear pharmacy services, medical imaging, niche manufacturing and radiotherapy.

     Using publicly available information, Lehman Brothers calculated and analyzed each company's current stock price to its historical and projected earnings per share (commonly referred to as a price to earnings ratio, or P/E), each company's ratio of 2002 P/E to its future earnings per share growth rate (commonly referred to as the PEG ratio) and each company's enterprise value to certain historical financial criteria such as revenue, earnings before interest, taxes, depreciation and amortization, or EBITDA, and earnings before interest and taxes, or EBIT. The enterprise value of each company was obtained by adding its short- and-long term debt to the sum of the market value of its common equity, and the book value of any minority interest, and subtracting its cash and cash equivalents. The following table displays various multiples for the comparable companies as of December 31, 2001.

                                                              RANGE OF MULTIPLES
                                                              ------------------
Enterprise Value to:
  Latest twelve months revenues                                 6.5x-4.2x
  Latest twelve months EBITDA                                   6.5x-31.3x
  Latest twelve months EBIT                                    11.9x-33.2x
Stock Price to:
  2001 earnings per share                                      19.1x-49.6x
  2002 earnings per share                                       15.8-37.8x
  2002 PEG Ratio                                                0.7x-1.3x

     When comparing the comparable companies to the SPS business, Lehman Brothers noted that the SPS business is a division of a public company and does not have a complete stand-alone infrastructure and does not bear the expenses related to certain corporate functions provided by Gentiva. For this reason the ratios of purchase price to revenues, EBITDA, EBIT, and earnings of the SPS business implied by the sale of the SPS business (the "Implied Multiples") are not directly comparable to those of the comparable companies. The Implied Multiples were at the lower end, and in some cases, below the range of the comparable companies' primarily because of the SPS business' lower growth rate as compared to the comparable companies and the absence of expenses associated with certain corporate functions provided by Gentiva. Lehman Brothers noted that the Implied Multiples would be increased if the expenses incurred by Gentiva for the corporate functions were allocated to each of its operating divisions.

     In addition, Lehman Brothers recognized that there was a significant disparity between the future earnings growth rates of the comparable companies and the SPS business. The growth rate of the comparable companies based upon data from First Call ranged from 16% to 30% with a median of 20%. Based upon the recent performance and guidance of Gentiva's management, Lehman Brothers used a future earnings growth rate for the SPS business of approximately 8% to 10%. Accordingly, Lehman Brothers focused its analysis on the PEG ratios of the comparable companies that take the disparate growth rates into account. The implied PEG ratios, based upon the range of growth rates that Lehman Brothers assigned to the SPS business and the purchase price of $415 million, were 1.4x to 1.7x. Lehman Brothers noted that this range is above the range of PEG ratios of the comparable companies (0.7x to 1.3x). Lehman Brothers believed that in light of the lower growth rate of the SPS business in comparison to the comparable companies and the fact that the PEG ratio associated with the transaction was above the range of the PEG ratios of the comparable companies that the comparable company analysis supported the conclusion set forth in the Lehman Brothers Opinion.

     Because of the inherent differences between the business, operations and prospects of the SPS business and the business, operations and prospects of the companies included in the comparable companies, Lehman Brothers believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the comparable company analysis and accordingly also made qualitative judgments concerning differences between the financial and operating characteristics and prospects of the SPS business and the companies included in the comparable company analysis that would affect the public trading values of each.

  COMPARABLE TRANSACTION ANALYSIS


     Lehman Brothers reviewed and compared the financial terms of the sale of the SPS business with those of selected transactions that Lehman Brothers deemed comparable to the sale of the SPS business. Lehman Brothers selected transactions that involved the purchase of a company or division of a company engaged in the distribution of pharmaceuticals and shared certain operational and financial characteristics with the SPS business. These characteristics include, but are not limited to, deriving a majority of revenues from the distribution of pharmaceutical products or supplies, maintaining relationships with pharmaceutical, biotechnology and medical supply companies and maintaining relationships with third-party payors such as Medicare, Medicaid, and commercial insurance companies. However, none of these companies have the same management, composition, size or combination of businesses as the SPS business. The transactions that Lehman Brothers selected were:


       NAME OF ACQUIRER                             NAME OF TARGET
       ----------------                             --------------
AmeriSource Health Corporation    Bergen Brunswig Corporation
                                    Bergen Brunswig Corporation is a leading supplier
                                    of pharmaceutical products and specialty
                                    healthcare products.
Cardinal Health, Inc.             Bindley Western Industries, Inc.
                                    Bindley Western Industries, Inc. is a wholesale
                                    distributor of pharmaceuticals and a provider of
                                    nuclear pharmacy services.
AmeriSource Health Corporation    C.D. Smith Healthcare, Inc.
                                    C.D. Smith Healthcare Inc. is a wholesale
                                    pharmaceutical distributor and serves independent
                                    and chain pharmacies, hospitals, and managed care
                                    facilities.
Bergen Brunswig Corporation       PharMerica Inc.
                                    PharMerica, Inc. is a leading provider of
                                    pharmaceutical products and services serving
                                    patients in skilled nursing facilities, assisted
                                    living facilities, residential and independent
                                    living communities, specialty hospitals and the
                                    home setting.
Omnicare, Inc.                    United Professional Companies, Inc.
                                    United Professional Companies, Inc., a wholly
                                    owned subsidiary of Extendicare Health Services,
                                    Inc., provides comprehensive pharmacy, related
                                    consulting and infusion therapy services.

       NAME OF ACQUIRER                             NAME OF TARGET
       ----------------                             --------------
Genesis Health Ventures, Inc.     Vitalink Pharmacy Services, Inc.
                                    Vitalink Pharmacy Services, Inc. is a provider of
                                    medications, consulting, infusion and other
                                    ancillary services to customers with
                                    institutional beds as well as to home infusion
                                    patients.
Omnicare, Inc.                    American Medserve Corporation
                                    American Medserve Corporation provides
                                    comprehensive pharmacy and related services to
                                    long-term care facilities.
Integrated Health Services,       RoTech Medical Corporation
  Inc.                              RoTech Medical Corporation is a leading provider
                                    of home respiratory services, home infusion and
                                    pharmacy products and home medical equipment.
McKesson Corporation              General Medical Inc.
                                    General Medical Inc. is a leading supplier to
                                    alternate-site healthcare facilities, including
                                    physicians and clinics, long-term care and
                                    home-care sites, and also distributes
                                    medical-surgical supplies to hospitals.
McKesson Corporation              FoxMeyer Corporation's healthcare distribution
                                    business
                                    FoxMeyer Corporation's healthcare distribution
                                    business
                                    is a distributor of pharmaceuticals.
Cardinal Health, Inc.             PCI Services Inc.
                                    PCI Services, Inc. is a leader in providing
                                    diversified packaging services to the
                                    pharmaceutical industry in the United States and
                                    Europe.
Owens & Minor, Inc.               Stuart Medical, Inc.
                                    Stuart Medical, Inc. is a distributor of medical
                                    and surgical supplies to hospitals.

     Using publicly available information, Lehman Brothers calculated and analyzed among other things, the ratio of the implied enterprise values in the transactions at the announcement date to the trailing twelve month revenues, EBITDA, and EBIT as well as the ratio of equity value at the announcement date to trailing twelve month earnings and projected earnings. Lehman Brothers also reviewed each transaction's PEG ratio.

                                                              RANGE OF MULTIPLES
                                                              ------------------
Enterprise Value to:
  Latest twelve months revenues                                 0.1x-3.1x
  Latest twelve months EBITDA                                   8.4x-18.9x
  Latest twelve months EBIT                                    11.0x-28.0x
Equity Value to:
  Latest twelve months earnings per share                      15.4x-33.4x
  2002 earnings per share                                      16.5x-39.1x
  2002 PEG Ratio                                                0.8x-1.8x

     When comparing the comparable transactions to the SPS business, Lehman Brothers noted that the SPS business is a division of a public company and does not have a complete stand-alone infrastructure and does not bear the expenses related to certain corporate functions provided by Gentiva. For this reason the Implied Multiples are not directly comparable to those of the comparable transactions. The Implied Multiples were at the lower end, and in some cases, below the range of the comparable transactions' primarily because of the SPS business' lower growth rate as compared to those of the companies being acquired and the absence of expenses associated with certain corporate functions provided by Gentiva. Lehman Brothers noted that the Implied Multiples would be increased if the expenses incurred by Gentiva for the corporate functions were allocated to each of its operating divisions.

     Lehman Brothers focused its analysis on the PEG ratio since there was a substantial disparity between the growth rate of the SPS business and those of the companies being acquired in the comparable transactions. The median growth rate of the companies being acquired in the comparable transactions was 16% with a range of 15% to 30% as compared to the growth rate of the SPS business of 8% to 10%. The implied PEG ratios, based upon the range of growth rates Lehman Brothers assigned to the SPS business and the consideration of $415 million, were 1.4x to 1.7x. Lehman Brothers noted that this range was at the high end of comparable transactions' PEG ratios (0.8x to 1.8x). Lehman Brothers believed that in light of the lower growth rate of the SPS business in comparison to the comparable transactions and the fact that the PEG ratio associated with the transaction was above the range of the PEG ratios of the comparable transactions that the comparable transaction analysis supported the conclusion set forth in the Lehman Brothers Opinion.

     Because of the inherent differences between the business, operations and prospects of the SPS business and the business, operations and prospects of the acquired companies included in the comparable transactions, Lehman Brothers believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the comparable transaction analysis and accordingly also made qualitative judgments concerning differences between the financial and operating characteristics and prospects of the SPS business and the companies included in the comparable transaction analysis that would affect the transaction values of each.

  DISCOUNTED CASH FLOW ANALYSIS

     As part of its analysis, Lehman Brothers prepared a discounted after-tax cash flow model. The financial projections for fiscal 2002 were prepared by Gentiva's management. For periods between fiscal 2003 and 2006, financial projections were developed by Lehman Brothers based upon guidance from Gentiva's management with respect to the appropriate revenue growth rates, operating margins and other relevant measures of future financial performance. Lehman Brothers used after-tax discount rates of 11.0% to 13.0% and a terminal value based on a range of multiples of estimated EBITDA in 2006 of 7.0x to 9.0x. Based on these discount rates and the midpoint of the terminal values, Lehman Brothers calculated the enterprise value of the SPS business to be approximately $350 to $450 million. Lehman Brothers noted that the purchase price of $415 million was above the midpoint of this valuation range. Lehman Brothers believed that since the transaction value of $415 million was within the range of enterprise values it calculated using the discounted cash flow analysis that the discounted cash flow analysis supported the conclusion set forth in the Lehman Brothers Opinion.

     Lehman Brothers is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Gentiva's board of directors selected Lehman Brothers because of its expertise, reputation and familiarity with Gentiva and the pharmaceutical distribution industry generally and because its investment banking professionals have substantial experience in transactions comparable to the sale of the SPS business.

     As compensation for its services in connection with the transaction, Gentiva will pay Lehman Brothers, upon consummation of the proposed transaction, a fee equal to 1% of the consideration received in the transaction. In addition, Gentiva has agreed to reimburse Lehman Brothers for reasonable out-of-pocket expenses incurred in connection with the sale of the SPS business and to indemnify Lehman Brothers for certain liabilities that may arise out of its engagement by Gentiva and the rendering of the Lehman Brothers Opinion.

     In the ordinary course of its business, Lehman Brothers may actively trade in the debt or equity securities of Gentiva and Accredo for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

OPINION OF ACCREDO'S FINANCIAL ADVISOR

     In August 2001 the board of directors of Accredo hired Thomas Weisel Partners LLC, based on Thomas Weisel Partners' qualifications, expertise and reputation to act as Accredo's financial advisor in connection with the acquisition of the SPS business. Thomas Weisel Partners is a nationally recognized merchant bank specializing in advising and investing in companies participating in the growth sectors of the economy including: healthcare, technology, consumer, business services and telecommunications. On January 2, 2002, Thomas Weisel Partners delivered to the Accredo board of directors its oral opinion that, as of that date and based on the assumptions made, matters considered and limits of review set forth in Thomas Weisel Partners' written opinion, the consideration to be paid by Accredo was fair to Accredo from a financial point of view. Thomas Weisel Partners later delivered its written opinion, dated January 2, 2002, confirming its oral opinion.

     Accredo determined the consideration it would pay to Gentiva for the acquisition of the SPS business through negotiations with Gentiva. Thomas Weisel Partners did not recommend the amount of consideration to be paid to Gentiva. Accredo did not impose any limitations on Thomas Weisel Partners with respect to the investigations made or procedures followed in rendering its opinion. Further, Accredo did not request the advice of Thomas Weisel Partners with respect to alternatives to the acquisition of the SPS business and Thomas Weisel Partners did not advise Accredo with respect to alternatives to the acquisition of the SPS business or Accredo's underlying decision to proceed with or effect the acquisition of the SPS business.

     THE FULL TEXT OF THE WRITTEN OPINION THAT THOMAS WEISEL PARTNERS DELIVERED TO THE ACCREDO BOARD OF DIRECTORS, WHICH SETS FORTH, AMONG OTHER THINGS, THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE SCOPE OF THE REVIEW UNDERTAKEN BY THOMAS WEISEL PARTNERS IN DELIVERING ITS OPINION, IS ATTACHED AS ANNEX D TO THIS JOINT PROXY STATEMENT-PROSPECTUS. STOCKHOLDERS OF ACCREDO SHOULD READ THIS OPINION CAREFULLY AND IN ITS ENTIRETY. THE FOLLOWING DESCRIPTION OF THE THOMAS WEISEL PARTNERS' WRITTEN OPINION IS ONLY A SUMMARY OF THE THOMAS WEISEL PARTNERS' WRITTEN OPINION AND IS QUALIFIED BY AND NOT A SUBSTITUTE FOR THE THOMAS WEISEL PARTNERS' WRITTEN OPINION.

     THOMAS WEISEL PARTNERS DIRECTED ITS OPINION TO THE ACCREDO BOARD OF DIRECTORS. THE OPINION DOES NOT CONSTITUTE A RECOMMENDATION TO STOCKHOLDERS OF ACCREDO AS TO HOW ACCREDO STOCKHOLDERS SHOULD VOTE WITH RESPECT TO THE ISSUANCE OF SHARES IN THE ACQUISITION. THE OPINION ADDRESSES ONLY THE FINANCIAL FAIRNESS OF THE CONSIDERATION TO BE PAID BY ACCREDO FOR THE ACQUISITION OF THE SPS BUSINESS. IT DOES NOT ADDRESS THE RELATIVE MERITS OF THE TRANSACTION OR ANY ALTERNATIVES TO THE TRANSACTION. FURTHER, IT DOES NOT ADDRESS THE ACCREDO BOARD OF DIRECTORS' UNDERLYING DECISION TO PROCEED WITH OR EFFECT THE TRANSACTION OR ANY OTHER ASPECT OF THE ACQUISITION. IN FURNISHING ITS OPINION, THOMAS WEISEL PARTNERS DID NOT ADMIT THAT IT IS AN EXPERT WITHIN THE MEANING OF THE TERM "EXPERT" AS USED IN THE SECURITIES ACT OF 1933 AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER, NOR DID IT ADMIT THAT ITS OPINION CONSTITUTES A REPORT OR VALUATION WITHIN THE MEANING OF SECTION 11 OF THE SECURITIES ACT OF 1933. THE THOMAS WEISEL PARTNERS OPINION INCLUDES STATEMENTS TO THIS EFFECT.

     In connection with its opinion, Thomas Weisel Partners, among other things:

        (1) reviewed certain publicly available financial and other data with respect to Accredo, including the consolidated financial statements for the most recent year ending June 30, 2001 and the interim period ending September 30, 2001 and certain other relevant financial and operating data relating to Accredo made available to Thomas Weisel Partners from published sources and from the internal records of Accredo;

        (2) reviewed certain publicly available financial and other data with respect to Gentiva, including the consolidated financial statements for the most recent year ending December 31, 2000 and the interim periods ending September 30, 2001 and certain other relevant financial and operating data relating to the SPS business made available to Thomas Weisel Partners from published sources and from the internal records of the SPS business;

        (3) reviewed the financial terms and conditions of the draft asset purchase agreement dated December 31, 2001;

        (4) reviewed certain publicly available information concerning the stock market trading history for Accredo common stock and Gentiva common stock;

        (5) compared the SPS business and Accredo from a financial point of view with certain other companies in the healthcare distribution industry which Thomas Weisel Partners deemed to be relevant;

        (6) considered the financial terms, to the extent publicly available, of selected recent business combinations of companies in the healthcare distribution industry which Thomas Weisel Partners deemed to be comparable, in whole or in part, to the acquisition of the SPS business;

        (7) reviewed and discussed with representatives of the management of Accredo, Gentiva and the SPS business certain information of a business and financial nature regarding Accredo and the SPS business, furnished to Thomas Weisel Partners by Accredo and Gentiva, including financial forecasts and related assumptions of Accredo and Gentiva;

        (8) made inquiries regarding and discussed the acquisition of the SPS business and the asset purchase agreement and other matters related thereto with Accredo's counsel; and

        (9) performed such other analyses and examinations as Thomas Weisel Partners deemed appropriate.

     In preparing its opinion, Thomas Weisel Partners did not assume any responsibility to independently verify the information referred to above. Instead, with Accredo's consent, Thomas Weisel Partners relied on the information being accurate and complete in all material respects. Thomas Weisel Partners also made the following assumptions, in each case with Accredo's consent:

     - with respect to the financial forecasts for Accredo and the SPS business provided to Thomas Weisel Partners by their respective managements, respectively, upon their advice and with Accredo's consent, Thomas Weisel Partners assumed for purposes of their opinion that the forecasts had been reasonably prepared on bases reflecting the best available estimates and judgments of their respective managements at the time of preparation as to the future financial performance of Accredo and the SPS business and that they provided a reasonable basis upon which Thomas Weisel Partners could form its opinion;

     - that there had been no material changes in Accredo's or the SPS business' assets, financial condition, results of operations, business or prospects since the respective dates of Accredo's and Gentiva's last financial statements made available to Thomas Weisel Partners;

     - that it could rely on advice of counsel and independent accountants to Accredo as to all legal and financial reporting matters with respect to Accredo, the purchase of the SPS business and the asset purchase agreement; and

     - that the acquisition of the SPS business would be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, the Securities Exchange Act of 1934 and all other applicable federal and state statutes, rules and regulations.

     In addition, for purposes of its opinion:

     - Thomas Weisel Partners did not assume responsibility for making an independent evaluation, appraisal or physical inspection of any of the assets or liabilities (contingent or otherwise) of Accredo or the SPS business, nor was Thomas Weisel Partners furnished with any such appraisals;

     - Thomas Weisel Partners assumed that the acquisition of the SPS business would be consummated in accordance with the terms described in the draft of the asset purchase agreement dated December 31, 2001 without any further amendment thereto and without waiver by Accredo of any of the conditions to its obligations thereunder;

     - Accredo management informed Thomas Weisel Partners, and Thomas Weisel Partners assumed, that the acquisition of the SPS business would be recorded as a purchase under generally accepted accounting principles; and

     - Thomas Weisel Partners based its opinion on economic, monetary, market and other conditions as in effect on, and the information made available to Thomas Weisel Partners as of, the date of its opinion. Since Thomas Weisel Partners' opinion was rendered during a period of significant and uncommon volatility in the capital markets, it is subject to the absence of further material changes in economic, monetary and market and other conditions from those existing on the date of the opinion. Accordingly, although subsequent developments may affect its opinion, Thomas Weisel Partners did not assume any obligation to update, revise or reaffirm its opinion.

     The following represents a brief summary of the material financial analyses performed by Thomas Weisel Partners in connection with providing its opinion to the Accredo board of directors. Some of the summaries of financial analyses performed by Thomas Weisel Partners include information presented in tabular format. In order to fully understand the financial analyses performed by Thomas Weisel Partners, you should read the tables together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by Thomas Weisel Partners.

     Public Market Companies Analysis. Based on public and other available information, Thomas Weisel Partners calculated the multiples of aggregate value, which Thomas Weisel Partners defined as equity value plus debt less cash and cash equivalents, to calendar year 2001E and 2002E earnings before interest, taxes, depreciation and amortization (EBITDA) and the multiples of equity value to net income before goodwill expense for companies in the healthcare distribution industry. Thomas Weisel Partners believes that the five companies listed below have operations similar to some of the operations of Accredo and the SPS business because each of the following five companies derives significant revenue from the distribution of pharmaceutical products or supplies, but noted that none of these companies have the same management, composition, size or combination of businesses as Accredo and the SPS business:

     - AMERISOURCEBERGEN CORPORATION

     AmerisourceBergen Corporation is a leading distributor of pharmaceutical products and services to the hospital systems/acute care market, alternative care facilities, and independent community pharmacies. AmerisourceBergen Corporation is also a leader in the institutional pharmacy marketplace.

     - CARDINAL HEALTH, INC.

     Cardinal Health, Inc. is a leading provider of products and services supporting the healthcare industry. Cardinal Health companies develop, manufacture, package and market products for patient care; develop drug-delivery technologies; distribute pharmaceuticals, medical-surgical and laboratory supplies; and offer consulting and other services that improve quality and efficiency in health care.

     - CHRONIMED, INC.

     Chronimed, Inc., distributes pharmaceuticals and provides specialized patient management services nationwide for people with long-term chronic conditions, including HIV/AIDS, organ transplants and diseases treated with injectable medications.

     - MCKESSON CORPORATION

     McKesson Corporation is a leading healthcare services company that is organized under two operating segments: Health Care Supply Management and Health Care Information Technology. The Health Care Supply Management segment is a leading pharmaceutical and medical-surgical supplies distributor.

     - PRIORITY HEALTHCARE CORPORATION

     Priority Healthcare Corporation is a national specialty pharmacy and distribution company providing specialized pharmaceutical services for patients with chronic diseases or genetic disorders that require high-cost, complex therapies.

     The following table sets forth the multiples indicated by this analysis:

                                                               RANGE OF      TRANSACTION
AGGREGATE VALUE TO:                                            MULTIPLES      MULTIPLE
-------------------                                          -------------   -----------
CY2001E EBITDA.............................................  11.0x - 16.0x       8.9x
CY2001E Net Income before Goodwill.........................  28.0x - 39.0x      17.8x
CY2002E EBITDA.............................................   9.0x - 12.0x       8.2x
CY2002E Net Income before Goodwill.........................  20.0x - 25.0x      16.1x

     While the comparable company analysis compared Accredo and the SPS business to five companies in the healthcare distribution industry, Thomas Weisel Partners did not include every company that could be deemed to be a participant in this same industry, or in the specific sectors of this industry.

     Thomas Weisel Partners noted that the aggregate value of the consideration to be paid by Accredo in connection with the transaction implied multiples of 8.9x 2001E EBITDA, 17.8x 2001E Net Income before Goodwill, 8.2x 2002E EBITDA, and 16.1x 2002E Net Income before Goodwill. The indicated range of enterprise values based on this analysis were $515 million to $696 million. Thomas Weisel Partners noted that the value of consideration to be paid by Accredo was $415 million.

     No company or transaction used in the comparable company or comparable transactions analyses is identical to Accredo, the SPS business or the transaction. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which Accredo, the SPS business and the transaction are being compared.

     Precedent Transactions Analysis. Because each of the following target companies except one derives significant revenue from the distribution of pharmaceutical products or supplies, Thomas Weisel Partners deemed each of these transactions precedents for the acquisition of the SPS Business. Vallen Corporation produces and distributes health care products to industrial consumers and, therefore, Thomas Weisel Partners deemed its acquisition comparable to the acquisition of certain product lines and services rendered by the SPS Business. Based on public and other available information, Thomas Weisel Partners calculated the multiples of aggregate value to the latest twelve months, or LTM, and the next twelve months, or NTM, earnings before interest, taxes, depreciation and amortization (EBITDA) for Accredo and the SPS business implied in the following eight precedent transactions involving healthcare distribution companies that have been announced since April 27, 1998:

ANNOUNCEMENT DATE                   NAME OF ACQUIRER                       NAME OF TARGET
-----------------                   ----------------                       --------------
3/19/01.................   AmeriSource Health Corporation       Bergen Brunswig Corporation
                                                                Bergen Brunswig Corporation is a
                                                                leading supplier of pharmaceutical
                                                                products and specialty healthcare
                                                                products.
12/4/00.................   Cardinal Health, Inc.                Bindley Western Industries, Inc.
                                                                Bindley Western Industries, Inc. is a
                                                                wholesale distributor of
                                                                pharmaceuticals and a provider of
                                                                nuclear pharmacy services.
7/12/00.................   Advance Paradigm, Inc.               PCS Health Systems, Inc.
                                                                PCS Health Systems, Inc. is a leading
                                                                drug benefit management company,
                                                                providing pharmacy-related services
                                                                to employers, health plans,
                                                                government agencies, and other
                                                                benefit plan sponsors.

ANNOUNCEMENT DATE                   NAME OF ACQUIRER                       NAME OF TARGET
-----------------                   ----------------                       --------------
7/5/00..................   CVS Corporation                      Stadtlander Pharmacy
                                                                Stadtlander Pharmacy is a leading
                                                                specialty pharmacy, providing
                                                                full-service care to patients
                                                                requiring special prescription needs
                                                                for challenging and long-term health
                                                                conditions. These long-term needs
                                                                include HIV/AIDS, organ transplants,
                                                                cancer and biotechnology-based
                                                                products for conditions such as
                                                                multiple sclerosis.
5/4/00..................   Merck & Co., Inc.                    ProVantage Health Services, Inc.
                                                                ProVantage Health Services, Inc. is a
                                                                leading health benefit management
                                                                company providing health benefit
                                                                management services, pharmacy mail
                                                                services, vision benefit management
                                                                services and health information and
                                                                clinical support services.
11/15/99................   Hagemeyer P.P.S. North America       Vallen Corporation
                                                                Vallen Corporation is a provider and
                                                                distributor of integrated safety
                                                                products and related services,
                                                                including emergency shower and
                                                                eyewash fountains for industrial
                                                                usage, and a broad line of non-
                                                                prescription safety eyewear
                                                                distributed throughout North and
                                                                South America.
1/11/99.................   Bergen Brunswig Corporation          PharMerica, Inc.
                                                                PharMerica, Inc. is a leading
                                                                provider of pharmaceutical products
                                                                and services serving patients in
                                                                skilled nursing facilities, assisted
                                                                living facilities, residential and
                                                                independent living communities,
                                                                specialty hospitals and the home
                                                                setting.
4/27/98.................   Genesis Health Ventures, Inc.        Vitalink Pharmacy Services, Inc.
                                                                Vitalink Pharmacy Services, Inc. is a
                                                                provider of medications, consulting,
                                                                infusion and other ancillary services
                                                                to customers with institutional beds
                                                                as well as to home infusion patients.

     The following table sets forth the multiples indicated by this analysis and the multiples implied by the proposed transaction:

                                                                                  PROPOSED
AGGREGATE VALUE TO:                                         RANGE OF MULTIPLES   TRANSACTION
-------------------                                         ------------------   -----------
LTM EBITDA................................................     7.0x - 11.0x         8.9x
NTM EBITDA................................................     6.0x - 10.0x         8.2x

     The indicated range of enterprise values based on this analysis were $315 million to $510 million. Thomas Weisel Partners noted that the value of the consideration to be paid by Accredo was $415 million.

     Discounted Cash Flow Analysis. Thomas Weisel Partners used financial cash flow forecasts of the SPS business for calendar year 2002, as estimated by Gentiva's management, and financial cash flow forecasts of the SPS business for calendar years 2003 through 2006, as estimated by Thomas Weisel Partners based on conversations with Accredo's management and Gentiva's SPS management regarding the historical perform-ance of the SPS business and management's expectations for the future performance of the SPS business, to perform a discounted cash flow analysis. In conducting this analysis, Thomas Weisel Partners assumed that the SPS business would perform in accordance with these forecasts. Thomas Weisel Partners first estimated the terminal value of the projected cash flows by applying multiples to the SPS business's estimated 2006 earnings before interest, taxes, depreciation and amortization (EBITDA), which multiples ranged from 6.0x to 10.0x. Thomas Weisel Partners then discounted the cash flows projected through 2006 and the terminal values to present values using rates ranging from 10.0% to 14.0%. Using a discount rate of 12.0% (which is the midpoint between 10.0% and 14.0%), this analysis indicated a range of equity values. The indicated range of equity values based on this analysis were $470 million to $696 million. Thomas Weisel Partners noted that the value of consideration to be paid by Accredo was $415 million.

     The foregoing description is only a summary of the analyses and examinations that Thomas Weisel Partners deems material to its opinion. It is not a comprehensive description of all analyses and examinations actually conducted by Thomas Weisel Partners. The preparation of a fairness opinion necessarily is not susceptible to partial analysis or summary description. Thomas Weisel Partners believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses and of the factors considered, without considering all analyses and factors, would create an incomplete view of the process underlying the analyses set forth in its presentation to the Accredo board of directors. In addition, Thomas Weisel Partners may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such particular analysis was given greater weight than any other analysis in the summary presentation. Accordingly, the ranges of valuations resulting from any particular analysis described above should not be taken to be the view of Thomas Weisel Partners with respect to the actual value of Gentiva.

     In performing its analyses, Thomas Weisel Partners made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Accredo and the SPS business. The analyses performed by Thomas Weisel Partners are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those suggested by these analyses. These analyses were prepared solely as part of the analysis performed by Thomas Weisel Partners with respect to the financial fairness of the consideration to be paid by Accredo pursuant to the transaction, and were provided to Accredo in connection with the delivery of the Thomas Weisel Partners opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at any time in the future.

     As described above, Thomas Weisel Partners' opinion and presentation were among the many factors that the Accredo board of directors took into consideration in making its determination to approve the acquisition of the SBS business and to recommend that Accredo stockholders approve the issuance of the Accredo common stock in the acquisition.

     Accredo has agreed to pay Thomas Weisel Partners a fee of $250,000 upon delivery of its opinion (opinion fee) and a fee of $4,000,000 less the opinion fee, that is contingent on the completion of the acquisition. Further, Accredo has agreed to reimburse Thomas Weisel Partners for its reasonable out-of-pocket expenses and to indemnify Thomas Weisel Partners, its affiliates, and their respective partners, directors, officers, agents, consultants, employees and controlling persons against specific liabilities, including liabilities under the federal securities laws.

     In the ordinary course of its business, Thomas Weisel Partners actively trades the equity securities of Accredo for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in these securities.

COMPLETION OF THE ACQUISITION

     Subject to the conditions to the obligations of the parties to effect the acquisition, the acquisition will be completed no later than the second business day following the satisfaction or, in some instances, waiver of all closing conditions, including the stockholders meetings.

     Accredo and Gentiva anticipate that the acquisition will be consummated in the second quarter of 2002. However, delays could occur. Accredo and Gentiva cannot assure you that they will be able to obtain necessary stockholder and regulatory approvals for the acquisition or that they will be able to satisfy other conditions to completion of the acquisition. Either Gentiva or Accredo may terminate the asset purchase agreement if the acquisition is not completed by August 31, 2002, unless the acquisition has not been completed because of the breach of the asset purchase agreement by the party seeking termination. See
"-- Conditions to Completion of the Acquisition" and "-- Waiver, Amendment, and Termination."


CONDITIONS TO COMPLETION OF THE ACQUISITION

     Accredo and Gentiva are required to complete the acquisition only after the satisfaction, or in some cases waiver, of various conditions. These conditions, among others, include:

     - EBITDA (as defined in the asset purchase agreement) for the SPS business for the fiscal year ended December 30, 2001 shall equal or exceed $47 million;

     - Accredo shall have completed an audit and obtained an unqualified audit opinion from Ernst & Young LLP on the financial statements for the SPS business through the fiscal year ended December 30, 2001, which shall not have changes from the financial statements provided earlier by Gentiva except for changes that would not have a material adverse effect (as defined in the asset purchase agreement) on the SPS business;

     - the holders of a majority of the outstanding shares of Gentiva common stock approve the sale of the SPS business;

     - the holders of a majority of the shares of Accredo common stock present at the Accredo stockholders' meeting and entitled to vote must have approved the issuance of the shares of Accredo common stock in the acquisition;

     - the waiting period under the HSR Act must have expired or been terminated and the parties must have received any other material required consent of any regulatory authority, other than consents for certain licenses, and such consents must not be conditioned or restricted in a manner which Accredo determines would reasonably likely have a material adverse impact on the SPS business if the acquisition was consummated;

     - there must not be any law or order enacted by a court or governmental or other regulatory authority or any other action taken or overtly threatened to be taken by a court or governmental or other regulatory authority which prohibits, restricts or makes illegal the consummation of the acquisition;

     - the registration statement, of which this joint proxy statement-prospectus is a part, must continue to be effective under the Securities Act, and all necessary approvals under state or federal securities laws must have been obtained;

     - the shares of Accredo common stock to be issued in the acquisition must be approved for quotation on the Nasdaq National Market, subject to official notice of issuance;

     - the representations and warranties of Gentiva and Accredo set forth in the asset purchase agreement must be true and correct in all material respects as of the date the acquisition is completed subject to certain qualifications;

     - receipt of specified consents and approvals;

     - Gentiva and Accredo must have performed all agreements and complied with all covenants set forth in the asset purchase agreement in all material respects;

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

     - there must not have been a material adverse effect on Accredo or Gentiva that has occurred and is continuing from the date of the asset purchase agreement to the date the acquisition is completed, provided that certain events relating to the acute portion of the SPS business to be acquired by Accredo will not be considered to have a material adverse effect;

     - Gentiva and Accredo shall have entered into restrictive covenants agreements and other agreements regarding the transition and their ongoing operations; and

     - other customary conditions must be satisfied or, in some cases, waived.


     The first two conditions listed above have been satisfied. We cannot assure you as to when or if all of the other conditions to the acquisition can or will be satisfied or waived by the party permitted to do so. Either Gentiva or Accredo may terminate the asset purchase agreement in the event the acquisition is not consummated by August 31, 2002, if the failure to consummate the acquisition is not caused by any breach of the asset purchase agreement by the party seeking termination. See "-- Waiver, Amendment, and Termination."


CONDUCT OF BUSINESS PENDING THE ACQUISITION

     Gentiva and Accredo have agreed to use their reasonable efforts to take all actions necessary to consummate the acquisition as soon as reasonably practicable after the date of the asset purchase agreement. Gentiva and its subsidiaries that own assets of the SPS business have agreed to provide Accredo reasonable access upon reasonable notice to the properties, books and records that relate to the SPS business and to furnish Accredo with such additional financial, operating and other information regarding the SPS business and its properties that Accredo may reasonably request in order to allow Accredo to audit the financial statements for the SPS business for the periods through the closing of the acquisition. Gentiva will also allow Accredo reasonable access, upon reasonable notice, to consult with its officers and employees, accountants and agents in connection with such investigation.

     The asset purchase agreement also obligates Gentiva and its subsidiaries that own assets of the SPS business, until the closing of the acquisition or the termination of the asset purchase agreement, unless the prior written consent of Accredo has been obtained, which consent shall not be unreasonably withheld or denied, to the extent that any of the following relates directly to the SPS business or in any way may affect the acquisition or the assets of the SPS business, to:

     - operate the SPS business in the ordinary course of business, consistent with past practices;

     - use reasonable commercial efforts to preserve intact its business organization, licenses, permits, government programs, private programs and customers;

     - use reasonable commercial efforts to retain the services of its employees, agents and consultants on terms and conditions not less favorable than those existing prior to the date of the signing of the asset purchase agreement and to prevent any material or adverse changes to employee relations;

     - keep and maintain its assets in their present condition, repair and working order, except for normal depreciation and wear and tear, and maintain its insurance, rights and licenses;

     - pay all accounts payable of Gentiva and its subsidiaries selling assets in accordance with past practice and collect all accounts receivable in accordance with past practice, but not less than in accordance with reasonably prudent business practices;

     - make available to Accredo true and correct copies of all internal management and control reports (including aging of accounts receivable, listings of accounts payable, and inventory control reports) and available financial statements related to the SPS business;

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

     - cause all tax returns that are due and have not been filed prior to the date of the signing of the asset purchase agreement or which become due on or prior to the closing of the acquisition (taking into account valid extensions), to be prepared and filed on or before the date such tax return is required to be filed; provided, however, that any such tax return shall be prepared in accordance with past practice and custom and applicable tax law unless Gentiva reasonably determines that changes are required by changes in facts or applicable law;

     - perform in all material respects all obligations under agreements relating to or affecting Gentiva's assets, properties or rights, except for the failure of which performance would not have a material adverse effect on the SPS business taken as a whole, financial or otherwise;

     - keep in full force and effect present insurance policies or other comparable insurance coverage; and

     - notify Accredo of (i) any event or circumstance which is reasonably likely to have a seller material adverse effect (as defined in the asset purchase agreement) or would cause or constitute a breach of any representations, warranties or covenants of Gentiva; (ii) any material change in the normal course of business or in the operation of the assets of the SPS business, and (iii) any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), any adjudicatory proceedings, any budget meetings or any submissions involving the assets of the SPS business.

     In the asset purchase agreement, until the closing of the acquisition or the termination of the asset purchase agreement, Gentiva and its subsidiaries that own assets of the SPS business, have also agreed not to do any of the following without the prior written consent of Accredo, which consent shall not be unreasonably withheld or delayed, to the extent that any of the following relates directly to the SPS business or in any way would reasonably be expected to adversely affect the assets of the SPS business or either party's ability to consummate the acquisition:

     - take any action which would (a) adversely affect the ability of any party to the asset purchase agreement or the agreements contemplated by the asset purchase agreement to obtain any consents required for the transactions contemplated by the asset purchase agreement, or (b) adversely affect the ability of any party to the asset purchase agreement or the agreements contemplated thereby to perform its covenants and agreements thereunder;

     - amend any of its organizational or governing documents, except for the purpose of accomplishing the transactions contemplated by the asset purchase agreement;

     - impose, or suffer the imposition, on any material asset of the SPS business of any lien or permit any such lien other than permitted liens to exist;

     - other than pursuant to the asset purchase agreement or the agreements contemplated by it, sell, pledge or encumber, or enter into any contract to sell, pledge or encumber, any interest in the assets of the SPS business except in the ordinary course of business and consistent with past practices and if not material;

     - purchase or acquire any assets or properties related to the SPS business, whether real or personal, tangible or intangible, or sell or dispose of any assets or properties, whether real or personal, tangible or intangible, except in the ordinary course of business and consistent with past practices;

     - grant any increase in compensation or benefits to any employee of the SPS business, except in accordance with past practice; pay any severance or termination pay or any bonus to any employee of the SPS business other than pursuant to written policies or written contracts in effect as of the date of the asset purchase agreement and disclosed pursuant thereto; enter into or amend any severance agreements with any employee of the SPS business;

     - enter into or amend any employment contract between Gentiva or any subsidiary that owns assets of the SPS business and any employee of the SPS business (unless such amendment is required by law) that the Gentiva entity does not have the unconditional right to terminate without liability (other

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       than compensation for services already rendered), at any time on or after the closing of the acquisition;

     - adopt any new employee benefit plan or make any material change in or to any existing employee benefit plans applicable to the employees of the SPS business other than any such change that is required by law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan except as disclosed to Accredo pursuant to the asset purchase agreement;

     - make any significant change in any tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in tax laws or regulatory accounting requirements or generally accepted accounting principles;

     - commence any litigation other than in accordance with past practice, settle any litigation involving any liability of the SPS business for material money damages or restrictions upon the operations of the SPS business;

     - except in the ordinary course of business and which is not material, modify, amend or terminate any material contract or waive, release, compromise or assign any material rights or claims;

     - except in the ordinary course of business and, even if in the ordinary course of business, then not in an amount to exceed $100,000 in the aggregate, make or commit to make any capital expenditure, or enter into any lease of capital equipment as lessee or lessor, related to the SPS business; or

     - make any loan to any person or increase the aggregate amount of any loan currently outstanding to any person other than advances in the ordinary course of business consistent with past practices.

     In addition, in the asset purchase agreement, until the closing of the acquisition or the termination of the asset purchase agreement, Accredo has agreed not to take the following actions without the prior written consent of Gentiva, which consent shall not be unreasonably withheld or delayed, to the extent that any of these would reasonably be expected to adversely affect Accredo's business or either party's ability to consummate the acquisition:

     - amend its organizational documents in a manner adverse to consummation of the acquisition;

     - declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock other than as contemplated by the asset purchase agreement;

     - authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into any agreement with any other person with respect to, any plan of liquidation or dissolution;

     - maintain its books and records in a manner not in the ordinary course of business consistent with past practice (except for any changes that are not material);

     - institute any significant change in accounting methods other than as may be appropriate to conform to change in law or generally accepted accounting principles; or

     - revalue any of Accredo's assets, including without limitation, writing down the value of inventory or writing off notes or accounts receivable, in each case, except as are not material or that are in the ordinary course of business consistent with past practice and except as may be appropriate to conform to change in law or generally accepted accounting principles.

REPRESENTATIONS AND WARRANTIES

     Accredo and Gentiva have made customary representations and warranties relating to their businesses and the acquisition in the asset purchase agreement. The representations and warranties of Gentiva are contained in
Article 2 of the asset purchase agreement, and the representations and warranties of Accredo are contained in Article 3 of the asset purchase agreement. The asset purchase agreement is attached as Annex A to this joint proxy statement-prospectus.

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REGULATORY APPROVAL

     Gentiva and Accredo are not aware of any material governmental approvals or actions that are required to complete the acquisition, except as described below. Should any other approval or action be required, Accredo and Gentiva have agreed that they would seek such approval or action.

     Accredo and Gentiva filed notification and report forms under the HSR Act with the FTC and the Antitrust Division on January 23, 2002. The statutory waiting period under the HSR Act expired on February 22, 2002. At any time before or after completion of the acquisition, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the acquisition or seeking divestiture of substantial assets of Accredo or Gentiva. At any time before or after the completion of the acquisition, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the acquisition or seeking divestiture of substantial assets of Accredo or Gentiva. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

     Accredo and Gentiva believe that the acquisition can be effected in compliance with the federal and state antitrust laws; however, there can be no assurance that a challenge to the completion of the acquisition on antitrust grounds will not be made or that, if such a challenge were made, Accredo and Gentiva would prevail or would not be required to accept certain adverse conditions in order to complete the acquisition. Pursuant to the asset purchase agreement, Accredo is not required to divest any of its businesses, product lines or assets, or to take or agree to take any other action that Accredo determines not to be in its best interest.

WAIVER, AMENDMENT, AND TERMINATION

     Any provision of the asset purchase agreement may be changed, waived, discharged or terminated only by an agreement signed by the party against whom or which the enforcement of such change, waiver, discharge or termination is sought. In addition, before or at the time the acquisition becomes effective, either Gentiva or Accredo, or both, may waive any default in the performance of any term of the asset purchase agreement by the other party or may waive or extend the time for the compliance or fulfillment by the other party of any and all of its obligations under the asset purchase agreement. In addition, either Accredo or Gentiva may waive any default in the performance of any term of the asset purchase agreement or any of the conditions precedent to its obligations under the asset purchase agreement, unless a violation of any law or governmental regulation would result. To be effective, a waiver must be in writing and signed by an authorized officer of Gentiva or Accredo, as the case may be. In the event an amendment or waiver to the asset purchase agreement requires stockholder approval by law, the parties will resolicit proxies in an effort to obtain stockholder approval of the transactions contemplated by the asset purchase agreement, as amended.

     At any time before the consummation of the acquisition, the boards of directors of Accredo and Gentiva may agree by mutual written consent to terminate the asset purchase agreement. In addition, either Accredo or Gentiva may terminate the asset purchase agreement by written notice of termination to the other party specifying the reason for termination in the following circumstances:


     - in the event the acquisition is not consummated by August 31, 2002, if the failure to consummate the acquisition is not caused by any breach of the asset purchase agreement by the party seeking termination (we refer to such date as the "end date"); and


     - if a breach by the other party of any representation, warranty, covenant or agreement contained in the asset purchase agreement would, if continuing on the closing date, permit the non-breaching party to refuse to consummate the transactions contemplated by the asset purchase agreement pursuant to the

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

       relevant standards discussed above in "Conditions to Completion of the Acquisition." However, if the breach in the representations, warranties, covenants or agreements is curable prior to the end date through the exercise of reasonable efforts and the breaching party exercises reasonable efforts to cure such breach, then the non-breaching party may not terminate the asset purchase agreement prior to 30 days following the receipt by the breaching party of written notice of the breach; provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the asset purchase agreement; and

     - if any law or order permanently restraining, enjoining or otherwise prohibiting the consummation of the acquisition has become final and nonappealable; and

     - if the stockholders of Gentiva fail to approve the sale of the SPS business or the stockholders of Accredo fail to approve the issuance of Accredo common stock in the acquisition at their respective stockholders' meetings; provided, that this termination right is not available to a party where the failure to obtain stockholder approval of the terminating party has been caused by the action or failure to act by the party and the action or failure to act constitutes a material breach by the party of the asset purchase agreement; and

     - if the conditions precedent are incapable of being satisfied by the end date, so long as the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the asset purchase agreement.

     In addition, Accredo may also terminate the asset purchase agreement by written notice of termination to Gentiva, if

     - the board of directors of Gentiva fails to reaffirm publicly its approval following its receipt of an acquisition proposal within two business days after Accredo's request for a reaffirmation, of the acquisition and the transactions contemplated by the asset purchase agreement, or resolves not to reaffirm the acquisition; or

     - the board of directors of Gentiva fails to include in this joint proxy statement-prospectus its recommendation to Gentiva stockholders that they approve the sale of the SPS business, or withdraws, amends or modifies, or proposes publicly to withdraw, qualify or modify, in a manner adverse to Accredo, its recommendation to Gentiva's stockholders that they approve the sale of the SPS business; or

     - the board of directors of Gentiva makes a change of recommendation adverse to the acquisition (as discussed in Solicitation Prohibitions) or, within ten business days after commencement of any tender or exchange offer for any shares of Gentiva common stock, the board of directors of Gentiva fails to recommend against acceptance of the tender or exchange offer by its stockholders or takes no position with respect to the acceptance of the tender or exchange offer by its stockholders; or

     - any person other than Accredo acquires beneficial ownership of 10% or more of Gentiva's outstanding common stock in a transaction that does not constitute a permitted acquisition proposal and Gentiva shall have redeemed the rights issuable under its rights plan, waived or amended any provision of its rights plan or taken any action or made any determination favorable to such person under its rights plan.

We refer to a termination by Accredo as a result of any of the immediately foregoing as a "Gentiva withdrawal termination."

     In addition, Gentiva may also terminate the asset purchase agreement by written notice of termination to Accredo, provided that Gentiva is not then in material breach of any covenant or other agreement contained in the asset purchase agreement and has not willfully breached any of its representations and warranties contained in the asset purchase agreement, if the board of directors of Gentiva has made a change of recommendation (as discussed in "-- Solicitation Prohibitions") in order to approve and permit Gentiva to accept a superior offer (as discussed in "-- Solicitation Prohibitions"); provided, however, that

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     - upon Accredo's request, Gentiva shall negotiate in good faith with
       Accredo to modify the asset purchase agreement for three business days after the initial notice of Gentiva's intent to terminate; and

     - Gentiva shall have paid Accredo $12.5 million, less certain costs and expenses already paid, after compliance with the foregoing and concurrently with delivery of a final notice of termination.

We refer to a termination by Gentiva as a result of the immediately foregoing as a "Gentiva superior offer termination."

     In the event of a suspension of trading in securities on the New York Stock Exchange or Nasdaq, a banking moratorium across the United States or the commencement or significant acceleration of a war or armed hostilities or other national catastrophe directly involving the United States in each case as a result of a catastrophe similar to the World Trade Center disaster of September 11, 2001, Accredo and Gentiva have agreed to negotiate an appropriate delay of the closing of the acquisition, but not later than June 30, 2002 or 30 days after the scheduled stockholders' meetings of Gentiva and Accredo and, if requested by Accredo, an adjustment to the terms of the acquisition reasonably appropriate as a consequence of the event. However, either Gentiva or Accredo may nevertheless terminate the asset purchase agreement pursuant to any other termination provision, as applicable, as described above. During such negotiations, which will not exceed 30 days, the parties will not be considered in breach of the asset purchase agreement as a result of such event. Gentiva will not be in breach of the asset purchase agreement for failing to accept new terms proposed by Accredo during such negotiations and Accredo will not be in breach of the asset purchase agreement for failing to close the acquisition as a result of such catastrophic event.

     If the acquisition is terminated, the asset purchase agreement will become void and have no effect, except that enumerated provisions of the asset purchase agreement, including those relating to the obligations to share certain expenses and maintain the confidentiality of certain information obtained, will survive. Termination of the asset purchase agreement will not relieve any breaching party from liability for any breach of the asset purchase agreement.

SOLICITATION PROHIBITIONS

     The asset purchase agreement restricts Gentiva's ability to solicit other acquisition proposals. In the asset purchase agreement, Gentiva has agreed that it and its subsidiaries will immediately cease any and all existing activities, discussions or negotiations with any third parties conducted prior to the date of the asset purchase agreement with respect to any "acquisition proposal," which is defined in the asset purchase agreement to mean, any offer or proposal, relating to any transaction or series of related transactions involving:

     - any purchase from Gentiva, or acquisition by any person or group of more than a 10% interest in the total outstanding voting securities of Gentiva or any of its subsidiaries that own any of the assets of the SPS business; or

     - any tender offer or exchange offer that if consummated would result in any person or group beneficially owning 10% or more of the total outstanding voting securities of Gentiva or any of its subsidiaries that own any of the assets of the SPS business; or

     - any acquisition, consolidation, business combination or similar transaction involving Gentiva or any of its subsidiaries that own any of the assets of the SPS business; or

     - any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than 10% of the assets of Gentiva and its subsidiaries; or

     - any liquidation, spin-off or dissolution of the assets of the SPS business or of Gentiva or any of its subsidiaries that own any of the assets of the SPS business.

     The asset purchase agreement also provides that neither Gentiva nor any of its affiliates or representatives will solicit, initiate, encourage, knowingly facilitate or induce any inquiry with respect to, or the making, submission or announcement of, any acquisition proposal, participate in discussions or negotiations regarding

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or furnish any nonpublic information with respect to any acquisition proposal, or approve, endorse or recommend (except as specifically permitted in the asset purchase agreement) or enter into any letter of intent or similar agreement relating to any acquisition proposal. If Gentiva receives an acquisition proposal or a request for non-public information which Gentiva reasonably believes could lead to an acquisition proposal, it must notify Accredo of the terms of such proposal within two business days.

     Notwithstanding the foregoing, the asset purchase agreement provides that an offer or proposal shall not be an acquisition proposal and may be pursued by Gentiva, if upon receipt by Gentiva of an unsolicited acquisition proposal and prior to any additional discussions, Gentiva informs the soliciting party of the requirements for a "permitted acquisition proposal" and the party agrees to pursue the transaction solely in accordance with the criteria for a permitted acquisition proposal. A "permitted acquisition proposal" is defined to mean either of the following proposed transactions, provided no stockholder vote on such transaction is held prior to the Gentiva and Accredo stockholders' meeting for this acquisition and such proposed transaction does not have any adverse impact on the timing or the probability of this acquisition:

     - an asset purchase, solely for the assets not being acquired by Accredo if Gentiva and its subsidiaries agree that as a condition to the closing of such transaction, the potential acquiror of the retained assets agrees to be bound by Gentiva's indemnification obligations under the asset purchase agreement; or

     - an acquisition of 10% or more of Gentiva's outstanding common stock if the potential acquiror has agreed in writing to be bound by the provisions of the asset purchase agreement and the other agreements contemplated by the asset purchase agreement and to vote any shares of Gentiva common stock it holds in favor of the asset purchase agreement.

     Gentiva may also provide third parties with non-public information, engage in negotiations with, or otherwise facilitate an effort or attempt by a third party to make or implement an acquisition proposal not solicited in violation of the asset purchase agreement if the offer is a "superior offer," which is an unsolicited offer to acquire, directly or indirectly, pursuant to a merger, tender offer, exchange offer, acquisition, consolidation or other business combination, substantially all of the assets of the SPS business and Gentiva's home health care services business or more than 50% of the total outstanding voting securities of Gentiva that Gentiva's board of directors determines in good faith (following the receipt of advice from its legal and financial advisors) is more favorable, from a financial point of view, to Gentiva's stockholders than the acquisition (which shall be adjusted for comparison purposes to include an implied residual enterprise value for Gentiva's assets other than the SPS business), and that it is reasonably capable of being consummated.

     In connection with a superior offer, concurrently with furnishing any non-public information to a third party, Gentiva's board of directors must give Accredo written notice of its intention to provide such information, Gentiva must receive from such third party an executed confidentiality agreement with customary terms at least as restrictive as those contained in the confidentiality agreement between Accredo and Gentiva, and Gentiva must provide Accredo with any non-public information provided to the third party. In addition, Gentiva may enter into negotiations with the third party with respect to such superior offer, provided that concurrently with entering into negotiations with such third party it gives Accredo written notice of its intention to do so.

     In response to the receipt of a superior offer, the board of directors of Gentiva may withhold, withdraw, amend or modify its recommendation in favor of the acquisition, and, in the case of a superior offer that is a tender or exchange offer made directly to Gentiva's stockholders, may recommend that its stockholders accept the tender or exchange offer (we refer to any of the foregoing actions, whether by a board of directors or a committee thereof, as a "change of recommendation"). However, the Gentiva board of directors may effect a change in recommendation only if all of the following conditions are met at least two days prior to a change of recommendation:

     - a superior offer has been made and has not been withdrawn;

     - Gentiva's stockholders' meeting has not occurred;

     - Gentiva must have

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        - provided to Accredo written notice stating expressly (a) that it has received a superior offer, (b) the material terms and conditions of the superior offer and the identity of the person or group making the superior offer and (c) that it intends to effect a change of recommendation and the manner in which it intends to do so;

        - provided to Accredo a copy of all written materials delivered to the person or group making the superior offer in connection with such superior offer; and

        - made available to Accredo all materials and information made available to the person or group making the superior offer in connection with such superior offer;

     - Gentiva's board of directors has concluded in good faith, after receipt of advice of its legal counsel, that, in light of such superior offer, the failure of the board of directors of Gentiva to effect a change of recommendation is reasonably likely to result in a breach of the fiduciary obligations of Gentiva's board of directors to its stockholders under applicable law; and

     - Gentiva has not breached in any material respect the solicitation prohibition provisions.

     The obligation of Gentiva to call, give notice of, convene and hold its stockholders' meeting is not limited or otherwise affected by the commencement, disclosure, announcement or submission to Gentiva of any acquisition proposal with respect to it, or by any change of recommendation. Gentiva has agreed not to submit to the vote of its stockholders any acquisition proposal, or propose to do so, and may not do so unless the board of directors of Gentiva has terminated the asset purchase agreement in accordance with its terms as discussed under "-- Waiver, Amendment, and Termination."

INDEMNIFICATION OBLIGATIONS

     Gentiva and Accredo have agreed to indemnify each other for breaches of representations and warranties of such party or the non-fulfillment of any covenant or agreement of such party. In addition, Gentiva has agreed to indemnify Accredo for the retained liabilities, including, without limitation, litigation and contingent liabilities, for the failure to deliver good title to the assets of the SPS business, and for tax liabilities. Accredo has agreed to indemnify Gentiva for assumed liabilities and the operation of the SPS business by Accredo after the closing of the acquisition. The representations and warranties generally survive for the period of two years after the closing date, except that:

     - representations and warranties related to health care compliance survive for three years after the closing date;

     - representations and warranties related to title of the assets and sufficiency of assets and employees shall survive for the applicable statute of limitations period; and

     - representations and warranties related to tax matters shall survive until thirty days after the expiration of the applicable tax statute of limitations period, including any extensions thereof, subject to certain exceptions.

     Accredo and Gentiva may recover indemnification for a breach of a representation or warranty only to the extent a party's claims exceed $5,000,000 in the aggregate, subject to the following sentence, and only up to a maximum amount of $100,000,000. If prior to reaching the $5,000,000 minimum amount, a party incurs an individual claim for indemnification in excess of $1,000,000, the amount of the claim that is up to $1,000,000 will be counted towards the $5,000,000 minimum amount and will not be recoverable and the amount of the claim that is in excess of $1,000,000 will be recoverable and will not be counted towards the $5,000,000 minimum amount but will be counted towards the $100,000,000 maximum amount. Accredo has agreed not to seek recourse against Gentiva for up to $2,000,000 resulting from understatements of liabilities (other than intentional and knowing understatements) on the actual balance sheet, but such amounts shall be counted towards the $100,000,000 maximum amount.

     The indemnification rights are the exclusive remedy from and after the closing of the acquisition, except for the right to seek specific performance of any of the agreements in the asset purchase agreement, in any

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case where a party is guilty of fraud in connection with the acquisition, and with respect to tax liabilities and obligations.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE SALE OF THE SPS BUSINESS AND DISTRIBUTION OF SPS SALE PROCEEDS


     Set forth below is the opinion of Cahill Gordon & Reindel, counsel to Gentiva, regarding the material United States federal income tax consequences, to Gentiva and its stockholders, of the sale of the SPS business and distribution of SPS sale proceeds.



     The following opinion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions thereunder as now in effect, and such authorities may be repealed, revoked or modified (possibly on a retroactive basis) so as to result in federal income tax consequences different from those described in the opinion. The following opinion is based on the accuracy of each of the factual matters set forth in this joint proxy statement-prospectus. Any inaccuracy in any of these factual matters may affect the legal conclusions reached in the opinion.



     As discussed in the opinion, the federal income tax consequences to Gentiva and its stockholders will depend to a significant extent on the tax basis of Gentiva's assets, the amount of Gentiva's available net operating loss carryovers and other tax attributes and the amount of Gentiva's current and accumulated earnings and profits through the end of calendar year 2002. Gentiva's computations and estimates of these items referred to in the opinion have not been independently reviewed or verified by Cahill Gordon & Reindel, and Cahill Gordon & Reindel expresses no opinion regarding such computations and estimates.



     Except as specifically provided in the opinion, the opinion applies only to Gentiva stockholders that are U.S. stockholders. A Gentiva stockholder is a U.S. stockholder if, for United States federal income tax purposes, the stockholder is (i) a citizen or resident of the U.S., (ii) a corporation which is created or organized under the laws of the U.S. or any political subdivision thereof, (iii) an estate, the income of which is subject to U.S. federal income tax without regard to its source, or (iv) a trust if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or if the trust has made a valid election to be treated as a United States person. Moreover, the opinion only addresses those Gentiva stockholders that hold their Gentiva shares as capital assets.



     The opinion does not address any federal alternative minimum tax consequences or any state, local or foreign tax consequences to Gentiva or its stockholders. In addition, the opinion does not address certain tax consequences that may be relevant to particular stockholders in light of their personal circumstances, or to certain types of stockholders such as financial institutions, partnerships or other pass-through entities, dealers in securities, tax-exempt organizations, insurance companies, persons who hold shares as part of a straddle or hedging or conversion transaction, or, except as expressly provided below, persons who acquired their Gentiva shares pursuant to the exercise of "incentive stock options" (within the meaning of the Code), pursuant to Gentiva's employee stock purchase plan or otherwise as compensation.


     Accordingly, we encourage each Gentiva stockholder to consult with and to obtain the advice of his or her own tax advisor as to the tax consequences of the sale of the SPS business and the distribution as to such stockholder.


     Subject to the foregoing, it is the opinion of Cahill, Gordon & Reindel that:



     Sale of the SPS Business. Gentiva and certain of its affiliates will recognize gain or loss on the sale of the SPS business. The sale will be a taxable sale and, assuming that a valid and timely election under Section 338(h)(10) of the Code is made with respect to each Gentiva affiliate that will be acquired by Accredo, Gentiva and its selling affiliates will recognize gain or loss on the sale of each asset comprising the SPS business equal to the difference, if any, between the "amount realized" by Gentiva or the selling affiliate from the sale of such asset (i.e., the amount of cash plus the fair market value (on the date of the sale of the SPS business) of Accredo common stock received for such asset) and the adjusted tax basis of such asset. To


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the extent any such gain is not offset by available net operating losses or other tax attributes, Gentiva will be subject to corporate income tax on such gain.

     If the distribution of the proceeds from the sale of the SPS business occurs after the closing date of the sale of the SPS business, Gentiva will recognize additional gain to the extent that the fair market value of the Accredo common stock on the date distributed to the Gentiva stockholders exceeds the fair market value of such Accredo common stock on the date of the sale of the SPS business, whereas any decrease in the fair market value of such Accredo common stock while such stock is owned by Gentiva will result in a non-deductible loss to Gentiva. To the extent any gain recognized on the distribution of the Accredo common stock to the Gentiva stockholders is not offset by available net operating losses or other tax attributes, Gentiva will be subject to corporate income tax on such gain.

     Distribution of the Sales Proceeds to the Gentiva Stockholders. The anticipated distribution of the sale proceeds will be treated as a dividend (and taxable as ordinary income) to the extent that Gentiva has current or accumulated profits through the end of Gentiva's taxable year (which ends December 31, 2002). The amount of Gentiva's current and accumulated earnings and profits will depend on a number of items that cannot yet be determined including, without limitation, the amount of gain recognized by Gentiva and its affiliates from the sale of the SPS business and the distribution of Accredo common stock, the income or loss of Gentiva and each of its affiliates through the end of 2002 and whether Gentiva will make any distributions during 2002 other than a distribution of proceeds from the sale of the SPS business. Gentiva currently estimates that its current and accumulated earnings and profits for 2002 should not exceed $100 million plus 60% of the amount, if any, by which (1) the total cash proceeds from the sale of the SPS business plus the fair market value (on the date of the distribution) of the Accredo common stock being distributed exceed (2) $415 million, and may be significantly lower than that amount. However, Gentiva's actual current and accumulated earnings and profits may exceed Gentiva's current estimate. Moreover, there can be no assurance that the IRS will not successfully challenge Gentiva's computation of its current or accumulated earnings and profits.

     If the "amount" of the distribution with respect to a Gentiva share (i.e., the amount of cash plus the fair market value (on the date of the distribution) of Accredo common stock being distributed with respect to such Gentiva share) exceeds the amount of Gentiva's current and accumulated earnings and profits attributable to such distribution, such excess will be treated first as a tax-free return of capital that reduces the tax basis of such Gentiva share (to the extent of such tax basis) and thereafter as capital gain. Any capital gain recognized will be treated as long term capital gain if a stockholder has held the Gentiva share in question for more than one year. Certain non-corporate stockholders may be eligible for preferential tax rates with respect to any long term capital gain. A Gentiva stockholder's tax basis in any Accredo common stock distributed to such stockholder will equal the fair market value (on the distribution date) of such Accredo common stock.


     In the case of any Gentiva stockholder that is not a U.S. stockholder, the distribution of the sales proceeds to such non-U.S. stockholder will be subject to withholding at a rate of 30%, or such lower rate as may be specified by an applicable income tax treaty, to the extent the distribution is treated as a dividend. To obtain a reduced rate of withholding under a treaty, a non-U.S. stockholder will be required to provide Gentiva with a properly executed IRS Form W-8BEN certifying the non-U.S. stockholder's entitlement to benefits under that treaty.



     To the extent the distribution received by a corporate stockholder is treated as a dividend, the stockholder will be entitled to a 70% dividends-received deduction if the stockholder meets certain requirements (including minimum holding period requirements), which dividends-received deduction may be reduced or eliminated to the extent that the Gentiva shares are considered to be "debt-financed."



     A dividend received by a corporate stockholder that has held its Gentiva shares for two years or less on the "dividend announcement date" (as defined below) will be characterized as an "extraordinary dividend" under Section 1059 of the Code, in which event the stockholder's tax basis in its Gentiva shares will be reduced by the amount of such stockholder's dividend-received deduction. If the required reduction


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

exceeds the corporate stockholder's tax basis in its Gentiva shares, such excess will be recognized as capital gain.

     The "dividend announcement date" with respect to a distribution of proceeds from the sale of the SPS business is the date on which Gentiva "declares, announces, or agrees to, the amount or payment of" such distribution, whichever is the earliest. There is no clear guidance for determining the dividend announcement date in this case, and the IRS might successfully assert that the dividend announcement date has already occurred or will occur on some future date prior to the date on which Gentiva formally announces or declares a dividend of any proceeds from the sale of the SPS business. Corporate stockholders should consult their own tax advisors to determine whether a distribution of proceeds from the sale of the SPS business may result in an "extraordinary dividend" to them.


     In the case of any Gentiva stockholder who acquired his or her shares through the exercise of an incentive stock option or pursuant to Gentiva's employee stock purchase plan the distribution should be considered to have resulted in a "disqualifying disposition" (within the meaning of the Code) of one or more such shares if the "amount" of the distribution with respect to a particular share (i.e., the amount of cash and the fair market value (on the date of distribution) of the Accredo common stock distributed with respect to such share) that is not taxable as a dividend exceeds the tax basis of such share. If a disqualifying disposition is deemed to have occurred as a result of the distribution of proceeds from the sale of the SPS business, an affected Gentiva stockholder should recognize ordinary compensation income equal to the excess of the fair market value of the Gentiva shares that were deemed to have been disposed (on the date such shares were acquired) over the exercise price paid to acquire such shares. While the two preceding sentences describe the likely treatment, because the law applicable to these facts is not entirely clear, Cahill Gordon & Reindel is unable to provide a definitive legal opinion on such sentences. Each such Gentiva stockholder should consult his or her own tax advisor about the tax consequences of a "disqualifying disposition."


ACCOUNTING TREATMENT

     Accredo will account for the acquisition under the purchase method of accounting for business combinations. Accredo has allocated zero value to the acute business for accounting purposes. Accredo intends to explore strategic alternatives for the acute business. The entire purchase price has been allocated to the chronic business of SPS.

STOCK LISTING

     Accredo will use commercially reasonable efforts to cause the shares of Accredo common stock to be issued in the acquisition to be approved for quotation on the Nasdaq National Market, subject to official notice of issuance, prior to the completion of the acquisition.

EXPENSES AND FEES

     Except as discussed below, Accredo and Gentiva will, respectively, pay all expenses incurred by it or on its behalf in connection with the acquisition. Accredo and Gentiva have agreed to share equally expenses incurred in relation to the printing and filing of the registration statement and this joint proxy statement-prospectus and Accredo has agreed to pay the filing fees for the filings under the HSR Act.

     In the event that the asset purchase agreement is terminated in accordance with its terms because Accredo's stockholders fail to approve the acquisition or because Accredo has breached any representation, warranty, covenant or agreement in the asset purchase agreement that permits Gentiva to refuse to consummate the acquisition, Accredo has agreed to pay to Gentiva its costs and expenses actually incurred in connection with the acquisition up to $2,500,000. In the event that the asset purchase agreement is terminated in accordance with its terms because Gentiva's stockholders fail to approve the sale of the SPS business or because Gentiva has breached any representation, warranty, covenant or agreement in the asset purchase agreement that permits Accredo to refuse to consummate the acquisition, Gentiva has agreed to pay to Accredo its costs and expenses actually incurred in connection with the acquisition up to $2,500,000.

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     In addition, Gentiva has agreed to pay Accredo a termination fee of $12.5 million, less any costs and expenses actually paid by Gentiva in accordance with the previous paragraph, in the following circumstances:

     - Either Accredo or Gentiva terminates the asset purchase agreement because Gentiva's stockholders fail to approve the sale of the SPS business prior to the termination of the asset purchase agreement, there has been publicly announced an acquisition proposal and within twelve months of such termination Gentiva shall either (i) consummate a transaction involving an acquisition proposal relating to 50% of its or one of its subsidiaries capital stock or assets or (ii) enter into an agreement with respect to such transaction, whether or not such transaction is subsequently consummated; or

     - Gentiva or Accredo terminates the asset purchase agreement as a result of the failure to consummate the acquisition by the end date or because the conditions precedent are incapable of being fulfilled prior to the end date and prior to the termination of the asset purchase agreement, there has been publicly announced an acquisition proposal (provided that with respect to a termination by Accredo due to the failure of the satisfaction of the closing conditions regarding EBITDA or due to a material adverse change in the financial statements of Gentiva, there must have been publicly announced an acquisition proposal and Gentiva must have failed to publicly disapprove without condition or qualification such acquisition proposal and to publicly reaffirm without condition or qualification, the acquisition), and within twelve months of such termination Gentiva shall either (i) consummate a transaction involving an acquisition proposal relating to 50% of its or one of its subsidiaries capital stock or assets or (ii) enter into an agreement with respect to such transaction, whether or not such transaction is subsequently consummated; or

     - Accredo terminates the asset purchase agreement because Gentiva has failed to perform and comply in all material respects with any of its obligations, agreements or covenants required by the asset purchase agreement and within twelve months of such termination Gentiva shall either (i) consummate a transaction involving an acquisition proposal relating to 50% of its or one of its subsidiaries capital stock or assets or (ii) enter into an agreement with respect to such transaction, whether or not such transaction is subsequently consummated; or

     - Accredo terminates the asset purchase agreement pursuant to a Gentiva withdrawal termination discussed above under "-- Waiver, Amendment, and Termination"; or

     - Gentiva terminates the asset purchase agreement pursuant to a Gentiva superior offer termination discussed above under "-- Waiver, Amendment, and Termination."

     If the termination fee is payable as a result of one of the first three reasons above, the termination fee must be paid at or prior to the earlier of the date of consummation of such acquisition transaction or the date of execution of an agreement with respect to such acquisition transaction. If the termination fee is payable as a result of the fourth reason above, the termination fee must be paid upon the earlier of the date of execution of the agreement with respect to such acquisition transaction or two business days from the date of termination of the asset purchase agreement. If the termination fee is payable as a result of the final reason above, the termination fee must be paid concurrently with the delivery of the notice of termination of the asset purchase agreement.

     The parties have agreed that the payment of the fees and expenses discussed above are liquidated damages for the breach, other than an intentional breach, by Gentiva or Accredo of the terms of the asset purchase agreement and other than in the event of an intentional breach of the asset purchase agreement, are the exclusive remedy of the parties in the event of a termination of the asset purchase agreement.

INTERESTS OF PERSONS IN THE ACQUISITION THAT DIFFER FROM GENTIVA STOCKHOLDERS

     You should be aware that members of Gentiva's executive management and its directors have interests in the acquisition that are different from, and in addition to, the interests of other Gentiva stockholders, including the consulting agreement and restrictive covenant agreement with Mr. Nixon, the acceleration of vesting of options as a result of the sale of the SPS business and cash payments pursuant to existing change in control agreements, each described below.
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     Consulting Agreement and Restrictive Covenants Agreement with Mr. Robert
Nixon. Accredo has entered into a Consulting Agreement with Mr. Nixon, an executive officer of Gentiva, pursuant to which Mr. Nixon will assist with the transition of the SPS business and any other duties or responsibilities consistent with such role as may be requested by the chief executive officer of Accredo for a period of one year, or earlier, if terminated pursuant to the consulting agreement, following the closing of the acquisition. As consideration for the performance by Mr. Nixon of the consulting services, Accredo has agreed to pay Mr. Nixon $400,000 in regular intervals over the course of the one-year period following the closing of the acquisition, but in no event less frequently than monthly. In addition, Mr. Nixon has entered into a Restrictive Covenants Agreement containing non-competition and non-solicitation provisions similar to those that will be entered into by Gentiva at the time of closing the acquisition, for which Accredo will pay Mr. Nixon an additional $400,000 consisting of $200,000 to be paid upon the closing of the acquisition, $100,000 to be paid on the first anniversary following the closing of the acquisition and $100,000 to be paid 18 months following the closing of the acquisition.

     Change in Control Agreements with Certain of Gentiva's Executive
Officers. Messrs. Blechschmidt, Collura, Malone, Nixon, Christmas, Perry and Silver and Ms. Ma are each a party to change in control agreements with Gentiva. Because Gentiva's board of directors has determined that the sale of the SPS business contemplated by the asset purchase agreement constitutes a "change in control" under these change in control agreements, these officers will be entitled to certain benefits in the event that (1) the employee's employment is terminated by Gentiva and the termination is not for cause or is by the employee for good reason (as specified in the agreement) and (2) the termination is within three years after a change in control of Gentiva. The benefits conferred under these agreements generally include a cash payment equal to two times the employee's base salary and target bonus, continued benefits for two years following the termination or until such earlier date that the employee obtains comparable benefits from another employer, immediate vesting of any stock options held by the employee (those options would remain exercisable for one year following the termination, but not beyond the original full term), and full vesting of retirement and deferred compensation benefits. Upon the closing of the sale of the SPS business or shortly thereafter, Messrs. Blechschmidt, Collura, Christmas, Nixon and Silver and Ms. Ma will no longer be employed by Gentiva and their change in control agreements will be triggered. As a result of these change in control agreements, Gentiva will be required to pay an aggregate of approximately $6.2 million on (or shortly after) the date of the closing of the sale of the SPS business.

     Consulting Agreement with E. Rodney Hornbake, M.D. It is expected that Gentiva will enter into a consulting agreement with Dr. Hornbake whereby he will serve as Gentiva's chief medical officer. Pursuant to his consulting agreement, which will expire in February 2003 and may be terminated by either party upon 30 days notice, Dr. Hornbake will receive a monthly retainer of $4,833.

     Other Consulting Agreements with Executive Officers. Gentiva is considering entering into consulting agreements with certain executive officers to provide services in order to assist in the transition period following the sale of the SPS business. If any such agreements are entered into, it is anticipated that they would be for a term of no longer than one year and would provide the executive with compensation for time spent providing consulting services as requested by Gentiva.


     Stock Options. All unvested options to purchase Gentiva common stock granted under Gentiva's stock plans will become fully vested and exercisable upon completion of the sale of the SPS business. Any option holder desiring to participate in the distribution of the proceeds of the sale of the SPS business will be required to exercise his or her options and hold Gentiva common stock on the record date declared for the distribution (which record date is currently anticipated to be the date of the closing of the sale of the SPS business). The exercise prices of Gentiva options outstanding after the distribution will be adjusted on the record date of the distribution to give effect to such distribution. As of April 29, 2002, the executive officers of Gentiva, collectively, held options to purchase an aggregate of 995,194 shares of Gentiva common stock pursuant to Gentiva's stock option plans, 650,201 of which options to purchase Gentiva common stock were exercisable on or prior to that date. In addition, as of April 29, 2002, the non-employee directors of Gentiva, collectively, held options to purchase an aggregate of 35,000 shares of Gentiva common stock, all of which options were exercisable on or prior to that date. Upon the consummation of the sale of the SPS business, all

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of the options held by such executive officers and directors will immediately become exercisable in full. The treatment of options described above will be in accordance with the applicable option plans whether an option holder is an SPS business employee or is not an SPS business employee.

     Severance Arrangements. Upon the closing of the sale of the SPS business, Gentiva may make severance arrangements with certain employees who do not continue employment with Gentiva, which could include payments to such individuals.

GENTIVA TENDER OFFER FOR OUTSTANDING GENTIVA OPTIONS


     Prior to the closing of the sale of the SPS business, Gentiva intends to commence a cash tender offer for all of its outstanding options to purchase its common stock. The tender offer will be subject to the satisfaction or waiver of a number of conditions, including the consummation of the sale of the SPS business. It is expected that under the terms of the tender offer, Gentiva will purchase for cash tendered options at a purchase price to be calculated by subtracting the applicable exercise price of the option per share from the market value per share of Gentiva's common stock (the "option purchase price"). For this purpose, market value will be the average of the daily closing price of Gentiva's common stock on the Nasdaq National Market for the five trading days ending on the date prior to the closing of the sale of the SPS business. It is expected that the tender offer will expire five business days after the expected closing of the sale of the SPS business. To the extent the aggregate option purchase price for all options tendered exceeds $25 million, Gentiva intends to accept for payment only such number of options which would result in an aggregate option purchase price of as close as practicable to $25 million (but not to exceed $25 million), reducing pro rata from each option holder the number of options tendered in accordance with the terms of the tender offer. Payment for the tendered options not validly withdrawn will be funded by Gentiva's existing cash on hand. Any outstanding options after the tender offer will be exercisable in accordance with Gentiva's existing applicable option plans and the exercise prices of such options will be adjusted in accordance with Gentiva's existing applicable option plans to give effect to the distribution of the proceeds of the sale of the SPS business effective on the record date for the distribution of the proceeds of the sale of the SPS business. This tender offer is not required by the asset purchase agreement and will be commenced solely at the option of Gentiva.



     This description is not the commencement of the tender offer that is referred to in this communication. Upon commencement of such offer, Gentiva will file with the Securities and Exchange Commission a completed Schedule TO and related exhibits, including the offer to purchase, letter of transmittal and other related documents. Option holders are strongly encouraged to read the Schedule TO and related exhibits, including the offer to purchase, letter of transmittal and other related documents, when these become available because they will contain important information about the offer. The Schedule TO and related exhibits will be available without charge at the Securities and Exchange Commission website at www.sec.gov and from Gentiva. Option holders who wish to obtain a copy of Schedule TO and related exhibits from Gentiva, including the offer to purchase, letter of transmittal and other related documents, when these become available should contact Patricia C. Ma at Gentiva Health Services, 3 Huntington Quadrangle, 2S, Melville, NY 11747, telephone: (631) 501-7000. THIS DESCRIPTION IS NEITHER AN OFFER TO PURCHASE NOR A SOLICITATION OF AN OFFER TO SELL SECURITIES.


EMPLOYEE BENEFITS AND CONTRACTS

     Accredo has agreed to make an offer of employment at the same salary, position and geographic location as their current position, for each employee who is engaged primarily in the SPS business except for up to 40 employees. For the hired employees, Accredo has agreed to be responsible for all earned but unpaid salary, bonus, vacation pay, sick pay, holiday pay, medical leave and other like obligations and payments under welfare plans and compensation programs for all periods ending on or prior to the closing date of the sale of the SPS business, if those amounts are reserved on the actual balance sheet of the SPS business prepared as of the closing of the acquisition/sale of the SPS business. The asset purchase agreement requires Accredo to provide Gentiva employees with standard employee benefits under the benefit plans offered by Accredo to its

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

similarly situated employees. For purposes of eligibility and vesting Accredo will credit each hired employee under such plans with all service credited to such employee under Gentiva's corresponding plan.

     Gentiva will be responsible for severance, parachute or similar payments owed to hired employees (as defined in the asset purchase agreement), if any, or employees retained by Gentiva under any policy or agreement such employees have with Gentiva. If Accredo terminates any employee it hires in the acquisition within six months after the closing of the acquisition, Accredo has agreed to pay severance to such employees in accordance with the severance policy of Gentiva attached to the asset purchase agreement.

     In addition, Accredo has entered into a Consulting Agreement and Restrictive Covenants Agreement with Mr. Robert Nixon as described above in "-- Interests of Persons in the Acquisition that Differ from Gentiva Stockholders."

RESALES OF ACCREDO COMMON STOCK

     The shares of Accredo common stock to be issued in the acquisition will be registered under the Securities Act of 1933 and will be freely transferable under the Securities Act, except for shares of Accredo stock issued to any person who is deemed to be an "affiliate" of either Accredo or Gentiva at the time of the special meetings. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or under the common control of either Accredo or Gentiva and may include executive officers and directors, as well as significant stockholders. Affiliates may not sell their shares of Accredo common stock acquired in connection with the acquisition or upon the distribution except pursuant to:

     - an effective registration statement under the Securities Act covering the resale of those shares;

     - an exemption under paragraph (d) of Rule 145 under the Securities Act; or

     - any other applicable exemption under the Securities Act.

     Accredo's registration statement on Form S-4, of which this joint proxy statement-prospectus forms a part, does not cover the resale of shares of Accredo common stock to be received by affiliates in the acquisition.

DISSENTERS' RIGHTS

     The proposed acquisition/sale of the SPS business is not a transaction which entitles stockholders of Gentiva or Accredo to dissenters' rights of appraisal under Delaware law.

RESTRICTIVE COVENANT AGREEMENTS

     As a condition to the closing of the acquisition, Accredo and Gentiva will enter into a restrictive covenant agreement pursuant to which, for a period of seven years following the closing of the acquisition, neither Gentiva nor its affiliates (as defined in the restrictive covenant agreements) will engage in the business of marketing or distributing certain specified drugs, blood clotting pharmaceuticals and related products, and certain premium drugs within the United States and Puerto Rico, nor will they call upon, solicit or otherwise interfere with any of Accredo's suppliers, customers or employees relating to such business. Of the cash portion of the purchase price, $1.5 million is consideration for this restrictive covenants agreement.

     In addition, Accredo and Gentiva will enter into a separate restrictive covenant agreement at the closing of the acquisition pursuant to which, for a period of five years following the closing of the acquisition, neither Gentiva nor its affiliates will engage in the business of the preparation and administration of antibiotics, chemotherapy, nutrients and other prescription drugs that require mixing using asceptic techniques and a laminar hood for patients with acute or episodic diseases within the United States and Puerto Rico, nor will they call upon, solicit or otherwise interfere with any of Accredo's suppliers, customers or employees relating to such business. Of the cash portion of the purchase price, $500,000 is consideration for this restrictive covenants agreement.

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     Neither restrictive covenant agreement precludes Gentiva from continuing its home health care services or CareCentrix business.

     Messrs. Edward Blechschmidt, John Collura and Ronald Malone have also entered into individual covenants not to compete similar to those to be entered into by Gentiva which will continue for a period of one year following the closing of the acquisition. Mr. Robert Nixon has entered into similar restrictive covenants for the term of his consulting agreement with Accredo and for one year thereafter for which he will be paid $400,000 over the 18-month period following the closing of the acquisition.

VOTING AGREEMENTS

     In connection with the execution and delivery of the asset purchase agreement, all of the members of the Gentiva board of directors, including Gentiva's chief executive officer, entered into voting agreements with Accredo under which these stockholders agreed to vote a portion of the shares of Gentiva common stock that they own in favor of the approval of the sale of the SPS business. These stockholders also agreed to vote a portion of their shares of Gentiva common stock against the approval of any transaction made in opposition to or in competition with the acquisition. As of the record date, the voting agreements would pertain to an aggregate of 4.8% of the total voting power of the outstanding shares of Gentiva common stock.

     The voting agreements executed by the Gentiva stockholders prohibit, subject to limited exceptions, any stockholder from transferring or making an arrangement to transfer any shares, except to a person who agrees to be bound by the terms of the voting agreement.

     The voting agreements terminate upon the earlier to occur of the consummation of the acquisition or the termination of the asset purchase agreement in accordance with its terms.

     The form of voting agreement executed by Gentiva stockholders is attached as Annex B to this joint proxy statement-prospectus.

POTENTIAL FINANCING

     The total amount of cash and borrowings required by Accredo to complete the acquisition, including payment to Gentiva of the cash portion of the purchase price, refinancing of existing debt and transaction fees and expenses is estimated to be approximately $219.5 million, but may exceed such amount due to potential purchase price adjustments for increases in net book value of the SPS business. Accredo is exploring alternatives to raise the funds necessary to pay the cash portion of the purchase price, and in case Accredo decides to borrow the funds from a financial institution it has entered into a commitment letter with Bank of America, N.A. with respect to the financing of the acquisition. Bank of America has agreed, on the terms and subject to the conditions in the commitment letter, to provide a senior secured credit facility of up to $275 million to Accredo. At the option of Bank of America, but without limiting its commitment to provide the entire credit facility, portions of the new credit facility may be provided by other financial institutions. If the commitment letter is terminated or if the funding under the commitment letter is reasonably likely to be unavailable at the time of closing of the acquisition, Accredo will use its best efforts to obtain financing from other sources. Accredo does not have a condition to closing in the asset purchase agreement that would allow it to terminate the asset purchase agreement if it does not obtain the financing contemplated by the commitment letter.

     The commitment is conditioned on, among other things:

     - there being no material adverse conditions in the loan syndication market or in the financial or capital markets generally that, at Bank of America's sole discretion, would impair or prevent the syndication of the credit facility;

     - there being no change, occurrence or development that could, in Bank of America's opinion, have a material adverse effect on the business, assets, liabilities, operations, financial condition or prospects of Accredo or the SPS business;

     - Prior to and during the syndication of the credit facility, there not being any competing offering, placement or arrangement of any debt securities or bank financing by or on behalf of Accredo or the SPS business;

     - Bank of America not becoming aware after of any information or other matter which in its judgment is inconsistent in a material and adverse manner with any information or other matter disclosed to us prior to the date hereof; and

     - the completion of definitive documentation relating to the credit facility (and satisfaction of any conditions in those documents) and the consummation of the acquisition.


     The commitment expires on June 30, 2002.


     Senior Secured Credit Facility. Accredo expects that the senior secured credit facility will include a $75 million revolving credit facility and two term loan facilities, one in the amount of $75 million and the other in the amount of $125 million. Accredo's obligations under the credit facility will be secured by all of the capital stock of its domestic subsidiaries, 65% of the capital stock of any future material foreign subsidiaries, and all other present and future assets of Accredo and its subsidiaries. The revolving credit facility and the $75 million of the term loan facility will each mature 5 years from the closing date of the financing, while the $125 million term loan facility will mature 7 years from the closing date of the financing. The outstanding principal amounts of both term loan facilities are subject to scheduled amortization, and the outstanding principal amount of the entire credit facility is subject to mandatory prepayments of percentages of excess cash flow, such percentages being based on the leverage ratio under the credit facility. Accredo may prepay amounts borrowed under the credit facility at any time, without premium or penalty (other than customary yield maintenance payments).

     The interest rate applicable to the term loan facility will be, at Accredo's option, the London Interbank Offered Rate, or LIBOR, plus a margin or the alternate base rate, or ABR, plus a margin. The ABR is the higher of the Bank of America prime rate or the federal funds rate plus .5%.

     The credit documents evidencing the credit facility will contain, among other things:

     - representations and warranties;

     - affirmative, negative, and financial covenants; and

     - events of default.

     These terms have not yet been agreed upon. In addition, Accredo will indemnify the lenders for costs, expenses and liabilities, including fees and expenses of counsel, relating to the credit facility and the transactions contemplated by the credit documents.

           ACCREDO HEALTH, INCORPORATED 2002 LONG-TERM INCENTIVE PLAN


     On March 26, 2002, Accredo's board of directors adopted a resolution approving and recommending to the stockholders the Accredo Health, Incorporated 2002 Long-Term Incentive Plan. If approved by the stockholders, the plan will become effective at the Accredo special meeting.


     Accredo will reserve 2,600,000 shares of its common stock for issuance upon the grant or exercise of awards pursuant to the plan. As of January 31, 2002, there were approximately 200 employees, officers, and directors eligible to participate in the plan. Accredo also maintains the Accredo Health, Incorporated Amended and Restated Stock Option and Restricted Stock Purchase Plan and the Accredo Health, Incorporated 1999 Long-Term Incentive Plan, under which stock options with respect to an aggregate of 1,900,823 shares were outstanding as of January 31, 2002. Whether or not the stockholders approve the 2002 Long-Term Incentive Plan, Accredo may continue to grant options under these plans until the authorized shares are depleted or until such plans otherwise expire.

     A summary of the 2002 Long-Term Incentive Plan is set forth below. The summary is qualified in its entirety by reference to the full text of the plan, which is filed with this joint proxy statement-prospectus as Annex E.

     ACCREDO'S BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE 2002 LONG-TERM INCENTIVE PLAN.

SUMMARY OF THE PLAN

     Purpose. The purpose of the plan is to promote Accredo's success by linking the personal interests of its employees, officers, directors and consultants to those of is stockholders, and by providing participants with an incentive for outstanding performance.

     Permissible Awards. The plan authorizes the granting of awards in the form of options to purchase shares of common stock (which may be either incentive stock options or non-qualified stock options), as well as restricted stock.

     Limitations on Awards. No more than 10% of the shares authorized under the plan may be granted as restricted stock awards, and the maximum fair market value (measured as of the date of grant) of any restricted stock awards that may be received by any one person (less any consideration paid by the person for such award) during any one calendar year under the plan is $2,000,000. The maximum number of shares of common stock with respect to one or more options that may be granted during any one calendar year under the plan to any one person is 500,000.

     Administration. The plan will be administered by the compensation committee of Accredo's board of directors. The committee has the authority to, among other things:

     - designate participants in the plan;

     - determine the type of awards to be granted to each participant, and the number, terms, and conditions of the awards;

     - establish any rules and regulations which it deems advisable to administer the plan;

     - accelerate the vesting or lapse of restrictions of any outstanding award; and

     - adopt modifications, procedures, and subplans in order to comply with provisions of the laws of non-U.S. jurisdictions in which Accredo (or any parent or subsidiary company) may operate.

Accredo's board of directors may at any time administer the plan. If it does so, it will have all the powers of the committee. In addition, the committee may delegate to one or more officers the ability to grant a limited number of awards under the plan to non-executive employees.

     Stock Options. The committee is authorized to grant incentive stock options or non-qualified stock options under the plan. The terms of an incentive stock option must meet the requirements of Section 422 of the Code. The exercise price of an option may not be less than the fair market value of the underlying stock on the date of grant, and no option may have a term of more than 10 years.

     Restricted Stock Awards. The committee may make awards of restricted stock to participants, which will be subject to restrictions on transferability and other restrictions as the committee may impose (including, without limitation, limitations on the right to vote restricted stock or the right to receive dividends, if any, on the restricted stock).

     Performance Goals. The committee may designate any award as a qualified performance-based award in order to make the award fully deductible without regard to the $1,000,000 deduction limit imposed by Code Section 162(m). If an award is so designated, the committee must establish objectively determinable performance goals for the award based on one or more of the following performance criteria:

     - the achievement by Accredo (or a parent or subsidiary company) of a specified target return, or target growth in return, on equity or assets;

     - the achievement by Accredo (or a parent or subsidiary company) of a specified target total; stockholder return (stock price appreciation plus reinvested dividends), or target growth in total stockholder return;

     - Accredo's (or a parent or subsidiary company's) stock price;

     - the achievement by an individual or a business unit of Accredo (or a parent or subsidiary company) of a specified target, or target growth in, revenues, net income or earnings per share; or

     - any combination of the goals set forth above.

     The committee must establish such goals prior to the beginning of the period for which such performance goal relates (or such later date as may be permitted under applicable tax regulations), and the committee may for any reason reduce (but not increase) any award, notwithstanding the achievement of a specified goal. Any payment of an award granted with performance goals will be conditioned on the written certification of the committee in each case that the performance goals and any other material conditions were satisfied.

     The plan is intended to comply with Code Section 162(m) so that the grant of options under the plan will be excluded from the calculation of annual compensation for purposes of Code Section 162(m) and will be fully deductible by Accredo, whether or not the vesting of such options is based upon the performance goals.

     Limitations on Transfer; Beneficiaries. No award will be assignable or transferable by a participant other than by will or the laws of descent and distribution or, except in the case of an incentive stock option, pursuant to a qualified domestic relations order; provided, however, that the committee may (but need not) permit other transfers where the committee concludes that such transferability does not result in accelerated taxation, does not cause any option intended to be an incentive stock option to fail to qualify as such, and is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable awards. A participant may, in the manner determined by the committee, designate a beneficiary to exercise his or her rights and to receive any distribution with respect to any award upon his or her death.

     Acceleration Upon Certain Events. Unless otherwise provided in an award agreement, upon a change in control of Accredo (as defined in the plan) or upon a participant's retirement, death, or disability, all of the participant's outstanding options issued under the plan will become fully exercisable, and all restrictions on restricted stock awards will lapse. Following the acceleration of vesting, the options will continue or lapse in accordance with the other provisions of the plan and the award agreement. In addition, the committee may in its discretion at any time declare any or all awards to be fully vested, and it may distinguish between participants and among awards in exercising such discretion.

     Adjustments. In the event of a stock split, a dividend payable in shares of Accredo stock, or a combination or consolidation of Accredo stock into a lesser number of shares, the aggregate and annual authorization limits in the plan will automatically be adjusted proportionately, and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price for such award. If Accredo is involved in a corporate transaction or event that affects its common stock, such as an extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares, the aggregate and annual share authorization limits under the plan will be adjusted proportionately, and the committee may adjust outstanding awards to preserve the benefits or potential benefits of the awards.

TERMINATION AND AMENDMENT

     Accredo's board of directors or the committee may, at any time and from time to time, terminate, amend, or modify the plan without stockholder approval, but they may condition any amendment on the approval of Accredo stockholders if such approval is necessary or desirable under tax, securities, or other applicable laws, policies, or regulations. No termination or amendment of the plan may adversely affect any award previously granted under the plan without the written consent of the participant. The committee may amend or terminate outstanding awards issued under the plan, but any such amendment that reduces or diminishes the value of an award determined as if the award had been exercised, vested, cashed in, or otherwise settled on the date of such amendment or termination will require the consent of the participant. Unless approved by Accredo's stockholders, however, the original term of an option may not be extended and the exercise price of an outstanding option may not be directly or indirectly reduced, except as otherwise permitted by the antidilution provisions of the plan.

CERTAIN FEDERAL TAX EFFECTS

     Nonqualified Stock Options. There will be no federal income tax consequences to the optionee or to Accredo upon the grant of a nonqualified stock option under the plan. When the optionee exercises a nonqualified option, however, he or she will realize ordinary income in an amount equal to the excess of the fair market value of the common stock received upon exercise of the option at the time of exercise over the exercise price, and Accredo will be allowed a corresponding deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

     Incentive Stock Options. There typically will be no federal income tax consequences to the optionee or to Accredo upon the grant or exercise of an incentive stock option. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted or one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and Accredo will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will realize taxable ordinary income in an amount equal to the excess of (a) the fair market value of the option shares at the time of exercise, or (b) the sales price, whichever is less, over the exercise price, and Accredo will be allowed a federal income tax deduction equal to such amount. Any additional gain will be taxed as long-term or short-term capital gain, depending on how long the stock was held. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee's alternative minimum taxable income.

     Transfers of Options. The committee may, but is not required to, permit the transfer of nonqualified stock options granted under the plan. Based on current tax and securities regulations, such transfers, if permitted, are likely to be limited to gifts to members of the optionee's immediate family or certain entities controlled by the optionee or such family members. The following paragraphs summarize the likely income, estate, and gift tax consequences to the optionee, Accredo, and any transferees, under present federal tax regulations, upon the transfer and exercise of such options. In the event that options are deemed to be transferred in an arms'-length exchange, the tax effects will be different.

     Federal Income Tax. There will be no federal income tax consequences to the optionee, Accredo, or the transferee upon the transfer of a nonqualified stock option. However, the optionee will recognize ordinary income when the transferee exercises the option, in an amount equal to the excess of the fair market value of the option shares upon the exercise of such option over the exercise price, and Accredo will be allowed a corresponding deduction. The gain, if any, realized upon the transferee's subsequent sale or disposition of the option shares will constitute short-term or long-term capital gain to the transferee, depending on the transferee's holding period. The transferee's basis in the stock will be the fair market value of such stock at the time of exercise of the option.

     Federal Estate and Gift Tax. If an optionee transfers a nonqualified stock option to a transferee during the optionee's life but before the option has become exercisable, the optionee will not be treated as having made a completed gift for federal gift tax purposes until the option becomes exercisable. However, if the optionee transfers a fully exercisable option during the optionee's life, he or she will be treated as having made a completed gift for federal gift tax purposes at the time of the transfer. If the optionee transfers an option to a transferee by reason of death, the option will be included in the decedent's gross estate for federal estate tax purposes. The value of such option for federal estate or gift tax purposes may be determined using a "Black-Scholes" or other appropriate option pricing methodology, in accordance with IRS requirements.

     Restricted Stock. Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, the participant will not recognize income, and Accredo will not be allowed a tax deduction, at the time a restricted stock award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date (less any amount he or she paid for the stock), and Accredo will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code
Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), determined as if the stock was not restricted, and Accredo will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

BENEFITS TO NAMED EXECUTIVE OFFICERS AND OTHERS


     As of May 9, 2002, no awards had been granted or approved for grant under the plan. Any future awards will be made at the discretion of the committee. Therefore, it is not presently possible to determine the benefits or amounts that will be received by any individuals or groups pursuant to the plan in the future.

               AMENDMENT TO ACCREDO CERTIFICATE OF INCORPORATION

     The board of directors of Accredo has adopted, subject to stockholder approval at the Accredo stockholders' special meeting, an amendment to Accredo's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Accredo common stock from 50,000,000 to 100,000,000. Other than the change to the number of authorized shares of Accredo common stock, the relative rights and limitations of the Accredo common stock would remain unchanged under this amendment. The Accredo common stock does not have preemptive rights. The proposed increase in the number of authorized shares of Accredo common stock is for the reasons set forth below, and is not required for, nor is it a condition to, the issuance of the shares of Accredo common stock in the acquisition.


     As of the Accredo record date, Accredo had 26,223,714 shares of common stock outstanding. In addition, approximately 1,775,000 shares of Accredo common stock were reserved for issuance under Accredo's stock plans. Therefore, as of April 25, 2002, approximately 22,001,300 shares of Accredo common stock were unissued and not reserved for issuance. If the Accredo stockholders approve the issuance of the shares of Accredo common stock in the acquisition and the acquisition is otherwise consummated, and if the Accredo stockholders approve the adoption of 2002 Long-Term Incentive Plan, up to approximately an additional 6,693,548 shares of common stock would be issued in the acquisition of the SPS business and an additional 2,600,000 shares would be reserved for issuance under the 2002 Long-Term Incentive Plan, leaving approximately 12,707,750 shares of Accredo common stock unissued and not reserved for issuance.


     The Accredo board of directors believes that the proposed amendment to increase the authorized common shares would provide several long-term advantages to Accredo and its stockholders. The proposed increase in the number of authorized shares of Accredo common stock will provide Accredo with flexibility in possible future transactions approved by the Accredo board of directors, including, but not limited to stock splits, stock dividends, mergers, acquisitions, financings, issuances under Accredo stock plans and other corporate purposes. The Accredo board of directors believes the availability of such additional shares of Accredo common stock for such purposes without delay or the necessity for a special stockholders meeting (except as may be required by applicable law or regulatory authorities or by the rules of the Nasdaq National Market or the rules of any stock exchange on which Accredo common stock may then be listed) will be beneficial to Accredo by providing it with the flexibility required to consider and respond to future business opportunities and needs as they arise. The availability of additional shares of authorized common stock will allow Accredo to act promptly if and when the Accredo board of directors determines that the issuance of additional shares is advisable.

     Except for shares of Accredo common stock to be issued upon approval and consummation of the acquisition and reserved for issuance under Accredo's stock plans, the board of directors of Accredo has no current plans for the use of additional shares. However, Accredo frequently reviews and evaluates acquisition candidates, although other than the acquisition of the SPS business, Accredo is not currently a party to any definitive agreement or letter of intent regarding any additional material acquisition that it considers probable.

     The proposed increase in the authorized number of shares of Accredo common stock could have a number of effects on the stockholders of Accredo depending on the exact nature and circumstances of any actual issuances of any authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of Accredo more difficult. For example, additional shares could be issued by Accredo so as to dilute the stock ownership or voting rights of persons seeking to obtain control of Accredo. Similarly, the issuance of additional shares to certain persons allied with Accredo's management could have the effect of making it more difficult to remove Accredo's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. Shares of Accredo common stock may be issued at a time and under circumstances that may increase or decrease earnings per share and increase or decrease the book value per share of shares presently held. Additional issuances of Accredo common stock could also effect the market price of the Accredo common stock.

     The increase in the number of authorized shares of common stock is not a condition to consummation of the acquisition of the SPS business. If the acquisition of the SPS business is approved but the increase in the number of authorized shares of common stock is not approved, the acquisition of the SPS business will be consummated by Accredo unless terminated for other reasons in accordance with the asset purchase agreement. If the acquisition of the SPS business is not approved but the increase in the number of authorized shares of common stock is approved, the amendment to the certificate of incorporation of Accredo will be implemented by Accredo and the increase in the number of shares of Accredo common stock will be effected.

     If the amendment is approved, the first sentence of Article IV of the Accredo certificate of incorporation would be amended to read as follows:

        The total number of shares of all classes of stock which the Corporation shall have authority to issue is 105,000,000 shares, consisting of (a) 5,000,000 shares of preferred stock, $1.000 par value, which shares shall be issued from time to time in one or more series, at the discretion of the Board of Directors (the "Undesignated Preferred Stock"), and (b) 100,000,000 shares of Common Stock, $.01 par value ("Common Stock").

     The only change to Article IV of the certificate of incorporation that would be effected if the amendment is approved is the change set forth in bold face type above. Currently, the Accredo certificate of incorporation provides that the maximum number of authorized shares of Accredo common stock is 50,000,000. All other portions of Article IV of the Accredo certificate of incorporation would remain unchanged.

     The Accredo board of directors recommends that the stockholders of Accredo vote FOR the amendment to the certificate of incorporation to increase the number of authorized shares of common stock.

           ACCREDO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

     The following unaudited pro forma condensed consolidated balance sheet as of December 31, 2001, gives effect to the acquisition of the SPS business as if the acquisition had been completed as of December 31, 2001. The following unaudited pro forma condensed consolidated statements of income for the year ended June 30, 2001 and the six months ended December 31, 2001, give effect to the acquisition of the SPS business as if the acquisition had been completed as of July 1, 2000.

     The unaudited pro forma condensed consolidated financial information presented herein does not purport to represent the results Accredo would have obtained had the acquisition of the SPS business, in fact, occurred at the beginning of the period presented or to project Accredo's results of operations in any future period. The pro forma adjustments are based upon estimates, available information and certain assumptions that management deems appropriate and are not necessarily indicative of the results that may be expected in the future. The unaudited pro forma condensed financial statements are based upon the selected historical financial data for the SPS business, consistently presented with Gentiva's reporting of segments since its reclassification of segments as of fiscal 2001. The unaudited pro forma condensed financial statements should be read in conjunction with the audited consolidated financial statements of Accredo included in its Annual Report on Form 10-K for the year ended June 30, 2001, the unaudited condensed consolidated financial statements of Accredo included in its Quarterly Report on Form 10-Q for the period ended December 31, 2001 and the audited financial statements of the SPS division included elsewhere in this joint proxy statement-prospectus.

    ACCREDO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
                   FOR THE SIX MONTHS ENDED DECEMBER 31, 2001

                                                 GENTIVA'S
                                     ACCREDO        SPS        PRO FORMA       PRO FORMA
                                     HEALTH       DIVISION    ADJUSTMENTS     CONSOLIDATED
                                   -----------   ----------   -----------     ------------
                                            (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues:
  Net patient revenue............  $   277,845   $  360,940                   $   638,785
  Other revenue..................        8,116        4,160                        12,276
  Equity in net income of joint
     ventures....................          873            0                           873
                                   -----------   ----------    ---------      -----------
     Total revenues..............      286,834      365,100            0          651,934
Operating expenses:
  Cost of sales..................      242,771      256,449                       499,220
  General and administrative.....       19,303       69,336                        88,639
  Bad debts......................        2,056       14,801                        16,857
  Depreciation and
     amortization................        1,462        3,779        1,986(a)         7,227
                                   -----------   ----------    ---------      -----------
     Total operating expenses....      265,592      344,365        1,986          611,943
                                   -----------   ----------    ---------      -----------
Operating income.................       21,242       20,735       (1,986)          39,991
Interest expense (income), net...         (800)         (22)       5,132(b)         4,310
                                   -----------   ----------    ---------      -----------
Income before minority interest
  in income of consolidated joint
  venture and income taxes.......       22,042       20,757       (7,118)          35,681
Minority interest in income of
  consolidated joint venture.....         (633)           0                          (633)
                                   -----------   ----------    ---------      -----------
Income before income taxes.......       21,409       20,757       (7,118)          35,048
Income tax expense...............        8,315        8,236       (2,740)(c)       13,811
                                   -----------   ----------    ---------      -----------
Net income to common
  stockholders...................       13,094   $   12,521    $  (4,378)     $    21,237
                                   ===========   ==========    =========      ===========

                                                 GENTIVA'S
                                     ACCREDO        SPS        PRO FORMA       PRO FORMA
                                     HEALTH       DIVISION    ADJUSTMENTS     CONSOLIDATED
                                   -----------   ----------   -----------     ------------
                                            (IN THOUSANDS, EXCEPT PER SHARE DATA)
Weighted average number of shares
  Basic..........................   26,026,013                 5,060,976(e)    31,086,989
  Diluted........................   26,886,716                 5,060,976(e)    31,947,692
Earnings per common share
  Basic..........................  $      0.50                                $      0.68
  Diluted........................  $      0.49                                $      0.66


    ACCREDO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
                        FOR THE YEAR ENDED JUNE 30, 2001


                                                   GENTIVA'S
                                      ACCREDO         SPS        PRO FORMA       PRO FORMA
                                      HEALTH      DIVISION(1)   ADJUSTMENTS     CONSOLIDATED
                                    -----------   -----------   -----------     ------------
                                             (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues:
  Net patient revenue.............  $   446,007    $723,160                     $ 1,169,167
  Other revenue...................       14,985       7,622                          22,607
  Equity in net income of joint
     ventures.....................        1,148           0                           1,148
                                    -----------    --------     ----------      -----------
     Total revenues...............      462,140     730,782              0        1,192,922
Operating expenses:
  Cost of sales...................      395,365     519,532                         914,897
  General and administrative......       29,871     142,730                         172,601
  Bad debts.......................        6,131      26,851                          32,982
  Depreciation and amortization...        4,263       8,023          3,971(a)        16,257
                                    -----------    --------     ----------      -----------
     Total operating expenses.....      435,630     697,136          3,971        1,136,737
                                    -----------    --------     ----------      -----------
Operating income..................       26,510      33,646         (3,971)          56,185
Interest expense (income), net....       (2,770)      1,868          9,553(b)         8,651
                                    -----------    --------     ----------      -----------
Income before minority interest in
  income of consolidated joint
  venture and income taxes........       29,280      31,778        (13,524)          47,534
Minority interest in income of
  consolidated joint venture......         (692)          0              0             (692)
                                    -----------    --------     ----------      -----------
Income before income taxes........       28,588      31,778        (13,524)          46,842
Income tax expense................       11,333      12,407         (5,207)(c)       18,533
                                    -----------    --------     ----------      -----------
Net income to common
  stockholders....................  $    17,255    $ 19,371     $   (8,317)     $    28,309
                                    ===========    ========     ==========      ===========
Weighted average number of shares
  Basic...........................   24,994,496                  5,060,976(e)    30,055,472
  Diluted.........................   26,125,529                  5,060,976(e)    31,186,505
Earnings per common share
  Basic...........................  $      0.69                                 $      0.94
  Diluted.........................  $      0.66                                        0.91


---------------

(1) Information is derived from the SPS business statement of operations for the nine months ended September 30, 2001, plus the unaudited results of operations for the three months ended December 31, 2000.

                               ACCREDO PRO FORMA

                CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                               DECEMBER 31, 2001


                                                                   GENTIVA'S
                                                        ACCREDO       SPS       PRO FORMA       PRO FORMA
                                                         HEALTH    DIVISION    ADJUSTMENTS     CONSOLIDATED
                                                        --------   ---------   -----------     ------------
                                                                          (IN THOUSANDS)
                                                  ASSETS
Current assets:
  Cash and cash equivalents...........................  $ 15,365   $     19                      $ 15,384
  Marketable securities...............................     3,500          0                         3,500
  Receivables:
    Patients accounts.................................   118,604    316,770                       435,374
    Allowance for doubtful accounts...................   (12,364)   (77,323)                      (89,687)
                                                        --------   --------     --------         --------
                                                         106,240    239,447            0          345,687
    Due from affiliates...............................     1,977          0                         1,977
    Other.............................................    18,171          0                        18,171
                                                        --------   --------     --------         --------
                                                         126,388    239,447            0          365,835
  Inventories.........................................    49,673     46,544                        96,217
  Prepaid expenses and other current assets...........     1,044      1,685                         2,729
  Deferred income taxes...............................     5,445          0                         5,445
                                                        --------   --------     --------         --------
         Total current assets.........................   201,415    287,695            0          489,110
Property and equipment, net...........................    11,045     13,404                        24,449
Other assets:
  Joint venture investments...........................     3,543          0                         3,543
  Goodwill, net.......................................   121,809      3,214      204,804(d)       329,827
  Other intangible assets, net........................     4,803          0       22,190(d)        26,993
  Other assets........................................         0      2,225                         2,225
                                                        --------   --------     --------         --------
         Total assets.................................  $342,615   $306,538     $226,994         $876,147
                                                        ========   ========     ========         ========
                                   LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable....................................  $121,455   $ 47,704                      $169,159
  Accrued expenses....................................     8,565      6,875                        15,440
  Income taxes payable................................     2,528                                    2,528
                                                        --------   --------     --------         --------
         Total current liabilities....................   132,548     54,579            0          187,127
Deferred income taxes.................................     2,783                                    2,783
Other liabilities.....................................         0      2,095                         2,095
Minority interest in consolidated joint venture.......     1,534                                    1,534
Long-term debt........................................                           227,200(e)       227,200
Stockholders' equity:
  Undesignated Preferred Stock, 5,000,000 shares
    authorized, no shares issued......................         0          0                             0
  Common stock, $.01 par value; 50,000,000 shares
    authorized; 26,083,829 shares issued and
    outstanding at December 31, 2001, and 31,144,805
    shares issued and outstanding on a pro forma basis
    giving effect to the acquisition..................       261                      51(e)           312
  Additional paid-in capital..........................   164,575                 249,607(e)       414,182
  Retained earnings...................................    40,914    249,864    (249,864)(d)        40,914
                                                        --------   --------     --------         --------
         Total stockholders' equity...................   205,750    249,864        (206)          455,408
                                                        --------   --------     --------         --------
         Total liabilities and stockholders' equity...  $342,615   $306,538     $226,994         $876,147
                                                        ========   ========     ========         ========

---------------

NOTES TO ACCREDO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


Following the close of the acquisition, Accredo intends to separate and reorganize the chronic and acute portions of the SPS business. Accredo intends to assess strategic options for the acute business, which could include the sale of the acute business. The pro forma financial statements do not include any adjustments related to the potential sale of the acute business. The portion of the business that may be sold and the related results of its operations and the amount of the proceeds of the sale can not be reasonably estimated at this time.



Accredo is exploring its alternatives regarding financing and raising capital for the cash portion of the purchase price, including borrowing the funds or issuing additional securities. Accredo has entered into a commitment letter with a financial institution to finance the cash portion of the purchase price, and the following disclosure is based on the use of the credit facility to finance the cash portion of the purchase price. Any potential issuance of equity or debt securities to finance any portion of the purchase price is uncertain and can not be reasonably estimated at this time.


Income statements pro forma adjustments:

(a) Adjustment to reflect the net increase in amortization expense relating to the other intangible assets recorded for the acquisition under the purchase method of accounting. The other intangible assets are estimated to be $14.5 million for acquired patient population, $2.0 million for non-compete agreements and $5.7 million for loan fees. These assets are being amortized using the straight-line method over their estimated useful lives of five to seven years. The balance of the purchase price has been allocated to goodwill, which is not amortized in accordance with the provisions of the Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets but will be subject to annual impairment tests.

(b) Adjustment to reflect the additional interest expense related to the debt used to finance the acquisition. The senior secured credit facility will include a $75 million revolving credit facility and two term loan facilities, one in the amount of $75 million and the other in the amount of $125 million. The revolving credit facility and the $75 million term loan facility will each mature 5 years from the closing date of the financing and the $125 million term loan facility will mature 7 years from the closing date of the financing. The interest rate will be variable based upon, at Accredo's option, either the London Interbank Offered Rate (LIBOR), plus a margin, or the alternate base rate (ABR), plus a margin. The ABR is the higher of the Bank of America prime rate or the federal funds rate plus .5%. The adjustment for interest expense in the pro forma income statements reflects the interest rate that would currently be in effect based upon the terms of the senior secured credit facility, which is 4.133% for the revolving credit facility and the $75 million term loan and 4.633% for the $125 million term loan.

      If the interest rate were .125% higher, pro forma net income would have been $145,000 lower for the year ended June 30, 2001 and $71,000 lower for the six months ended December 31, 2001.

(c) Adjustment to reflect a combined federal and state tax rate of 38.5% on the pro forma adjustments.

Balance sheet pro forma adjustments:


(d) Adjustments to reflect the purchase of the SPS business for $457.2 million, subject to adjustment, plus acquisition and related exit costs of approximately $19.7 million. The purchase price has been preliminarily allocated to net assets acquired of $249.9 million, other intangible assets of $22.2 million and goodwill of $204.8 million.



      The purchase price of $457,200,000 is subject to adjustment for changes in the net book value (as defined in the agreement) of the SPS business as of the closing date of the acquisition. No adjustment to the purchase price will be made if the net book value of the SPS business as of the closing date is between $247,500,000 and $252,500,000. The purchase price to be paid to Gentiva will be adjusted up at closing, on a dollar for dollar basis, to the extent that the net book value exceeds $252,500,000 and will be adjusted down at closing, on a dollar for dollar basis, to the extent that the net book value is less than $247,500,000.


      The pro forma balance sheet assumes that the net book value of the SPS business is $249.9 million as of the closing date, therefore, no adjustment to the purchase price has been reflected in the pro forma financial statements. As of the date of this filing, the $249.9 million is a reasonable estimate of the net book value as of the closing date. However, for every dollar the net book value of the SPS business exceeds $252.5 million, the net assets acquired and the additional paid-in capital will increase one dollar. For every dollar the net book value is less than $247.5 million, the net assets acquired and the additional paid-in capital will decrease one dollar.



(e) Adjustments to reflect the issuance of 5,060,976 shares of common stock (par value of $.01 per share) at a price of $49.33 per share and the borrowing of $227.2 million to purchase the SPS division and pay the estimated acquisition and related exit costs.



      The number of shares of Accredo common stock to be issued will be equal to one-half of the purchase price divided by the average closing price for Accredo common stock for the 20 trading days ending on the second business day prior to the closing of the acquisition. However, if the average closing price is greater than $41 per share, the number of shares to be issued will be equal to one-half of the purchase price divided by $41, or 5,060,976. If the average closing price is less than $31 per share, the number of shares issued will be equal to one-half of the purchase price divided by $31, or 6,693,548.



      Accredo will account for the issuance of the common stock in accordance with EITF 99-12, "Determination of the Measurement Date for the Market Price of Acquirer Securities Issued in a Purchase Business Combination." Accordingly, the measurement date to be used to value the equity securities issued will be determined when the acquisition is consummated. The securities will be valued based on the market prices a few days before and after the measurement date. The pro forma financial statements assume that the measurement date is January 31, 2002, which as of this filing is the first date on which the number of acquirer shares and the amount of other consideration became fixed. The value of the securities assumed in the pro forma financial statements is based on the market prices a few days before and a few days after the measurement date, which was $49.33 per share. Based upon the issuance of 5,060,976 shares of Accredo common stock plus cash of $207.5 million, the total purchase price included in the pro forma financial statements is $457.2 million.



      If the average closing price for the common stock were greater than $49.33, there would be no changes to the number of shares issued, earnings per share, goodwill or additional paid-in capital that is reflected in the pro forma financial statements. However, the following table reflects the number of shares that would be issued and the resultant earnings per share, goodwill and additional paid-in capital if the average closing price for the common stock were actually $41 per share, $36 per share or $31 per share or lower.



                                                          $41 PER SHARE   $36 PER SHARE   $31 PER SHARE
                                                          -------------   -------------   -------------
Number of shares issued.................................    5,060,976       5,763,889       6,693,548
Earnings per common share
  For the year ended June 30, 2001
     Basic..............................................   $     0.94      $     0.92      $     0.89
     Diluted............................................   $     0.91      $     0.89      $     0.86
  For the six months ended December 31, 2001
     Basic..............................................   $     0.68      $     0.67      $     0.65
     Diluted............................................   $     0.66      $     0.65      $     0.63
     Goodwill recorded..................................   $  162.646      $  162.646      $  162.646
     Additional paid-in capital.........................   $  207.442      $  207.442      $  207.442

                 GENTIVA HEALTH SERVICES, INC. AND SUBSIDIARIES
                UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

     The following data provides unaudited pro forma consolidated financial data of Gentiva as of December 30, 2001 and for the years ended December 30, 2001, December 31, 2000 and January 2, 2000. The data reflects adjustments to the historical consolidated financial information of Gentiva to give effect to the sale of the SPS business. For purposes of the following unaudited pro forma consolidated financial data, the selected historical financial data for the SPS business is consistent for all periods presented with Gentiva's reclassification of reportable segments which was effective as of fiscal 2001.

     The unaudited pro forma consolidated financial statements have been prepared assuming that the sale of Gentiva's SPS business and related transactions occurred as of the date of the balance sheet, for purposes of the unaudited pro forma consolidated balance sheet, and as of the first day of fiscal 1999, for purposes of the unaudited pro forma consolidated statements of operations.

     The unaudited pro forma financial statements are based upon estimates, available information and certain assumptions that Gentiva management deem appropriate and do not necessarily reflect the consolidated results of operations or financial position that would have existed had the sale of the SPS business been effective on the date specified nor are they necessarily indicative of future results. The unaudited pro forma consolidated financial statements and adjustments should be read with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Gentiva's historical consolidated financial statements and the notes to the financial statements which are incorporated by reference in the joint proxy statement-prospectus.

                         GENTIVA HEALTH SERVICES, INC.

                PRO FORMA CONSOLIDATED BALANCE SHEET (UNAUDITED)
                               DECEMBER 30, 2001


                                                                          PRO FORMA
                                                            HISTORICAL   ADJUSTMENTS     PRO FORMA
                                                            ----------   -----------     ---------
                                                                        (IN THOUSANDS)
                                              ASSETS
Current assets
  Cash....................................................   $ 71,999     $     (19)(1)  $ 88,080
                                                                            207,500 (1)
                                                                           (191,400)(2)
  Restricted cash.........................................     35,164            --        35,164
  Marketable securities...................................         --       298,600 (1)        --
                                                                           (298,600)(2)
  Accounts receivables
    Gross.................................................    456,351      (316,770)(1)   151,126
                                                                             11,545(3)         --
    Allowance for doubtful accounts.......................    (88,155)       77,324(1)    (10,831)
                                                             --------     ---------      --------
    Net...................................................    368,196      (227,901)      140,295
  Inventories.............................................     47,600       (46,544)(1)     1,056
  Prepaid expenses and other current assets...............     47,396        (1,685)(1)    45,711
                                                             --------     ---------      --------
         Total current assets.............................    570,355      (260,049)      310,306
Fixed assets, net.........................................     30,449       (13,404)(1)    17,045
Goodwill, net of accumulated amortization.................    220,541        (3,214)(1)   217,327
Other assets..............................................     16,989        (2,225)(1)    14,764
                                                             --------     ---------      --------
  Total assets............................................   $838,334     $(278,892)     $559,442
                                                             ========     =========      ========
                               LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable........................................   $ 57,726     $ (47,704)(1)  $ 10,022
  Accrued expenses........................................     63,874        (1,689)(1)    73,730
                                                                             11,545(3)         --
  Payroll and related taxes...............................     16,094        (3,338)(1)    12,756
  Income taxes payable....................................         --        26,100 (1)    26,100
  Insurance costs.........................................     31,460        (1,847)(1)    29,613
                                                             --------     ---------      --------
         Total current liabilities........................    169,154       (16,933)      152,221
Deferred taxes and other liabilities......................     47,473        (2,095)(1)    45,378
                                                             --------     ---------      --------
         Total liabilities................................    216,627       (19,028)      197,599
Stockholders' equity......................................    621,707       230,136 (1)   361,843
                                                                           (490,000)(2)
                                                             --------     ---------      --------
         Total liabilities and stockholders' equity.......   $838,334     $(278,802)     $559,442
                                                             ========     =========      ========


---------------

NOTES


(1) Adjustments to reflect the sale of the net assets of the SPS business, assuming that the sale of the SPS business had occurred as of the balance sheet date. In accordance with the asset purchase agreement between Accredo and Gentiva, the purchase price for the SPS business is $415 million, payable half in cash and half in shares of Accredo common stock, provided that the average closing price of the Accredo common stock for the twenty days ending on the second day prior to the closing of the acquisition is between $31 and $41 per share. If the average closing price of the Accredo common stock is outside this range, the number of shares to be issued will be fixed and the value of the stock consideration will fluctuate. The purchase price is also subject to adjustment for changes in the net book value of the SPS business as of the closing date.



   For purposes of the pro forma adjustments, the value of Accredo common stock is assumed to be $59 per share, which represented the closing price of Accredo common stock on May 7, 2002. At this price per share, the number of shares of Accredo common stock to be distributed to Gentiva at the closing is fixed at 5,060,976 shares in accordance with the asset purchase agreement and the value of the stock consideration is $298.6 million ($59 per share multiplied by 5,060,976 shares). Under this assumption, the total consideration to be received by Gentiva in connection with the sale of the SPS business is $506.1 million, consisting of cash of $207.5 million and Accredo common stock valued at $298.6 million; it is assumed that there is no adjustment to the net book value as further described below. Under this assumption, the gain on the sale of the SPS business is $230.1 million, which consists of total consideration to be received by Gentiva of $506.1 million reduced by the net assets of the SPS business of $249.9 million and income taxes payable of $26.1 million (after utilization of Gentiva's net operating loss carryforward). The gain on the sale of the SPS business is excluded from the accompanying statement of operations for the fiscal year ended December 30, 2001.



   For each $1 per share increase or decrease in Accredo common stock above or below $59 per share, the value of Accredo common stock would increase or decrease by $5.1 million, the holdback for taxes would increase or decrease by $1.8 million (representing 35% of $5.1 million) and the total distribution to shareholders and gain on the sale of the SPS business would increase or decrease by $3.3 million.



   It is also assumed that the net book value of the SPS business at the closing date will be between $247.5 million and $252.5 million and, as a result, there will be no adjustment to the proceeds from the sale as a result of the net book value of the SPS business. (The net book value of the SPS business was $249.9 million at December 30, 2001.) The purchase price to be paid to Gentiva upon the sale of the SPS business will be adjusted up at closing on a dollar for dollar basis to the extent that the estimated net book value exceeds $252.5 million and will be adjusted down at closing on a dollar for dollar basis to the extent the estimated net book value is less than $247.5 million. The expected net book value as of the closing date cannot be reasonably estimated at this time.



   If there is an adjustment to the net book value of the SPS business as of the closing date, the adjustment will change the distribution to shareholders on a dollar for dollar basis, offset somewhat by a change in the holdback for taxes of 35% of the net book value adjustment, to the extent that the sales proceeds before the holdback for taxes exceed $460 million; this adjustment would have no impact on the statement of operations.



(2)Adjustment to reflect the distribution of substantially all of the proceeds from the sale of the SPS business as of the balance sheet date. To the extent the value of the Accredo common stock and cash consideration received by Gentiva exceeds $460 million, Gentiva will distribute to its shareholders all of the stock consideration and the amount of cash consideration remaining after Gentiva retains, in cash, 35% of the aggregate stock and cash consideration in excess of $460 million to cover a portion of corporate taxes which may result from receipt of the consideration in excess of $460 million for the sale of the SPS business. To the extent that the value of Accredo common stock and cash consideration is equal to or less than $460 million, Gentiva will distribute to its stockholders all of the stock consideration and all of the cash consideration received.



   For purposes of the pro forma adjustments, the distribution to shareholders is assumed to be $490.0 million which represents the value of all of the stock consideration (total of $298.6 million) and $191.4 million in cash which represents all of the cash consideration received ($207.5 million) reduced by $16.1 million which represents 35% of the total consideration in excess of $460.0 million.



(3)Adjustment to add back the intersegment elimination of receivables and accrued expenses between the SPS business and the home health care services.



                         GENTIVA HEALTH SERVICES, INC.


           PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
                          YEAR ENDED DECEMBER 30, 2001

                                                                            PRO FORMA
                                                              HISTORICAL   ADJUSTMENTS      PRO FORMA
                                                              ----------   -----------      ---------
                                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net revenues................................................  $1,377,687    $(739,315)(1)   $729,577
                                                                               91,205 (2)
Cost of services sold.......................................     918,608     (525,896)(1)    483,917
                                                                               91,205 (2)
                                                              ----------    ---------       --------
  Gross profit..............................................     459,079     (213,419)       245,660
Selling, general and administrative expenses................     436,065     (169,743)(3)    266,322 (6)
Interest expense, net.......................................         151          (88)(4)         63
                                                              ----------    ---------       --------
Income (loss) before income taxes...........................      22,863      (43,588)       (20,725)
Income tax expense (benefit)................................       1,875         (400)(5)      1,475
                                                              ----------    ---------       --------
  Net income (loss).........................................  $   20,988    $ (43,188)      $(22,200)
                                                              ==========    =========       ========
Net income (loss) per share:
  Basic.....................................................  $     0.91                    $  (0.96)
  Diluted...................................................  $     0.85                    $  (0.96)
Average shares outstanding:
  Basic.....................................................      23,186                      23,186
  Diluted...................................................      25,869                      23,186

---------------

NOTES

(1) Adjustment to eliminate net revenues and cost of services sold of the SPS business, assuming that the sale had occurred as of the first day of fiscal 1999.

(2) Adjustment to add back to net revenue and cost of services sold amounts for the intersegment elimination between the SPS business and the home health care services business which were reflected in the historical financial statements. This adjustment is required to reflect the net revenues and cost of services sold of Gentiva, after excluding the SPS business.

(3) Adjustment to reflect the elimination of selling, general and administrative expenses which are directly attributable to the operations of the SPS business. Such expenses include field administrative costs, the provision for doubtful accounts, depreciation and amortization and corporate office support costs. The selling, general and administrative expenses which are eliminated do not include any allocation of corporate overhead costs which do not have a direct benefit on the SPS operations.

(4) Adjustment to reflect the elimination of interest expense, net attributable to the SPS business. Interest expense, net was allocated to the SPS division based on the ratio of SPS's net assets to the sum of total net assets plus consolidated debt for Gentiva.

(5) Adjustment to eliminate income tax expense attributable to the SPS business based on its inclusion in the consolidated tax return of Gentiva.

(6) Selling, general and administrative expenses on a pro forma basis represent the following (in thousands):

Field administrative costs..................................  $189,117
Provision for doubtful accounts.............................     5,120
Corporate expenses..........................................    50,333
Depreciation................................................     8,718
Amortization................................................    10,023
Special charges -- legal settlements........................     3,011
                                                              --------
  Total.....................................................  $266,322
                                                              ========


    Selling, general and administrative expenses on a pro forma basis do not include any adjustments relating to potential costs savings of field administrative costs and corporate expenses which may result from planned realignment and consolidation initiatives. Gentiva is currently evaluating alternative realignment and consolidation initiatives in an effort to achieve cost savings following the sale of the SPS business. Selling, general and administrative expenses exclude the impact of the intended cash tender offer by Gentiva for Gentiva options which would result in a compensation charge of up to $25 million.

                         GENTIVA HEALTH SERVICES, INC.

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                  (UNAUDITED)
                          YEAR ENDED DECEMBER 31, 2000

                                                                PRO FORMA
                                                  HISTORICAL   ADJUSTMENTS     PRO FORMA
                                                  ----------   -----------     ---------
                                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net revenues....................................  $1,506,644   $ (699,327)(1)  $881,765
                                                                   74,448(2)
Cost of services sold...........................   1,021,644     (487,820)(1)   608,272
                                                                   74,448(2)
                                                  ----------   ----------      --------
  Gross profit..................................     485,000     (211,507)      273,493
Selling, general and administrative expenses....     615,198     (258,839)(3)   356,359 (6)
Gain on sales of businesses.....................     (36,682)                   (36,682)
Interest expense, net...........................       9,878       (6,812)(4)     3,066
                                                  ----------   ----------      --------
Income (loss) before income taxes...............    (103,394)      54,144       (49,250)
Income tax expense..............................         806        2,300(5)      3,106
                                                  ----------   ----------      --------
  Net income (loss).............................  $ (104,200)  $   51,844      $(52,356)
                                                  ==========   ==========      ========
Net income (loss) per share:
  Basic.........................................  $    (5.05)                  $  (2.54)
  Diluted.......................................  $    (5.05)                  $  (2.54)
Average shares outstanding:
  Basic.........................................      20,637                     20,637
  Diluted.......................................      20,637                     20,637

---------------

NOTES

(1) Adjustment to eliminate net revenues and cost of services sold of the SPS business, assuming that the sale had occurred as of the first day of fiscal 1998.

(2) Adjustment to add back to net revenue and cost of services sold amounts for the intersegment elimination between the SPS business and the home health care services business which were reflected in the historical financial statements. This adjustment is required to reflect the net revenues and cost of services sold of the remaining Gentiva, after excluding the SPS business.

(3) Adjustment to reflect the elimination of selling, general and administrative expenses which are directly attributable to the operations of the SPS business. Such expenses include field administrative costs, the provision for doubtful accounts, depreciation and amortization and corporate office support costs. The selling, general and administrative expenses which are eliminated do not include any allocation of corporate overhead costs which do not have a direct benefit on the SPS operations.

(4) Adjustment to reflect the elimination of interest expense, net attributable to the SPS business. Interest expense, net was allocated to the SPS division based on the ratio of SPS's net assets to the sum of total net assets plus consolidated debt for Gentiva.

(5) Adjustment to eliminate income tax expense or benefit attributable to the SPS business based on its inclusion in the consolidated tax return of Gentiva.

(6) Selling, general and administrative expenses on a pro forma basis represent the following (in thousands):

Field administrative costs..................................   $229,183
Provision for doubtful accounts.............................     31,157
Corporate expenses..........................................     55,707
Depreciation................................................     11,262
Amortization................................................     10,798
Restructuring and other special charges -- corporate........     18,252
                                                               --------
     Total..................................................   $356,359
                                                               ========

     Selling, general and administrative expenses on a pro forma basis do not include any adjustments relating to potential costs savings of field administrative costs and corporate expenses which may result from planned realignment and consolidation initiatives. Gentiva is currently evaluating alternative realignment and consolidation initiatives in an effort to achieve cost savings following the sale of the SPS business.

                         GENTIVA HEALTH SERVICES, INC.

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                  (UNAUDITED)
                           YEAR ENDED JANUARY 2, 2000

                                                                        PRO FORMA
                                                          HISTORICAL   ADJUSTMENTS      PRO FORMA
                                                          ----------   -----------      ---------
                                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net revenues............................................  $1,489,822    $(665,126)(1)   $879,295
                                                                           54,599(2)
Cost of services sold...................................     984,396     (445,102)(1)    593,893
                                                                           54,599(2)
                                                          ----------    ---------       --------
  Gross profit..........................................     505,426     (220,024)       285,402
Selling, general and administrative expenses............     509,658     (166,903)(3)    342,755(6)
Interest expense, net...................................      16,975       (9,802)(4)      7,173
                                                          ----------    ---------       --------
Loss before income taxes................................     (21,207)     (43,319)       (64,526)
Income tax benefit......................................      (6,121)      (2,500)(5)     (8,621)
                                                          ----------    ---------       --------
  Net loss..............................................  $  (15,086)   $ (40,819)      $(55,905)
                                                          ==========    =========       ========
Net loss per share:
  Basic.................................................  $    (0.74)                   $  (2.75)
  Diluted...............................................  $    (0.74)                   $  (2.75)
Average shares outstanding:
  Basic.................................................      20,345                      20,345
  Diluted...............................................      20,345                      20,345

---------------

NOTES

(1) Adjustment to eliminate net revenues and cost of services sold of the SPS business, assuming that the sale had occurred as of the first day of fiscal 1998.

(2) Adjustment to add back to net revenue and cost of services sold amounts for the intersegment elimination between the SPS business and the home health care services business which were reflected in the historical financial statements. This adjustment is required to reflect the net revenues and cost of services sold of the remaining Gentiva, after excluding the SPS business.

(3) Adjustment to reflect the elimination of selling, general and administrative expenses which are directly attributable to the operations of the SPS business. Such expenses include field administrative costs, the provision for doubtful accounts, depreciation and amortization and corporate office support costs. The selling, general and administrative expenses which are eliminated do not include any allocation of corporate overhead allocation which do not have a direct benefit on the SPS operations.

(4) Adjustment to reflect the elimination of interest expense, net attributable to the SPS business. Interest expense, net was allocated to the SPS division based on the ratio of SPS's net assets to the sum of total net assets plus consolidated debt for Gentiva.

(5) Adjustments to eliminate income tax benefit attributable to the SPS business based on its inclusion in the consolidated tax return of Gentiva.

(6) Selling, general and administrative expenses on a pro forma basis represent the following (in thousands)

            Field administrative costs..................................   $255,822
            Provision for doubtful accounts.............................      8,440
            Corporate expenses..........................................     55,201
            Depreciation................................................     12,693
            Amortization................................................     10,599
                                                                           --------
              Total.....................................................   $342,755
                                                                           ========

     Selling, general and administrative expenses on a pro forma basis do not include any adjustments relating to potential costs savings of field administrative costs and corporate expenses which may result from planned realignment and consolidation initiatives. Gentiva is currently evaluating alternative realignment and consolidation initiatives in an effort to achieve cost savings following the sale of the SPS business.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                 AND RESULTS OF OPERATIONS OF THE SPS BUSINESS

GENERAL

     The specialty pharmaceutical services division of Gentiva provides specialty pharmaceutical services through a network of 40 pharmacies across the United States. Services provided by the SPS business include (i) the distribution of drugs and other biological and pharmaceutical products and professional support services for individuals with chronic diseases, such as hemophilia, primary pulmonary hypertension, autoimmune deficiencies and growth disorders, (ii) the administration of antibiotics, chemotherapy, nutrients and other medications for patients with acute or episodic disease states, (iii) distribution services for pharmaceutical, bio-technology and medical services firms, and (iv) delivery management and administration of products in the home setting and evaluation of equipment needs of the patient.

     On March 15, 2000, Gentiva was split-off from Olsten Corporation through the issuance of Gentiva's shares of common stock to Olsten's shareholders and Gentiva became an independent, publicly-owned company. Prior to the split-off, Gentiva operated Olsten's health services business (including the SPS business) as a wholly-owned subsidiary of Olsten.

     The accompanying consolidated financial statements reflect the results of operations, financial position and changes in divisional equity of the SPS business as if it were a stand-alone entity for all periods presented. The consolidated financial statements have been prepared using the historical basis in the assets and liabilities and historical results of operations related to the SPS business. In this regard, the consolidated financial statements reflect corporate office support costs which were incurred primarily at Gentiva's corporate administrative locations to provide back office and other services for the direct benefit of the SPS business. These costs include a portion of salaries and fringes, lease expenses, professional service fees, travel expenses and miscellaneous other costs incurred in various corporate departments, including information services, accounting and finance, contracts, purchasing, human resources, clinical and other areas. In addition, such financial statements reflect an allocation of corporate overhead cost incurred primarily at Gentiva's corporate administrative locations which represent costs associated with corporate executive management personnel and costs that are required to maintain an independent public company. Management believes all allocations related to general corporate overhead expenses are reasonable; however, the costs charged to SPS were not necessarily indicative of the costs that would have been incurred if the SPS business had been a stand-alone entity or a division of another entity during the period in which such expenses were allocated.

RESULTS OF OPERATIONS

  YEAR ENDED DECEMBER 30, 2001 COMPARED TO YEAR ENDED DECEMBER 31, 2000

  Revenues

     Net revenues for the year ended December 30, 2001 were $739 million compared to net revenues of $699 million for the year ended December 31, 2000 representing an increase of $40 million or 5.7 percent.

     During fiscal 2001, the SPS business experienced unit volume increases in several core chronic therapies. These therapies included (i) Flolan, an intravenous therapy used in the treatment of pulmonary arterial hypertension, which increased by 8.0 percent, (ii) intravenous immune globulin (IVIG), used in the treatment of primary immune deficiency and other diagnoses, which increased by 20.4 percent and (iii) growth hormone, used in the treatment of growth hormone disorder, which increased by 13.6 percent. Revenue growth was negatively impacted by some product shortages of recombinant coagulation therapy, which is used in the treatment of hemophilia. In addition, revenue relating to acute infusion products decreased 2.5 percent due to management's decision to terminate certain contracts in an effort to improve revenue quality and cash flow. Due to significant purchases by wholesale customers early in 2001, revenue relating to Oxandrin, an oral pharmaceutical for involuntary weight loss, increased 17.5 percent during fiscal 2001 as compared to fiscal 2000.

  Gross Profit

     Gross profit margins as a percentage of net revenues decreased from 30.2 percent in fiscal year 2000 to 28.9 percent in fiscal year 2001. The decrease in margins was attributable primarily to a change in business mix reflecting growth in lower margin specialty pharmaceutical services products, such as Oxandrin and Synagis, an injectible product for respiratory syncytial virus (RSV) found in infants, and higher costs attributable to certain biological and pharmaceutical products due to product shortages. Furthermore, gross profit margins were negatively impacted in fiscal year 2000 by a $6.4 million adjustment for changes in cost estimates arising from a systems conversion and certain physical inventory procedures.

  Selling, General and Administrative Expenses

     Selling, general and administrative expenses for the year ended December 30, 2001 were $179 million compared to selling, general and administrative expenses of $273 million for the year ended December 31, 2000. Selling, general and administrative expenses decreased by $94 million for the year ended December 30, 2001 as compared to the year ended December 31, 2000. This decrease in fiscal 2001 as compared to fiscal 2000, results from special charges of $91 million which were recorded in fiscal 2000 and a reduction in corporate office support costs during fiscal 2001 due to the impact of corporate and administrative restructuring activities which commenced during the fourth quarter of fiscal 2000, offset somewhat by investments intended to expand the SPS business national specialty pharmaceutical and managed care sales force.

     During fiscal 2000, the SPS business launched several initiatives including
(i) changes to systems, operational processes and procedures in its contracting, delivery, billing and collection functions and inventory management, (ii) development of numerous enhancements to its billing and collection systems, and
(iii) hiring of external consultants to pursue focused collection efforts on specific aged accounts receivable. These initiatives are further described herein.

     The Specialty Pharmaceutical Services business implemented a new billing and collection system in the fourth quarter of 1999. Difficulties were encountered in the functionality of the new billing system from the date of implementation through the second quarter of 2000 that resulted in an inability to efficiently and effectively bill new accounts and obtain appropriate documentation and support the follow-up of outstanding accounts. During the third quarter of fiscal 2000, the system implementation difficulties were resolved and a significant number of billing and collection enhancements were made which provided management with new and enhanced information as to the collectibility of receivables that was previously unavailable. This information included historical cash collection data segregated by the time period for which the related revenue was recognized, accounts receivable aging trends by payor source and other statistical data.

     In May 2000, with the system enhancements now available, the SPS business hired an external consultant to undertake an accounts receivable reduction engagement and to enhance billing and collection processes. During the third quarter of 2000, as a result of the work performed by the consultant and the information resulting from the enhanced billing and collection processes it was determined, that the filing deadlines for submitting certain claims for reimbursement to government and commercial payors had expired and documentation required by payors to support certain other claims could not be located. Furthermore, the results of the consultant's cash collection efforts during the period of its engagement was significantly less than initially estimated.

     As a result of the consultant's engagement and the new information that became available from the enhancements to the billing and collection systems and the changes in operational processes and procedures, management concluded that certain aged accounts which it previously believed were collectible should be written off because the continuing effort and cost of pursuing collections of these accounts could not be justified. Management decided to focus on billing and collection activities relating to more current receivable balances.

     In connection with these decisions, the SPS business recorded an incremental provision for doubtful accounts of $91 million in the third quarter of fiscal 2000 relating to government and commercial payors. The incremental provision for doubtful accounts related to revenues recognized during the following years: $27 million in fiscal 1998 and prior, $42 million in fiscal 1999 and $22 million in fiscal 2000. This incremental provision for doubtful accounts was reflected in selling, general and administrative expenses in the accompanying consolidated statement of operations for the year ended December 31, 2000.

  Interest Expense, Net

     Interest expense, net was $0.1 million for the year ended December 30, 2001 compared to $6.8 million for the year ended December 31, 2000. Gentiva uses a centralized cash management system. Interest expense and interest income were allocated to the SPS business from Gentiva based on a percentage of the SPS business' working capital as compared to Gentiva's working capital. Gentiva management believes that all allocations of interest income and expense to the SPS business are reasonable; however, such interest income or expense is not necessarily indicative of the amount that would have been credited or incurred if the SPS business had been a stand-alone entity or a division of another entity during the period in which such interest income and expense were allocated.

     The reduction of interest expense in fiscal year 2001 as compared to fiscal year 2000 period resulted primarily from improvement in cash collections and the retirement of long term debt in October 2000.

  YEAR ENDED DECEMBER 31, 2000 COMPARED TO YEAR ENDED JANUARY 2, 2000

  Revenues

     For the year ended December 31, 2000, net revenues increased by $34 million or 5.1 percent to $699 million as compared to net revenues of $665 million for the year ended January 2, 2000. Revenue growth for fiscal 2000 was attributable to volume increases in the pulmonary hypertension therapy Flolan(R) which increased by 23.5 percent and the nutrition support therapies such as Total Parental Nutrition (TPN), which increased by 40.9 percent. The revenue growth in these therapies, however, was negatively impacted by some product shortages of recombinant coagulation therapy, which is used in the treatment of hemophilia, and the Bayer Corporation's decision in 1999 to begin directly distributing Prolastin(R), an intravenous therapy used in the treatment of the hereditary disorder Alpha 1 Antirypsin Deficiency. In 1999, Prolastin revenue approximated $19 million.

  Gross Profit

     Gross profit for the year ended December 31, 2000 was $212 million, representing a decrease of $8.5 million or 3.9 percent as compared to the prior year period. Gross profit margins as a percentage of net revenues decreased from
33.1 percent in fiscal 1999 to 30.2 percent during fiscal 2000. Of the total decrease in margins, approximately 1 percent can be attributed to an adjustment of $6.4 million which was recorded in costs of services sold during the year ended December 31, 2000 for changes in cost estimates arising from the systems conversion and certain physical inventory procedures. The remaining decrease in margins was primarily attributable to a change in business mix and higher cost attributable to certain biological and pharmaceutical products due to product shortages.

  Selling, General and Administrative Expenses

     Selling, general and administrative expenses for the year ended December 31, 2000 were $273 million compared to selling, general and administrative expenses of $175 million for the year ended January 2, 2000. The increase in selling, general and administrative expenses of $98 million during fiscal 2000 can be attributable to an incremental provision for doubtful accounts which was recorded in fiscal 2000 and incremental restructuring and special charges which were reflected in the corporate overhead allocation, offset somewhat by efficiency improvement efforts. Excluding the impact of special charges recorded in both years, selling, general and administrative expenses were 25.0 percent of net revenues in fiscal 2000 and 26.0 percent of net revenues in fiscal 1999.

     During the year ended December 31, 2000, the SPS business recorded restructuring and other special charges in selling, general and administrative expenses of $99 million, of which $91 million was recorded in the provision for doubtful accounts and $8 million was recorded in corporate overhead allocation. The nature of these charges is described below.

     During fiscal 2000, the SPS business launched several initiatives including
(i) changes to systems, operational processes and procedures in its contracting, delivery, billing and collection functions and inventory management, (ii) development of numerous enhancements to its billing and collection systems, and
(iii) hiring of external consultants to pursue focused collection efforts on specific aged accounts receivable. These initiatives are further described herein.

     The Specialty Pharmaceutical Services business implemented a new billing and collection system in the fourth quarter of 1999. Difficulties were encountered in the functionality of the new billing system from the date of implementation through the second quarter of 2000 that resulted in an inability to efficiently and effectively bill new accounts and obtain appropriate documentation and support the follow-up of outstanding accounts. During the third quarter of fiscal 2000, the system implementation difficulties were resolved and a significant number of billing and collection enhancements were made which provided management with new and enhanced information as to the collectibility of receivables that was previously unavailable. This information included historical cash collection data segregated by the time period for which the related revenue was recognized, accounts receivable aging trends by payor source and other statistical data.

     In May 2000, with the system enhancements now available, the SPS business hired an external consultant to undertake an accounts receivable reduction engagement and to enhance billing and collection processes. During the third quarter of 2000, as a result of the work performed by the consultant, and the information resulting from the enhanced billing and collection processes it was determined that the filing deadlines for submitting certain claims for reimbursement to government and commercial payors had expired and documentation required by payors to support certain other claims could not be located. Furthermore, the results of the consultant's cash collection efforts during the period of its engagement was significantly less than initially estimated.

     As a result of the consultant's engagement and the new information that became available from the enhancements to the billing and collection systems and the changes in operational processes and procedures, management concluded that certain aged accounts which it previously believed were collectible should be written off because the continuing effort and cost of pursuing collections of these accounts could not be justified. Management decided to focus on billing and collection activities relating to more current receivable balances.

     In connection with these decisions, the SPS business recorded an incremental provision for doubtful accounts of $91 million in the third quarter of fiscal 2000 relating to government and commercial payors. The incremental provision for doubtful accounts related to revenues recognized during the following years: $27 million in fiscal 1998 and prior, $42 million in fiscal 1999 and $22 million in fiscal 2000. This incremental provision for doubtful accounts was reflected in selling, general and administrative expenses in the consolidated statement of operations for the year ended December 31, 2000.

     - Gentiva incurred costs totaling approximately $4 million resulting from Gentiva's split-off from Olsten and transition costs associated with the establishment of Gentiva as an independent, publicly owned entity. These special charges included change of control and compensation and benefit payments made to certain former employees of Gentiva and Olsten and an executive officer of Gentiva, and transition costs relating to registration cost, professional fees and other items. Substantially, all amounts were paid as of December 31, 2000. Approximately $2 million of these costs were allocated to the SPS division and are included in the corporate overhead allocation.

     - Gentiva recorded charges in connection with a restructuring plan which included the realignment and consolidation of certain corporate and administrative support functions due primarily to the sale of Gentiva's Staffing Services business and Canadian operations. These charges included approximately $3 million for asset write downs, employee severance, future lease payments and other associated costs. Approximately $1 million of these costs were allocated to the SPS business and are included in corporate overhead allocation.

     - Gentiva also recorded a $7 million charge during fiscal 2000 to reflect estimated settlement costs in excess of insurance coverage relating to class action securities and derivative lawsuits, the obligation for which was assumed by Gentiva from Olsten under an indemnification provision in connection with the split-off, as well as estimated settlement costs relating to government inquiries in New Mexico and North Carolina. Approximately $3 million of these costs were allocated to the SPS business and are included in corporate overhead allocation.

     - Special charges of approximately $4 million were incurred in fiscal 2000 in connection with the change of company name to Gentiva Health Services, Inc.. These special charges primarily consisted of costs incurred and paid for consulting fees, promotional items and advertising. Approximately $2 million of these costs were allocated to the SPS business and were included in corporate overhead allocation.

  Interest Expense, Net

     Interest expense, net was $6.8 million for the year ended December 31, 2000 and $9.8 million for the year ended January 2, 2000. Interest expense and interest income were allocated to the SPS business from Gentiva based on a percentage of the SPS business' working capital as compared to Gentiva's working capital. Interest expense, net represented primarily an allocated portion of interest on Gentiva's outstanding 4 3/4 percent convertible subordinated debentures during fiscal 1999 and the period from January 3, 2000 to October 1, 2000 (the debentures' maturity date), net inter-company borrowings with Olsten for fiscal 1999 and the period from January 3, 2000 to March 15, 2000 (the split-off date), and, subsequent to March 15, 2000, borrowings and fees relating to the revolving credit facility and mandatorily redeemable securities issued by Gentiva. The reduction of interest expense in fiscal 2000 as compared to fiscal 1999 resulted primarily from improvement in cash collections during the second half of fiscal 2000 and the retirement of long term debt in October 2000.

LIQUIDITY AND CAPITAL RESOURCES

     Working capital at December 30, 2001, was $233 million, a decrease of $7 million as compared to $240 million at December 31, 2000. Net receivables of $239 million at December 30, 2001 decreased by $14 million as compared to net receivables of $253 million at December 31, 2000 as a result of improved cash collections driven by enhancements in the billing system for the SPS business as well as increases in billings through electronic data interchange which contribute to more timely payments from customers. Day Sales Outstanding ("DSO") was 113 days at December 30, 2001, representing a reduction of 13 days from December 31, 2000.

     Historically, the SPS business has relied on cash flow from operations and advances and other financial resources from Gentiva to meet the needs of its operating and investing activities. Gentiva uses a centralized cash management system. As a result, cash (other than petty cash) was not allocated to the SPS business and any borrowings under a revolving credit facility and other debt of Gentiva were not reflected on the SPS business' books.

     Historically, Gentiva has maintained a credit facility, which provides for up to $150 million in borrowings. Gentiva may borrow up to a maximum of 80% of eligible accounts receivable, as defined in the credit facility. At Gentiva's option, the interest rate on borrowings under the credit facility is based on the London Interbank Offered Rate (LIBOR) plus 2.5% or the lender's prime rate plus 0.25%. As of December 30, 2001, there were no borrowings outstanding under the credit facility and there were total outstanding letters of credit of approximately $26 million. The credit facility, which expires in 2004, includes certain covenants requiring Gentiva to maintain a minimum tangible net worth and minimum earnings before interest, taxes, depreciation and amortization. Gentiva's obligations under the credit facility are collateralized by all of Gentiva's and the SPS business' tangible personal property and other equipment. As of December 30, 2001, Gentiva was in compliance with its financial covenants and had borrowing capacity under the credit facility, after adjusting for outstanding letters of credit, of approximately $124 million.

                               HISTORY OF GENTIVA

     Gentiva became an independent publicly owned company on March 15, 2000, when the common stock of Gentiva was issued to the stockholders of Olsten Corporation, a Delaware corporation, the former parent corporation of Gentiva. Prior to the split-off, all of the assets and liabilities of Olsten's health services business, including its health care staffing business, home health care services business and specialty pharmaceutical services business, were transferred to Gentiva pursuant to a separation agreement and other agreements between Gentiva, Olsten and Adecco SA. Gentiva was incorporated in the State of Delaware on August 6, 1999. Gentiva currently operates in the home health care services business and the specialty pharmaceutical services business; however, the SPS business is the subject to the acquisition by Accredo as contemplated by this joint proxy statement-prospectus.

                            SPS BUSINESS OF GENTIVA

SPECIALTY PHARMACEUTICAL SERVICES

     The asset purchase agreement provides that Accredo is to acquire the SPS business from Gentiva in accordance with the terms thereof.

     The SPS business is coordinated through its network of 40 pharmacies across the United States and generally includes:

     - the distribution of drugs and other biological and pharmaceutical products and professional support services for individuals with chronic diseases, such as hemophilia, primary pulmonary hypertension, autoimmune deficiencies and growth disorders;

     - the administration of antibiotics, chemotherapy, nutrients and other medications for patients with acute or episodic disease states;

     - marketing and distribution services for pharmaceutical, biotechnology and medical service firms; and

     - clinical support services for pharmaceutical and biotechnology firms.

     The SPS business provides a wide range of home infusion therapies. Home infusion therapy involves the administration of medications intravenously (into veins), subcutaneously (under the skin), intramuscularly (into muscle), intraecally or epidurally (via spinal routes) or through feeding tubes into the digestive tract. Infusion therapy often begins during hospitalization of a patient and continues in the home environment.

     Gentiva's SPS business also addresses therapeutic, socioeconomic, psychosocial and professional support needs for individuals with rare, chronic diseases including, hemophilia, primary pulmonary hypertension, immunodeficiency/autoimmune disorders, and growth disorders.

     Some of Gentiva's other significant specialty pharmaceutical services also include:

     - Antibiotic therapies, which are the infusion of antibiotic medications into a patient's bloodstream. These medications are typically used to treat a variety of serious infections and diseases.

     - Total Parenteral Nutrition (TPN), which is the long-term provision of nutrients for patients with chronic gastrointestinal conditions. These nutrients are infused through surgically implanted central vein catheters or through peripherally inserted central catheters. Enteral nutrition is the infusion of nutrients through a feeding tube inserted directly into a patient's digestive tract. This long-term therapy is prescribed for patients who are unable to eat and drink normally.

     - Chemotherapy, which is the infusion of drugs into a patient's bloodstream to treat various forms of cancer.

     - Pain management, which involves the infusion of certain drugs into the bloodstream of patients suffering from acute or chronic pain.

     - Wholesale distribution of various pharmaceutical products.

PAYORS

     In fiscal years 2000 and 2001, approximately 67 percent and 63 percent, respectively, of Gentiva's SPS business revenues were attributable to third party commercial pay sources, approximately 11 percent and 12 percent, respectively, of Gentiva's SPS business revenues were attributable to the CareCentrix division of Gentiva's home health business, 13 percent and 15 percent, respectively, of Gentiva's SPS business revenues were attributable to Medicaid reimbursement, state reimbursed programs and other state/county funding programs, and 9 percent and 10 percent, respectively, of Gentiva's SPS business revenues were attributable to Medicare reimbursement. No other payor accounts for 10 percent or more of the revenues of the SPS business. The revenues from commercial payors are primarily generated under fee for service contracts which are traditionally one year in term and renewable automatically on an annual basis, unless terminated by either party.

SOURCE AND AVAILABILITY OF PERSONNEL

     Employees are generally full-time, salaried personnel and include licensed professionals, such as pharmacists and nurses. Employees are recruited through various means, including advertising in local and national media, job fairs and solicitations on web sites. Currently, the specialty pharmaceutical services industry, as a whole, is experiencing some shortage of pharmacists.

TRADEMARKS

     CHRONICARE(R) and A.C.C.E.S.S.(R) are the only trademarks of Gentiva's SPS business that are registered with the U.S. Patent and Trademark Office.

BUSINESS ENVIRONMENT

     The specialty pharmaceutical services industry has been and is fueled by significant developments of new drugs and therapies by biotechnology and pharmaceutical manufacturers. Many of these drugs and therapies require specialized storage, distribution and handling by specialty pharmaceutical services companies. In addition, the complexity of these therapies often requires properly trained nurses and pharmacists to administer and monitor the therapies for the patients.

COMPETITIVE POSITION

     The SPS business is highly competitive. Companies engaged in this business include national chain pharmacies, mail order pharmacies, hospital-based pharmacies and specialty pharmaceutical distributors. Prior to the transaction, Gentiva's primary national competitors were Caremark RX, Inc. (CTS), Accredo and Priority Healthcare Corporation. Based on the Global Equity Research report on the Biotech Pharmacy Industry prepared by Warburg Dillon Read in 2000, Gentiva believes that its SPS business currently has approximately an 11% market share in the specialty pharmaceutical services industry. Competition is based on quality of care and service offerings, as well as upon patient and referral source relationships, price and reputation.

PROPERTIES

     The SPS business maintains leases for its pharmacies and for other office locations on various terms expiring on various dates.

                 HOME HEALTH CARE SERVICES BUSINESS OF GENTIVA

     After the consummation of the sale of the SPS business, Gentiva will retain its home health care services business.

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

HOME HEALTH CARE SERVICES

     Gentiva's home health care services business is conducted through more than 275 locations and delivers a wide range of services principally through its Nursing and CareCentrix business units.

     Gentiva's nursing unit operates licensed and Medicare-certified nursing agencies located in 35 states. These branches provide skilled nursing and therapy services, paraprofessional nursing services and homemaker services in both general and highly specialized units serving pediatric, adult and mature adult patients. Reimbursement sources for this unit include government programs, including Medicare and Medicaid as well as other state and county programs, and private sources including health insurance plans, large managed care organizations, long term care insurance plans and personal funds. Gentiva's nursing unit is organized in five geographic regions, each staffed with a clinical, operational and sales management team. Regions are further separated into operating areas. Each area is comprised of branches, each of which is led by an agency director and staffed with clinical and administrative support staff as well as associates who deliver direct patient care. These caregivers are employed primarily on either a full-time basis or are paid on a per visit basis.


     Gentiva's CareCentrix unit provides outsourcing services and a wide range of nursing services, acute and chronic infusion therapies and durable medical equipment for managed care organizations and health plans. These services are delivered through an extensive nationwide network of providers which also includes Gentiva's nursing unit. CareCentrix accepts case referrals from a wide variety of sources, verifies eligibility and benefits and transfers case requirements to credentialed providers for final fulfillment. The unit provides services to its customers, including: the fulfillment of case requirements, case management, provider credentialing, eligibility and benefits verification and data reporting and analysis. Contracts within the CareCentrix unit are structured as fee-for-service, whereby a payor is billed on a per usage basis for various services, and at-risk capitation, whereby the payor is billed on the basis of projected usage per member per month, subject to certain limitations.


     Gentiva's home health care services business also delivers services to its customers through smaller emerging business units that include Rehab Without Walls, a unit providing rehabilitation services for patients with brain or spinal cord injuries or disease, and Gentiva Business Services, a unit providing software, billing, management and consulting services to other home health agencies.

PAYORS

     In fiscal years 2000 and 2001, approximately 52 percent and 56 percent, respectively, of Gentiva's home health care services business revenues were attributable to commercial pay sources, 26 percent and 23 percent, respectively, of Gentiva's home health care services business revenues were attributable to Medicaid reimbursement, state reimbursed programs and other state/county funding programs, and 22 percent and 21 percent, respectively, of Gentiva's home health care services business revenues were attributable to Medicare reimbursement. In addition, for the same periods, Cigna Healthcare accounted for approximately 29 percent and 35 percent, respectively, of revenues from Gentiva's home health care services business. Gentiva has renewed its contract with Cigna Healthcare for the seventh consecutive year, with the current contract expiring on December 31, 2003, with an option to renew. No other payor accounts for 10 percent or more of the revenues of Gentiva's home health care services business. The revenues from commercial payors are primarily generated under fee for service contracts which are traditionally one year in term and renewable automatically on an annual basis, unless terminated by either party.

SOURCE AND AVAILABILITY OF PERSONNEL

     To maximize the cost effectiveness and productivity of caregivers, Gentiva utilizes customized systems and procedures that have been developed and refined over the years. Personalized matching to recruit and select applicants who fit the patients' individual needs is achieved through initial applicant profiles, personal interviews, skill evaluations and background and reference checks. Caregivers are recruited through a variety of sources, including advertising in local and national media, job fairs, solicitations on web sites, direct mail and telephone solicitations, as well as referrals obtained directly from clients and other caregivers. Caregivers are generally paid on a per visit basis or are employed on a full-time salaried basis. Gentiva also employs
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

caregivers who are paid on an hourly basis for time actually worked. In certain areas of the United States, Gentiva, along with its competitors, is currently experiencing a shortage of licensed professionals. A continued shortage of professionals could have a material adverse effect on the Gentiva's business.

TRADEMARKS

     Gentiva's home health care services business has various trademarks registered with the U.S. Patent and Trademark Office, including REHAB WITHOUT WALLS(R) or in the process of being registered with the U.S. Patent and Trademark Office, including CARECENTRIX(sm), CARE YOU CAN COUNT ON(sm) and GENTIVA(sm). These trademarks will be retained by Gentiva.

BUSINESS ENVIRONMENT

     Factors that Gentiva believes have contributed and will contribute to the development of home health care in particular include recognition that home health care can be a cost-effective alternative to lengthy, more expensive institutional care; an aging population; increasing consumer awareness and interest in home health care; the psychological benefits of recuperating from an illness or accident in one's own home; and advanced technology that allows more health care procedures to be provided at home.

     Gentiva is actively pursuing relationships with managed care organizations. Gentiva believes that its nationwide office network, financial resources and the quality, range and cost-effectiveness of its services are important factors as it seeks opportunities in its managed care relationships in a consolidating home health care industry. Gentiva offers the direct and managed provision of care as a single source, thereby optimizing utilization.

MARKETING AND SALES

     In general, Gentiva obtains clients through personal and corporate sales presentations, telephone marketing calls, direct mail solicitation, referrals from other clients and advertising in a variety of local and national media, including the Yellow Pages, newspapers, magazines, trade publications and television. Gentiva also maintains an Internet web site that describes Gentiva, its services and products, Marketing efforts also involve personal contact with case managers for managed health care programs, such as those involving health maintenance organizations and preferred provider organizations, insurance company representatives and employers with self-funded employee health benefit programs. Gentiva does not seek reimbursement from government payors for unallowable marketing and sales expenses.

     Gentiva expects managed care contracts will generate an increasing number of referrals as the penetration of managed care accelerates in its markets. Gentiva believes that it has the local relationships, the knowledge of the regional markets in which it operates, and the cost-effective, comprehensive services and products required to compete effectively for managed care contracts and other referrals.

     Gentiva believes that its success in furnishing caregivers is based, among other factors, on its reputation for quality and local market expertise combined with the resources of an extensive office network. Gentiva also empowers its branch directors with a high level of responsibility, providing strong incentives to manage the business effectively at the local level, one of the central ingredients in a business where relationships are vital to success.

COMPETITIVE POSITION

     The segments of the home health care industry in which Gentiva operates are also highly competitive and fragmented. Home health care nursing providers range from facility-based (hospital, nursing home, rehabilitation facility, government agency) agencies to independent companies to visiting nurse associations and nurse registries. They can be not-for-profit organizations or for-profit organizations. In addition, there are relatively few barriers to entry in some segments of the home health care market in which Gentiva operates. Gentiva's primary competitors for its home health care nursing services business are hospital-based home health agencies and visiting nurse associations. Based on information contained in the Health Care Financing

Administration website, a government website containing information on the home health care market in 2000, Gentiva believes its home health care business holds approximately a 2% to 3% market share. Gentiva competes with other home health care providers on the basis of availability of personnel, quality and expertise of services and the value and price of services. Gentiva believes that it has a favorable competitive position, attributable mainly to its widespread office network and the consistently high quality and targeted services it has provided over the years to its patients, as well as to its screening and evaluation procedures and training programs for caregivers.

     Gentiva expects that industry forces will impact it and its competitors. Gentiva's competitors will likely strive to improve their service offerings and price competitiveness. Gentiva also expects its competitors to develop new strategic relationships with providers, referral sources and payors, which could result in increased competition. The introduction of new and enhanced services, acquisitions and industry consolidation and the development of strategic relationships by Gentiva's competitors could cause a decline in sales or loss of market acceptance of Gentiva's services or price competition, or make Gentiva's services less attractive.

MANAGEMENT

Executive Officers and Directors

     After the sale of the SPS business or shortly thereafter, upon election by Gentiva's board of directors, the following individuals will serve as Gentiva's officers: Mr. Ronald A. Malone, Gentiva's chief executive officer and chairman of the board of directors; Mr. John R. Potapchuk, Gentiva's chief financial officer, treasurer and secretary; Mr. Vernon A. Perry, president and chief operating officer and Mr. Christopher Anderson, chief compliance officer. It is expected that Dr. Hornbake will enter into a consulting agreement with Gentiva whereby he will serve as Gentiva's chief medical officer.

     It is anticipated that Gentiva's board of directors will remain unchanged following the closing of the sale of the SPS business, subject to the possible election of successors or other changes to the board of directors at Gentiva's next annual meeting of stockholders. Although Mr. Blechschmidt will no longer serve as an executive officer of Gentiva, it is expected that he will remain on Gentiva's board of directors.

Employment Agreement

     On or prior to the date of the sale of the SPS business, Gentiva will enter into an employment agreement with Mr. Ronald A. Malone, Gentiva's new chief executive officer and chairman of the board of directors. The agreement will become effective on the closing date of the sale of the SPS business or May 20, 2002, whichever is later, and will be in effect for a period of three years from the closing of the sale of the SPS business. During the term of the agreement, Mr. Malone will receive: (1) a base salary of $400,000 per year, and (2) an annual bonus, based on the achievement of target levels of performance, with target bonus equal to 80 percent of his base salary and the maximum bonus equal to 140 percent of his salary. However, Mr. Malone's bonus will not be less than 50 percent of his target bonus for 2002. Mr. Malone will also receive customary benefits, perquisites and reimbursement for expenses.

     The agreement provides that Mr. Malone's employment will terminate:

     - upon the death or disability of Mr. Malone,

     - upon termination of his employment for cause by Gentiva,

     - for termination of his employment without cause by Gentiva, or

     - termination of his employment for good reason by Mr. Malone.

     In the event his employment is terminated as a result of his death or disability, he or his estate will be entitled to receive his earned salary, vested benefits and accelerated vesting of his accrued pension benefits. He will not be entitled to severance benefits. In the event the agreement is terminated for cause by Gentiva, he will be entitled to receive earned salary and vested benefits and will not be entitled to severance benefits. In the event the agreement is terminated for good reason by Mr. Malone or without cause by Gentiva, he will be

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

entitled to earned salary, vested benefits, severance benefits and accelerated vesting of his accrued pension benefits and continued medical benefits for up to two years. Severance benefits as referred to in this section, are equal to two times Mr. Malone's base salary, so long as Mr. Malone does not receive any amounts under his change in control agreement.

     The agreement also restricts Mr. Malone's ability to engage in any of Gentiva's business lines in the United States for the term of the agreement and during the nine months after termination of his employment, other than termination without cause and termination for good reason. It also contains confidentiality provisions and provisions for non-solicitation of Gentiva's employees.

     Mr. Malone will enter into a change in control agreement with Gentiva, similar to the terms described below.

Change in Control Agreements

     Some of Gentiva's officers will be parties to change in control agreements in connection with their employment with Gentiva. These agreements will have a term of three years, commencing on the closing date of the sale of the SPS business. They will generally provide benefits in the event: (1) the employee's employment is terminated by Gentiva and the termination is not for cause or is by the employee for good reason (as specified in the agreement) and (2) the termination is within three years after a change in control (as defined in the change in control agreements) of Gentiva. In addition, these officers will receive the benefit of their agreements if they are terminated by Gentiva without cause up to a year before a change in control, if their terminations arise in connection with a change in control. These agreements will be entered into upon the officer's election by the board of directors or Gentiva, of shortly thereafter.

     The benefits conferred under these agreements generally will include the following:

     - a cash payment equal to one to two times the employee's base salary and target bonus;

     - continued benefits for two years following the termination or until such earlier date that the employee obtains comparable benefits from another employer;

     - immediate vesting of any stock options held by the employee (those options would remain exercisable for one year following the termination, but not beyond the original full term); and

     - full vesting of retirement and deferred compensation benefits

     Under certain circumstances the benefits could be reduced in order to avoid the incurrence of excise taxes by the employees.

     Under the agreements, a change in control is defined to include the following events:

     - a person or group beneficially owns at least 25 percent or more of Gentiva's voting stock;

     - either the directors of Gentiva named in this joint proxy statement-prospectus (and their approved successors) cease to constitute a majority of Gentiva's board of directors or a majority of the persons nominated by Gentiva's board of directors fails to be elected;

     - a merger of Gentiva if Gentiva's stockholders do not own a majority of the stock of the surviving company or if the members of Gentiva's board of directors do not constitute a majority of directors of the surviving company's board;

     - if Gentiva is liquidated; or

     - if all or substantially all of Gentiva's assets are sold.

     In addition, Gentiva's change in control agreements provide that if an employee substantially prevails in a dispute with Gentiva relating to his or her agreement, Gentiva will pay that employee's attorney's fees which result from his or her lawsuit. Gentiva's employees who have these agreements are not required to seek other employment or otherwise mitigate any damages caused as a result of a change in control, but they are required to keep Gentiva's confidential information private.
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

Severance Agreements

     Some of Gentiva's officers will be parties to severance agreements in connection with their employment with Gentiva. These severance agreements generally provide that, in the event the executive officer is terminated other than for cause or has his or her base salary reduced in a situation that is not part of a general salary reduction, the executive officer has the right to receive payments from Gentiva for periods ranging from one to two years in an amount based on that executive officer's base salary at the time of termination. Additionally, the severance agreements provide that Gentiva will provide these executive officers with health benefits based on their benefit levels at the time of termination for the same period or until they obtain similar health benefits elsewhere.

NUMBER OF PERSONS EMPLOYED

     After giving effect to the sale of the SPS business, it is expected that Gentiva will have approximately 2,600 full-time administrative staff and 350 full-time caregivers. Gentiva also employs caregivers on a temporary basis, as needed, to provide home health care services. Gentiva believes that its relationships with its employees are generally good. Gentiva believes that it maintains insurance coverages that are adequate for the purposes of its business.

PROPERTIES

     Gentiva's headquarters is leased and is located at 3 Huntington Quadrangle 2S, Melville, New York, 11747-8943. Gentiva also maintains leases for other offices and locations on various terms expiring on various dates.

LITIGATION

     In addition to the matters referenced below, Gentiva is party to certain legal actions arising in the ordinary course of business including legal actions arising out of services rendered by its various operations, personal injury and employment disputes.

     On November 22, 2000, the jury in an age-discrimination lawsuit commenced in 1998, captioned Fredrickson v. Olsten Health Services Corp. and Olsten Corporation, Case No. 98 CV 1937, Court of Common Pleas, Mahoning County, Ohio (the "Fredrickson Lawsuit"), returned a verdict in favor of the plaintiff against Olsten consisting of $675,000 in compensatory damages, $30 million in punitive damages and an undetermined amount of attorneys' fees. The jury found that, although Olsten had lawfully terminated the plaintiff's employment, its failure to transfer or rehire the plaintiff rendered Olsten liable to the plaintiff. The parties filed several post-trial motions, and following a March 23, 2001 hearing on the parties' respective post-trial motions, the trial court, on May 17, 2001, denied all post-trial motions, and entered judgment for the plaintiff for the full amount of compensatory and punitive damages, and awarded the plaintiff reduced attorney's fees of $247,938. On June 14, 2001, defendants timely filed a Notice of Appeal with the Court of Appeals, Seventh Appellate District, Mahoning County, Ohio, and on June 19, 2001, Gentiva posted a supersedeas bond for the full amount of the judgment, plus interest. On October 12, 2001, Gentiva timely filed its appellate brief with the Court of Appeals. Plaintiff filed its response brief on January 14, 2002, and defendants' reply brief was filed on February 8, 2002. Oral arguments have not been scheduled yet. Gentiva intends to defend itself vigorously in this matter.

     On January 14, 1999, Kimberly Home Health Care, Inc. ("Kimberly"), one of Gentiva's subsidiaries, initiated three arbitration proceedings against hospitals owned by Columbia/HCA Healthcare Corp. ("Columbia/HCA") with which Kimberly had management services agreements to provide services to the hospitals' home health agencies. The basis for each of the arbitrations is that Columbia/HCA sold the home health agencies without assigning the management services agreements and, as a result, Columbia/HCA has breached the management services agreements. In response to the arbitrations, Columbia/HCA has asserted that the arbitrations be consolidated and stayed, in part based upon its alleged claims against Kimberly for breach of contract, and requested indemnity and possibly return of management fees. Columbia/HCA has not yet formally presented these claims in the arbitrations or other legal proceedings and has not yet quantified
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

the claims. Still pending before the arbitrators is Columbia/HCA's request to consolidate the proceedings, which Kimberly has opposed. The proceedings are currently in abeyance pending a ruling on Columbia/ HCA's motion to consolidate. Gentiva is the claimant in this matter and the defendant has not formally asserted any counterclaims against Gentiva in the arbitration, nor has the defendant made any formal demand on Gentiva. Gentiva is unable to assess the liability or losses, if any, attributable to the threatened counterclaims.

     On January 2, 2002, Cooper v. Gentiva CareCentrix, Inc. t/a/d/b/a Gentiva Health Services, U.S. District Court (W.D. Penn), Civil Action No. 01-0508, an amended complaint, was served on Gentiva alleging that the defendant submitted false claims to the government for payment in violation of the Federal False Claims Act and that the defendant had wrongfully terminated the plaintiff. The plaintiff claims that infusion pumps delivered to patients did not supply the full amount of medication, allegedly resulting in substandard care and overbilling to the government. Based on a review of the court's docket sheet, the plaintiff filed a complaint under seal in March 2001. In October 2001, the United States Government filed a Notice with the court declining to intervene in this matter, and on October 24, 2001, the court ordered that the seal be lifted. Plaintiff filed a motion to amend complaint on December 27, 2001 and served the complaint that same day. Defendant's answer and counterclaim were filed on February 25, 2002. Gentiva has denied the allegations of wrongdoing in the complaint and intends to defend itself vigorously. Given the preliminary stage of this litigation, Gentiva is unable to assess the probable outcome or potential liability, if any, arising from this matter; therefore, a range of damages, if any, cannot be estimated.

     On November 1, 2001, Gentiva received notice of the entry of an Order dated October 25, 2001, unsealing a complaint in an action captioned United States of America ex rel. Lee Einer v. Olsten Corporation, No. CIV-S-99-0860 DFL/DAD filed with the U.S. District Court for the Eastern District of California. This civil action was brought pursuant to the False Claims Act. The original sealed complaint was filed in April 1999 and alleged that Olsten Corporation falsely took into income during the conversion of its financial data systems alleged overpayments due to payors. In November 2000, plaintiff filed an amended complaint adding the allegation that Olsten Corporation made false representations to the United States Government in connection with a settlement agreement entered into in July 1999. Gentiva acknowledged service of the amended complaint on November 29, 2001 and filed its answer and counterclaim on December 3, 2001. Plaintiff filed his reply to counterclaim, counterclaim against Gentiva and cross claim against the United States government on January 18, 2002. Gentiva's answer was filed on February 12, 2002. Gentiva believes that it was the filing of the original complaint that triggered the December 1999 document subpoena from the Department of Health and Human Services, Office of Inspector General, which is discussed below under "Government Investigations." Gentiva intends to defend this matter vigorously. Given the preliminary stage of this litigation, Gentiva is unable to assess the probable outcome or potential liability, if any, arising from this matter; therefore, a range of damages, if any, cannot be estimated.

     Furthermore, in connection with the split-off, Gentiva agreed to assume, to the extent permitted by law, the liabilities, if any, arising out of (and to indemnify Olsten for) the above lawsuits and arbitration proceedings and other liabilities arising out of the health services business, including any such liabilities arising after the split-off in connection with the government investigations described below. In addition, in connection with the sale of the SPS business, Gentiva has agreed to retain and indemnify Accredo for specified liabilities including the litigation described above and the government investigations described below. See "The Acquisition/Sale of the SPS
Business -- Indemnification Obligations."

GOVERNMENT INVESTIGATIONS

     In early December 1999, Olsten received a document subpoena from the Department of Health and Human Services, Office of Inspector General, and Office of Investigations. After preliminary discussions with the Office of Inspector General, Gentiva believes that the subpoena relates to an investigation of possible overpayments made to Gentiva by the Medicare program. Gentiva provided the Office of Inspector General and other government agencies with requested documents and cooperated fully with this investigation. On November 1, 2001, Gentiva received notice of the entry of an Order dated October 25, 2001, unsealing a complaint in an action captioned United States of America ex rel. Lee Einer v. Olsten Corporation, which is
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

discussed above under "Litigation." In connection with the unsealing of the complaint, and as recited in the Order unsealing the complaint, the United States gave notice to the District Court that the United States was declining to intervene in the action. Gentiva believes that it was this complaint that gave rise to the December 1999 document subpoena, and that following an almost two year investigation into the allegations made in the complaint, the United States decided not to intervene and not to proceed with this action. Gentiva believes that the government has concluded its investigation into this matter.


     In early February 2000, Gentiva received a document subpoena from the Department of Health and Human Services, Office of Inspector General, and Office of Investigations. Gentiva believes the subpoena relates to its agencies' cost reporting procedures concerning contracted nursing and home health aide costs. To Gentiva's knowledge, the government has not filed a complaint against Gentiva, nor has the government quantified the amount of alleged damages relating to this matter. Recently, the government has asserted that this matter could fall under the Federal False Claims Act (the "Act"), and if liability is found under the Act, the government would be able to assess double or treble damages against Gentiva. Gentiva disputes the government's assertions, but continues to cooperate with the government in its investigation of this matter and to provide the government with the requested documents. At this time, Gentiva is unable to assess the probable outcome or potential liability, if any, arising from this subpoena.


     In October 1998, in connection with its settlement of a government investigation into the health care practices of Quantum Health Resources (a subsidiary of Gentiva) for a period prior to 1997, Olsten executed a corporate integrity agreement with the U.S. Department of Justice, the Office of Inspector General of the U.S. Department of Health and Human Services, the U.S. Secretary of Defense (for the CHAMPUS/Tricare Program) and the Attorneys General for the States of New York and Oklahoma that was in effect until December 31, 2001. The October 1998 corporate integrity agreement applies to Gentiva's specialty pharmaceutical services business and focuses on the training and billing of blood factor products for hemophiliacs.

     In connection with the July 19, 1999 settlement with various government agencies, Olsten executed a separate corporate integrity agreement with the Office of Inspector General of the Department of Health and Human Services which will remain in effect until August 18, 2004. The July 1999 corporate integrity agreement applies to Gentiva's businesses that bill the federal government health programs directly for services, such as its home care nursing business (but excluding the specialty pharmaceutical services business). This corporate integrity agreement focuses on issues and training related to cost report preparation, contracting, medical necessity and billing of claims.

     Under each of the corporate integrity agreements, Gentiva is required, for example, to maintain a corporate compliance officer to develop and implement compliance programs, to retain an independent review organization to perform annual reviews and to maintain a compliance program and reporting systems, as well as provide certain training to employees.

     Gentiva's compliance program will be implemented for all newly established or acquired business units if their type of business is covered by the corporate integrity agreements. Reports under each integrity agreement are to be filed annually with the Department of Health and Human Services, Office of Inspector General. After each corporate integrity agreement expires, Gentiva is to file a final annual report with the government. Gentiva is in compliance with both corporate integrity agreements and has timely filed all required reports. If Gentiva fails to comply with the terms of either of its corporate integrity agreements, Gentiva will be subject to penalties.

REGULATIONS

     Gentiva's business is subject to extensive federal and state regulations which govern, among other things:

     - Medicare, Medicaid, CHAMPUS and other government-funded reimbursement programs;

     - reporting requirements, certification and licensing standards for certain home health agencies; and

     - in some cases, certificate-of-need requirements.

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

Gentiva's compliance with these regulations may affect its participation in Medicare, Medicaid, CHAMPUS and other federal health care programs. Gentiva is also subject to a variety of federal and state regulations which prohibit fraud and abuse in the delivery of health care services. These regulations include, among other things:

     - prohibitions against the offering or making of direct or indirect payments for the referral of patients;

     - rules against physicians making referrals under Medicare for clinical services to a home health agency with which the physician has certain types of financial relationship; and

     - laws against the filing of false claims.

     As part of the extensive federal and state regulation of the home health care business and under Gentiva's corporate integrity agreements, Gentiva is subject to periodic audits, examinations and investigations conducted by, or at the direction of, governmental investigatory and oversight agencies. Violation of the applicable federal and state health care regulations can result in excluding a health care provider from participating in the Medicare, Medicaid and/or CHAMPUS programs and can subject the provider to substantial civil and/or criminal penalties.

     Periodic and random audits conducted by intermediaries may result in a delay in receipt, or an adjustment to the amounts of reimbursement due or received under Medicare, Medicaid, CHAMPUS and other federal health care programs. Gentiva received notices of program reimbursement from its Medicare fiscal intermediary indicating that the intermediary disagreed with Gentiva's methodology of allocating a portion of its residual overhead in its 1997 and 1998 Medicare cost reports. The intermediary completed its audit, finalized such cost reports and withheld reimbursement to Gentiva relating to this issue. Gentiva believes its methodology used to allocate such overhead cost was accurate and consistent with past practice accepted by the fiscal intermediary and has filed appeals of this decision with the Provider Reimbursement Review Board. Gentiva is unable to predict the outcome of these appeals. However, Gentiva has made appropriate provision for the disallowance of such cost in its consolidated financial statements.

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              SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                             MANAGEMENT OF GENTIVA


     The following table sets forth, as of April 29, 2002, the amount of beneficial ownership of Gentiva's common stock by the five named executive officers of Gentiva; each director of Gentiva; each beneficial owner of more than five percent of Gentiva's common stock; and all executive officers and directors of Gentiva as a group. For the purpose of the table, a person or group of persons is deemed to have "beneficial ownership" of any shares that such person or group has the right to acquire within 60 days after such date through the exercise of options or exchange or conversion rights, but such shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.



                                                                AMOUNT OF SHARES
                                                                       OF
                                                                COMMON STOCK AND
                                                              NATURE OF BENEFICIAL   PERCENT OF CLASS
                                                                OWNERSHIP(1)(2)       OWNED (IF MORE
NAME OF BENEFICIAL OWNER                                             (3)(4)              THAN 1%)
------------------------                                      --------------------   ----------------
Edward A. Blechschmidt......................................         589,464                2.2%
John J. Collura.............................................          66,703                 --
E. Rodney Hornbake..........................................          18,334                 --
Ronald A. Malone............................................          70,703                 --
Robert J. Nixon.............................................         109,947                 --
Victor F. Ganzi.............................................          45,257                 --
Steven E. Grabowski(5)......................................       1,371,706                5.3%
Stuart R. Levine............................................          34,824                 --
Stuart Olsten(6)............................................       1,541,927                5.9%
Raymond S. Troubh(7)........................................         136,021                 --
Josh S. Weston..............................................           7,800                 --
Gail Wilensky...............................................           7,562                 --
Cheryl Olsten(8)............................................       1,371,706                5.3%
Steinberg Priest Capital Management Company, Inc.(9)........       1,671,873                6.4%
  12 East 49th Street
  New York, NY
All executive officers and directors as a group (18
  persons)..................................................       3,481,184(10)           13.0%


---------------

 (1) Unless otherwise indicated, the stockholders identified in this table have sole voting and investment power with respect to the shares beneficially owned by them.

 (2) Includes beneficial ownership of the following number of shares that may be acquired upon exercise of presently exercisable stock options under Gentiva's stock option plans: Mr. Blechschmidt -- 389,464; Mr.
     Collura -- 35,000; Dr. Hornbake -- 11,666; Mr. Malone -- 39,070; Mr.
     Nixon -- 71,816; Mr. Ganzi -- 5,000; Mr. Grabowski -- 5,000; Mr.
     Levine -- 5,000; Mr. Olsten -- 5,000; Mr. Troubh -- 5,000; Mr.
     Weston -- 5,000; and Dr. Wilensky -- 5,000.

 (3) Includes beneficial ownership of the following number of whole shares acquired and currently held under Gentiva's Employee Stock Purchase Plan:
     Mr. Collura -- 341; Mr. Malone -- 3,212; and Mr. Nixon -- 2,115.

 (4) Includes beneficial ownership of the following number of shares representing the equivalent of units deferred under Gentiva's Stock & Deferred Compensation Plan for Non-Employee Directors: Mr. Ganzi -- 5,124; Mr. Grabowski -- 5,124; Mr. Olsten -- 5,124; and Mr. Troubh -- 5,124.

 (5) In addition to shares referred to in footnotes (2) and (4), Mr. Grabowski's holdings include 1,425 shares owned directly and 1,360,157 shares beneficially owned by his wife, Cheryl Olsten, as to which shares he disclaims beneficial ownership. See footnote (8).

 (6) In addition to shares referred to in footnotes (2) and (4), Mr. Stuart Olsten's holdings include 845,813 shares owned directly and 300 shares owned by his wife, as to which shares he disclaims beneficial ownership. Mr. Olsten has shared voting and investment power as a trustee with respect to 630,709 shares owned by a trust for his and his sister's benefit. He has shared voting and investment power as a trustee with respect to 11,250 shares owned by a trust for the benefit of his son, 22,500 shares owned by two trusts for the benefit of his niece and nephew and 20,901 shares owned by a trust for the benefit of his descendants, as to which shares he disclaims beneficial ownership. His holdings further include 330 shares held in a custodial account for his daughter, as to which shares he disclaims beneficial ownership.

 (7) In addition to shares referred to in footnotes (2) and (4), Mr. Troubh's holdings include 56,149 shares owned directly and 69,748 shares owned by a limited partnership.

 (8) Ms. Cheryl Olsten owns directly 674,797 shares and has shared voting and investment power as a trustee with respect to 630,709 shares owned by a trust for her and her brother's benefit. In addition, Ms. Olsten has shared voting and investment power as a trustee with respect to 22,500 shares owned by two trusts for the benefit of her two children, 11,250 shares held by a trust for the benefit of her nephew and 20,901 shares owned by a trust for the benefit of her descendants, as to which shares she disclaims beneficial ownership. Ms. Olsten's holdings also include 11,549 shares beneficially owned by her husband, Mr. Grabowski, as to which shares she disclaims beneficial ownership.

 (9) Based on a Schedule 13G (Amendment No. 1) dated January 28, 2002 and filed with the Securities and Exchange Commission, Steinberg Priest Capital Management Company, Inc. held sole voting power as to 780,423 of such shares and sole dispositive power as to 1,671,873 of such shares.

(10) Includes 2,775,487 shares owned by executive officers and directors, 685,201 shares that may be acquired upon exercise of presently exercisable stock options and 20,496 shares representing shares deferred as share units.

                              BUSINESS OF ACCREDO

     Accredo provides specialized contract pharmacy services on behalf of biopharmaceutical manufacturers to patients with chronic diseases. Accredo's services help simplify the difficult and often challenging medication process for patients with a chronic disease and help ensure that patients receive and take their medication as prescribed. Accredo's services benefit biopharmaceutical manufacturers by accelerating patient acceptance of new drugs, facilitating patient compliance with the prescribed treatment and capturing valuable clinical information about a new drug's effectiveness.

     Accredo's services include contract pharmacy services, clinical services, reimbursement services and delivery services. Accredo provides overnight, temperature-controlled delivery of all drugs and supplies necessary for patients to self-administer their drug dosages safely and effectively in the privacy of their homes. Accredo's pharmacists and customer service staff talk frequently with patients over the telephone, help them comply with prescribed treatment schedules and educate them about ways to manage their complex diseases more effectively. Accredo's reimbursement specialists manage the complicated paperwork that is required to collect payment for the patient's medication from insurance companies and managed care plans. Accredo sells a limited number of drugs to its patients.

     Accredo mainly focuses its services on drugs that:

     - are used on a recurring basis to treat chronic and potentially life-threatening diseases;

     - are expensive, with annual costs generally ranging from approximately $8,000 to $200,000 per patient; and

     - require temperature control or other specialized handling.

     Accredo has agreements with six major biopharmaceutical manufacturers to provide specialized contract pharmacy services. Although Accredo's agreements are not exclusive, Accredo's status generally means that it is a recommended provider of the manufacturer's drug to patients and physicians. These agreements also contain favorable pricing from the manufacturer and compensate Accredo for its specialized services. The terms of these agreements may be adjusted periodically in the event of changed market conditions or required service levels.

     Accredo's objective is to be the leading provider of specialized contract pharmacy services to biopharmaceutical manufacturers. Key elements of its strategy include: (i) expanding the number of chronic diseases served; (ii) leveraging Accredo's expertise to expand its service offerings; (iii) establishing additional relationships with academic medical centers and children's hospitals that treat patients with costly, chronic diseases; (iv) increasing the number of payor contracts; and (v) pursuing selective acquisitions of similar or complementary businesses.

     Accredo Health, Incorporated, was incorporated in Delaware in 1996. Accredo acquired Southern Health Systems, Inc., or SHS, and its wholly owned subsidiary Nova Factor, Inc., or Nova Factor, in 1996 and continues to own SHS and its subsidiary, Nova Factor. In June 1997, Accredo acquired all of the outstanding stock of Hemophilia Health Services, Inc. Accredo consummated an initial public offering of its common stock in April 1999.

     In October 1999, Accredo acquired two pharmacies located in Florida and California from Home Medical of America, Inc. It also acquired all of the outstanding stock of Sunrise Health Management, Inc. on December 1, 1999.

     During fiscal year ended June 30, 2001, Accredo consummated a second public offering of its common stock in August 2000 and acquired all of the outstanding stock of Pharmacare Resources, Inc. and a related company NCL Management, Inc. in May 2001.

     On December 20, 2001, Accredo acquired all of the outstanding stock of BioPartners in Care, Inc. BioPartners operated pharmacy locations in Lenexa, Kansas and St. Louis, Missouri.

     Accredo's principal executive offices are located at 1640 Century Center Parkway, Suite 101, Memphis, Tennessee 38134. Its telephone number at that address is 901-385-3688.

                      DESCRIPTION OF ACCREDO CAPITAL STOCK


     Accredo is authorized by its certificate of incorporation to issue up to 55,000,000 shares of capital stock, consisting of (a) 50,000,000 shares of common stock, $0.01 par value per share (26,223,714 of which were outstanding as of April 25, 2002), and (b) 5,000,000 shares of preferred stock, $1.00 par value per share (none of which are currently outstanding). Assuming approval of the issuance of Accredo common stock in the acquisition and approval of the amendment to Accredo's certificate of incorporation to increase the number of authorized shares of Accredo common stock, Accredo will be authorized by its certificate of incorporation to issue up to 105,000,000 shares of its capital stock, consisting of (a) 100,000,000 shares of common stock (approximately 31,300,000 of which will be outstanding following the closing of the acquisition of Gentiva's SPS business, assuming the average closing price per share of Accredo common stock on the Nasdaq National Market for the twenty trading days ending on the second trading day prior to the closing of the acquisition is greater than $41.00), and (b) 5,000,000 shares of preferred stock (none of which will be outstanding). The holders of shares of Accredo common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of Accredo common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of Accredo common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion out of funds legally available therefor. Upon Accredo's liquidation, dissolution or winding up, holders of Accredo common stock are entitled to share ratably in the net assets of Accredo available for distribution after the payment of all debts and other liabilities. Holders of Accredo common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of Accredo common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that Accredo may designate and issue in the future.


                  COMPARISON OF RIGHTS OF GENTIVA STOCKHOLDERS
                            AND ACCREDO STOCKHOLDERS

     Accredo and Gentiva are both organized under the laws of the State of Delaware. Any differences, therefore, in the rights of holders of Accredo capital stock and Gentiva capital stock arise primarily from differences in their respective certificates of incorporation and bylaws. Upon closing of the sale of the SPS business and the distribution to the holders of Gentiva common stock of the shares of Accredo common stock received by Gentiva in the acquisition, holders of Gentiva common stock will (i) continue to be stockholders of Gentiva and their rights with respect to such Gentiva stock will be governed by Delaware law, the Gentiva certificate of incorporation and the Gentiva bylaws as they were prior to the sale of the SPS business and (ii) become holders of Accredo common stock and their rights with respect to such Accredo stock will be governed by Delaware law, the Accredo certificate of incorporation and the Accredo bylaws.

     This section of the joint proxy statement-prospectus describes the material differences between the rights of Accredo stockholders and Gentiva stockholders. This section does not include a complete description of all differences among the rights of these stockholders, nor does it include a complete description of the specific rights of these stockholders. In addition, the identification of some of the differences in the rights of these stockholders as material is not intended to indicate that other differences that are equally important do not exist.

     All Accredo stockholders and Gentiva stockholders are urged to read carefully the relevant provisions of Delaware law, as well as the certificates of incorporation and bylaws of each of Accredo and Gentiva. Copies of the certificates of incorporation and bylaws of Accredo and Gentiva will be sent to Accredo stockholders and Gentiva stockholders, as applicable, upon request. See "Where You Can Find More Information."

CAPITALIZATION

     Accredo.  The authorized capital stock of Accredo consists of:

        - 50,000,000 shares of Accredo common stock, par value $.01 per share;
          and

        - 5,000,000 shares of Accredo preferred stock, par value $1.00 per share.

     Gentiva.  The authorized capital stock of Gentiva consists of:

        - 100,000,000 shares of Gentiva common stock, par value $.10 per share; and

        - 25,000,000 shares of Gentiva preferred stock, par value $.01 per share.

VOTING RIGHTS

     Accredo. Each holder of Accredo common stock has the right to cast one vote for each share of Accredo common stock held of record on all matters submitted to a vote of stockholders of Accredo, including the election of directors. Holders of Accredo common stock do not have cumulative voting rights.

     Gentiva. Each holder of Gentiva common stock has the right to cast one vote for each share of Gentiva common stock held of record on matters submitted to a vote of stockholders of Gentiva, including the election of directors. Holders of Gentiva common stock do not have cumulative voting rights.

NUMBER AND ELECTION OF DIRECTORS

     Accredo. The board of directors of Accredo currently has eight members. The Accredo amended and restated certificate of incorporation provides that the number of directors of Accredo will not be less than five or more than twelve, with the exact number of directors to be fixed from time to time by the Accredo board of directors by a resolution approved by at least two-thirds of the directors then in office.

     The Accredo board of directors is divided into three classes, as nearly equal in size as possible, with one class being elected each year. Members of the Accredo board of directors are elected to serve a term of three years, and until their successors are elected and qualified.

     The Accredo bylaws provides for directors to be elected by a plurality of the votes cast by Accredo stockholders entitled to vote in the election of directors at a meeting at which a quorum is present.

     Gentiva. The board of directors of Gentiva currently has eight members. The Gentiva bylaws provide that the number of directors of Gentiva will not be less than five nor more than twelve, with the exact number of directors to be fixed from time to time by the Gentiva board of directors by a resolution approved by a majority of the directors.

     The Gentiva board of directors is divided into three classes, as nearly equal in number as possible, with one class being elected each year. Members of the Gentiva board of directors are elected to serve a term of three years, and until their successors are elected and qualified.

     The Gentiva bylaws provide for directors to be elected by a plurality of the votes cast by Gentiva stockholders entitled to vote in the election of directors at a meeting at which a quorum is present.

REMOVAL OF DIRECTORS AND VACANCIES ON THE BOARD OF DIRECTORS

     Accredo. Accredo's certificate of incorporation provides that neither the board of directors nor any individual director may be removed without cause. Any individual director or all of the directors may be removed only for cause by the affirmative vote of the holders of a majority of the shares then entitled to vote in the election of directors.

     Vacancies on the board of directors of Accredo, including vacancies resulting from an increase in the authorized number of directors or from the death, resignation, retirement, disqualification or removal of a director, may be filled only by the affirmative vote of at least two-thirds of the directors then in office, although they may constitute less than a quorum. Directors elected to fill any vacancy shall serve for the remainder of the term of directors of their class and until their successors are elected and qualified.

     Gentiva. Gentiva's certificate of incorporation provides that Gentiva's stockholders may remove any director or the entire board of directors only for cause by the affirmative vote of a majority of the shares of Gentiva common stock entitled to vote at an election of directors.

     Vacancies on the board of directors of Gentiva, including vacancies resulting from an increase in the authorized number of directors or from any other reason, may be filled only by a majority vote of the directors then in office, although they may constitute less than a quorum. Directors elected to fill any vacancy shall serve for the remainder of the term of directors of their class and until their successors are elected and qualified.

AMENDMENTS TO THE CERTIFICATE OF INCORPORATION

     General. Under Delaware law, an amendment to the certificate of incorporation of a corporation requires the approval of the corporation's board of directors and the approval of holders of a majority of the outstanding stock entitled to vote upon the proposed amendment, unless a higher vote is required by the corporation's certificate of incorporation.

     Accredo. Accredo's certificate of incorporation requires that the affirmative vote of both (a) a majority of the members of the board of directors then in office, and (b) a majority of the Accredo shares entitled to vote at an election of directors in order to amend, alter, change or repeal any provision of the certificate. In addition, the affirmative vote of at least two-thirds of all outstanding shares of capital stock is required to amend, alter, adopt any provision inconsistent with or repeal certain provisions of the certificate of incorporation relating to the board of directors of Accredo, amendments to the certificate of incorporation, indemnification of officers and directors and stockholders' ability to act by written consent in lieu of a meeting.

     Gentiva. Gentiva's certificate of incorporation does not impose a higher vote requirement than the requirement imposed by Delaware law to amend any provision of the certificate.

AMENDMENTS TO THE BYLAWS

     General. Under Delaware law, stockholders entitled to vote have the power to adopt, amend or repeal bylaws. In addition, a corporation may, in its certificate of incorporation, confer this power on the board of directors. The stockholders always have the power to adopt, amend or repeal the bylaws, even though the board may also be delegated the power.

     Accredo. Accredo's certificate of incorporation provides that Accredo's bylaws may be amended, altered or repealed and new bylaws adopted by (i) the holders of a majority of the outstanding stock entitled to vote at any meeting of stockholders, provided, however, that the affirmative vote of at least two-thirds of all outstanding shares of capital stock is required to amend, alter or adopt any provision inconsistent with or repeal certain provisions of the bylaws relating to notice of stockholder meetings, special meetings of stockholders and nominations for and number of directors, or (ii) the majority of the board of directors

     Gentiva. Gentiva's certificate of incorporation authorizes the Gentiva board of directors to make, alter, amend or repeal Gentiva's bylaws. Gentiva's bylaws provide that they may be altered, amended or repealed or new bylaws adopted if approved by a majority of all of the members of the board of directors or by the holders of a majority of the total outstanding shares of Gentiva voting stock entitled to vote at any meeting of stockholders.

ACTION BY WRITTEN CONSENT

     General. Delaware law provides that, unless otherwise stated in the certificate of incorporation, any action which may be taken at an annual meeting or special meeting of stockholders may be taken without a meeting, if a consent in writing is signed by the holders of the outstanding stock having the minimum number of votes necessary to authorize the action at a meeting of stockholders at which all shares entitled to vote at the meeting were present and voted.

     Accredo. The Accredo certificate of incorporation limits the ability of its stockholders to act by written consent by requiring any action by written consent to be unanimous.

     Gentiva. The Gentiva certificate of incorporation provides that no action may be taken by the stockholders by written consent.

ABILITY TO CALL SPECIAL STOCKHOLDER MEETINGS

     Accredo. The Accredo bylaws provide that special meetings of Accredo stockholders may be called by Accredo's board of directors, the chairman of the board, the chief executive officer or holders of not less than two-thirds of all the shares entitled to vote at such meeting if such holders deliver a written request for the meeting describing the purpose for which it is to be held.

     Gentiva. The Gentiva bylaws provide that special meetings of Gentiva stockholders may be called by Gentiva's board of directors (pursuant to a resolution adopted by a majority of the directors then in office stating the purpose for the special meeting), the chairman of the board, or the chief executive officer. Stockholders do not have the right to call a special meeting or to propose any business to be conducted at a special meeting.

NOTICE OF STOCKHOLDER ACTION

     Accredo. Under the Accredo bylaws, in order for a stockholder to nominate candidates for election to Accredo's board of directors at any annual meeting of stockholders or any special stockholder meeting at which directors will be elected, timely written notice must be given to the Secretary of Accredo before the annual or special meeting. Similarly, in order for a stockholder to propose business to be brought before any annual stockholder meeting or special stockholder meeting, timely written notice must be given to the Secretary of Accredo before the annual or special meeting.

     Under Accredo's bylaws, to be timely, notice of stockholder nominations or proposals to be made at an annual meeting or special meeting must be received by the Secretary of Accredo not less than 60 days nor more than 90 days prior to the scheduled date of the annual or special meeting. However, if less than 70 days notice or prior public disclosure of the date of the annual or special meeting is given or made to stockholders, notice by a stockholder, in order to be timely, must be received by Accredo no later than the 10th day following the date on which the earlier of notice is first given or public disclosure of the meeting is first made.

     A stockholder's notice to Accredo must set forth the stockholder's name and address as they appear in Accredo's records and the number of shares of Accredo common stock which are beneficially owned and owned of record by the stockholder. If any other persons are acting together with the stockholder, this information must be provided with respect to those persons as well.

     Notices relating to stockholder proposals must also include a brief description of the business the stockholder proposes to bring before the meeting, and the reasons for conducting such business at the meeting and any other information the Accredo board of directors reasonably determines is necessary for the board and the stockholders to consider the proposal.

     Notices relating to stockholder nominations to the board of directors must also include, as to each person whom the stockholder proposes to nominate as a director, the name, age, principal occupation, business address and residence address, the class and number of shares of Accredo capital stock which are beneficially owned by such person, and any other information relating to such person that would be required to be disclosed pursuant to Regulation 13D in connection with the acquisition of shares and Regulation 14A of the Exchange Act of 1934 in connection with the solicitation of proxies with respect to nominees for directors.

     The board of directors or the presiding officer at any Accredo stockholder meeting has the power to determine whether the nomination or proposal was made by the stockholder in accordance with the advance notice procedures set forth in Accredo's bylaws. If the presiding officer determines that the nomination or proposal is not in compliance, the presiding officer may declare that the defective proposal or nomination will be disregarded.

     Gentiva. Under the Gentiva bylaws, in order for a stockholder to nominate persons for election to the board of directors at an annual meeting of stockholders or at a special meeting called for the purpose of electing directors or to propose any business to be conducted at an annual meeting, the stockholder must be a holder of record at the time of giving notice in accordance with the provisions of the Gentiva bylaws and be entitled to vote at the meeting and must otherwise comply with the procedures set forth in the Gentiva bylaws.

     For business to be properly brought before an annual meeting by a stockholder, including the nomination of candidates for election to Gentiva's board of directors, the stockholder must give timely written notice to the Secretary of Gentiva not less than 90 days nor more than 120 days prior to the anniversary date of the preceding year's annual meeting. In the event that the annual meeting is more than 30 days prior to or more than 60 days after the anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be delivered not earlier than 120 days prior to such annual meeting and not later than the later of 90 days prior to the annual meeting or 10 days following the day on which public announcement of the date of the annual meeting is first made. In order for a stockholder to make timely notice of a nomination for an election to the board of directors to be held at a special meeting, notice must be received by Gentiva not less than 90 days nor more than 120 days prior to the special meeting or not later than the 10th day following the date on which public disclosure of the meeting is first made.

     Stockholder notices relating to business to be transacted at an annual meeting or relating to the nomination of candidates for election to the board of directors must include:

     - the stockholder's name and address as they appear on Gentiva's books;

     - the class and number of shares of Gentiva stock which are owned beneficially or of record by the stockholder;

     - a description of all arrangements or understandings between the stockholder and any other persons, including nominees for directors, relating to a nomination or business proposal by the stockholder, and any material interest the stockholder has in the business desired to be brought before the meeting;

     - a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the persons or bring the business specified in the notice before the meeting;

     - a representation whether the stockholder intends to solicit proxies in support of the director nomination or business proposal; and

     - any other information about the nominee, the business proposal or the stockholder required to be disclosed in a proxy statement or other filing for the solicitation of proxies related to the election of directors pursuant to Section 14 of the Securities Exchange Act of 1934.

     In the case of a notice relating to a stockholder proposal, the notice must also set forth a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business, the reasons for conducting such business at the annual meeting and any material interest in such business of such stockholder and of any of such stockholder's affiliates.

     In the case of a notice of nomination of candidates for election to Gentiva's board of directors, the notice must also set forth:

     - the name, age, business address and residence address of the person to be nominated;

     - the principal occupation and employment of the nominee;

     - the class or series and number of shares of capital stock of Gentiva owned beneficially or of record by the nominee; and

     - the consent of each nominee to serve as a director of Gentiva if so elected.

     The chairman of any annual or special meeting of Gentiva's stockholders may refuse to permit any business to be brought before the meeting that fails to comply with the advance notice procedures set forth in Gentiva's bylaws. If the chairman determines that the nomination or proposal is not in compliance with

Gentiva's advance notice procedures, the chairman may declare that the defective proposal or nomination will be disregarded.

LIMITATION OF PERSONAL LIABILITY OF DIRECTORS AND OFFICERS

     General. Delaware law provides that a corporation may include in its certificate of incorporation a provision limiting or eliminating the liability of its directors to the corporation and its stockholders for monetary damages arising from a breach of fiduciary duty, except for:

     - a breach of the duty of loyalty to the corporation or its stockholders;

     - acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     - payment of a dividend or the repurchase or redemption of stock in violation of Delaware law; or

     - any transaction from which the director derived an improper personal benefit.

     Accredo. The Accredo certificate of incorporation provides that no director of Accredo will be liable to Accredo or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware law.

     Gentiva. The Gentiva certificate of incorporation provides that no director of Gentiva will be liable to Gentiva or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware law.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     General. Under Delaware law, a corporation generally may indemnify directors and officers:

     - for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation; and

     - with respect to any criminal proceeding, if the directors and officers had no reasonable cause to believe that their conduct was unlawful.

     In addition, Delaware law provides that a corporation may advance to a director or officer expenses incurred in defending any action upon receipt of an undertaking by the director or officer to repay the amount advanced if it is ultimately determined that he or she is not entitled to indemnification.

     Accredo. The Accredo certificate of incorporation provides that any person who was or is a party or is threatened to be a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, because that person is or was a director or officer of Accredo, or is or was, while a director or officer of Accredo, serving at the request of Accredo as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, will be indemnified and held harmless by Accredo to the fullest extent permitted by Delaware law. The rights of indemnification provided to Accredo directors and officers continue as to a person who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person. The indemnification rights conferred by Accredo are not exclusive of any other right which persons seeking indemnification may be entitled under any statute, Accredo's certificate of incorporation or bylaws, any agreement, vote of stockholders or disinterested directors or otherwise.

     The Accredo certificate of incorporation and bylaws provide that Accredo shall pay expenses incurred by its directors and officers in defending a civil or criminal action, suit or proceeding because they are directors or officers in advance of the final disposition of the action, suit or proceeding. The payment of expenses will be made only if Accredo receives an undertaking by or on behalf of a director or officer to repay all amounts advanced if it is ultimately determined that the director or officer is not entitled to be indemnified by Accredo, as authorized by Accredo's certificate of incorporation and bylaws.

     In addition, Accredo may, to the extent authorized from time to time by its board of directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of Accredo (or any person serving at Accredo's request as a director, trustee, officer, employee or agent of another enterprise) or to any person who is or was a director, officer, employee or agent of any of Accredo's affiliates, predecessor or subsidiary corporations or a constituent corporation absorbed by Accredo in a consolidation or merger or who is or was serving at the request of such affiliate, predecessor or subsidiary corporation or of such constituent corporation as a director, officer, employee or agent of another enterprise.

     The Accredo bylaws authorize Accredo to maintain insurance to protect itself and any director, trustee, officer, employee or agent against any expense, liability or loss, whether or not Accredo would have the power to indemnify under Delaware law.

     Gentiva. The Gentiva bylaws provide for indemnification, to the fullest extent permitted by Delaware law, of any person who is or was a director or officer of Gentiva and who was or is made a party to or is threatened to be made party to any threatened, pending or completed action, suit, or proceeding (including any appeal thereof), whether civil, criminal, administrative, regulatory or investigative in nature, by reason of the fact that he or she is or was a director or officer, of Gentiva, or, while serving as a director or officer of Gentiva, is or was serving at the request of Gentiva as a director, officer, partner, member, trustee, fiduciary, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Gentiva. The indemnification rights conferred by Gentiva are not exclusive of any other right which persons seeking indemnification may be entitled under any statute, Gentiva's certificate of incorporation or bylaws, any agreement, vote of stockholders or disinterested directors or otherwise.

     In addition, the Gentiva bylaws provide that expenses and costs incurred by or on behalf of a director or officer in connection with any investigation, claim, action, suit or proceeding will be advanced to the director or officer by Gentiva upon the request of the director or officer which request will include an undertaking by or on behalf of the director or officer to repay the amounts advanced if ultimately it is determined that the director or officer was not entitled to be indemnified against the expenses.

     The rights of indemnification provided to Gentiva directors and officers continue as to a person who has ceased to be a director, trustee, officer, employee or agent and shall insure to the benefit of the heirs, executors and administrators of such person.

     Gentiva is authorized to purchase and maintain insurance on behalf of its directors, officers, employees and agents.

STATE ANTI-TAKEOVER STATUTES

     General. Under the business combination statute of Delaware law, a corporation is prohibited, for a three year period following the time a stockholder becomes an interested stockholder, from engaging in any business combination with an interested stockholder who, together with its affiliates or associates, owns, or who is an affiliate or associate of the corporation and within a three-year period did own, 15% or more of the corporation's voting stock, unless:

     - prior to the time the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

     - the interested stockholder owned at least 85% of the voting stock of the corporation, excluding specified shares, upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder; or

     - at or subsequent to the time the stockholder became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized by the affirmative vote, at an annual or special meeting and not by written consent, of at least 66 2/3% of the outstanding voting shares of the corporation, excluding shares held by that interested stockholder.

     A business combination generally includes:

     - mergers, consolidations and sales or other dispositions of 10% or more of the aggregate market value of the assets of a corporation to or with an interested stockholder;

     - specified transactions resulting in the issuance or transfer to an interested stockholder of any capital stock of the corporation or its subsidiaries; and

     - other transactions resulting in a disproportionate financial benefit to an interested stockholder.

     The provisions of the Delaware business combination statute do not apply to a corporation if, subject to certain requirements, the certificate of incorporation or bylaws of the corporation contain a provision expressly electing not to be governed by the provisions of the statute or the corporation does not have voting stock listed on a national securities exchange, authorized for quotation on an inter-dealer quotation system of a registered national securities association or held of record by more than 2,000 stockholders.

     Accredo. Because Accredo has not adopted any provision in its certificate of incorporation to "opt-out" of the Delaware business combination statute, the statute is applicable to business combinations involving Accredo. In addition, the following provisions contained in Accredo's certificate of incorporation and bylaws may discourage or delay attempts to gain control of Accredo. Accredo's certificate of incorporation includes provisions (a) classifying the board of directors into three classes, (b) authorizing directors to fill vacancies on the board of directors occurring between annual stockholders meetings, (c) requiring the affirmative vote of at least two-thirds of the outstanding shares to alter, amend or otherwise modify any provision of the certificate relating to the number of members of the board of directors, board classification, vacancies and removal of directors or to amend any other provision of the certificate in a manner inconsistent with these provisions and (d) requiring that special meetings may be called only by the board of directors, the chairman of the board, the chief executive officer or holders of not less than two-thirds of the shares entitled to vote. Accredo's bylaws include provisions governing the conduct of business at stockholder meetings and the nominations of persons for election as Accredo directors.

     Gentiva. Because Gentiva has not adopted any provision in its certificate of incorporation to "opt-out" of the Delaware business combination statute, the statute is applicable to business combinations involving Gentiva.

STOCKHOLDER RIGHTS AGREEMENTS

     Accredo.  Accredo does not have a stockholder rights plan.

     Gentiva. Gentiva adopted a Rights Agreement in March 2001, which serves as an anti-takeover mechanism for Gentiva's board of directors. Under this plan, Gentiva declared a dividend distribution of one Right for each outstanding share of Gentiva common stock which is currently represented by ownership in Gentiva's common stock. The rights agreement provides that the exercisability of the rights will be triggered upon the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated persons has acquired beneficial ownership of 10% or more of the outstanding shares of Gentiva common stock or (ii) 10 days following (unless otherwise delayed by the Gentiva's board of directors) the commencement of a tender offer or exchange offer that would result in a person or group of affiliated persons beneficially owning 10% or more of the outstanding shares of Gentiva common stock. After an event causing the exercisability of a right, each Right entitles the registered holder to purchase from Gentiva a unit consisting of one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $.01 per share, at a price of $75 per one one-thousandth of a share, subject to adjustments. The Olsten family is, to some extent, protected from triggering the exercisability of rights under the Rights Agreement. Gentiva's board of directors may redeem or exchange rights or amend the Rights Agreement in certain circumstances.

     Each holder of a Right other than the person triggering the distribution will in such event have the right to receive shares of Gentiva common stock having a value equal to two times the exercise price of the Right. The Rights will expire on the close of business on March 2, 2010, unless such date is extended or the Rights are earlier redeemed or exchanged by Gentiva at a price of $.001 per Right.

                    COMPARATIVE MARKET PRICES AND DIVIDENDS

     Accredo common stock is quoted on the Nasdaq National Stock Market under the symbol "ACDO." Gentiva common stock is quoted on the Nasdaq National Stock Market under the symbol "GTIV". The following table sets forth, for the indicated periods, the high and low bid prices for the Accredo and Gentiva common stock as reported by the Nasdaq National Market. No cash dividends have been declared on the Accredo or Gentiva common stock for the indicated periods.


                                                             ACCREDO COMMON    GENTIVA COMMON
                                                             STOCK PRICE PER   STOCK PRICE PER
                                                                  SHARE             SHARE
                                                             ---------------   ---------------
                                                              HIGH     LOW      HIGH     LOW
                                                             ------   ------   ------   ------
1999
  Quarter ended June 30, 1999(1)...........................  $21.83   $12.71       --       --
  Quarter ended Sept. 30, 1999.............................  $24.58   $18.00       --       --
  Quarter ended Dec. 31, 1999..............................  $22.17   $17.75       --       --
2000
  Quarter March 31, 2000(2)................................  $39.38   $19.25   $ 7.25   $ 5.25
  Quarter ended June 30, 2000..............................  $37.75   $18.38   $10.00   $ 6.19
  Quarter ended Sept. 30, 2000.............................  $32.92   $31.83   $14.00   $ 7.63
  Quarter ended Dec. 31, 2000..............................  $37.20   $23.25   $14.38   $10.19
2001
  Quarter ended March 31, 2001.............................  $35.55   $23.50   $20.38   $13.06
  Quarter ended June 30, 2001..............................  $39.95   $26.06   $23.50   $15.60
  Quarter ended Sept. 30, 2001.............................  $39.25   $27.59   $20.90   $16.35
  Quarter ended Dec. 31, 2001..............................  $41.80   $29.77   $22.44   $15.66
2002
  Quarter ended March 31, 2002.............................  $57.89   $38.02   $25.50   $20.56
  Quarter ended June 30, 2002 (through May 9, 2002)........  $64.81   $55.80   $27.55   $24.68


---------------

(1) Accredo common stock began trading on the Nasdaq National Market following its initial public offering on April 16, 1999.


(2) Gentiva common stock began trading on the Nasdaq National Market on March 16, 2000 following its split-off from Olsten Corporation.



     On January 2, 2002, the last trading day prior to public announcement of the acquisition, the last sale price of Accredo common stock as reported on the Nasdaq National Market was $38.69 per share and the last sale price of Gentiva common stock as reported on the Nasdaq National Market was $21.59 per share.


     Accredo has not paid or declared any cash dividends on shares of its common stock since its inception. Accredo's policy is to retain all net earnings for the development of its business, and it does not anticipate paying cash dividends on Accredo common stock in the foreseeable future. The payment of future cash dividends will be at the sole discretion of the board of directors and will depend upon Accredo's profitability, financial condition, cash requirements, future prospects and other factors deemed relevant by the board of directors. The payment of dividends is limited by certain covenants within Accredo's loan agreements.

                             STOCKHOLDER PROPOSALS

     Whether or not the acquisition is completed, Accredo and Gentiva will hold annual stockholders' meetings in 2002. Subject to the requirements of Rule 14a-8 under the Exchange Act, stockholders of each company may present proposals for inclusion in a company's proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals to the company in a timely manner.

     Accredo 2002 Annual Meeting. According to securities laws, the deadline for submission of a stockholder proposal in connection with the 2002 annual meeting of Accredo stockholders is June 14, 2002. If, however, Accredo schedules an annual meeting of stockholders to be held on a date after December 16, 2002, stockholders may present a proposal for inclusion in Accredo's proxy statement and presentation at the annual meeting a reasonable time before Accredo begins to print and mail its proxy materials. According to Accredo's bylaws, in order to be timely, an Accredo stockholder's notice must be delivered to or mailed and received at the principal executive offices of Accredo not less than 60 days nor more than 90 days prior to the meeting. In the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure was made. The notice must contain specified information as required by law and Accredo's bylaws about each nominee or the proposed business and the stockholder making the nomination or proposal.

     Gentiva 2002 Annual Meeting. Proposals of stockholders intended for inclusion in Gentiva's proxy statement and form of proxy for its 2002 Annual Meeting needed to have been received in writing by December 17, 2001 at the Office of Secretary at Gentiva's principal executive offices located at 3 Huntington Quadrangle 2S, Melville, New York 11747-8943. In addition, notice of any proposal that a stockholder desires to propose for consideration at the 2002 Annual Meeting must, to satisfy requirements under Gentiva's By-Laws, have been received in writing by Gentiva at the above address on or after January 18, 2002 and on or before February 17, 2002.

                                    EXPERTS

     The consolidated financial statements and schedule of Accredo Health, Incorporated as of June 30, 2000 and 2001, and for each of the three years in the period ended June 30, 2001, are included in our 2001 annual report on Form 10-K, which is incorporated by reference in the registration statement. Ernst & Young LLP, independent auditors, have audited these consolidated financial statements and schedule as set forth in their report, which is incorporated by reference in the registration statement. The financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

     Ernst & Young LLP, independent auditors, have audited the financial statements and schedule of Specialty Pharmaceutical Services, a division of Gentiva Health Services, Inc., as of December 30, 2001 and December 31, 2000, and for the years ended December 30, 2001, December 31, 2000, and January 2, 2000, as set forth in their report. We have included these financial statements and schedule in the Registration Statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

     The consolidated financial statements of Gentiva Health Services, Inc. and subsidiaries, as of December 30, 2001 and December 31, 2000 and for each of the years in the three-year period ended December 30, 2001 have been incorporated herein by reference and in the registration statement in reliance upon the report of PricewaterhouseCoopers LLP, independent accountants, given upon the authority of said firm as experts in accounting and auditing.

                                    OPINIONS

     The legality of the shares of Accredo common stock to be issued in the acquisition will be passed upon by Alston & Bird LLP.

                      WHERE YOU CAN FIND MORE INFORMATION

     Accredo and Gentiva file annual, quarterly and current reports, proxy and information statements, and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information at the Public Reference Section at the SEC at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information about issuers that file electronically with the SEC. The address of that site is http://www.sec.gov. In addition, you can read and copy this information at the regional offices of the SEC at Woolworth Building, 233 Broadway, New York, New York 10279 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

       IMPORTANT INFORMATION ABOUT THIS JOINT PROXY STATEMENT-PROSPECTUS

     No one has been authorized to give any information or make any representation about Gentiva or Accredo, the acquisition/sale of the SPS business, the proposed Accredo 2002 Long-Term Incentive Plan or the proposed amendment of Accredo's amended and restated certificate of incorporation, that differs from, or adds to, the information:

     - contained in this joint proxy statement-prospectus;

     - contained in the documents that are referred to in this joint proxy statement-prospectus; or

     - contained in the documents Gentiva and Accredo file with the Securities and Exchange Commission, or the SEC, and incorporated herein by reference.

If anyone does give you different or additional information, you should not rely on it.


     This joint proxy statement-prospectus has been prepared as of May 10, 2002. There may be changes in the affairs of Accredo or Gentiva since that date that are not reflected in this document.


     Accredo has supplied all information contained or incorporated by reference in this joint proxy statement-prospectus relating to Accredo, as well as all pro forma financial information of Accredo, and Gentiva has supplied all information contained or incorporated by reference in this joint proxy statement-prospectus relating to Gentiva, as well as all pro forma financial information of Gentiva.


     All financial data included herein and all financial data incorporated by reference into this joint proxy statement-prospectus for periods in fiscal 2001 reflect the reclassification of Gentiva's reportable segments, which was effective as of fiscal 2001. Financial data incorporated by reference into this joint proxy statement-prospectus for periods prior to fiscal 2001 have been reclassified to conform with the fiscal 2001 presentation. A description of this reclassification is included more fully in Gentiva's Annual Report on Form 10-K for the fiscal period ended December 30, 2001 and Gentiva's Quarterly Reports on Form 10-Q for the quarters ended April 1, 2001, July 1, 2001 and September 30, 2001, which are incorporated by reference herein.


                           INCORPORATION BY REFERENCE

     Accredo filed a registration statement with the SEC under the Securities Act of 1933, as amended, relating to the Accredo common stock offered to Gentiva. The registration statement contains additional information about Accredo and the Accredo common stock. The SEC allows Accredo to omit certain information included in the registration statement from this joint proxy statement-prospectus. The registration statement may be inspected and copied at the SEC's public reference facilities described above.

     This joint proxy statement-prospectus incorporates important business and financial information about Accredo and Gentiva that is not included in or delivered with this joint proxy statement-prospectus.

     The following documents filed with the SEC by Accredo are incorporated by reference in this joint proxy statement-prospectus (SEC File No. 000-25769):


        (1) Accredo's Annual Report on Form 10-K for the fiscal year ended June 30, 2001, as amended, (including those portions of the Accredo's definitive proxy statement for the Annual Meeting of Shareholders held on November 16, 2001 incorporated by reference therein);



        (2) Accredo's Quarterly Report on Form 10-Q for the three months ended September 30, 2001, as amended;



        (3) Accredo's Quarterly Report on Form 10-Q for the three months ended December 31, 2001, as amended;



        (4) Accredo's Current Reports on Form 8-K dated January 4, 2002 and May 1, 2002;


        (5) Description of Accredo's common stock set forth in Accredo's registration statement filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, and any report or amendment filed for the purpose of updated any such description.

     The following documents filed with the SEC by Gentiva are incorporated by reference in this joint proxy statement-prospectus (SEC File No. 001-15669):


        (1) Gentiva's Annual Report on Form 10-K, as amended, for the fiscal year ended December 30, 2001;


        (2) Gentiva's Quarterly Reports on Form 10-Q for the quarters ended April 1, 2001, July 1, 2001 and September 30, 2001;

        (3) Gentiva's Current Reports on Form 8-K dated May 21, 2001 and January 7, 2002.

     Accredo and Gentiva also incorporate by reference additional documents filed by them pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this joint proxy statement-prospectus and prior to final adjournment of the special meetings. Any statement contained in this joint proxy statement-prospectus or in a document incorporated or deemed to be incorporated by reference in this joint proxy statement-prospectus shall be deemed to be modified or superseded to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement.


     You may obtain copies of the information incorporated by reference in this joint proxy statement-prospectus upon written or oral request. The inside front cover of this joint proxy statement-prospectus contains information about how such requests should be made. ANY REQUEST FOR DOCUMENTS SHOULD BE MADE BY JUNE 5, 2002 TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS.


     All information contained in this joint proxy statement-prospectus or incorporated herein by reference with respect to Accredo was supplied by Accredo, and all information contained in this joint proxy statement-prospectus with respect to Gentiva was supplied by Gentiva.

                           FORWARD LOOKING STATEMENTS

     This document, including information included or incorporated by reference in this document, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations and business of Accredo and Gentiva and assuming consummation of the acquisition/sale of the SPS business, the combined Accredo and SPS business, and Gentiva without the SPS business. Such statements include, but are not limited to, statements relating to:

     - Synergies expected to be realized from the acquisition;

     - Business opportunities and strategies potentially available to Accredo and Gentiva;

     - Acquisition-related and restructuring charges expected to be incurred;

     - Management, operations and policies of each of Accredo and Gentiva after the acquisition;

     - The amount of the cash distribution;

     - Statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "intends," "estimates," "should" or similar expressions;

     - The value of Accredo's common stock; and

     - The financial and growth ability of Gentiva after the sale of the SPS business.

     These forward-looking statements involve some risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by these forward looking statements include, among other things, the following possibilities,, as well as those described under "Risk Factors":

     - The risk that the businesses of Accredo and the SPS business acquired from Gentiva will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected;

     - Risks associated with Gentiva's narrower focus on its home health care services business;

     - Expected revenue synergies and cost savings from the acquisition may not be fully realized within the expected time frame;

     - The effect of competition in the markets where Accredo and Gentiva operate;

     - Contingent liabilities;

     - Risks associated with debt service;

     - The effect the distribution will have on the value of Gentiva's common stock; and

     - Losses of key personnel.

     For additional information that could cause actual results to differ materially from those described in the forward looking statements, you should refer to the Annual Report on Form 10-K for Accredo for the year ended June 30, 2001 and the Annual Report of Form 10-K for Gentiva for the fiscal year ended December 30, 2001, including any amendments.

                       SPS BUSINESS FINANCIAL STATEMENTS

FINANCIAL STATEMENTS

SPECIALTY PHARMACEUTICAL SERVICES
A DIVISION OF GENTIVA HEALTH SERVICES, INC.

YEARS ENDED DECEMBER 30, 2001, DECEMBER 31, 2000, AND
JANUARY 2, 2000, WITH REPORT OF INDEPENDENT AUDITORS

                       SPECIALTY PHARMACEUTICAL SERVICES
                  A DIVISION OF GENTIVA HEALTH SERVICES, INC.

                              FINANCIAL STATEMENTS

                         YEARS ENDED DECEMBER 30, 2001,
                     DECEMBER 31, 2000, AND JANUARY 2, 2000

                                    CONTENTS

Report of Independent Auditors..............................    F-2

Financial Statements:

Balance Sheets..............................................    F-3

Statements of Operations....................................    F-4

Statements of Changes in Divisional Equity..................    F-5

Statements of Cash Flows....................................    F-6

Notes to Financial Statements...............................    F-7

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
Gentiva Health Services, Inc.

     We have audited the accompanying balance sheets of Specialty Pharmaceutical Services (SPS), a division of Gentiva Health Services, Inc., as of December 30, 2001, and December 31, 2000, and the related statements of operations, changes in divisional equity and cash flows for the years ended December 30, 2001, December 31, 2000, and January 2, 2000. These financial statements are the responsibility of SPS's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Specialty Pharmaceutical Services at December 30, 2001, and December 31, 2000, and the results of its operations and its cash flows for the years ended December 30, 2001, December 31, 2000, and January 2, 2000, in conformity with accounting principles generally accepted in the United States.

                                          /s/ Ernst & Young LLP

Memphis, Tennessee
February 8, 2002

                       SPECIALTY PHARMACEUTICAL SERVICES
                  A DIVISION OF GENTIVA HEALTH SERVICES, INC.

                                 BALANCE SHEETS

                                                              DECEMBER 30,   DECEMBER 31,
                                                                  2001           2000
                                                              ------------   ------------
                                                                    (IN THOUSANDS)
                                         ASSETS
Current assets:
  Cash......................................................    $     19       $     18
  Accounts receivable.......................................     316,770        340,160
  Allowance for doubtful accounts...........................     (77,323)       (87,506)
                                                                --------       --------
                                                                 239,447        252,654
  Inventories...............................................      46,544         50,065
  Prepaid expenses and other................................       1,685          2,002
                                                                --------       --------
Total current assets........................................     287,695        304,739
Property and equipment, net.................................      13,404         14,600
Intangibles, net............................................       3,214          3,596
Other assets................................................       2,225          1,985
                                                                --------       --------
          Total assets......................................    $306,538       $324,920
                                                                ========       ========
                            LIABILITIES AND DIVISIONAL EQUITY
Current liabilities:
  Accounts payable..........................................    $ 47,704       $ 56,029
  Accrued expenses..........................................       1,690          3,632
  Payroll and related taxes.................................       3,338          3,495
  Insurance costs...........................................       1,847          1,746
                                                                --------       --------
          Total current liabilities.........................      54,579         64,902
Other liabilities...........................................       2,095          1,835
                                                                --------       --------
          Total liabilities.................................      56,674         66,737
Commitments and contingencies
Divisional equity...........................................     249,864        258,183
                                                                --------       --------
          Total liabilities and divisional equity...........    $306,538       $324,920
                                                                ========       ========

                            See accompanying notes.

                       SPECIALTY PHARMACEUTICAL SERVICES
                  A DIVISION OF GENTIVA HEALTH SERVICES, INC.

                            STATEMENTS OF OPERATIONS

                                                                        YEARS ENDED
                                                   DECEMBER 30,        DECEMBER 31,        JANUARY 2,
                                                       2001                2000               2000
                                                 -----------------   -----------------   ---------------
                                                                     (IN THOUSANDS)
Net revenues...................................      $739,315            $699,327           $665,126
Cost of services sold..........................       525,896             487,820            445,102
                                                     --------            --------           --------
Gross profit...................................       213,419             211,507            220,024
Selling, general and administrative expenses:
  Field administrative costs...................       110,375             110,162             94,717
  Provision for doubtful accounts..............        30,101             113,726             30,247
  Depreciation and amortization................         7,781               9,622             11,112
  Corporate office support costs...............        21,486              25,329             30,827
  Corporate overhead allocation................         8,833              14,565              8,146
                                                     --------            --------           --------
                                                      178,576             273,404            175,049
                                                     --------            --------           --------
Operating profit (loss)........................        34,843             (61,897)            44,975
Interest expense, net..........................            88               6,812              9,802
                                                     --------            --------           --------
Income (loss) before income taxes..............        34,755             (68,709)            35,173
Income tax expense (benefit)...................        13,713             (26,655)            13,768
                                                     --------            --------           --------
Net income (loss)..............................      $ 21,042            $(42,054)          $ 21,405
                                                     ========            ========           ========

                            See accompanying notes.

                       SPECIALTY PHARMACEUTICAL SERVICES
                  A DIVISION OF GENTIVA HEALTH SERVICES, INC.

                   STATEMENTS OF CHANGES IN DIVISIONAL EQUITY

                                                               (IN THOUSANDS)
Balance at January 3, 1999..................................      $277,663
  Net income................................................        21,405
  Net transactions with Parent..............................        54,260
                                                                  --------
Balance at January 2, 2000..................................       353,328
  Net loss..................................................       (42,054)
  Net transactions with Parent..............................       (53,091)
                                                                  --------
Balance at December 31, 2000................................       258,183
  Net income................................................        21,042
  Net transactions with Parent..............................       (29,361)
                                                                  --------
Balance at December 30, 2001................................      $249,864
                                                                  ========

                            See accompanying notes.

                       SPECIALTY PHARMACEUTICAL SERVICES
                  A DIVISION OF GENTIVA HEALTH SERVICES, INC.

                            STATEMENTS OF CASH FLOWS

                                                                       YEAR ENDED
                                               DECEMBER 30, 2001    DECEMBER 31, 2000    JANUARY 2, 2000
                                               -----------------    -----------------    ---------------
                                                                    (IN THOUSANDS)
OPERATING ACTIVITIES
Net income (loss)..........................        $ 21,042             $(42,054)           $  21,405
Adjustments to reconcile net income (loss)
  to net cash provided by (used in)
  operating activities:
  Depreciation and amortization............           7,781                9,622               11,112
  Provision for doubtful accounts..........          30,101              113,726               30,247
Changes in operating assets and
  liabilities:
  Accounts receivable......................         (16,894)             (49,837)            (100,989)
  Inventories..............................           3,521               41,643               (3,744)
  Prepaid expenses and other current
     assets................................             317                7,094               (1,925)
  Current liabilities......................         (10,323)             (23,587)                (281)
Other, net.................................              20                  283                  366
                                                   --------             --------            ---------
Net cash provided by (used in) operating
  activities...............................          35,565               56,890              (43,809)
                                                   --------             --------            ---------
INVESTING ACTIVITIES
Purchases of property and equipment........          (6,203)              (3,798)             (10,449)
                                                   --------             --------            ---------
Net cash used in investing activities......          (6,203)              (3,798)             (10,449)
                                                   --------             --------            ---------
FINANCING ACTIVITIES
Net transactions with Parent...............         (29,361)             (53,091)              54,260
                                                   --------             --------            ---------
Net cash provided by (used in) financing
  activities...............................         (29,361)             (53,091)              54,260
                                                   --------             --------            ---------
Net change in cash.........................               1                    1                    2
Cash at beginning of period................              18                   17                   15
                                                   --------             --------            ---------
Cash at end of period......................        $     19             $     18            $      17
                                                   ========             ========            =========

                            See accompanying notes.

                       SPECIALTY PHARMACEUTICAL SERVICES
                  A DIVISION OF GENTIVA HEALTH SERVICES, INC.

                         NOTES TO FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

                         YEARS ENDED DECEMBER 30, 2001,
                     DECEMBER 31, 2000, AND JANUARY 2, 2000

1.  ORGANIZATION AND BASIS OF PRESENTATION

  ORGANIZATION

     The Specialty Pharmaceutical Services Division ("SPS" or the "Division") of Gentiva Health Services, Inc. (the "Parent" or "Gentiva") provides specialty pharmaceutical services (including infusion therapy and distribution services) through a network of 40 pharmacies across the United States. Services provided by SPS include (i) the distribution of drugs and other biological and pharmaceutical products and professional support services for individuals with chronic diseases, such as hemophilia, primary pulmonary hypertension, autoimmune deficiencies and growth disorders, (ii) the administration of antibiotics, chemotherapy, nutrients and other medications for patients with acute or episodic disease states, (iii) distribution services for pharmaceutical, biotechnology and medical service firms and (iv) clinical support services for pharmaceutical and biotechnology firms.

     On March 15, 2000, Gentiva was split-off (the "Split-off") from Olsten Corporation ("Olsten") through the issuance of Gentiva's shares of common stock to Olsten's shareholders, and Gentiva became an independent, publicly owned company. Prior thereto, Gentiva operated Olsten's health services business as a wholly owned subsidiary of Olsten.

  BASIS OF PRESENTATION

     The accompanying financial statements reflect the financial position, results of operations, cash flows and changes in divisional equity of SPS as if it were a separate entity. The financial statements have been prepared using the historical basis of assets and liabilities and historical results of operations related to SPS. The financial information in these financial statements is not necessarily indicative of results that would have occurred if SPS had been a separate stand-alone entity during the periods presented or of future results of the SPS business.


     The SPS business integrates its management of product sales and services. It is not practicable to separate product sales from services for the majority of net revenues. As such, the net revenues and cost of services sold as presented include revenue and costs derived from sales of products and related services that are generally integrated under contractual rates. Revenues, cost of sales and gross profit related to product sales which are not integrated with services as a percentage of total revenues, cost of sales and gross profit for the SPS business were 15%, 19% and 5%, in fiscal 2001, 14%, 17%, and 6% in fiscal 2000 and 13%, 17%, and 5% in fiscal 1999, respectively.


     Net transactions with Gentiva, including net transactions with Olsten prior to the Split-off, are included in divisional equity and are primarily comprised of the accumulated deficiency (excess) of net cash outlays made by SPS to Gentiva.

     Gentiva uses a centralized cash management system. As a result, cash (other than petty cash) and borrowings were not allocated to SPS. Substantially all the net transactions with the Parent reflected in the statements of changes in divisional equity are cash transactions, which are settled through intercompany accounts.

     The Division's assets are pledged as collateral on Gentiva's line of credit.

     Gentiva incurred corporate overhead costs relating to SPS during the periods presented. Gentiva charged certain corporate office support costs to SPS by specifically identifying SPS-related expenses and including

                       SPECIALTY PHARMACEUTICAL SERVICES
                  A DIVISION OF GENTIVA HEALTH SERVICES, INC.

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

those in the operating expense accounts. Indirect costs were allocated based on SPS's portion of Gentiva's total revenue and are included in corporate overhead allocation in the accompanying statements of operations.

     The SPS financial statements include income taxes calculated on a separate company basis and the costs experienced by the Parent's benefit plans for employees of the SPS division.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  REVENUE RECOGNITION

     Revenues and related costs, including labor, payroll taxes, fringe benefits, products and supplies and contractor costs are recognized in the period in which the services and products are provided or delivered.

     Revenues are recorded based on estimated net realizable amounts to be received from patients and commercial and certain government payors under fee-for-service arrangements for services rendered during the period. The SPS business has agreements with certain third party payors that provide for payments at amounts discounted from established rates.

     Approximately 25%, 22% and 21% of net revenues for the years ended December 30, 2001, December 31, 2000, and January 2, 2000, respectively, were derived from participation in Medicare, Medicaid and other state-sponsored programs.

     Revenue adjustments result from differences between estimated and actual reimbursement amounts, an inability to obtain appropriate billing documentation or authorizations acceptable to the payor and other reasons unrelated to credit risk. Revenue adjustments are deducted directly from gross accounts receivable. Management prepares various analyses to evaluate its receivable valuation accounts, including: accounts receivable aging trends, historical collection and write-off data and other statistical information by business line.

  SHIPPING AND HANDLING COSTS

     Shipping and handling costs are included in cost of services sold on the accompanying statements of operations.

  ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The most significant estimates relate to revenue recognition and the collectibility of accounts receivable.

  INVENTORIES

     Inventories consist primarily of biological and pharmaceutical products and supplies held for sale or distribution to patients through prescription. SPS records inventories at the lower of cost or market. Cost represents the weighted average cost of purchased products and supplies.

                       SPECIALTY PHARMACEUTICAL SERVICES
                  A DIVISION OF GENTIVA HEALTH SERVICES, INC.

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  PROPERTY AND EQUIPMENT

     Property and equipment, including costs of internally developed software, are stated at cost and depreciated over the estimated useful lives of the assets using the straight-line method. Leasehold improvements are amortized over the shorter of the life of the lease or the life of the improvement.

  INTANGIBLES

     Intangibles include goodwill associated with acquired businesses and are being amortized on a straight-line basis over twenty years. Amortization expense recorded for the years ended December 30, 2001, December 31, 2000, and January 2, 2000, was approximately $382, $381 and $384, respectively.

                                                              DECEMBER 30,   DECEMBER 31,
                                                                  2001           2000
                                                              ------------   ------------
Goodwill....................................................    $ 7,581        $ 7,581
Accumulated amortization....................................     (4,367)        (3,985)
                                                                -------        -------
                                                                $ 3,214        $ 3,596
                                                                =======        =======

  VALUATION OF LONG-LIVED ASSETS

     Management periodically evaluates carrying values of long-lived assets, including property and equipment, strategic investments, goodwill and other intangible assets, to determine whether events and circumstances indicate that these assets have been impaired. An asset is considered impaired when undiscounted cash flows to be realized from such asset are less than its carrying value. In that event, a loss is determined based on the amount that the carrying value exceeds the fair market value of such assets.

  INSURANCE COSTS

     Gentiva is obligated for certain costs under various insurance programs, including employee health and welfare, workers compensation and professional liability. Gentiva recognizes obligations associated with these policies in the period the claim is incurred. The costs of both reported claims and claims incurred but not reported, up to specified deductible limits, relating to these programs are estimated based on historical data, current enrollment statistics and other information. Such estimates and the resulting reserves are reviewed and updated periodically, and any adjustments resulting therefrom are reflected in earnings currently. Insurance costs are allocated to SPS by the Parent based on the costs experienced by the Parent for the SPS division.

  INCOME TAXES

     The SPS division has historically been included, where applicable, in the consolidated income tax returns of the Parent or of Olsten prior to the Split-off date. The provision for income taxes in the statement of operations has been calculated on a separate company basis. SPS provides for taxes based on current taxable income and the future tax consequences of temporary differences between the financial reporting and income tax carrying values of its assets and liabilities.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The fair value of a financial instrument represents the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. Significant differences can arise between the fair value and carrying amount of financial instruments that are recognized at historical amounts.

                       SPECIALTY PHARMACEUTICAL SERVICES
                  A DIVISION OF GENTIVA HEALTH SERVICES, INC.

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The carrying amounts of SPS's accounts receivable and accounts payable approximate fair value because of their short maturity.

  RECENT ACCOUNTING PRONOUNCEMENTS

     In June 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets. Under the new rules, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with the Statements. Other intangible assets will continue to be amortized over their estimated useful lives.

     The Division will apply the new rules on accounting for goodwill and other intangible assets beginning in the first quarter of fiscal year 2002. Application of the non-amortization provisions of the Statement is expected to result in an increase in net income of approximately $382 in fiscal year 2002. The Division will also perform the first of the required impairment tests of goodwill and indefinite lived intangible assets as of December 31, 2001, the beginning of fiscal year 2002. The Division does not expect these impairment tests to have a material impact on the earnings and financial position of the Division.

3.  SPECIAL AND OTHER CHARGES

     During the year ended December 31, 2000, SPS recorded special and other charges aggregating $97,025, as discussed below.

 PROVISION FOR DOUBTFUL ACCOUNTS

     During fiscal 2000, the SPS business launched several initiatives including
(i) changes to systems, operational processes and procedures in its contracting, delivery, billing and collection functions and inventory management, (ii) development of numerous enhancements to its billing and collection systems, and
(iii) hiring of external consultants to pursue focused collection efforts on specific aged accounts receivable. These initiatives are further described herein.

     The Specialty Pharmaceutical Services business implemented a new billing and collection system in the fourth quarter of 1999. Difficulties were encountered in the functionality of the new billing system from the date of implementation through the second quarter of 2000 that resulted in an inability to efficiently and effectively bill new accounts and obtain appropriate documentation and support the follow-up of outstanding accounts. During the third quarter of fiscal 2000, the system implementation difficulties were resolved and a significant number of billing and collection enhancements were made which provided management with new and enhanced information as to the collectibility of receivables that was previously unavailable. This information included historical cash collection data segregated by the time period for which the related revenue was recognized, accounts receivable aging trends by payor source and other statistical data.

     In May 2000, with the system enhancements now available, the SPS business hired an external consultant to undertake an accounts receivable reduction engagement and to enhance billing and collection processes. During the third quarter of 2000, as a result of the work performed by the consultant and the information resulting from the enhanced billing and collection processes it was determined that the filing deadlines for submitting certain claims for reimbursement to government and commercial payors had expired and documentation required by payors to support certain other claims could not be located. Furthermore, the results of the consultant's cash collection efforts during the period of its engagement was significantly less than initially estimated.

     As a result of the consultant's engagement and the new information that became available from the enhancements to the billing and collection systems and the changes in operational processes and procedures,

                       SPECIALTY PHARMACEUTICAL SERVICES
                  A DIVISION OF GENTIVA HEALTH SERVICES, INC.

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

management concluded that certain aged accounts which it previously believed were collectible should be written off because the continuing effort and cost of pursuing collections of these accounts could not be justified. Management decided to focus on billing and collection activities relating to more current receivable balances.

     In connection with these decisions, the SPS business recorded an incremental provision for doubtful accounts of $91 million in the third quarter of fiscal 2000 relating to government and commercial payors. The incremental provision for doubtful accounts related to revenues recognized during the following years: $27 million in fiscal 1998 and prior, $42 million in fiscal 1999 and $22 million in fiscal 2000. This incremental provision for doubtful accounts was reflected in selling, general and administrative expenses in the consolidated statement of operations for the year ended December 31, 2000.

  COST OF SERVICES SOLD

     An adjustment of $6,400 was recorded in cost of services sold for changes in cost estimates arising from the systems conversion and physical inventory procedures, which were performed during the year ended December 31, 2000.

4.  PROPERTY AND EQUIPMENT

     Property and equipment at December 30, 2001, and December 31, 2000, are comprised of the following:

                                                  USEFUL LIVES   DECEMBER 30,   DECEMBER 31,
                                                    (YEARS)          2001           2000
                                                  ------------   ------------   ------------
Computer equipment and software.................      3-5          $ 18,447       $ 17,813
Furniture and fixtures..........................        5             9,747          9,622
Machinery and equipment.........................        5            15,540         12,407
Automobiles.....................................        5               388            600
Building and improvements.......................      3-7             7,997          8,324
                                                                   --------       --------
                                                                     52,119         48,766
Less accumulated depreciation...................                    (38,715)       (34,166)
                                                                   --------       --------
                                                                   $ 13,404       $ 14,600
                                                                   ========       ========

     Depreciation expense was approximately $7,399, $9,241 and $10,728 for the years ended December 30, 2001, December 31, 2000, and January 2, 2000, respectively.

                       SPECIALTY PHARMACEUTICAL SERVICES
                  A DIVISION OF GENTIVA HEALTH SERVICES, INC.

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

5.  INCOME TAXES

     Income tax expense (benefit) is as follows:

                                                               YEARS ENDED
                                         -------------------------------------------------------
                                         DECEMBER 30, 2001   DECEMBER 31, 2000   JANUARY 2, 2000
                                         -----------------   -----------------   ---------------
CURRENT
  Federal..............................       $ 9,492            $ (4,317)           $11,845
  State and local......................         1,767              (1,508)             2,152
                                              -------            --------            -------
                                               11,259              (5,825)            13,997
DEFERRED
  Federal..............................         2,147             (18,226)              (201)
  State and local......................           307              (2,604)               (28)
                                              -------            --------            -------
                                                2,454             (20,830)              (229)
                                              -------            --------            -------
                                              $13,713            $(26,655)           $13,768
                                              =======            ========            =======

     A reconciliation of the differences between income tax expense (benefit) computed at the federal statutory rate and expense (benefit) for income taxes is as follows:

                                                                  YEARS ENDED
                                                    ----------------------------------------
                                                    DECEMBER 30,   DECEMBER 31,   JANUARY 2,
                                                        2001           2000          2000
                                                    ------------   ------------   ----------
Income taxes computed at federal statutory tax
  rate............................................    $12,164        $(24,048)     $12,311
State taxes, net of federal tax benefit...........      1,348          (2,672)       1,380
Amortization of intangibles.......................        133              32           32
Other.............................................         68              33           45
                                                      -------        --------      -------
                                                      $13,713        $(26,655)     $13,768
                                                      =======        ========      =======

     Deferred tax assets and liabilities are as follows:

                                                              DECEMBER 30,   DECEMBER 31,
                                                                  2001           2000
                                                              ------------   ------------
DEFERRED TAX ASSETS
Reserves and allowances.....................................    $31,887        $35,756
Other.......................................................        193            462
                                                                -------        -------
Total deferred tax assets...................................     32,080         36,218
DEFERRED TAX LIABILITIES
Capitalized software........................................     (1,017)        (1,065)
Intangible assets...........................................          -         (1,314)
Depreciation................................................       (733)        (1,055)
                                                                -------        -------
Total deferred tax liabilities..............................     (1,750)        (3,434)
                                                                -------        -------
Net deferred tax assets.....................................    $30,330        $32,784
                                                                =======        =======

     Management has evaluated the need for a valuation allowance for the deferred tax assets and believes it is more likely than not that the assets will ultimately be realized through future taxable income from operations.

                       SPECIALTY PHARMACEUTICAL SERVICES
                  A DIVISION OF GENTIVA HEALTH SERVICES, INC.

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Deferred tax assets and liabilities and current taxes receivable or payable are included in divisional equity in the accompanying balance sheets.

6.  TRANSACTIONS WITH GENTIVA

     SPS provides services to other Gentiva businesses and records such transactions on a basis similar to outside customers. For the years ended December 30, 2001, December 31, 2000, and January 2, 2000, net revenues included approximately $91,205, $74,448 and $54,599, respectively, relating primarily to sales to Gentiva's home health care services division. At December 30, 2001, and December 31, 2000, net accounts receivable included approximately $11,545 and $17,752, respectively, relating to billings primarily to Gentiva's home health care services division.

     Corporate expenditures of approximately $30,319, $39,894 and $38,973 were allocated to SPS by Gentiva and are reflected in the accompanying statements of operations for the years ended December 30, 2001, December 31, 2000, and January 2, 2000, respectively. A description of these charges and the methodology used to allocate the charges are summarized below:

     - Corporate office support costs of approximately $21,486, $25,329 and $30,827 for the years ended December 30, 2001, December 31, 2000, and January 2, 2000, respectively, were incurred primarily at Gentiva's corporate administrative locations to provide back office and other services for the benefit of the SPS division. These costs include a portion of salaries and fringes, lease expenses, professional service fees, travel expenses and miscellaneous other costs incurred in various corporate departments. Such costs were charged to the SPS division using a specific identification method where appropriate or, as an alternative, allocation methodologies based on headcount, numbers of locations or other factors relevant to each department. Support costs in the year ended December 31, 2000, included approximately $4,500 relating to consulting fees incurred in connection with efforts to improve processes, systems and procedures associated with the SPS billing and collection function.

     - Corporate overhead costs of approximately $7,833, $6,465 and $6,416 for the years ended December 30, 2001, December 31, 2000, and January 2, 2000, respectively, represent an allocation of costs incurred primarily at Gentiva's corporate administrative locations, which, in management's judgment, do not have a direct benefit to SPS operations but represent costs associated with corporate executive management personnel and costs that are required to maintain an independent public company. Total corporate overhead costs subject to allocation were allocated based on net revenue for the SPS division as compared to total consolidated net revenue for Gentiva. Corporate overhead costs are included in corporate overhead allocation in the accompanying statements of operations.

     - During the year ended December 30, 2001, Gentiva incurred special charges of approximately $3,000 in connection with the settlement of certain lawsuits and various other legal costs. Approximately $1,000 of these costs were allocated to the SPS division and are included in corporate overhead allocation in the accompanying statements of operations.

     - During the year ended December 31, 2000, Gentiva incurred costs totaling approximately $4,100 resulting from Split-off and transition costs associated with the establishment of Gentiva as an independent, publicly owned entity. These special charges included change of control and compensation and benefit payments made to certain former employees of Gentiva and Olsten and an executive officer of Gentiva, and transition costs relating to registration costs, professional fees and other items. Substantially all amounts were paid as of December 31, 2000. Approximately $1,800 of these costs were allocated to the SPS division and are included in the corporate overhead allocation in the accompanying statements of operations.

                       SPECIALTY PHARMACEUTICAL SERVICES
                  A DIVISION OF GENTIVA HEALTH SERVICES, INC.

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     - Gentiva recorded charges in the year ended December 31, 2000, in connection with a restructuring plan which included the realignment and consolidation of certain corporate and administrative support functions due primarily to the sale of Gentiva's Staffing Services business and Canadian operations. These charges included $1,200 of asset writedowns and $2,100 relating to employee severance due to the termination of certain corporate and administrative departments, future lease payments and other associated costs. As of December 30, 2001, all of the consolidation of facilities and expected terminations had occurred; the unpaid portion of these restructuring charges aggregated $400. Approximately $1,400 of these costs were allocated to the SPS division and are included in corporate overhead allocation in the accompanying statements of operations.

     - Gentiva also recorded a $7,200 charge in the year ended December 31, 2000, to reflect estimated settlement costs in excess of insurance coverage relating to class action securities and derivative lawsuits, the obligation for which was assumed by Gentiva from Olsten under an indemnification provision in connection with the Split-off, as well as estimated settlement costs related to government inquiries in New Mexico and North Carolina. As of December 31, 2000, all payments had been made. Approximately $3,200 of these costs were allocated to the SPS division and are included in corporate overhead allocation in the accompanying statements of operations.

     - Charges of approximately $3,900 were incurred in the year ended December 31, 2000, in connection with the change of company name to Gentiva Health Services, Inc. These special charges primarily consisted of costs incurred and paid for consulting fees, promotional items and advertising. Approximately $1,700 of these costs were allocated to the SPS division and are included in corporate overhead allocation in the accompanying statements of operations.

     - During the year ended January 2, 2000, Gentiva recorded a restructuring charge aggregating $16,700. This charge was for the realignment of business units as part of a new restructuring plan, including compensation and severance costs of $5,000 to be paid to operational support staff, branch administrative personnel and management, asset write-offs of $6,500 related primarily to fixed assets being disposed of in offices being closed and facilities being consolidated, as well as fixed assets and goodwill attributable to Gentiva's exit from certain businesses previously acquired but not within Gentiva's strategic objectives, and integration costs of $5,200, primarily related to obligations under lease agreements for offices and other facilities being closed. As of the end of fiscal 1999, substantially all of the closures and consolidations of facilities and expected terminations had occurred. Approximately $1,730 of these costs were allocated to the SPS division and are included in corporate overhead allocation in the accompanying statements of operations.

     Interest expense, net of interest income, of $88, $6,812 and $9,802 for the years ended December 30, 2001, December 31, 2000, and January 2, 2000, respectively, was allocated to the SPS division from Gentiva based on a percentage of SPS's working capital compared to total working capital for Gentiva.

     Management believes all expense allocations are reasonable; however, the costs charged to SPS are not necessarily indicative of the costs that would have been incurred if SPS had been a stand-alone entity during the period in which such expenses were allocated.

     Gentiva created a non-qualified defined contribution retirement plan in the year ended December 31, 2000, for salaried employees. Certain assets and obligations from a legacy Olsten plan were transferred into the Gentiva plan at the Split-off date. All pre-tax contributions, matching contributions and profit sharing contributions (and the earnings thereon) are held in a Rabbi Trust and are subject to the claims of the general, unsecured creditors of Gentiva. All post-tax contributions are held in a secular trust and are not subject to the claims of the creditors of Gentiva. The fair value of the assets held in the Rabbi Trust and the liability to plan participants as of December 30, 2001, and December 31, 2000, totaling approximately $2,095

                       SPECIALTY PHARMACEUTICAL SERVICES
                  A DIVISION OF GENTIVA HEALTH SERVICES, INC.

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

and $1,835, respectively, are included in other assets and other liabilities on the accompanying balance sheets.

     The SPS financial statements include the costs of the Parent's 401(k) and health benefit plans for employees of the SPS division, which amounted to approximately $6,755, $5,437 and $4,252 for the years ended December 30, 2001, December 31, 2000, and January 2, 2000, respectively.

7.  COMMITMENTS

     SPS rents certain properties under noncancelable, long-term operating leases which expire at various dates. Certain of these leases require additional payments for taxes, insurance and maintenance and, in many cases, provide for renewal options. Rent expense under all leases was $5,705, $5,703 and $4,634 for the years ended December 30, 2001, December 31, 2000, and January 2, 2000.

     Future minimum rental commitments for all noncancelable leases having an initial or remaining term in excess of one year at December 30, 2001, are as follows:

                                                                TOTAL
FISCAL YEAR                                                   COMMITMENT
-----------                                                   ----------
2002........................................................   $ 6,175
2003........................................................     4,183
2004........................................................     3,398
2005........................................................     1,625
2006........................................................       213
                                                               -------
                                                               $15,594
                                                               =======

8.  STOCK PLANS

     Prior to the Split-off, Olsten as sole shareholder of Gentiva approved the adoption of the Company's 1999 Stock Incentive Plan ("1999 Plan") under which 5 million shares of common stock were reserved for issuance upon exercise of options thereunder. The maximum total number of shares of common stock for which grants may be made to any employee, consultant or director under the 1999 plan in any calendar year is 300,000. These options may be awarded in the form of incentive stock options ("ISOs") or non-qualified stock options ("NQSOs"). The option price of an ISO and NQSO cannot be less than 100 percent and 85 percent, respectively, of the fair market value at the date of grant. As of December 30, 2001, Gentiva has granted options for 2,063,407 shares, of which 524,000 options were granted to SPS employees.

     Effective as of the Split-off date, all options to purchase Olsten stock ("Olsten stock options") held by Gentiva employees, including employees of the SPS business, became options to purchase Gentiva's common stock ("Gentiva stock options") and Gentiva's employees became fully vested in the Gentiva stock options. Olsten stock options were converted into Gentiva stock options at the ratio of 1 to 2.077; the exercise price of a Gentiva stock option represents
48.1 percent of the corresponding Olsten stock option exercise price.

                       SPECIALTY PHARMACEUTICAL SERVICES
                  A DIVISION OF GENTIVA HEALTH SERVICES, INC.

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     A summary of Gentiva stock options relating to employees of the SPS business for the years ended December 30, 2001, and December 31, 2000, is presented below.

                                             YEAR ENDED                 YEAR ENDED
                                          DECEMBER 30, 2001         DECEMBER 31, 2000
                                         -------------------    --------------------------
                                                    WEIGHTED                  WEIGHTED
                                                    AVERAGE                   AVERAGE
                                                    EXERCISE                  EXERCISE
                                          SHARES     PRICE      SHARES         PRICE
                                         --------   --------    -------   ----------------
Options outstanding, beginning of
  period...............................   568,291    $ 6.72          --        $  --
Granted in connection with conversion
  of Olsten options....................        --        --     405,470         6.94
Granted................................   319,500     13.19     204,500         5.80
Exercised..............................  (314,619)     6.64     (35,176)        4.03
Cancelled..............................   (30,361)    12.51      (6,503)        6.14
                                         --------    ------     -------        -----
Options outstanding, end of period.....   542,811    $10.25     568,291        $6.72
                                         ========    ======     =======        =====
Options exercisable, end of period.....   115,991    $ 7.72     365,791        $7.23
                                         ========    ======     =======        =====

     The weighted average fair value of Gentiva stock options held by employees of the SPS business, calculated using the Black-Scholes option pricing model, granted during the years ended December 30, 2001, and December 31, 2000, was $7.76 and $2.93 per option, respectively. The fair value of each option grant is estimated on the date of grant with the following weighted-average assumptions used for grants in the years ended 2001 and 2000, respectively: risk-free interest rates of 4.88 percent and 6.14 to 6.65 percent; dividend yield of 0 percent; expected lives of five years for all; and volatility of 65 percent and 47 percent.

     The following table summarizes information about Gentiva stock options outstanding, which are held by SPS employees at December 30, 2001.

                                              OPTIONS OUTSTANDING -- SPS EMPLOYEES
                          -----------------------------------------------------------------------------
                                NUMBER         WEIGHTED AVERAGE                      NUMBER EXERCISABLE
                            OUTSTANDING AT        REMAINING       WEIGHTED AVERAGE           AT
RANGE OF EXERCISE PRICES  DECEMBER 30, 2001    CONTRACTUAL LIFE    EXERCISE PRICE    DECEMBER 30, 2001
------------------------  ------------------   ----------------   ----------------   ------------------
$ 3.61 to $ 4.39......          16,912               6.88              $ 3.85              16,912
$ 5.56 to $ 6.75......         147,326               8.20                5.72              18,672
$ 6.80 to $ 8.69......          34,763               4.55                7.30              34,763
$ 8.92 to $12.44......          43,578               5.67                9.58              41,912
$13.19................         296,500               9.01               13.19                  --
$16.70 to $20.75......           3,732               0.62               19.38               3,732
                               -------               ----              ------             -------
$3.61 to $20.75.......         542,811               8.11              $10.25             115,991
                               =======               ====              ======             =======

     The weighted average exercise price of options exercisable at December 30, 2001, was $7.72.

     SPS has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123 ("SFAS No. 123"), "Accounting for Stock-Based Compensation." Accordingly, no compensation cost has been recognized under the stock option plans. Had compensation cost for the Gentiva stock option plans been determined based on the fair value at the grant date for awards consistent with the provisions of SFAS

                       SPECIALTY PHARMACEUTICAL SERVICES
                  A DIVISION OF GENTIVA HEALTH SERVICES, INC.

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

No. 123, SPS's net income (loss) for the years ended December 30, 2001, and December 31, 2000, would have changed to the pro forma amounts indicated below (in thousands):

                                                                2001       2000
                                                               -------   --------
Net income (loss) -- as reported............................   $21,042   $(42,054)
Net income (loss) -- pro forma..............................    20,021    (42,391)

9.  LITIGATION

     On January 2, 2002, Cooper v. Gentiva CareCentrix, Inc. t/a/d/b/a/ Gentiva Health Services, U.S. District Court (W.D. Penn), Civil Action No. 01-0508, an amended complaint was served on the Company alleging that the defendant submitted false claims to the government for payment in violation of the Federal False Claims Act and that the defendant had wrongfully terminated the plaintiff. The plaintiff claimed that infusion pumps delivered to patients did not supply the full amount of medication, allegedly resulting in substandard care and overbilling to the government. Based on a review of the court's docket sheet, the plaintiff filed a complaint under seal in March 2001. In October 2001, the United States Government filed a notice with the court declining to intervene in this matter, and on October 24, 2001, the court ordered that the seal be lifted. Plaintiff filed a motion to amend complaint on December 27, 2001 and served the complaint that same day. Defendant's answer and counterclaim were filed on February 25, 2002. The Company has denied the allegations of wrongdoing in the complaint and intends to defend itself vigorously in this matter. At this time, the Company is unable to assess the probable outcome or potential liability, if any, arising from this matter; therefore, a range of damages, if any, cannot be estimated.

10.  SUBSEQUENT EVENT

     On January 2, 2002, Gentiva entered into an agreement with Accredo Health, Incorporated (Accredo) for Accredo to purchase all the assets of the SPS division for approximately $415,000, to be paid with an equal combination of cash and Accredo common stock.

                       SPECIALTY PHARMACEUTICAL SERVICES
                  A DIVISION OF GENTIVA HEALTH SERVICES, INC.

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS

                     FOR THE YEARS ENDED DECEMBER 30, 2001,
                     DECEMBER 31, 2000, AND JANUARY 2, 2000

                                                   COL. B        COL. C        COL. D          COL. E
                                                ------------   ----------   -------------   -------------
                                                               ADDITIONS
                                                 BALANCE AT    CHARGED TO
                                                BEGINNING OF   COSTS AND                     BALANCE AT
                                                   PERIOD       EXPENSES    DEDUCTIONS(1)   END OF PERIOD
                                                ------------   ----------   -------------   -------------
                                                                     (IN THOUSANDS)
ALLOWANCES FOR DOUBTFUL ACCOUNTS
For the year ended December 30, 2001..........    $87,506       $ 30,101      $(40,283)        $77,323
For the year ended December 31, 2000..........     34,800        113,726       (61,020)         87,506
For the year ended January 2, 2000............     19,866         30,247       (15,313)         34,800

---------------

(1)Represents amounts written off as uncollectible.

                                                                         ANNEX A

                            ASSET PURCHASE AGREEMENT
                                 BY AND BETWEEN
                          ACCREDO HEALTH, INCORPORATED
                                      AND
                         GENTIVA HEALTH SERVICES, INC.
                       AND THE OTHER SELLERS NAMED HEREIN

                             DATED JANUARY 2, 2002

                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of January 2, 2002 by and between Accredo Health, Incorporated, a Delaware corporation ("Buyer") and Gentiva Health Services, Inc., a Delaware corporation ("Parent") and the other Sellers.

                                    PREAMBLE

     Parent and its Subsidiaries own and operate a Specialty Business and a Home Health Business; and

     The Sellers desire to sell to Buyer and Buyer desires to purchase from the Sellers substantially all of the assets and rights used in or related to the operation or conduct of the Specialty Business, but not any of the assets or rights used in or related to the operation or conduct of the Home Health Business, on the terms and conditions set forth in this Agreement (the "Acquisition").

     Concurrent with the execution of this Agreement, as an inducement to Buyer's willingness to enter into this Agreement, (i) certain stockholders of Parent have entered into Voting Agreements (copies of which are attached hereto) pursuant to which those stockholders have agreed, among other things, subject to the terms of such Voting Agreement, to vote their shares of capital stock of Parent over which such Persons have voting power to approve this Agreement and the Acquisition and (ii) certain executive officers of Parent have entered into employment agreements and restrictive covenant agreements (copies of which are attached hereto) that become effective automatically with the Closing.

     Certain terms used in this Agreement are defined in Article 10 hereof. References herein to Schedules are references to the applicable section of the Disclosure Memorandum furnished to Buyer.

     NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants and agreements set forth herein, the parties agree as follows:

                                   ARTICLE 1

                         PURCHASE OF RIGHTS AND ASSETS

     1.1 Agreement to Purchase and Sell. Subject to the terms and conditions set forth herein, the Sellers agree to sell, convey, transfer, assign and deliver to Buyer, and Buyer agrees to purchase, all of the Sellers' right, title and interest in and to all of the rights and assets owned by Sellers and used or held for use in the operation of the Specialty Business (except for Retained Assets as defined in Section 1.4 below), free and clear of all Liens, except Permitted Liens, including, without limitation, the following (collectively, the "Assets"):

     (a) All tangible personal property used or held for use in the operation of the Specialty Business, including all furniture, machinery, office furnishings, equipment and equipment leasehold improvements and all office and warehouse supplies (except for such supplies located at the Melville, New York location) existing on the Closing Date;

     (b) All authorizations, permits and licenses used by Sellers to operate the Specialty Business as currently conducted by Sellers, to the extent assignable;

     (c) All leases set forth on Schedule 1.1(c) including any and all security and other deposits, advance rents and any other payments made thereunder prior to Closing (the "Assigned Leases");

     (d) Contracts and agreements relating to the Specialty Business as provided in Section 1.10;

     (e) All guarantees, warranties and rights of the Sellers against suppliers and manufacturers to the extent applicable to the Specialty Business;

     (f) All intangible assets relating to the operation of the Specialty Business, including, but not limited to, all patents, trademarks, service marks and designs and those trade names and service names set forth on

Schedule 1.1(f) hereto, data, information systems and software, and all telephone numbers and the goodwill in or arising from the operation of the Specialty Business;

     (g) All prepaid items including, without limitation, all equipment, lease and other deposits existing on the Closing Date;

     (h) All patient lists and patient medical or operating records, employment records, customer lists, customer contracts and financial records relating to the Specialty Business (copies of the foregoing documents may be provided to Buyer in lieu of originals where Sellers are required by law to retain original documentation);

     (i) Except for corporate records and minutes, all books, records and documents owned, required for or incident to the operation of the Specialty Business (copies of the foregoing documents may be provided to Buyer in lieu of originals where Sellers are required by law to retain original documentation);

     (j) All inventory as of the close of business on the Closing Date and used in the operation of the Specialty Business (the "Inventory");

     (k) All accounts receivable arising out of or relating to the Specialty Business and outstanding at the Closing Date;

     (l) Rights to Ordered Inventory and Open Customer Orders;

     (m) All equity securities, and all corporate records and minutes, of Gentiva Health Services (Infusion), Inc., Gentiva Health Services (Quantum) Corp., and Quantum Health Resources, Inc. (New York) (the "Acquired Subsidiaries"); provided that, prior to the Closing Date, Buyer may, at its election, (i) instead of acquiring the equity securities of any such Acquired Subsidiary, choose to acquire all of the Assets of such Acquired Subsidiary (other than Retained Assets) and (ii) not acquire the equity securities of Quantum Health Resources, Inc. (New York), in which event Gentiva Health Services (Quantum) Corp. shall cause such equity securities to be distributed to its parent corporation on or prior to the Closing Date, in each case by providing Parent with written notice of such election not later than thirty (30) days following the date of this Agreement; and

     (n) Any and all other assets of whatever type or description, other than the Retained Assets (as defined in Section 1.4 hereof) which are (i) reflected in the books and records of the Specialty Business, except to the extent any such assets have been disposed of in the ordinary course of business or (ii) used or held for use in the operation of the Specialty Business. Buyer understands and agrees that the Assets will remain at their current locations at the Closing. Parent agrees to deliver or cause to be delivered, at the instruction and cost of Buyer, any Assets that are not located at premises of the Specialty Business to be occupied by Buyer or its Affiliates from and after the Closing.

     1.2  Consideration.

     (a) The aggregate consideration to be paid by Buyer to Parent and the Sellers for the Assets and the Restrictive Covenants Agreements shall be Four Hundred Fifteen Million Dollars ($415,000,000), subject to adjustment as set forth in Section 1.3 below (the "Consideration"), which shall be allocated to the Restrictive Covenants Agreements as set forth in Section 1.2(d) and among the Assets as provided in Section 1.8. The Consideration shall be payable 50% in cash (the "Cash Consideration") and 50% in a number of shares of Buyer's Common Stock (rounded to the nearest number of whole shares) (the "Stock Consideration") determined as set forth in clause (b) of this Section 1.2.

     (b) The Stock Consideration shall equal a number of shares of Buyer Common Stock determined by dividing the amount of the Stock Consideration (after any adjustment to the Consideration resulting from Section 1.3(a)) by the Base Period Trading Price; provided, that if the Base Period Trading Price shall be more than $41.00 the Base Period Trading Price shall be deemed to equal $41.00 and if the Base Period Trading Price is less than $31.00 the Base Period Trading Price shall be deemed to equal $31.00.

     (c) The Consideration shall be payable as follows:

        (i) Cash Consideration. On the Closing Date, Buyer shall deliver to Parent the Cash Consideration by wire transfer of immediately available funds in cash to such account or accounts as Parent shall designate.

        (ii) Stock Consideration. At the Closing, Buyer shall cause to be issued to Parent duly authorized and issued stock certificates in such amounts as Sellers request representing the Stock Consideration.

     (d) The Parties agree that Two Million Dollars ($2,000,000) of the Cash Consideration shall be allocated to and payable upon execution and delivery of the Restrictive Covenants Agreements by wire transfer of immediately available funds in cash to such account or accounts as Parent shall designate.

     1.3  Closing Balance Sheets.

     (a) Buyer and Sellers shall cause Ernst & Young LLP ("E&Y") and PriceWaterhouseCoopers LLP ("PWC") to jointly prepare and deliver to Seller and Buyer five (5) days prior to the Closing Date a closing balance sheet which identifies and estimates the Assets and Assumed Liabilities expected to be accrued in the ordinary course of business of the Specialty Business as of the Closing Date (the "Estimated Closing Balance Sheet"). The Estimated Closing Balance Sheet shall be prepared in accordance with generally accepted accounting principles ("GAAP") and with respect to corporate allocations to the Specialty Business shall be prepared consistent with the Statement of Assets and Liabilities included in the Adjusted Financial Statements in each case except as set forth on Schedule 1.3(a), and with respect to accounts receivable, consistent with the policies and procedures applied in establishing the reserves for Statement of Assets and Liabilities included in the Adjusted Financial Statements. Based on the Estimated Closing Balance Sheet, the Consideration will be adjusted up at Closing on a dollar for dollar basis to the extent that the Net Book Value exceeds $252,500,000 and will be adjusted down at Closing on a dollar for dollar basis to the extent that the Net Book Value is less than $247,500,000. The "Net Book Value Range" shall be from $247,500,000 to $252,500,000. In the event that E&Y and PWC are unable to agree on the Net Book Value by five (5) days prior to the Closing Date, the Net Book Value for purposes of this Section 1.3(a) shall be equal to the average of the Net Book Value as determined by E&Y and the Net Book Value as determined by PWC.

     (b) Within twenty (20) days after the Closing Date or as soon as possible thereafter, Buyer shall cause Ernst & Young LLP to update the Estimated Closing Balance Sheet to reflect the actual line items as of the Closing Date (the "Actual Closing Balance Sheet"), and determine the difference between the Net Book Value based on the Actual Closing Balance Sheet and the Net Book Value based on the Estimated Closing Balance Sheet. The Actual Closing Balance Sheet shall be prepared in a manner consistent with the basis required in Section 1.3(a) for the preparation of the Estimated Closing Balance Sheet and payments shall be trued up in accordance with the following process:

        (i) If the Net Book Value on the Estimated Closing Balance Sheet and the Net Book Value on the Actual Closing Balance Sheet are both within the Net Book Value Range, no payment shall be required to be made.

        (ii) If the Net Book Value on the Estimated Closing Balance Sheet and the Actual Closing Balance Sheet are both higher than the Net Book Value Range or both lower than the Net Book Value Range, and (x) the Net Book Value on the Actual Closing Balance Sheet is greater than the Net Book Value on the Estimated Closing Balance Sheet, the amount of such difference (the "Buyer Payment") shall be paid by Buyer to Parent by wire transfer of immediately available funds in cash within ten (10) days of such determination unless disputed in good faith in accordance with Section 1.3(c) below; or (y) the Net Book Value on the Actual Closing Balance Sheet is less than the Net Book Value on the Estimated Closing Balance Sheet, the absolute value of the amount of such difference (the "Parent Payment") shall be paid by Parent to Buyer by wire transfer of immediately available funds in cash within ten (10) days of such determination unless disputed in good faith in accordance with Section 1.3(c) below.

        (iii) If the Estimated Net Book Value is above the Net Book Value Range and the Actual Net Book Value is lower than the Net Book Value Range, or vice versa, the amount of the Buyer Payment or the Parent Payment, as applicable, less Five Million Dollars ($5,000,000), shall be paid in accordance with procedures set forth in Section 1.3(b)(ii) above.

        (iv) If the Estimated Net Book Value is within the Net Book Value Range and the Actual Net Book Value is outside of the Net Book Value Range, the amount of difference (or, if a negative number, the absolute value of the amount of difference) between the Net Book Value based on the Estimated Closing Balance Sheet and the Net Book Value based on the Actual Closing Balance Sheet shall be paid in accordance with the procedures set forth
     Section 1.3(b)(ii) above by (i) Buyer to Parent to the extent Net Book Value based on the Actual Closing Balance Sheet is greater than $252,500,000 and (ii) Parent to Buyer to the extent Net Book Value based on the Actual Closing Balance Sheet is less than $247,500,000 (for example, if Net Book Value based on the Estimated Closing Balance Sheet is equal to $250,000,000 and the Net Book Value based on the Actual Closing Balance Sheet is $253,000,000 Buyer shall pay to Parent $500,000 (not $3,000,000)).

        (v) If the Net Book Value based on the Estimated Closing Balance Sheet is outside of the Net Book Value Range and if the Net Book Value based on the Actual Closing Balance Sheet is within the Net Book Value Range, the amount of difference (or, if a negative number, the absolute value of the amount of difference) between the Net Book Value based on the Estimated Closing Balance Sheet and the Net Book Value based on the Actual Closing Balance Sheet shall be paid in accordance with the procedures set forth in
     Section 1.3(b)(ii) above by (i) Parent to Buyer to the extent Net Book Value based on the Estimated Closing Balance Sheet was greater than $252,500,000 and (ii) Buyer to Parent to the extent Net Book Value based on the Estimated Closing Balance Sheet was less than $247,500,000 (for example, if Net Book Value based on the Estimated Closing Balance Sheet is equal to $253,000,000 and the Net Book Value based on the Actual Closing Balance Sheet is $250,000,000, Parent shall pay to Buyer $500,000 (not $3,000,000)).

     (c) At the time of delivery of the Actual Closing Balance Sheet to Parent, Buyer shall submit to Parent a calculation, with reasonable detail, of the actual Net Book Value derived from the Actual Closing Balance Sheet and Parent shall have thirty (30) days upon its receipt of such Actual Closing Balance Sheet to dispute such calculation by written notice to Buyer. Buyer shall make the books and records of account of the Specialty Business reasonably available to Parent solely for use in verifying the Actual Closing Balance Sheet and calculating the Net Book Value. Failure to provide Buyer written notice of such dispute within such thirty (30) days shall be deemed acceptance by Parent of Buyer's calculation. If Parent does not dispute Buyer's calculation or earlier accepts Buyer's calculation in writing, then the payments shall be made in accordance with Section 1.3(b). If Parent disputes the calculation by written notice to Buyer within such thirty (30) days, then Buyer and Parent shall have thirty (30) days to negotiate in good faith to resolve the dispute. If such Parties do not reach a mutual resolution from such negotiations, then the dispute shall be submitted to a nationally recognized public accounting firm agreeable to each such Party and with whom neither such Party (or any of its Affiliates) has had a relationship within the past two (2) years. Such accounting firm and Parent shall be given reasonable access to all relevant records to calculate the actual Net Book Value, which calculation shall be submitted by the accounting firm to Buyer and Parent within thirty (30) days. Each of Buyer and Parent shall have twenty (20) days thereafter to submit to each other and the independent accountant written comments on such calculation and an additional fifteen (15) days to similarly submit to each other and the independent accountant written rebuttal comments to each other's initial comments. Within fifteen (15) days after the rebuttal comment period, the independent accountant shall submit its final calculation to each of Buyer and Parent, which shall be final and binding on the parties hereto. Buyer and Parent shall share equally the fees and expenses of such accounting firm, provided if
(i) the amount of the actual Net Book Value shown by such accounting firm is more than two percent (2%) greater than the actual Net Book Value calculated by Buyer, all of such fees and expenses shall be paid by Buyer and (ii) the amount of the actual Net Book Value shown by such accounting firm is more than two percent (2%) less than the actual Net Book Value calculated by Buyer, all of such fees and expenses shall be paid by Parent. Interest shall accrue on any unpaid portion of the Parent Payment or the Buyer Payment, as applicable, commencing on the date Parent gives Notice of Dispute of the calculation. The rate of interest shall be that rate of interest then published by Bank of America, New York, New York, as its "prime" lending rate for commercial borrowers.

     1.4 Retained Assets. The Parties expressly agree that excluded from the Assets sold or assigned to Buyer hereunder are (i) assets used exclusively in the Home Health Business, (ii) all cash on hand, cash equivalents, investments and bank accounts of the Sellers at the Closing Date, (iii) Medicare and Medicaid and similar government provider numbers except for those held by the Acquired Subsidiaries, (iv) the name Gentiva and any trademark, service mark, trade name or service name which uses the corporate names of the Sellers, (v) those assets shared by Parent and the Home Health Business on the one hand and the Specialty Business on the other hand and set forth in Schedule 1.4(a) hereto, and (vi) those assets that are not shared as described in the previous item and which are listed on Schedule 1.4(b) thereto (collectively, the "Retained Assets").

     1.5 Retained Liabilities. Except as specifically set forth in Section 1.6, Parent retains all Liabilities directly or indirectly arising out of or related to (i) the Home Health Business, (ii) the Retained Assets and (iii) the operation of the Specialty Business on and prior to the Closing Date, whether such Liabilities are disclosed on a Schedule hereto or any other document provided to Buyer, known or unknown, disclosed or undisclosed, matured or unmatured, accrued, absolute or contingent on and as of the Closing Date (collectively, the "Retained Liabilities"). Parent shall fully assume all Liabilities that constitute Retained Liabilities of the Acquired Subsidiaries and shall indemnify and hold harmless Buyer as to such Retained Liabilities in accordance with Article 8 hereof. Without limiting the generality of the first sentence of this Section 1.5, except as specifically described in Section 1.6, Buyer shall not assume or become liable for any obligations or Liabilities of any Seller, including without limitation, the following Retained Liabilities:

     (a) Any Liability of the type identified in the Actual Closing Balance Sheet but which is in excess of the amount of such Liability set forth on the Actual Closing Balance Sheet;

     (b) Any Liability for any incorrect, erroneous, improper or false billings or requests for reimbursements made by any Seller or overpayments received by any Seller under any Medicare, Medicaid, CHAMPUS, TRICARE or other government or private payor arrangement in respect of goods or services provided on or prior to the Closing Date or any other violation of Laws or Orders on or prior to the Closing Date;

     (c) Any Liability for failure by any Seller to have complied with the terms of its Corporate Integrity Agreements or other corporate integrity programs or compliance plans with Regulatory Authorities;

     (d) Any Liability arising out of any breach by any Seller prior to or on or as a result of the Closing of any provision of the Seller Agreements (as defined herein) or any other contract to which any Seller is a party;

     (e) Except as specifically set forth in Section 9.1 as an obligation of Buyer, any Liability arising prior to or as a result of the Closing, to any employee, agent, or independent contractor of any Seller, whether or not employed by Buyer after the Closing, or under any benefit arrangement with respect thereto;

     (f) Except as specifically set forth in Section 9.1 as an obligation of Buyer, (i) all wages, commissions, vacation, holiday, workers' compensation and sick pay obligations of any Seller with respect to its respective employees accrued through the Closing Date and all bonuses and fringe benefits as to such employees accrued through the Closing Date, and (ii) all severance pay obligations of any Seller to employees resulting from the consummation of the transactions contemplated by this Agreement;

     (g) Except as specifically set forth in Section 9.1 as an obligation of Buyer, any Liability arising out of any employee benefit plan maintained by or covering employees of any Seller or to which any Seller has made any contribution or to which any Seller could be subject to any Liability;

     (h) Any Liability for any Taxes of any Seller whether disputed or not (including any Liability for any Taxes of any Acquired Subsidiary for any taxable period ending on or prior to the Closing Date and Taxes of any Acquired Subsidiary attributable to the Pre-Closing Straddle Period for which Sellers are responsible pursuant to Section 8.5(a)(i) (but not including any liability for Taxes for which Sellers are not responsible pursuant to the proviso in Section 8.5(a)(i)), including any liability for any Taxes resulting from the ongoing Kentucky Revenue Cabinet's examination and audit of Seller's and Acquired Subsidiaries tax records for the

Tax period beginning January 1, 1993 through December 31, 1997), other than any Liabilities or obligations of any Seller relating to sales and use, real estate transfer, documentary, or other similar Taxes levied on or as a result of the transfer of the Assets (responsibility for which is provided for in Section 4.15);

     (i) Parent shall retain all liability and responsibility under that certain Indianapolis Lease, dated February 24, 1995, by and between Parkwood Joint Venture and Quantum Health Resources, and that certain Indianapolis sublease dated December 23, 1996, by and between Quantum Health Resources and ADESA, in each instance covering space at 310 East 96th Street, Indianapolis, Indiana;

     (j) Any Liability related to, arising out of, or in connection with the parties' waiver of compliance with any Bulk Transfer Act or any similar statute as enacted in any jurisdiction, domestic or foreign (if applicable), including the defenses thereof and reasonable attorneys' and other professional fees.

     1.6 Assumed Liabilities. Buyer shall assume on the Closing Date (i) Sellers' liabilities arising solely out of the conduct of the Specialty Business in the ordinary course of its business and which are specifically disclosed on the Actual Closing Balance Sheet, but excluding any liabilities that are specifically described in paragraphs 1.5(b) through (j) as being Retained Liabilities, (ii) the obligations of Buyer described in Section 9.1, and (iii) the performance of obligations arising from and after the Closing Date as part of the Assets assumed by Buyer, including under Ordered Inventory, Open Customer Orders and the Assigned Leases and contracts and agreements specified in Section 1.10, except to the extent any such obligations relate to a default occurring on or before the Closing Date (the "Assumed Liabilities"). Without altering the foregoing, Buyer agrees not to seek recourse against Sellers for, and to pay, up to Two Million Dollars ($2,000,000) of liabilities for a line item of an Assumed Liability which is included as part of the Actual Closing Balance Sheet but which is understated (other than intentional and knowing understatements of such liability), provided that all of such items for which Buyer does not seek such recourse and pays shall be counted toward the Aggregate Threshold Amount in
Section 8.6.

     1.7 Time and Place of Closing. The closing (the "Closing") will take place no later than two business days following satisfaction of the conditions set forth in Article 6 hereof (the "Closing Date"). The place of Closing shall be at Buyer's offices located at 1640 Century Center Parkway, Suite 101, Memphis, Tennessee, or such other place as may be mutually agreed upon by the Parties. The Closing shall be effective as of the close of business on the Closing Date.

     1.8 Allocation of Consideration. The Parties intend that the Acquisition be treated as a taxable transaction for federal and state tax purposes. The consideration paid for the Assets (including the Acquired Subsidiaries), together with any assumed liabilities and capitalizable costs (the "Allocable Consideration"), shall be allocated as shown on an allocation schedule (the "Allocation Schedule") to be prepared jointly by Buyer and Sellers prior to the Closing Date. If there is an increase or decrease in the Allocable Consideration, then the adjusted Allocation Consideration shall be allocated as shown on a revised allocation schedule (the "Revised Allocation Schedule") to be jointly prepared by Buyer and Sellers in a manner consistent with the Allocation Schedule and to be prepared within ninety (90) days after the adjustment of the Allocable Consideration occurs. The allocation set forth in such Allocation Schedule, or the Revised Allocation Schedule if there is an adjustment to Allocable Consideration, shall comply with the rules of Section 1060 of the Code and the treasury regulations promulgated thereunder. Except to the extent that a contrary position is required by law, Buyer and Sellers agree to be bound by the allocation set forth in the Allocation Schedule (or the Revised Allocation
Schedule if there has been an adjustment to the Consideration) for all purposes of tax reporting, including the filing of applicable IRS Forms in accordance with the Allocation Schedule, and the filing of applicable IRS Forms in the event a Revised Allocation Schedule is prepared. The Parties agree that the Allocation Schedule and the Revised Allocation Schedule, if applicable, shall include an allocation by state where necessary to calculate applicable state sales or transfer taxes applicable to the transaction.

     1.9 Prorations. To the extent not reflected on the Actual Closing Balance Sheet, the following prorations relating to the Assets will be made as soon as practical after receipt of an applicable invoice, with the Sellers liable to the extent such items relate to any time period on or prior to the Closing Date and Buyer liable to the extent such items relate to periods after the Closing Date:
(i) personal property, real estate,
occupancy and other similar Taxes, if any, on or with respect to the Assets;
(ii) the amount of charges for water, telephone, electricity and other utilities; and (iii) other similar items. After Closing, Buyer and Sellers each shall provide to the other, promptly after receipt, each third party invoice relating to any items so estimated. Within ten (10) business days thereafter, Buyer and Sellers shall make any payments to the other that are necessary to compensate for any difference between the proration made at the Closing and the correct proration based on the third party invoice, and amounts owed by any Seller shall be considered a Retained Liability of Parent and amounts owed by Buyer shall be considered an Assumed Liability of Buyer.

     1.10 Assignment of Contracts and Agreements. Sellers shall assign to Buyer all of Sellers' rights under such contracts and agreements, including all rights of Sellers under agreements with third party payors, other managed care organizations, suppliers, customers, which are part of the Assets and are not in the name of an Acquired Subsidiary (unless Buyer elects not to acquire the equity securities of an Acquired Subsidiary in accordance with Section 1.1(m)), including those which are listed on Schedule 1.10, but not including those contracts and agreements listed on Schedule 1.4 or the matters listed on
Schedule 2.20(a) to the extent not assignable. The Sellers shall use their commercially reasonable efforts, and Buyer shall reasonably cooperate with such efforts, to obtain at the earliest practicable date following execution of this Agreement all Consents of third parties related to the consummation of the transactions contemplated hereby and will provide to Buyer copies of each such Consent as such Consents are obtained. Sellers shall be responsible for any reasonable out-of-pocket costs required to obtain the Consents (except for Licenses and software licenses which reasonable out-of-pocket costs shall be the responsibility of Buyer) for the contracts and agreements assigned pursuant to this Agreement. To the extent that the assignment of any of such contracts and agreements requires the Consent of another party that is not obtained at Closing and, if it is a Consent specified on Schedule 6.1(c) as a Consent Seller must obtain, Buyer waives its right at Closing to receive such Consent in its sole discretion, (i) such contracts will not be transferred or assigned at Closing and shall constitute "Deferred Contracts," (ii) Sellers will continue to undertake commercially reasonable efforts, and Buyer shall reasonably cooperate with such efforts, to obtain any such Consent and/or remove any other impediments to the transfer or assignment of such Deferred Contracts at the earliest practicable date and shall transfer or assign such Deferred Contract within three (3) business days after receipt of such Consent, (iii) until the time of assignment of a Deferred Contract, Sellers shall cooperate with Buyer to provide Buyer all benefits under any such contract or agreement and to allow Buyer to perform its obligations under the Assumed Liabilities, to the same extent as if the Deferred Contract were transferred or assigned to Buyer at Closing, and each Party shall bear its own administrative expenses incurred in connection with any such arrangement, and (iv) until the time of assignment or termination of a Deferred Contract, Sellers shall, at the request and for the account of Buyer, and subject to the Buyer's reasonable direction, enforce, at the Buyer's expense, the Sellers' rights thereto or interests therein against other parties.

     1.11 Parent Distribution. Parent shall distribute the Stock Consideration to the holders of Parent Common Stock on a pro rata basis in accordance with their ownership of capital stock of Parent and otherwise in accordance with Rule 145(a)(3)(ii).

     1.12 Anti-Dilution. In the event Buyer changes the number of shares of Buyer Common Stock issued and outstanding after the date hereof and prior to the Closing Date as a result of a stock split, stock dividend, combination of shares or similar recapitalization with respect to such stock, and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Closing Date, (i) the Base Period Trading Price shall be determined on an as adjusted basis as if such event had occurred prior to the beginning of the base period and (ii) limitations on the Base Period Trading Price set forth in Section 1.2(b) hereof shall be proportionately adjusted to appropriately reflect the number of shares to be issued hereunder so that Parent shall receive a number of shares of Buyer Common Stock having the same value as they would have received prior to such event.

                                   ARTICLE 2

                 REPRESENTATIONS AND WARRANTIES OF THE SELLERS

     Sellers, jointly and severally, represent and warrant the following to
Buyer:

     2.1 Organization, Authority and Capacity. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and each other Seller is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and each Seller has the full power and authority necessary to (i) execute, deliver and perform its obligations under the Acquisition Documents and (ii) carry on its business as it has been and is now being conducted and to own and lease the properties and assets which it now owns or leases. Each Seller is duly qualified to do business and is in good standing in every jurisdiction in which the failure to be so qualified or in good standing would have a Seller Material Adverse Effect. Set forth in Schedule 2.1 is a list of all jurisdictions in which each Seller is required to be qualified as a foreign corporation by reason of its ownership or operation of the Specialty Business.

     2.2 Authorization and Validity. The execution, delivery and performance of the Acquisition Documents have been duly authorized by all necessary corporate action on the part of each Seller. The Acquisition Documents to be executed and delivered by each Seller have been or will be, as the case may be, duly executed and delivered by such Seller and constitute or will constitute the legal, valid and binding obligations of such Seller, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, or other laws affecting creditors' rights generally, or as may be modified by a court of equity.

     2.3 Absence of Conflicting Agreements or Required Consents. Except as set forth in Schedule 2.3, the execution, delivery and performance by each Seller of the Acquisition Documents to be executed and delivered by such Seller: (i) do not require the consent, approval, authorization, clearance, exemption, waiver or similar affirmation of or notice to any Regulatory Authority; (ii) will not conflict with any provision of organizational documents (including certificate or articles of incorporation and bylaws) of such Seller; (iii) will not conflict with or result in a violation of any Law, ordinance, regulation, ruling, judgment, order or injunction of any court or Regulatory Authority to which such Seller is subject or by which such Seller or any of its assets or properties are bound; (iv) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, require any notice under, or accelerate or permit the acceleration of any performance required by the terms of any material agreement, instrument, license or permit to which such Seller is a party or by which such Seller or any of its properties are bound; and (v) will not create any Lien upon any of the Assets or any other of the assets or properties of such Seller, except for Permitted Liens.

     2.4 Governing Documents of Sellers. True and correct copies of the certificate or articles of incorporation and all amendments thereto and bylaws of each Seller have been provided to Buyer. Buyer has previously been provided with access to the books and records of each Seller related to the Specialty Business, including without limitation, the books of account, which books and records are correct in all material respects and there have been no material transactions involving the Specialty Business or any Seller which properly should have been set forth therein and which have not been so set forth. Buyer has previously been provided with access to all of the minutes of each Seller which minutes accurately reflect in all material respects the proceedings of the board of directors (and all committees thereof) and shareholders of each Seller.

     2.5 Subsidiaries and Investments. (a) Except as set forth in Schedule 2.5(a), no Seller has owned or currently owns, directly or indirectly, of record, beneficially or equitably, any capital stock or other equity, ownership or proprietary interest in any entity or Person, which has an ownership interest in the Assets.

     (b) Except as listed in Schedule 2.5(b), no Seller has, within the last six months and other than in the ordinary course of its business, sold or disposed of, by way of asset sale, stock sale, spin-off or otherwise, any assets or business in any way related to the Specialty Business or the Assets.

     (c) The Acquired Subsidiaries were formed for the purpose of, and have never been engaged in any business other than, the Specialty Business. No License or provider numbers for a Government Program held by the Acquired Subsidiaries, and no other provider number held exclusively by the Acquired Subsidiaries, has ever been used for any purpose other than the Specialty Business and no Acquired Subsidiary has billed any Government Program for any goods or services outside of the scope of the Specialty Business.

     2.6  SEC Filings; Parent Financial Statements.

     (a) Parent has delivered or made available to Buyer (through reference to documents filed by EDGAR or otherwise) accurate and complete copies of all forms, reports and documents filed by Parent with the Securities and Exchange Commission ("SEC") since March 15, 2000 (the "Parent SEC Reports"), which are all the forms, reports and documents required to be filed by Parent with the SEC since such date. As of their respective dates, the Parent SEC Reports (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Parent's Subsidiaries is required to file any forms, reports or other documents with the SEC.

     (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in Parent SEC Reports (the "Parent Financials") (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) fairly presented, in all material respects, the financial position of the Parent as at the respective dates thereof and the results of the Parent's operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not contain footnotes.

     2.7  Financial Information.

     (a) Income statements for the Specialty Business for the twelve-month periods ended January 2, 2000 and December 31, 2000 and the nine-month period ended September 30, 2001 (the "Income Statements") and statements of the assets and liabilities of the Specialty Business, as of January 2, 2000 and December 31, 2000 and September 30, 2001 (the "Statements of Assets and Liabilities," and together with the Income Statements, the "Business Financial Statements") are set forth in Schedule 2.7(a). The Income Statements fairly present in all material respects the results of operations for the Specialty Business for the periods set forth therein, and have been prepared in accordance with GAAP consistently applied, except for the omission of footnotes. The Statements of Assets and Liabilities fairly present in all material respects the assets and liabilities set forth therein, and have been prepared in accordance with GAAP consistently applied, except for the omission of footnotes. The Income Statements are subject to the qualification that the Specialty Business does not and has not operated as a separate "stand-alone" entity within the Parent. As a result, the Specialty Business received certain allocated charges and credits as described in Schedule 2.7(a). Such charges and credits, while believed by Parent to be reasonable, do not necessarily reflect the amounts which would have resulted from arms-length transactions. In order to present stand-alone Business Financial Statements for the Specialty Business, a number of assumptions (including assumptions regarding allocations) have been made by Parent, all of which are believed to be reasonable and are described in Schedule 2.7(a).

     (b) Parent and each of its Subsidiaries is able to pay its debts generally as they become due and is solvent (determined by the fair market value of its assets exceeding its liabilities) and will not be rendered insolvent as a result of the transactions contemplated hereby. None of Parent or any of its Subsidiaries is in breach or default of any obligation owed to any creditor for borrowed money or any other creditor who may have a Lien other than a Permitted Lien on any of its rights or assets, other than any person who is a lienholder by reason of being a lessor of property under an operating lease with such party. None of Parent or any of its Subsidiaries has, either voluntarily or involuntarily, (i) admitted in writing that it is or may become unable to pay its debts generally as they become due, (ii) filed or consented to the filing against it of a petition in bankruptcy or a petition to take advantage of an insolvency act, (iii) made an assignment for the benefit of its creditors, (iv) consented to the appointment of a receiver for itself or for the whole or any substantial part of its property, (v) to the Knowledge of Sellers, had a petition in bankruptcy filed against it, (vi) been adjudged a bankrupt or filed a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any law or statute of the United States of America or any other jurisdiction, or (vii) incurred, or believed or reasonably should have believed it would incur, debts that are or will be beyond its ability to pay as such debts mature. The Sellers, on a consolidated basis, are not engaged nor currently contemplate being engaged in a business or transaction for which any property remaining with them would be insufficient to continue to operate their businesses.

     (c) Schedule 2.7(c) contains a pro forma balance sheet dated as of September 30, 2001 representing the Retained Assets and the Retained Liabilities and a pro forma income statement for the nine months ended September 30, 2001 representing the operations of the Retained Assets, in each case after giving effect on a pro forma basis to the Acquisition as if it had occurred as of the date of such balance sheet or on January 1, 2001 with respect to such income statement. Such balance sheet and income statement fairly present in all material respects, on a pro forma basis, the assets and liabilities and results of operations, respectively, set forth therein, and have been prepared in accordance with GAAP consistently applied, except for the omission of footnotes.

     (d) Parent is receiving reasonably equivalent and fair value in exchange for its conveyance of the Specialty Business and other agreements hereunder and the Consideration hereunder is sufficient, together with other assets available to Parent, to satisfy all Liabilities of Parent and its Subsidiaries, whether related to the Specialty Business or otherwise No transfer of property is being made and no obligation is being incurred voluntarily or involuntarily in connection with the transactions contemplated hereby in order to effect the transactions contemplated hereby with the actual intent to hinder, delay or defraud either present or future creditors of Parent or its Subsidiaries.

     (e) Set forth in Schedule 2.7(e) is a list of each creditor with which any Seller has debt for borrowed money or to which any Seller has granted a Lien (other than a Permitted Lien) in any of the Assets other than in connection with personal property leases that are not material to the Specialty Business.

     2.8 Absence of Changes. Except as set forth in Schedule 2.8, and except as contemplated by this Agreement, since July 2, 2001, the Specialty Business has been operated only in the ordinary course and with respect to the Specialty Business, the Sellers have not:

        (i) suffered any material adverse change in working capital, financial condition, assets, liabilities, reserves, business or operations (but excluding any impact from an Excluded Acute Event);

        (ii) paid, discharged or satisfied any material Liability other than in the ordinary course of business;

        (iii) written off as uncollectible any account receivable other than in the ordinary course of business;

        (iv) compromised any debts, claims or rights or disposed of any of its properties or assets other than in the ordinary course of business;

        (v) entered into any commitments or transactions not in the ordinary course of business involving a value in excess of $100,000 or made aggregate capital expenditures or commitments in excess of $500,000;

        (vi) made any material change in any method of accounting or accounting practice;

        (vii) sold, assigned or transferred any tangible asset other than in the ordinary course of business or any patents, trademarks, trade names, copyrights or other intangible assets;

        (viii) subjected any of its assets, tangible or intangible, to any Lien (other than a Permitted Lien);

        (ix) increased any salaries, wages or employee benefits or made any arrangement for payment of any bonus or special compensation for any employee who devotes substantially all of their time to the operation of the Specialty Business other than in the ordinary course of business;

        (x) hired or committed to hire any employee or terminated any employee other than in the ordinary course of business;

        (xi) terminated or amended any material contract, license or other instrument or suffered any loss or termination or been expressly notified of a threatened loss or termination of any existing material business arrangement or supplier;

        (xii) sold or otherwise transferred any interest in the Specialty Business or the Assets other than in the ordinary course of business; or

        (xiii) agreed, whether in writing or otherwise, to take any action described in this Section 2.8.

     2.9 No Undisclosed Liabilities. Except as listed in Schedule 2.9 or as accrued or reserved in the Business Financial Statements or trade payables and other operating expenses incurred in the ordinary course of business since the date of the most recent balance sheet contained in the Business Financial Statements, there are no Liabilities or obligations, whether accrued, absolute, contingent or otherwise, relating to or affecting the Specialty Business or the Assets that are greater than $250,000 in the aggregate.

     2.10 Litigation, etc. Except as listed in Schedule 2.10 and except for routine government inquiries, examinations and inspections which the Sellers have no reason to believe are material, there is no Litigation pending against any Seller affecting or relating to the Specialty Business or which could have a material adverse affect on Parent's remaining business after the Acquisition.
Schedule 2.10 identifies which items of Litigation are against or affecting the Specialty Business or the Home Health Business, or both. Except as listed in
Schedule 2.10, Sellers have not been expressly notified of a threat of such matter described in the previous sentence and, to the Knowledge of Sellers, there is no basis for any such action. Except as listed in Schedule 2.10, there are no judgments against or consent decrees binding on a Seller relating to or which affect the Specialty Business, the Assets or the transactions contemplated hereby. For purposes of this Section 2.10, Litigation that could have a material adverse effect on Parent's remaining business after the Acquisition shall include, without limitation, any matter that would be required to be disclosed on any form, report or document required by Parent to be filed with the SEC or to be publicly disclosed pursuant to the Nasdaq rules and regulations, without regard to the required timing of any such filing or public disclosure, and determined in reference to Parent's Home Health Business on a stand-alone basis.

     2.11 No Violation of Law. No Seller has been or is currently in violation of any applicable local, state or federal Law, order, injunction or decree, or any other requirement of any governmental body, agency or Regulatory Authority or court, affecting or relating to the Specialty Business or which could have a material adverse affect on Parent's remaining business after the Acquisition. No Seller is subject to any fine, penalty, Liability or disability as the result of a failure to comply with any requirement of federal, state or local Law nor has any Seller received any notice of such noncompliance, affecting or relating to the Specialty Business or which could have a material adverse affect on Parent's remaining business after the Acquisition.

     2.12  Title to Assets; Sufficiency of Assets and Employees.

     (a) Except as set forth in Schedule 2.12(a), each Seller (i) has good and valid title to all of the personal and mixed, tangible and intangible property, rights and assets included among the Assets which such Seller purports to own;
(ii) owns such rights, assets and personal property free and clear of all Liens other than Permitted Liens; and (iii) will, upon the Closing, convey good and valid title to the Assets to Buyer free and clear of any and all Liens other than Permitted Liens. All of the Assets, whether owned or leased, are and will be in the possession and control of and owned by the Sellers at the Closing, and no other Subsidiary of Parent has any right or interest in or to the Assets.

     (b) The Assets, in conjunction with the rights under the other Acquisition Documents, comprise substantially all of the assets currently used or held for use by Sellers to operate, and are collectively sufficient to provide Buyer with the means and capability to operate, the Specialty Business, as and in the manner the

Specialty Business has been performed by the Sellers prior to the date of this Agreement except as may hereafter be caused by an Excluded Acute Event. Any assets which were shared with the Home Health Business and are included as a Retained Asset hereunder, are not material to the operation of the Specialty Business as conducted prior to the Closing Date.

     (c) The Business Employees are those employees of Sellers who are engaged primarily in operating the Specialty Business and there are no other employees of Sellers whose services are primarily engaged in the Specialty Business.

     2.13  Real, Personal and Intellectual Property.

     (a) Sellers do not own any real property used in the operation of the Specialty Business. Schedule 2.13(a) contains a true and correct description of all real property leased by Sellers and used in the Specialty Business (the "Facilities"). The Facilities are the only real property and improvements used primarily in the Specialty Business. Sellers have valid and binding leases for each such property, true and complete, copies of which have been made available to Buyer, and (i) Sellers are current with respect to all payments due under such leases, (ii) Sellers have complied in all material respects with its obligations under such leases, and (iii) there are no material defaults under any such lease that remain uncured and no condition exists which, with the lapse of time or giving of notice, or both, would give rise to a material default under any such lease. No condemnation or similar actions are currently in effect or pending and no Seller has been expressly notified of a threatened condemnation or similar action against any part of any such real property leased by a Party. There are no encroachments, leases, easements, covenants, restrictions, reservations or other burdens of any nature which could reasonably be expected to materially impair the use of any such leased real property in a manner consistent with past practices nor does any part of any building structure or any other improvement thereon encroach on any other property.

     (b) The present zoning, subdivision, building and other ordinances and regulations applicable to the leased real property listed in Schedule 2.13(a) permit the continued operation, use, occupancy and enjoyment of such real property consistent with past practices, and, with respect to such leased real property, each Seller is in material compliance with, and has received no notices of violations of, any applicable zoning, subdivision or building regulation, ordinance or other law, regulation, or requirement. The Sellers have all rights and easements necessary for public ingress thereto and egress therefrom and for the provision of all utility services thereto, including any required curb cut or street opening permits or licenses for vehicular access over presently existing roads and driveways. No portion of the leased real property listed in Schedule 2.13(a), or any building, structure, fixture or improvement thereon, is the subject of, or affected by, any condemnation, taking, eminent domain or inverse condemnation proceeding currently instituted or pending, and none of the foregoing are, or, to the Knowledge of Sellers will be, the subject of, or affected by, any such proceedings.

     (c) The tangible property included in the Assets is in satisfactory operating condition and repair, ordinary wear and tear excepted. Since March 15, 2000, the Sellers and their predecessors have only conducted the Specialty Business under such names and at such locations as are identified in Schedule 2.13(c), and all of the Assets are currently located (or by the Closing Date will be located) at those locations identified in Schedule 1.1(a).

     (d) Schedule 2.13(d) contains a complete and correct list of all trademarks, trade names, service marks, service names, brand names, copyrights, technology rights and licenses, know-how, software and patents, registrations thereof and applications therefor, and any other intellectual property used primarily in the Specialty Business, together with a complete list of all licenses granted by or to the Sellers with respect to any of the foregoing. No Seller is currently in receipt of any notice of any violation or infringement of, and has no reason to believe that the operations of the Specialty Business are violating or infringing, the rights of others with respect to any such matter. No proceedings have been instituted or are pending or, to the Knowledge of Sellers, threatened, which challenge the rights of any Seller with respect to the intellectual property used, sold or licensed by such Seller in the course of the Specialty Business. Except as set forth in Schedule 2.13(d), no Seller is obligated to pay any recurring royalties to any Person with respect to intellectual property.

     2.14  Contracts and Commitments.

     (a) Schedule 2.14(a) contains a complete and accurate list of all material contracts, agreements, commitments, instruments and obligations (whether written or oral, proposed, contingent or otherwise) of the Sellers (identifying which Seller is a Party thereto), which relate to or affect the Specialty Business or the Assets (the "Seller Agreements") including all such Seller Agreements (whether or not material) concerning the following matters:

        (i) the lease, as lessee or lessor, or license, as licensee or licensor, of any (x) real property or (x) personal property (tangible or intangible) that requires financial payments in excess of $100,000;

        (ii) (x) the employment or engagement of any officer or director, other than those terminable at will without severance, (y) the employment or engagement of any employee, consultant or agent, other than those terminable at will without severance obligation or other than in the ordinary course of business, and (z) any covenant not to compete with any former employees other than in the ordinary course of business;

        (iii) any contract or commitment that requires financial payments in the aggregate in excess of $500,000 per year;

        (iv) any arrangement with any person or entity affiliated with or related to any Seller or any Affiliate of any Seller or any immediate family member thereof that would be required to be disclosed pursuant to
     Item 404 of Regulation S-K promulgated under the Securities Act viewing the Specialty Business as a stand-alone business;

        (v) any arrangement limiting the freedom of any Seller to compete, solicit customers or solicit employees in any manner in any geographic area or line of business, or requiring any Seller to share profits;

        (vi) any arrangement not in the ordinary course of business under which any Seller has agreed to assume Liabilities of another party or indemnify or hold harmless another party;

        (vii) any arrangement that could reasonably be anticipated to have a Seller Material Adverse Effect;

        (viii) any material arrangement not in the ordinary course of business;

        (ix) any power of attorney, whether limited or general, granted by or to any Seller materially affecting the Specialty Business;

        (x) any charitable commitment in excess of $20,000 individually per year; and

        (xi) any arrangement with customers, patients, managed care organizations, third party payors, pharmacy benefit managers or drug suppliers that requires financial payments (but not including sales of product by Sellers to patients) in the aggregate in excess of $100,000 per year.

     (b) Sellers have delivered to Buyer true and complete copies of all of the written Seller Agreements. Except as indicated in Schedule 2.14(b), the Seller Agreements are valid and effective in accordance with their terms, and there is not under any of such Seller Agreements (i) any existing or claimed default by any Seller or event which, with the notice or lapse of time, or both, would constitute a default by any Seller or (ii) to the Knowledge of Sellers, any existing or claimed default by any other party or event which with notice or lapse of time, or both, would constitute a material default by any such party. Except as indicated in Schedule 2.14(b), the continuation, validity and effectiveness of the Seller Agreements will not be affected by the Acquisition, and the Acquisition will not result in a breach of or default under, or require the Consent of any other party to, any of the Seller Agreements. There is no actual or, to the Knowledge of Sellers, threatened termination, cancellation or limitation of any Seller Agreements identified in Section 2.14(a)(i) or (xi). To the Knowledge of Sellers, there is no pending or threatened bankruptcy, insolvency or similar proceeding with respect to any other party to the Seller Agreements.

     2.15  Employment and Labor Matters.

     (a) Each Seller has complied in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment, wages and hours, and occupational safety and health, including Laws concerning unfair labor practices within the meaning of Section 8 of the National Labor Relations Act, and the employment of non-residents under the Immigration Reform and Control Act of 1986.

     (b) Except as disclosed in Schedule 2.15(b), with respect to the Specialty
Business:

        (i) except for routine government inquiries, examinations and inspections which the Sellers have no reason to believe are material, there are no charges, governmental audits, investigations, administrative proceedings or complaints concerning the employment practices of any Seller pending, nor has any Seller been expressly notified of any such matter being threatened, before any federal, state or local agency or court and, to the Knowledge of Sellers, no basis for any such matter exists;

        (ii) except for routine government inquiries, examinations and inspections which the Sellers have no reason to believe are material, there are no inquiries, investigations or monitoring of activities pending, nor has any Seller been expressly notified of any such matter being threatened, by any state professional board or agency charged with regulating the professional activities of any licensed, registered, or certified professional personnel employed by, credentialed or privileged by, or otherwise affiliated with any Seller and who provides services to the Specialty Business;

        (iii) no Seller is a party to any union or collective bargaining agreement, no union attempts to organize its employees have been made, nor are any such attempts now threatened;

        (iv) no Seller has experienced any organized slowdown, work interruption, strike, or work stoppage by any of its employees; and

        (v) no Seller will incur any Liability to any Business Employee or violate any applicable Laws respecting employment and employment practices as a result of the Acquisition.

     2.16  Employee Benefit Matters.

     (a) A true, correct and complete list of the Business Employees as of the date hereof is included in Schedule 2.16(a) hereto.

     (b) The Business Employees receive benefits or are eligible under only the employee pension benefit plans, as defined in Section 3(2) of ERISA, as are listed in Schedule 2.16(b) (the "Pension Plans"). Except as disclosed in
Schedule 2.16(b), no Seller has maintained or contributed within the last six
(6) years to any other employee pension benefit plan, as defined in Section 3(2) of ERISA, which was subject to Title IV of ERISA.

     (c) Business Employees receive benefits or are eligible under only the employee welfare benefit plans, as defined in Section 3(1) of ERISA (including but not limited to, life insurance, medical, hospitalization, holiday, vacation, disability dental and vision plans) as are listed in Schedule 2.16(c) (the "Welfare Plans").

     (d) Business Employees receive benefits or are eligible under only written or unwritten incentive compensation, material fringe benefit, material payroll or employment practice, bonus, option, stock purchase, severance, sick pay, salary continuation, deferred compensation, supplemental executive compensation plans, employment agreements (other than those terminable at will without severance) and consulting agreements for the benefit of their officers, directors, employees, former employees, or independent contractors as are listed in Schedule 2.16(d) (the "Compensation Programs").

     (e) Each Pension Plan and Welfare Plan has been operated and administered in substantial compliance with ERISA and the Code; each Pension Plan which is intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified or a request for such determination has been timely filed with the IRS or the Pension Plan is a prototype plan for which the prototype sponsor has obtained a favorable IRS opinion letter (and no Seller has Knowledge that any event has occurred between the date of the last such determination and the Closing Date that would reasonably be expected to cause the Internal Revenue Service to revoke such determination).

     (f) All amounts required to be paid by any Seller with respect to any Business Employee under each Pension Plan, Welfare Plan and Compensation Program on or before the Closing Date have or will be paid.

     (g) Except as set forth in Schedule 2.16(g), neither the execution and delivery of this Agreement nor the consummation of any of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any current or former officer or director of Parent or its Subsidiaries or current or former Business Employee, (ii) increase any benefits otherwise payable under any Pension Plan, Welfare Plan or Compensation Program to any Business Employee, or (iii) result in any acceleration of the time of payment or vesting of any such benefits.

     2.17  Insurance Policies.

     (a) All of the Assets and the operations of the Specialty Business of an insurable nature and of a character usually insured by companies of similar size and in similar businesses are insured by Sellers in such amounts and against such losses, casualties or risks as is (i) usual in such companies and for such assets, operations and businesses, (ii) required by any Law applicable to Sellers, or (iii) required by any contract or agreement entered into by any Seller. All such policies are identified in Schedule 2.17 and correct and complete copies of certificates of insurance for all such policies have been delivered to Buyer by Sellers on or before the date of this Agreement. All such policies are in full force and effect and enforceable in accordance with their terms. No Seller is currently in default regarding the provisions of any such policy, including, without limitation, failure to make timely payment of all premiums due thereon, and has not failed to file any notice or present any claim thereunder in due and timely fashion. No Seller has been refused, or denied renewal of, any insurance coverage by insurance companies offering such insurance in connection with the ownership or use of the Assets or the operation of the Specialty Business. Each Seller has provided to Buyer correct and complete copies of all insurance audit reports, loss prevention reports, all claims made and loss history reports in respect of any insurance maintained by such Seller or any predecessor of such Seller, including under any organized plan of self insurance, relating to the Specialty Business since March 15, 2000, each of which is listed in Schedule 2.17. All professional and general liability insurance covering the Specialty Business has been "occurrence" based insurance.

     (b) To the Knowledge of Sellers, the licensed professional employees included among Sellers' employees (i) have not, since March 15, 2000, filed a written application for professional malpractice insurance coverage which has been denied by an insurance agency or carrier; (ii) have been continuously insured for professional malpractice claims during the same period; and (iii) are not in default with respect to any provision contained in any such policy and none of them has failed to give any notice or present any claim under any such policy in due and timely fashion.

     2.18  Environmental Matters.

     (a) Sellers' operations of the Specialty Business and their Facilities are, and have been, in compliance in all material respects with Environmental Laws and none of the Sellers has received any notice that the Facilities are not in compliance with Environmental Laws. There is no Litigation pending, nor has any Seller been expressly notified of Litigation threatened, before any Regulatory Authority or other forum in which any Seller or any of its Facilities has been, or with respect to pending Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) or with Liability under any Environmental Law or (ii) relating to the release, discharge, spillage, or disposal into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site currently or formerly owned, leased, or operated by any Seller or any of its Facilities, nor, to the Knowledge of Sellers, is there any reasonable basis for any Litigation of a type described in this sentence.

     (b) During the period of (i) any Seller's ownership or operation of any of its current properties, or (ii) any Seller's participation in the management of any Facility, there have been no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, adjacent to, or affecting (or potentially affecting) such properties. Prior to the period of (i) any Seller's ownership or operation of any of its current properties, or (ii) any Seller's participation in the management of any Facility, to the Knowledge of Sellers, there were no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, or affecting any such properties.

     (c) Schedule 2.18(c) contains a true, complete and accurate listing and description of each facility or location at which any Seller has been named as or alleged to be a responsible party or potentially responsible party under any Environmental Law in connection with the release, disposal, transportation or arrangement for the release, disposal or transportation of Hazardous Materials.

     (d) Each Seller has obtained all permits, licenses, approvals, consents and authorizations which are required under any Environmental Law in connection with the ownership, use, or lease of the Assets ("Environmental Permits"). Schedule 2.18(d) contains a true, complete and accurate listing and description of, and Sellers have delivered, or caused to be delivered or made available, to Buyer true and complete copies of each Environmental Permit. Each Seller is in compliance in all material respects with each such Environmental Permit, and no Environmental Permit restricts such Seller from operating any equipment covered by such Environmental Permit as currently conducted.

     2.19  Taxes.

     (a) Each Seller and each of its Subsidiaries has timely filed with the appropriate Taxing authorities all Tax Returns in all jurisdictions in which Tax Returns are required to be filed, and such Tax Returns are correct and complete; provided that no representation is being made regarding the validity of the carryover to any taxable period ending after the Closing Date of any net operating loss or other loss or credit carryover. None of the Sellers or their Subsidiaries is the beneficiary of any extension of time within which to file any Tax Return that has not yet been filed. All Taxes of the Sellers and their Subsidiaries (whether or not shown on any Tax Return) that are due and payable through the date hereof have been fully and timely paid and adequate provision has been made in accordance with GAAP for any unpaid Taxes. There are no Liens for any Taxes (other than a Lien for current real property or ad valorem Taxes not yet due and payable) on any of the Assets of any of the Sellers or their Subsidiaries. No claim has ever been made in writing by an authority in a jurisdiction where any Seller or Subsidiary of a Seller does not file a Tax Return that such entity may be subject to Taxes by that jurisdiction.

     (b) Except as disclosed in Schedule 2.19(b), none of the Sellers or their Subsidiaries has received any notice of assessment or proposed assessment in connection with any Taxes, and there are no claims, audits or examinations regarding any Taxes of any Seller or Subsidiary thereof or the assets of any Seller or Subsidiary thereof that are currently in progress or have been proposed or threatened in writing. None of the Sellers or their Subsidiaries has waived any statute of limitations in respect of any Taxes. All Tax assessments or deficiencies asserted in writing have been paid or fully and finally settled.

     (c) Each Acquired Subsidiary has complied with all applicable Laws, rules and regulations relating to the withholding of Taxes and the payment thereof to appropriate authorities, including Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee or independent contractor, and Taxes required to be withheld and paid pursuant to Sections 1441 and 1442 of the Internal Revenue Code or similar provisions under foreign Law.

     (d) None of the Acquired Subsidiaries is a party to any Tax allocation or sharing agreement and none of the Acquired Subsidiaries has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which is Parent) or has any Tax Liability of any Person under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign Law (other than the other members of a consolidated, combined or similar group of which Parent or a Subsidiary of Parent is the common parent), or as a transferee or successor, by contract or otherwise.

     (e) During the five-year period ending on the date hereof, none of the Sellers or their Subsidiaries was a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Internal Revenue Code.

     (f) None of the Acquired Subsidiaries will be required to include in any Tax period ending after the Closing Date any adjustment in taxable income pursuant to Section 481 of the Internal Revenue Code or any comparable provision under state or foreign Tax Laws as a result of transactions or events occurring prior to the Closing.

     2.20  Licenses, Authorizations and Provider Programs.

     (a) Except as set forth Schedule 2.20(a), each Seller holds all licenses and other rights, accreditations, permits and authorizations required by law, ordinance, regulation or ruling of any Regulatory Authority necessary to operate the Specialty Business (collectively, "Licenses"). Except as disclosed in
Schedule 2.20(a), with respect to the Specialty Business, each Seller is certified for participation and reimbursement under Titles XVIII and XIX of the Social Security Act (the "Medicare and Medicaid programs") (Medicare and Medicaid programs and such other similar federal, state or local reimbursement or governmental programs for which any Seller is eligible are hereinafter referred to collectively as the "Government Programs") and has current provider agreements for such Government Programs and with such private non-governmental programs, including without limitation, any private insurance program under which they directly or indirectly are presently receiving payments (such non-governmental programs herein referred to as "Private Programs"). Set forth in Schedule 2.20(a) is a correct and complete list, with respect to the Specialty Business, of such Licenses and provider agreements under all Government and Private Programs (indicating which Seller is the holder thereof or party thereto), complete and correct copies of which have been provided to Buyer. True, complete and correct copies of all surveys of each Seller or its predecessors in interest conducted in connection with any Government Program, Private Program or licensing or accrediting body during the past two (2) years have been provided or made available to Buyer.

     (b) Except as disclosed in Schedule 2.20(b), no violation, default, order or deficiency exists with respect to any of the items listed in Schedule 2.20(a). No Seller has received any notice of any action pending or recommended by any state or federal agencies having jurisdiction over the items listed in
Schedule 2.20(a), either to revoke, withdraw or suspend any license, right or authorization, or to terminate the participation of Seller in any Government or Private Program. No event has occurred which, with the giving of notice, the passage of time, or both, would constitute grounds for a violation, order or deficiency with respect to any of the items listed in Schedule 2.20(a) or to revoke, withdraw or suspend any such license, or to terminate or modify the participation of Seller in any Government or Private Program. Except as set forth in Schedule 2.20(b), since January 1, 2000, there has been no decision not to renew any provider or third-party payor agreement of any Seller. Except as listed in Schedule 2.20(b), no Consent or approval of, prior filing with or notice to, or any action by, any governmental body or agency or any other third party in connection with the transfer or change of ownership of such License, or Government or Private Program, by reason of the assignment thereof to Buyer at the Closing, and the continued operation of the Business by Buyer thereafter on a basis consistent with past practices.

     (c) Each Seller has timely filed all reports and billings required to be filed prior to the date hereof with respect to the Specialty Business in accordance with the Government and Private Programs, all fiscal intermediaries and other insurance carriers and all such reports and billings are complete and accurate in all material respects and have been prepared in compliance with all applicable laws, rules and regulations governing reimbursement and payment claims. True and complete copies of such reports and billings for the most recent year have heretofore been made available to Buyer. Each Seller has paid or caused to be paid all known and undisputed refunds, overpayments, discounts or adjustments which have become due pursuant to such reports and billings and has no Liability under any Government or Private Program for any refund, overpayment, discount or adjustment. Except as set forth in Schedule 2.20(c),
(i) there are no pending appeals, adjustments, challenges, audits, claims, or notices of intent to audit such prior reports or billings, and (ii) during the last two years no Seller has been audited, examined or otherwise by any Government or Private Program. There are no other reports required to be filed by any Seller in order to be paid under any Government or Private Program for services rendered in connection with the Business, except for reports not yet due.

     (d) Sellers are in compliance with the terms of the Corporate Integrity Agreements and any other agreements, corporate integrity programs or compliance plans with a Regulatory Authority. Sellers have provided Buyer with true, correct and complete copies of the Corporate Integrity Agreements and any other agreement, corporate integrity program or compliance plan that is applicable to Parent or any Subsidiary of Parent. The 1999 CIA does not and will not apply to the Specialty Business.

     2.21  Inspections and Investigations.  Except as set forth and described in
Schedule 2.21, (i) no Seller's right nor the right of any licensed professional or other individual affiliated with the Specialty Business to receive reimbursements pursuant to any Government or Private Program has been terminated or otherwise adversely affected as a result of any investigation or action whether by any federal or state governmental Regulatory Authority or other third party, (ii) no Seller, nor any licensed professional or other individual who provides services in connection with the operation of the Specialty Business on behalf of any Seller has, during the past three (3) years, been the subject of any non-routine inspection, investigation, survey, audit, monitoring or other form of review by any Regulatory Authority, trade association, professional review organization, accrediting organization or certifying agency based upon any alleged improper activity on the part of such individual, nor has any Seller received any notice of deficiency (other than those that have been cured) during the past three (3) years in connection with the operations of the Specialty Business, and (iii) there are not presently, and at the Closing Date there will not be, any material outstanding deficiencies or work orders of any governmental authority having jurisdiction over the Specialty Business or the Assets, or requiring conformity to any applicable agreement, statute, regulation, ordinance or bylaw, including but not limited to, the Government and Private Programs. Attached to Schedule 2.21 are copies of all reports, correspondence, notices and other documents relating to any matter described or referenced therein.

     2.22 Certain Relationships. Except as set forth in Schedule 2.22, no Seller has, with respect to the Specialty Business:

     (a) offered, paid, solicited or received anything of value, paid directly or indirectly, overtly or covertly, in cash or in kind ("Remuneration") to or from any physician, family member of a physician, or an entity in which a physician or physician family member has an ownership or investment interest, including, but not limited to:

        (i) payments for personal or management services pursuant to a medical director agreement, consulting agreement, management contract, personal services agreement, or otherwise;

        (ii) payments for the use of premises leased to or from a physician, a family member of a physician or an entity in which a physician or family member has an ownership or investment interest; or

        (iii) payments for the acquisition or lease of equipment, goods or supplies from a physician, a family member of a physician or an entity in which a physician or family member has an ownership or investment interest;

     (b) except for discounts offered in the ordinary course of business consistent with industry practice, offered, paid, solicited or received any Remuneration (excluding fair market value payments for equipment or supplies) to or from any healthcare provider, pharmacy, drug or equipment supplier, distributor or manufacturer, including, but not limited to:

        (i) payments or exchanges of anything of value under a warranty provided by a manufacturer or supplier of an item to a Seller; or

        (ii) discounts, rebates, or other reductions in price on a good or service received by a Seller;

     (c) except for discounts offered in the ordinary course of business consistent with industry practice, offered, paid, solicited or received any Remuneration to or from any person or entity in order to induce business, including, but not limited to, payments intended not only to induce referrals of patients, but also to induce the purchasing, leasing, ordering or arrangement for any good, facility, service or item;

     (d) entered into any joint venture, partnership, co-ownership or other arrangement involving any ownership or investment interest by any physician, or family member of a physician, or an entity in which physician or physician family member has an ownership or investment interest, directly or indirectly, through equity, debt, or other means, including, but not limited to, an interest in an entity providing goods or services to a Seller;

     (e) entered into any joint venture, partnership, co-ownership or other arrangement involving any ownership or investment interest by any person or entity including, but not limited to, a hospital, pharmacy, drug or equipment supplier, distributor or manufacturer, that is or was in a position to make or influence referrals, furnish items or services to, or otherwise generate business for any Seller; or

     (f) entered into any agreement providing for the referral of any patient for the provision of goods or services by a Seller, or payments by a Seller as a result of any referrals of patients to a Seller (excluding commercial payor contracts providing for such referrals and payments).

     2.23 Stark; Fraud and Abuse; False Claims. No Seller nor any independent contractor providing professional services on behalf of and in connection with the Specialty Business, nor to Sellers' Knowledge, any of Sellers' respective predecessors, have engaged in any activities which are prohibited under 42 U.S.C. sec. 1320a-7b, 42 U.S.C. sec. 1395nn or 31 U.S.C. sec. 3729-3733 (or
other federal or state statutes related to false or fraudulent claims) or the regulations promulgated thereunder pursuant to such statutes, or related state or local statutes or regulations, or which are prohibited by rules of professional conduct, including but not limited to the following: (a) knowingly and willfully making or causing to be made a false statement or representation of a fact in any application for any benefit or payment; (b) knowingly and willfully making or causing to be made any false statement or representation of a fact for use in determining rights to any benefit or payment; (c) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment; and (d) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay or receive such remuneration (i) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or (ii) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing, or ordering any good, facility, service or item for which payment may be made in whole or in part by Medicare or Medicaid.

     2.24 Rates and Reimbursement Policies. Except for ethical limitations and applicable Medicare, Medicaid or consumer protection laws and regulations, the jurisdictions in which Sellers conduct business do not currently impose any restrictions or limitations on rates which may be charged to private pay patients receiving services provided by Sellers. None of the Sellers have Knowledge of any applicable law, which has been enacted, promulgated or issued within the eighteen (18) months preceding the date of this Agreement of any such legal requirement in the jurisdictions in which Sellers do business, which would have a Seller Material Adverse Effect or may result in the imposition of additional Medicaid, Medicare, charity, free care, welfare, or other discounted or government assisted patients or require Sellers to obtain any necessary authorization which they do not currently possess.

     2.25 Controlled Substances. No Seller, or to the Knowledge of Sellers, any independent contractor who provides professional services on behalf of and in connection with the Specialty Business has, in connection with their activities directly or indirectly related to a Seller, engaged in any activities which are prohibited under the Federal Controlled Substances Act, 21 U.S.C.
sec. 801 et seq. or the regulations promulgated pursuant to such statute or any related state or local statutes or regulations concerning the dispensing and sale of controlled substances.

     2.26  Accounts Receivable; Inventories.

     (a) Except as set forth in Schedule 2.26(a), the accounts receivable reflected in the Statements of Assets and Liabilities, and all accounts receivable arising since September 30, 2001(collectively, the "Accounts Receivable"), arose and will at Closing have arisen from bona fide transactions in the ordinary course of business. Except as set forth in Schedule 2.26(a), the Accounts Receivable have been and will as of Closing (as reflected on the Actual Closing Balance Sheet) be properly recorded and reserved against (taking into account rights of set-off, collection losses, contractual discounts and other adjustments from third party payers) in accordance with GAAP and, in the case of the reserves on the Actual Closing Balance Sheet, consistent with the policies and procedures applied in establishing the reserves for the Statement of Assets and Liabilities included in the Adjusted Financial Statements. Except as disclosed in Schedule 2.26(a), no such Accounts Receivable have been or will at Closing be assigned or pledged to any other person, firm or corporation.

     (b) All items of Inventory of Sellers will at the Closing consist of items of a quality and quantity usable and saleable in the ordinary course of business and conform to generally accepted standards in the industry in which Specialty Business is a part. Except as set forth in Schedule 2.26(b), since September 30, 2001, no Inventory has been sold or disposed of, except through sales in the ordinary course of business, and in no event at prices less than the book value of such Inventory as of September 30, 2001.

     2.27 Business Relationships. (a) Except as disclosed in Schedule 2.27(a), the relationships between Sellers and all customers, clients, third party payors, patients, Employees and vendors who receive goods and services from or provide goods and services to a Seller in connection with the Specialty Business are generally satisfactory, and Sellers have no Knowledge of (i) any facts or circumstances which might materially alter, negate, impair or in any way adversely affect the continuity of any such relationships or (ii) any material complaints, claims, threats of which Sellers have received express notice, plans or intentions to discontinue or curtail relations under any such relationships. No Seller is under any obligation with respect to the return of goods in the possession of customers or patients related to the Specialty Business.

     (b) Except as disclosed in Schedule 2.27(b), Sellers have no Knowledge of any present or future condition or state of facts or circumstances which would prevent the Specialty Business from being carried on by Buyer after the Closing Date in the same manner as it is presently being carried on.

     2.28  Absence of Certain Business Practices.  Except as disclosed in
Schedule 2.28, no Seller, nor, to the Knowledge of Sellers, any independent contractor of a Seller or any other person or entity acting on behalf of a Seller in connection with the Specialty Business, acting alone or together, has
(i) received, directly or indirectly, any rebates, payments, commissions, promotional allowances or any other economic benefits, regardless of their nature or type, from any customer, governmental employee or other person or entity with whom a Seller has done business directly or indirectly, or (ii) directly or indirectly, given or agreed to give any gift or similar benefit to any customer, governmental employee or other person or entity who is or may be in a position to help or hinder the Specialty Business (or assist any Seller in connection with any actual or proposed transaction) which, in the case of either clause (i) or clause (ii) above, would reasonably be expected to subject a Seller to any damage or penalty in any civil, criminal or governmental Litigation. No Seller, nor to the Knowledge of Sellers, any independent contractor of a Seller, has used any funds for unlawful contributions, gifts, entertainment or other expenses relating to political activity or otherwise, or has made any direct or indirect unlawful payment to governmental officials or employees from a Seller's funds or been reimbursed from a Seller's funds for any such payment, or is aware that any other person acting on behalf of a Seller has engaged in any such activities.

     2.29 Opinion of Financial Advisor. Parent has received the opinion of Lehman Brothers, dated the date of this Agreement, to the effect that, as of the date hereof, the Consideration is fair, from a financial point of view, to Parent.

     2.30 Board Recommendation. The Board of Directors of Parent, at a meeting duly called and held, has (i) determined that this Agreement and the Acquisition and the transactions contemplated hereby, taken together, are in the best interests of the stockholders of Parent and (ii) resolved to recommend that the holders of the shares of Parent Common Stock approve this Agreement and the Acquisition.

     2.31 Statements True and Correct. No representation or warranty made herein by Sellers, nor in any statement, certificate or instrument to be furnished to Buyer by any Seller pursuant to any Acquisition Document, contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make these statements contained herein and therein not misleading.

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                                   ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants to the Sellers as follows:

     3.1 Organization, Authority and Capacity. Buyer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has the full power and authority necessary to (i) execute, deliver and perform its obligations under the Acquisition Documents to be executed and delivered by it, and (ii) carry on its business as it has been and is now being conducted and to own and lease the properties and assets which it now owns or leases. Buyer is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified or in good standing would have a Buyer Material Adverse Effect.

     3.2 Authorization and Validity. The execution, delivery and performance of the Acquisition Documents to be executed and delivered by Buyer have been duly authorized by all necessary action by Buyer. The Acquisition Documents to be executed and delivered by Buyer have been or will be, as the case may be, duly executed and delivered by Buyer and constitute or will constitute the legal, valid and binding obligations of Buyer, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, or other laws affecting creditors' rights generally, or as may be modified by a court of equity.

     3.3 Absence of Conflicting Agreements or Required Consents. The execution, delivery and performance by Buyer of the Acquisition Documents to be executed and delivered by it: (i) do not require the Consent of or notice to any Regulatory Authority; (ii) will not conflict with any provision of Buyer's charter or bylaws; (iii) will not conflict with or result in a violation of any law, ordinance, regulation, ruling, judgment, order or injunction of any court or governmental instrumentality to which Buyer is a party or by which Buyer or any of its properties is bound; (iv) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, require any notice under, or accelerate or permit the acceleration of any performance required by the terms of any agreement, instrument, license or permit to which Buyer is a party or by which any of Buyer's properties are bound, except that Buyer will need the Consent of Bank of America, N.A. and First Tennessee Bank National Association and Brown Brothers Harriman & Co. and Bank of America, N.A. as Agent; and (v) will not create any Lien other than Permitted Liens upon any assets or properties of Buyer.

     3.4 Capitalization. The authorized capital stock of Buyer consists of (i) 50,000,000 shares of Buyer Common Stock, of which 26,050,775 shares are issued and outstanding as of October 26, 2001, (ii) 5,000,000 shares of Buyer Preferred Stock, none of which are issued and outstanding, and (iii) other than as disclosed in the Buyer SEC Reports and options issued in the ordinary course of business, there are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the capital stock of Buyer to issue or sell any shares, capital stock of, or any other interest in, Buyer. All of the issued and outstanding shares of Buyer Capital Stock are duly and validly issued and outstanding and fully paid and nonassessable under the DGCL.

     3.5  SEC Filings.

     (a) Buyer has delivered or made available to Parent (through reference to documents filed by EDGAR or otherwise) accurate and complete copies of all forms, reports and documents filed by Buyer with the SEC since January 1, 2000 (the "Buyer SEC Reports"), which are all the forms, reports and documents required to be filed by Buyer with the SEC since such date. As of their respective dates, the Buyer SEC Reports (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Buyer SEC Reports and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Buyer's Subsidiaries is required to file any forms, reports or other documents with the SEC.

     (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in Buyer SEC Reports (the "Buyer Financials") (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) fairly presented, in all material respects, the financial position of the Buyer as at the respective dates thereof and the results of the Buyer's operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring year-end adjustments.

     3.6 Litigation. Except as set forth in the Buyer SEC Reports and except for routine government inquiries, examinations and inspections which Buyer has no reason to believe are material, there is no material Litigation pending or threatened against Buyer and, to the Knowledge of Buyer, there is no basis for any such action. Except as set forth in the Buyer SEC Reports, there are no material judgments against or consent decrees binding on Buyer.

     3.7 Financing. Buyer has delivered to Parent a commitment letter from Bank of America providing for funds to be delivered to Buyer on the Closing Date sufficient to enable Buyer to deliver the Cash Consideration at Closing.

     3.8 Discharge of Patients. Buyer shall not discharge existing patients of Sellers as of the Closing Date in violation of applicable Law.

     3.9 Buyer Common Stock. The Buyer Common Stock to be issued to Parent pursuant to this Agreement, when so issued, will be duly and validly authorized and issued, fully paid and non-assessable, and Parent will acquire good and valid title thereto, free and clear of any preemptive rights or Liens created by Buyer, subject to any required prior notice of issuance being given to the Nasdaq National Market.

     3.10 Opinion of Financial Advisor. Buyer has received the opinion of Thomas Weisel Partners LLC, dated the date of this Agreement, to the effect that, as of the date hereof, the terms of the Acquisition are fair, from a financial point of view, to the holders of Buyer Common Stock.

     3.11 Board Recommendation. The Board of Directors of Buyer, at a meeting duly called and held, has (i) determined that this Agreement and the Acquisition and the transactions contemplated hereby, taken together, are in the best interests of the stockholders of Buyer and (ii) resolved to recommend that the holders of the shares of Buyer Common Stock approve the issuance of shares of Buyer Common Stock that comprise the Stock Consideration.

     3.12 Statements True and Correct. No representation or warranty made herein by Buyer, nor in any statement, certificate or instrument to be furnished to Sellers by Buyer pursuant to any Acquisition Document contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make these statements contained therein not misleading.

                                   ARTICLE 4

                             ADDITIONAL AGREEMENTS

     4.1  Proxy Statement/Prospectus; Registration Statement.

     (a) As promptly as practicable after the execution of this Agreement, Buyer and Parent shall prepare and file with the SEC the Proxy Statement/Prospectus, and Buyer shall prepare and file with the SEC the Registration Statement in which the Proxy Statement/Prospectus is to be included as a prospectus. Buyer and Parent shall provide each other with any information which may be required in order to effectuate the preparation and filing of the Proxy Statement/Prospectus and the Registration Statement pursuant to this Section
4.1. Each of Buyer and Parent shall respond to any comments from the SEC and shall use all reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after such filing. Each of Buyer and Parent shall notify the other promptly upon the receipt of any comments from the SEC or its staff in connection with the filing of, or amendments or supplements to, the Registration Statement and/or the Proxy Statement/Prospectus. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement/Prospectus or the Registration Statement, Buyer or Parent, as the case may be, shall promptly inform the other of such occurrence and mutually prepare and file with the SEC or its staff, and/or mailing to stockholders of Buyer and/or Parent, such amendment or supplement. Each of Buyer and Parent shall cooperate and provide the other (and its counsel) with a reasonable opportunity to review and comment on any amendment or supplement to the Registration Statement and Proxy Statement/Prospectus prior to filing such with the SEC, and shall mutually prepare all such filings made with the SEC. Each of Buyer and Parent shall cause the Proxy Statement/Prospectus to be mailed to its respective stockholders at the earliest practicable time after the Registration Statement is declared effective by the SEC.

     (b) None of the information supplied or to be supplied by or on behalf of Parent for inclusion or incorporation by reference in the Registration Statement will, at the time such incorporated documents are filed with the SEC or at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. None of the information supplied or to be supplied by or on behalf of Parent for inclusion or incorporation by reference in the Proxy Statement/ Prospectus to be filed with the SEC, will, at the time the Proxy Statement/Prospectus is mailed to the stockholders of Parent and Buyer, or at the time of the Parent Stockholders' Meeting or Buyer Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder, except that no representation or warranty is made by Parent with respect to statements made or incorporated by reference therein which are by or about Buyer or based on information supplied by Buyer for inclusion or incorporation by reference in the Proxy Statement/Prospectus.

     (c) None of the information supplied or to be supplied by or on behalf of Buyer for inclusion or incorporation by reference in the Registration Statement will, at the time such incorporated documents are filed with the SEC or at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. None of the information supplied or to be supplied by or on behalf of Buyer for inclusion or incorporation by reference in the Proxy Statement/ Prospectus to be filed with the SEC, will, at the time the Proxy Statement/Prospectus is mailed to the stockholders of Parent and Buyer, or at the time of the Parent Stockholders' Meeting or Buyer Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Registration Statement and the Proxy Statement/Prospectus, if applicable, will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated by the SEC thereunder, except that no representation or warranty is made by Buyer with respect to statements made or incorporated by reference therein based on information supplied by Parent for inclusion or incorporation by reference in the Registration Statement.

     4.2  Meetings of Stockholders; Board Recommendation.

     (a) Promptly after the Registration Statement is declared effective under the Securities Act, each of Buyer and Parent shall take all action necessary in accordance with the DGCL and its respective Certificate of Incorporation and Bylaws to call, hold and convene a meeting of its respective stockholders to consider, in the case of Buyer, the issuance of shares of Buyer Common Stock pursuant to the Acquisition and such other matters as it deems appropriate, and, in the case of Parent, adoption and approval of this Agreement and approval of the Acquisition (each, a "Stockholders' Meeting") to be held as promptly as practicable (without limitation, within 30 days, if practicable) after the declaration of effectiveness of the Registration Statement. Each of Buyer and Parent shall use their respective commercially reasonable efforts to hold their respective Stockholders' Meetings on the same date. Subject to Section 4.3(d), each of Buyer and Parent shall use all reasonable efforts to solicit from its respective stockholders proxies in favor of, in the case of Buyer, the issuance of shares of Buyer Common Stock pursuant to the Acquisition, and, in the case of Parent, the adoption and approval of this Agreement and the approval of the Acquisition, and shall take all other action necessary or advisable to secure the vote or consent of their respective stockholders required by the rules of the NASD or the DGCL to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, Buyer or Parent, as the case may be, may adjourn or postpone its Stockholders' Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Proxy Statement/ Prospectus is provided to its respective stockholders in advance of a vote on the issuance of Buyer Common Stock or the Acquisition and this Agreement, as applicable, or, if as of the time for which the Stockholders' Meeting is originally scheduled (as set forth in the Proxy Statement/Prospectus) there are insufficient shares of capital stock of Buyer or Parent, as the case may be, represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such Stockholders' Meeting. Each of Buyer and Parent shall ensure that its respective Stockholders' Meeting is called, noticed, convened, held and conducted, that all proxies solicited in connection with its Stockholders' Meeting are solicited in compliance with the DGCL, its Certificate of Incorporation and Bylaws, the rules of the NASD and all other applicable Laws, and that all proxies are voted at such Stockholders' Meeting in accordance with their instructions.

     (b) Except as expressly permitted by Section 4.3(d): (i) the Board of Directors of each of Buyer and Parent shall recommend that the respective stockholders of Buyer and Parent vote in favor of, in the case of Buyer, the issuance of shares of Buyer Common Stock pursuant to the Acquisition, and, in the case of Parent, adoption and approval of this Agreement and approval of the Acquisition, at their respective Stockholders' Meetings, (ii) the Proxy Statement/Prospectus shall include a statement to the effect that the Board of Directors of Buyer has recommended that Buyer's stockholders vote in favor of the issuance of shares of Buyer Common Stock pursuant to the Acquisition at Buyer's Stockholders' Meeting and the Board of Directors of Parent has recommended that Parent's stockholders vote in favor of adoption and approval of this Agreement and approval of the Acquisition at Parent's Stockholders' Meeting, and (iii) neither the Board of Directors of Buyer or Parent nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to the other party, the recommendation of its respective Board of Directors that the respective stockholders of Buyer and Parent vote in favor of, in the case of Buyer, the issuance of shares of Buyer Common Stock pursuant to the Acquisition, and, in the case of Parent, adoption and approval of this Agreement and the Acquisition.

     (c) The provisions of this Section 4.2 and all references in this Agreement to the Stockholders' Meeting of Buyer, shall not apply to Buyer if Buyer reasonably determines that a vote of its stockholders is not required by applicable Law or the rules of the NASD.

     4.3.  Acquisition Proposals.

     (a) Parent agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall cause its and its Subsidiaries' employees, agents and Representatives not to (and shall not authorize any of them to) directly or indirectly: (i) solicit, initiate, encourage, knowingly facilitate or induce any inquiry with respect to, or the making, submission or announcement of, any Acquisition Proposal (as defined in Section 4.3(g)), (ii) participate in any discussions or negotiations regarding, or furnish to any Person any nonpublic information with respect to, or take any other action to knowingly facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal, (iii) approve, endorse or recommend any Acquisition Proposal (except to the extent specifically permitted pursuant to Section 4.3(d)), or (iv) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Proposal or transaction contemplated thereby. Parent and its Subsidiaries and their respective officers, directors, employees, agents and representatives shall immediately cease any and all existing activities, discussions or negotiations with any third parties conducted heretofore with respect to any Acquisition Proposal.

        (b) (i) Within two (2) business days after receipt of any Acquisition Proposal or any request for nonpublic information or inquiry which it reasonably believes could lead to an Acquisition Proposal,

     Parent shall provide Buyer with oral and written notice of the material terms and conditions of such Acquisition Proposal, request or inquiry, and the identity of the Person or Group making any such Acquisition Proposal, request or inquiry and a copy of all written materials provided in connection with such Acquisition Proposal, request or inquiry. Upon receipt of the Acquisition Proposal, request or inquiry, Parent shall provide Buyer as promptly as practicable oral and written notice setting forth all such information as is reasonably necessary to keep Buyer informed in all material respects of the status and details (including material amendments or proposed material amendments) of any such Acquisition Proposal, request or inquiry and shall promptly provide to Buyer a copy of all written materials subsequently provided in connection with such Acquisition Proposal, request or inquiry.

        (ii) Parent shall provide Buyer with forty-eight (48) hours prior notice (or such lesser prior notice as is provided to the members of its Board of Directors) of any meeting of its Board of Directors at which its Board of Directors is reasonably expected to consider any Acquisition Proposal.

     (c) Notwithstanding anything to the contrary contained in Section 4.3(a) and subject to compliance with Section 4.3(b), in the event that Parent receives an unsolicited, bona fide Acquisition Proposal from a Person that its Board of Directors has in good faith concluded (following the receipt of the advice of its outside legal counsel and its financial advisor), is, or is reasonably likely to result in, a Superior Offer (as defined in Section 4.3(g)), it may then take the following actions (but only if and to the extent that its Board of Directors concludes in good faith, following the receipt of advice of its outside legal counsel, that the failure to do so is reasonably likely to result in a breach of its fiduciary obligations under applicable law): (i) furnish nonpublic information to the third party making such Acquisition Proposal, provided that (A) (1) concurrently with furnishing any such nonpublic information to such party, it gives Buyer written notice of its intention to furnish nonpublic information and (2) it receives from the third party an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such third party on its behalf, the terms of which are at least as restrictive as the terms contained in the Confidentiality Agreement and (B) contemporaneously with furnishing any such nonpublic information to such third party, it furnishes such nonpublic information to Buyer (to the extent such nonpublic information has not been previously so furnished); and (ii) engage in negotiations with the third party with respect to the Acquisition Proposal, provided that concurrently with entering into negotiations with such third party, it gives Buyer written notice of its intention to enter into negotiations with such third party.

     (d) In response to the receipt of a Superior Offer, the Board of Directors of Parent may withhold, withdraw, amend or modify its recommendation in favor of the Acquisition, and, in the case of a Superior Offer that is a tender or exchange offer made directly to its stockholders, may recommend that its stockholders accept the tender or exchange offer (any of the foregoing actions, whether by a Board of Directors or a committee thereof, a "Change of Recommendation"), if all of the following conditions in clauses (i) through (v) are met at least two days prior to any Change of Recommendation: (i) a Superior Offer with respect to it has been made and has not been withdrawn; (ii) its Stockholders' Meeting has not occurred; (iii) it shall have (A) provided to Buyer written notice which shall state expressly (1) that it has received a Superior Offer, (2) the material terms and conditions of the Superior Offer and the identity of the Person or Group making the Superior Offer, and (3) that it intends to effect a Change of Recommendation and the manner in which it intends to do so, (B) provided to Buyer a copy of all written materials delivered to the Person or Group making the Superior Offer in connection with such Superior Offer, and (C) made available to Buyer all materials and information made available to the Person or Group making the Superior Offer in connection with such Superior Offer; (iv) its Board of Directors has concluded in good faith, after receipt of advice of its outside legal counsel, that, in light of such Superior Offer, the failure of the Board of Directors to effect a Change of Recommendation is reasonably likely to result in a breach of its fiduciary obligations to its stockholders under applicable Law; and (v) it shall not have breached in any material respect any of the provisions set forth in Section 4.2 or this Section 4.3.

     (e) Notwithstanding anything to the contrary contained in this Agreement,
(i) the obligation of Parent to call, give notice of, convene and hold its Stockholders' Meeting shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to it of any Acquisition Proposal with respect to it, or by any Change of Recommendation, and (ii) Parent shall not submit to the vote of its respective stockholders any Acquisition Proposal, or propose to do so.

     (f) Nothing contained in this Agreement shall prohibit either party or its respective Board of Directors from taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act; provided that Parent shall not effect a Change of Recommendation unless specifically permitted pursuant to the terms of Section 4.3(d).

     (g) For purposes of this Agreement, the following terms shall have the following meanings:

        (i) "Acquisition Proposal" shall mean any offer or proposal, relating to any transaction or series of related transactions involving: (A) any purchase from Parent or acquisition by any Person or "Group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a ten percent (10%) interest in the total outstanding voting securities of Parent or any Seller which owns any of the Assets or any tender offer or exchange offer that if consummated would result in any Person or Group beneficially owning ten percent (10%) or more of the total outstanding voting securities of Parent or any Seller which owns any of the Assets, or any acquisition, consolidation, business combination or similar transaction involving Parent or any Seller which owns any of the Assets, (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than ten percent (10%) of the assets of Parent and its Subsidiaries, or (C) any liquidation, spin-off or dissolution of the Assets or any Seller which owns any of the Assets; provided, however, that an offer or proposal shall not be deemed to be an Acquisition Proposal if upon receipt of an unsolicited Acquisition Proposal and prior to any additional discussions, Parent informs such party of the requirements for a Permitted Acquisition Proposal, and such party agrees to pursue such transaction solely in accordance with the criteria set forth in (A) or (B) of a Permitted Acquisition Proposal, as applicable.

        (ii) "Permitted Acquisition Proposal" shall mean (A) a proposed asset acquisition solely for the Retained Assets if Parent and its Subsidiaries comply with the provisions of Section 8.8 hereof, or (B) an acquisition for ten percent (10%) or more of the total outstanding voting securities of Parent if the potential acquiror has agreed in writing to be bound by the provisions of this Agreement and the Acquisition Documents and to vote any shares of Parent Common Stock it holds in favor of this Agreement, and, in the event of either (A) or (B), no stockholder vote on such proposed transaction is held prior to the Stockholders' Meeting to be held pursuant to this Agreement and such proposed transaction does not have any adverse impact on the timing or probability of the consummation of the Acquisition and the transactions contemplated hereby, including the filing and effectiveness of the Registration Statement and the Proxy Statement/Prospectus, the filings made under the HSR Act, or the other closing conditions contained in Article VI hereof.

        (iii) "Superior Offer" shall mean an unsolicited, bona fide offer made by a third party to acquire, directly or indirectly, pursuant to a merger, tender offer, exchange offer, acquisition, consolidation or other business combination, substantially all of the assets of both the Specialty Business and the Home Health Business or more than 50% of the total outstanding voting securities of Parent on terms that the Board of Directors of Parent has in good faith concluded (following the receipt of advice of its outside legal counsel and consultation with its financial adviser), taking into account, among other things, all legal, financial, regulatory and other aspects of the offer and the Person making the offer, to be more favorable, from a financial point of view, to Parent's stockholders (in their capacities as stockholders) than the terms of the Acquisition (which shall be adjusted for comparison purposes to include an implied residual enterprise value for Parent's and its Subsidiaries' assets other than the Specialty Business) and is reasonably capable of being consummated.

     4.4 Audit; Closing Balance Sheet; EBITDA. Sellers shall make available their financial records in accordance with Section 5.1 hereof and execute such reasonable management letters, certificates or reports so that the audit of the financial statements for the Specialty Business can be obtained for the three fiscal years 1999, 2000 and 2001 and any stub period between the first day of the 2002 fiscal year and the Closing Date, and Buyer shall use commercially reasonable efforts to cause its accountants to complete its audit of the
                                       A-26
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Specialty Business in accordance with generally accepted auditing procedures and issue its audit opinion for the periods required by Regulation S-X of the Securities Act for Buyer to comply with all of the rules and regulations of the Securities Act. Sellers shall make available their financial records in accordance with Section 5.1 hereof and the Parties shall use their best efforts to determine, identify and complete the following items within the time periods set forth herein (or if no time period is established a reasonable period prior to the Closing Date), all of which shall be prepared and calculated in accordance with generally accepted accounting procedures: (i) the Estimated Closing Balance Sheet; (ii) the Actual Closing Balance Sheet; (iii) Net Book Value and (iv) EBITDA.

     4.5  Antitrust Notification; Consents of Regulatory Authorities.

     (a) To the extent required by the HSR Act, each of the Parties shall, promptly following the date hereof, file with the United States Federal Trade Commission ("FTC") and the United States Department of Justice ("DOJ") the notification and report form required for the transactions contemplated hereby, shall promptly file any supplemental or additional information which may reasonably be requested in connection therewith pursuant to the HSR Act, and shall comply in all material respects with the requirements of the HSR Act. Each Party shall use its reasonable efforts to resolve objections, if any, which may be asserted with respect to the Acquisition under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other federal, state or foreign Law or, regulation or decree designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade (collectively "Antitrust Laws"). In the event any Litigation is threatened or instituted challenging the Acquisition as violative of Antitrust Laws, each Party shall use its reasonable efforts to avoid the filing of, or resist or resolve such Litigation. Each Party shall use its reasonable efforts to take such action as may be required by: (i) the DOJ and/or the FTC in order to resolve such objections as either of them may have to the Acquisition under the Antitrust Laws, or (ii) any federal or state court of the United States, or similar court of competent jurisdiction in any foreign jurisdiction, in any suit brought by any Regulatory Authority or any other Person challenging the Acquisition as violative of the Antitrust Laws, in order to avoid the entry of any Order (whether temporary, preliminary or permanent) which has the effect of preventing the consummation of the Acquisition and to have vacated, lifted, reversed or overturned any such Order. Reasonable efforts shall not include the willingness of Buyer to accept an Order agreeing to the divestiture, or the holding separate, of any assets of Buyer or any of its Subsidiaries or any Assets of Sellers which Buyer reasonably determines to be material to Buyer or to the benefits of the transaction for which it has bargained for hereunder. Buyer shall be entitled to direct any proceedings or negotiations with any Regulatory Authority relating to any of the foregoing, provided that it shall afford Parent a reasonable opportunity to participate therein. Notwithstanding anything to the contrary in this Section, Buyer shall not be required to divest any of its businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation, that Buyer deems not to be in its best interest.

     (b) The Parties hereto shall cooperate with each other and use their reasonable efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings (which shall include the filings pursuant to subsection (a) above), and to obtain as promptly as practicable all Consents of all Regulatory Authorities and other Persons which are necessary or advisable to consummate the Acquisition and the other transactions contemplated by this Agreement. The Parties agree that they shall consult with each other with respect to the obtaining of all Consents of all Regulatory Authorities and other Persons necessary or advisable to consummate the transactions contemplated by this Agreement and each Party shall keep the other apprised of the status of matters relating to consummation of the transactions contemplated herein. Each Party also shall promptly advise the other upon receiving any communication from any Regulatory Authority or other Person whose Consent is required for consummation of the transactions contemplated by this Agreement which causes such Party to believe that there is a reasonable likelihood that any requisite Consent shall not be obtained or that the receipt of any such Consent will be materially delayed.

     (c) Sellers and Buyer will coordinate causing Sellers' Licenses related to the Specialty Business to be transferred to Buyer and where appropriate Buyer shall apply, at Buyer's expense, for any change of ownership required for Licenses or for new Licenses to enable Buyer to operate the Specialty Business from and after the Closing Date. To the extent permissible by Law, Sellers shall, at Buyer's reasonable request and at Buyer's cost for any out-of-pocket expense, cause Licenses that are not held by the Acquired Subsidiaries to be transferred to the Acquired Subsidiaries prior to the Closing Date. In the event that any License cannot be transferred as described in each of the foregoing sentences and such failure is material to Buyer, Sellers will reasonably cooperate in making alternate arrangements in accordance with the Services and Transition Agreement in order to facilitate Buyer's ability to conduct the Specialty Business in the same manner as conducted by Sellers prior to Closing.

     4.6 Leases. Subject to obtaining any necessary Consents, at Closing, (i) Sellers shall assign, if possible, or otherwise Buyer shall enter into space leases with the owners of the buildings used by Sellers in the Specialty Business and listed on Schedule 1.1(c), (or if leases cannot be negotiated, Buyer will sublease the space from Sellers), and (ii) Buyer and Parent shall enter into an agreement under which Parent will sublease from Buyer or its Affiliate 40% of the space in the Kansas City facility. The leases or subleases shall contain terms reasonably acceptable to Buyer but in no event shall such terms be less favorable to Buyer than Sellers' current leases for said space.

     4.7 Agreement as to Efforts to Consummate. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 6; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement. Buyer and Sellers agree, on or prior to the Closing Date, to execute those documents listed in Article 6 hereof to which they are a party and to cause their Affiliates to execute any such documents to which they are to become a party.

     4.8 Press Releases. Prior to the Closing Date, Parent and Buyer shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby and each of Parent and Buyer shall have the right to approve each other's press releases prior to issuance, such approval not to be unreasonably withheld or delayed; provided, that nothing in this
Section 4.8 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

     4.9  Confidentiality Agreements.

     (a) The Parties acknowledge and affirm the Mutual Confidentiality Agreement between them and their Affiliates, dated November 17, 2001 (the "Confidentiality Agreement"), such Mutual Confidentiality Agreement incorporated by reference herein.

     (b) Sellers shall take all reasonable commercial actions to maintain the confidentiality of the confidential information and trade secrets relating to the Specialty Business and to enforce the provisions of its confidentiality agreements (including any standstill provisions contained therein) with other Persons, including such reasonable commercial actions as requested by Buyer.

     4.10 Bulk Transfer Act. The parties hereby waive compliance with the any state "Bulk Transfer Act," to the extent applicable to the transactions contemplated hereby. Sellers shall indemnify Buyer with respect to such waiver as a Retained Liability as provided in Section 8.1.

     4.11 Retained Liabilities. Sellers covenant and agree to pay or otherwise satisfy all Retained Liabilities, as and when due. Each Seller further covenants and agrees that it will not take or fail to take any action which is likely to adversely affect Buyer's relationship with any suppliers or representatives related to the Specialty Business between the date hereof and the Closing Date.

     4.12 Risk of Loss. Sellers shall maintain all risk of condemnation, destruction, loss or damage due to fire or other casualty from the date of this Agreement until the Closing. If the condemnation, destruction, loss or damage is such that the operation of the Specialty Business is materially interrupted or curtailed or has a Seller Material Adverse Effect, then Buyer shall have the right to terminate this Agreement. If Buyer
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

nonetheless elects to close, Sellers shall remit all net condemnation proceeds or third party insurance proceeds to Buyer and the Cash Consideration shall be adjusted at Closing to reflect such condemnation, destruction, loss or damage to the extent that insurance or condemnation proceeds are not sufficient to cover such destruction, loss or damage.

     4.13  Certain Tax Matters.

     (a) Election Under Section 338(h)(10) of the Internal Revenue Code.

        (i) Parent represents that it has filed a consolidated federal income tax return with each Acquired Subsidiary for the taxable year immediately preceding the current taxable year and that Parent is eligible to make an election under Section 338(h)(10) of the Code with respect to each Acquired Subsidiary. Buyer represents that it is eligible to make an election under
     Section 338(h)(10) of the Code with respect to each Acquired Subsidiary.

        (ii) Buyer and Parent shall (A) take, and cooperate with each other to take, all reasonable actions necessary and appropriate (including, without limitation, the preparation, completion and timely joint filing by Buyer and Parent of applicable IRS Forms, and the preparation, completion and timely filing of such other forms, returns, elections, schedules and other documents and instruments) to effect, perfect and preserve a timely election in accordance with Section 338(h)(10) of the Code and the Treasury Regulations promulgated thereunder and all comparable elections permitted under applicable state, local or foreign law (collectively, the "Section 338(h)(10) Elections") with respect to all the Acquired Subsidiaries; (B) report the purchase and sale of all the Acquired Subsidiaries consistent with the foregoing Section 338(h)(10) Elections; and (C) unless otherwise required by Law, take no position contrary thereto or inconsistent therewith in any Tax Return, or in any discussion with or any proceeding before any Taxing authority or other governmental body or otherwise.

        (iii) The portion of the Allocable Consideration that comprises the "aggregate deemed sales price" (as defined in, and required to be allocated pursuant to, Section 338(h)(10) of the Code) with respect to each Acquired Subsidiary ("Acquired Subsidiaries Allocable Consideration") shall be determined in accordance with the Allocation Schedule and the proper allocation of the Acquired Subsidiaries Allocable Consideration among the assets of the Acquired Subsidiaries shall be in accordance with the "Acquired Subsidiaries Allocation Schedule" to be prepared by jointly Buyer and Sellers prior to the Closing Date. If there is an increase or decrease in the Acquired Subsidiaries Allocable Consideration, then the adjusted Acquired Subsidiaries Allocation Consideration shall be allocated in a manner consistent with the Acquired Subsidiaries Allocation Schedule as shown on a revised allocation schedule (the "Revised Acquired Subsidiaries Allocation Schedule") to be prepared by jointly by Buyer and Sellers within ninety (90) days of such adjustment. The allocation set forth in such Acquired Subsidiaries Allocation Schedule, or the Revised Acquired Subsidiaries Allocation Schedule if there is an adjustment to Acquired Subsidiaries Allocable Consideration, shall comply with the rules of
     Section 338 of the Code and the Treasury Regulations promulgated thereunder. Except to the extent a contrary position is required by law, Buyer, Parent and the Sellers agree to be bound by the allocation set forth in the Acquired Subsidiaries Allocation Schedule (or the Revised Acquired Subsidiaries Allocation Schedule if there has been an adjustment to the consideration paid) for all purposes of Tax reporting.

     (b) Sellers shall prepare and file (or cause to be prepared and filed) in a timely manner all Tax Returns of the Acquired Subsidiaries (i) that are due on or before the Closing Date, taking into account extensions of time to file granted, or (ii) that are related to any taxable period ending on or before the Closing Date ("Pre-Closing Tax Period") and which have not been filed on or before the Closing Date. The Buyer shall do the same for the Tax Returns of the Acquired Subsidiaries after the Closing Date with respect to any taxable period beginning before the Closing Date and ending after the Closing Date. The foregoing Tax Returns to be prepared and filed by each of Buyer and the Sellers shall be prepared in accordance with applicable Tax laws and with past custom and practice (unless the preparing party reasonably believes that other treatment is required by facts or applicable laws). With respect to any Tax Return required to be filed by any Seller with respect to any Acquired Subsidiary pursuant to this Section 4.13(b), Parent shall provide Buyer with a copy of such completed Tax Return (or, if such Tax Return is a consolidated, combined or similar Tax Return, the portion of such Tax Return that relates to an Acquired Subsidiary) on or prior to the due date of such Tax Return. With respect to any Tax Return required to be filed by the Buyer with respect to any Acquired Subsidiary pursuant to this Section 4.13(b), the Buyer shall provide the Parent with a copy of such completed Tax Return (or, if such Tax Return is a consolidated, combined or similar Tax Return, the portion of such Tax Return that relates to the Acquired Subsidiary) and a statement certifying the amount of Tax shown on such Tax Return that is allocable to Parent or any other Seller pursuant to Section 8.5, together with appropriate supporting information and schedules at least 45 days prior to the due date (including extensions) for the filing of such Tax Return, and Parent shall have the right to review and comment on such Tax Return and statement prior to the filing of such Tax Return. At least ten (10) days prior to the due date of a Tax Return to be filed by Buyer pursuant to this Section 4.13(b), the Parent shall make prompt payment to the Buyer (or to the applicable Taxing authority, if appropriate, and promptly furnish proof of such payment to the Buyer) of the amount shown as allocable to the Parent or to another Seller on a Tax Return and accompanying certifying statement provided to Parent by the Buyer pursuant to this Section 4.13(b). The Buyer and the Sellers agree to consult and resolve in good faith any issue arising out of the review of any such Tax Return to be filed by Buyer pursuant to this Section 4.13(b), provided that no Tax Return to be filed pursuant to this Section 4.13(b) affecting any Seller's liability under Section 8.5(b) shall be filed without the consent of the Parent, not to be unreasonably withheld or delayed.

     (c) All Tax sharing agreements and similar agreements (other than the provisions of this Agreement) that any Acquired Subsidiary is a party to shall be terminated with respect to such Acquired Subsidiary as of the Closing Date, and such Acquired Subsidiary shall not have any liability from and after the Closing Date under any such agreement.

     (d) Promptly after receipt by Buyer (or one of its Affiliates) or a Seller (or one of its Affiliates) of written notice of the assertion or commencement of any material claim, audit, examination or other proposed change or adjustment by any Taxing Authority relating to an Acquired Subsidiary for any period beginning on or prior to the Closing Date (a "Tax Claim"), the recipient shall immediately notify the other party thereto. Such notice shall contain factual information to the extent known) describing the asserted Tax Claim in reasonable detail and shall include copies of any notice or other document received from any Taxing authority in respect of any such asserted Tax Claim. From and after the Closing, a Seller shall have the right to represent each Acquired Subsidiary's interests in any Tax audit or administrative or court proceeding relating to any Tax Claim, and to employ counsel of Seller's choice at its expense; provided, however, that Buyer and its representatives shall be permitted, at their expense, to be present at any such audit or proceeding. Notwithstanding the foregoing, from and after the Closing, neither any Seller nor any Affiliate of Seller shall be entitled to settle, either administratively or after the commencement of litigation, any claim for Taxes of an Acquired Subsidiary which could reasonably be expected to affect an Acquired Subsidiary with respect to any taxable period of such Acquired Subsidiary ending after the Closing Date without the prior written consent of Buyer not to be unreasonably withheld or delayed. Neither Buyer nor any Buyer Affiliate shall be entitled to settle, either administratively or after the commencement of litigation, any claim for Taxes of an Acquired Subsidiary for which any Seller reasonably could be expected to be liable in whole or in part under Section 8.5 without the prior written consent of the Parent, such consent not to be unreasonably withheld or delayed. Neither Buyer nor any Buyer Affiliate shall amend any Tax Return relating to any taxable period of any Acquired Subsidiary beginning on or prior to the Closing Date without the prior written consent of the Parent, not to be unreasonably withheld or delayed.

     (e) After the Closing Date, each of Seller and Buyer shall (and cause their respective Affiliates to):

        (i) assist the other party in preparing any Tax Return which such other party is responsible for preparing and filing in accordance with this
     Section 4.13;

        (ii) cooperate fully in preparing for any audits of, or disputes with Taxing authorities;

        (iii) make available to the other party and any Taxing authority as reasonably requested all information, records, and documents relating to Taxes of each Acquired Subsidiary; and

        (iv) furnish the other party with copies of all correspondence received from any Taxing authority in connection with any Tax Claim.

     (f) Parent and the other Sellers hereby agree and acknowledges that none of the Acquired Subsidiaries is bound by or has any obligations under the Tax Sharing Agreement, dated as of August 17, 1999 by and among Olsten Corporation, Gentiva Health Services, Inc. and Adecco SA; and Parent and the other Sellers will not seek to assert any rights against any of the Acquired Subsidiaries, Buyer or any Buyer Affiliate under such Tax Sharing Agreement.

     4.14 Title Search; Discharge of Liens. As soon as practicable after the date hereof, but in no event later than the Closing, Sellers shall (i) use commercially reasonable efforts to ascertain all Liens (other than Permitted Liens), if any, to which any of the Assets is subject, whether in the name of a Seller, a Parent Subsidiary or any predecessor of a Seller or Parent Subsidiary (which may include reviewing Lien searches obtained by Buyer and provided to Sellers), (ii) notify Buyer in writing of the nature and extent thereof, and
(iii) discharge all such Liens other than Permitted Liens.

     4.15 Transfer Taxes. Sellers shall pay fifty percent (50%) and Buyer shall pay fifty percent (50%) of (i) all transfer and documentary taxes and fees imposed with respect to instruments of conveyance in the transactions contemplated hereby and (ii) all sales, excise and other transfer or similar taxes on the transfer of the Assets contemplated hereunder. Buyer and Sellers shall cooperate with one another in promptly making any filings in connection with any such taxes. Buyer or Sellers, as the case may be, shall execute and deliver to each other, at Closing any certificates or other documents as the other may reasonably request to perfect any exemption from any such transfer, documentary sales, or excise tax.

     4.16 Services and Transition Agreement. The Parties shall enter into a Services and Transition Agreement, generally in the form of Exhibit 4.16, with such revisions as shall be negotiated in good faith by the Parties between the date hereof and the Closing Date, it being the agreement of the parties to make certain services available to each other for a reasonable period of time at each party's direct and indirect costs therefor to facilitate, among other things, the orderly transfer of the Specialty Business to Buyer and retention of the Home Health Business by Sellers so that each may continue to operate the respective businesses on a basis consistent with past practices. Sellers agree that Buyer shall have the right to provide all notices of the transfer to the patients of the Specialty Business in the form and at the time reasonably agreed to by Buyer and Sellers as necessary to satisfy the Sellers' legal requirements for discontinuing services to such patients.

     4.17 Network Provider Contract. That certain CareCentrix Network Provider Agreement, dated December 21, 2001, by and between Gentiva CareCentrix, Inc., Gentiva Health Services (Infusion), Inc. and Gentiva Health Services (Quantum), Corp., shall be amended and restated substantially in the form of Exhibit 4.17 hereto (the "Amended and Restated CareCentrix Network Provider Agreement") and shall be assigned to Buyer in the event Buyer elects not to acquire the equity interests of the Acquired Subsidiaries in accordance with Section 1.1(m) of this Agreement.

     4.18 Restrictive Covenants Agreement. The Parties shall enter into a Restrictive Covenants Agreement containing non-competition and non-solicitation provisions, in the form of Exhibits 4.18-1 and 4.18-2. If, prior to the Closing Date, Parent or any of its Subsidiaries shall sell a substantial portion of any of its assets other than the Assets, such party shall provide Buyer at Closing with an agreement from the purchaser of such assets in which such purchaser shall agree to be bound by the restrictive covenants contained in Section 2(b) of the Restrictive Covenants Agreement effective as of the Closing Date.

     4.19 Corporate Integrity Agreements. Sellers shall comply with the requirements of the Corporate Integrity Agreements, including notification of any proceedings and timely filing all reports due; provided, that Sellers shall file the final report for the 1998 CIA within sixty (60) days after the date of this Agreement (or such earlier date as is practicable prior to the scheduled date of the Stockholders' Meetings), regardless of the due date for such final report. Sellers agree that they shall, in consultation with Buyer, undertake reasonable commercial efforts to seek and obtain from the Office of Inspector General/Health and Human Services written confirmation that the 1998 CIA is closed and that neither of the Acquired Subsidiaries nor any of the Assets are subject to or have further responsibility or liability thereunder and (ii) the Acquired Subsidiaries and the Assets have not been and will not be subject to or have any Liability under the 1999 CIA.

     4.20 Nasdaq Listing. Buyer shall use its commercially reasonable efforts to list, prior to the Closing Date, on the Nasdaq National Market, subject to official notice of issuance, the shares of Buyer Common Stock to be issued to Parent pursuant to the Acquisition, and Buyer shall give all notices and make all filings with the Nasdaq National Market required in connection with the transactions contemplated herein.

     4.21 Tail Insurance. Sellers agree to obtain and provide to Buyer evidence of customary extended reporting endorsements, or "tail binders," on any "claims made" insurance covering professional and general liability of the Specialty Business.

     4.22 Collection of Receivables. In the event that any of the receivables that are part of the Assets include governmental or other receivables that may not be assigned as provided hereunder, Sellers agree to implement such reasonable procedures as Buyer may request, and in a manner for which Buyer is not subject to credit risk with Sellers, for the continued collection by Sellers and such receivables and the immediate payment to Buyer of such receivables, all of which procedures shall be reflected in the Services and Transition Agreement.

                                   ARTICLE 5

                              CONDUCT OF BUSINESS

     5.1 Access to Information. At all times prior to the Closing, Sellers will afford the officers and authorized representatives of Buyer reasonable access upon reasonable notice to all of the properties, books and records that relate to or concern the Specialty Business and will furnish such parties with such additional financial, operating and other information as to the business and properties of the Specialty Business as such parties may from time to time reasonably request and in order to allow Buyer and its accountants and representatives to complete the audit and calculations set forth in Section 4.4. Buyer shall also be allowed reasonable access, upon reasonable notice, to consult with the officers, employees, accountants, counsel and agents of Sellers in connection with such investigation of the Specialty Business. No such investigation shall diminish or otherwise affect any of the representations, warranties, covenants or agreements of any party under this Agreement. At all times following the Closing, (i) Sellers will afford the officers and authorized representatives of Buyer reasonable access upon reasonable notice to all of the books and records that are retained as part of the Retained Assets as such parties may from time to time reasonably request and (ii) Buyer will afford the officers and authorized representatives of Sellers reasonable access, after reasonable notice, to the books and records of the Specialty Business as the Sellers may from time to time reasonably request, but solely as necessary to complete tax returns or handle tax disputes, to administer the Retained Assets and Retained Liabilities and to perform Sellers' indemnification obligations under Article 8 hereof. Prior to the Closing Date, each Party shall keep the other Party advised of all material developments relevant to its business and to consummation of the Acquisition.

     5.2  Affirmative Covenants of Sellers.

     (a) From the date hereof until the earlier of the Closing Date or the termination of this Agreement, unless the prior written consent of Buyer shall have been obtained, such consent not to be unreasonably withheld or denied, and except as otherwise expressly contemplated herein, Sellers shall to the extent any of the following relates directly to the Specialty Business or in any way may affect the Acquisition or the Assets:

        (i) operate the Specialty Business in the ordinary course of business, consistent with past practices;

        (ii) use reasonable commercial efforts to preserve intact its business organization, licenses, permits, government programs, private programs and customers;

        (iii) use reasonable commercial efforts to retain the services of its employees, agents and consultants on terms and conditions not less favorable than those existing prior to the date hereof and to prevent any material or adverse changes to employee relations;

        (iv) keep and maintain its assets in their present condition, repair and working order, except for normal depreciation and wear and tear, and maintain its insurance, rights and licenses;

        (v) pay all accounts payable of Sellers in accordance with past practice and collect all accounts receivable in accordance with past practice, but not less than in accordance with reasonably prudent business practices;

        (vi) make available to Buyer true and correct copies of all internal management and control reports (including aging of accounts receivable, listings of accounts payable, and inventory control reports) and available financial statements related to the Specialty Business;

        (vii) cause all Tax Returns that are due and have not been filed prior to the date hereof or which become due on or prior to the Closing Date (taking into account valid extensions), to be prepared and filed on or before the date such Tax Return is required to be filed; provided, however, that any such Tax Return shall be prepared in accordance with past practice and custom and applicable Tax law unless Parent reasonably determine that changes are required by changes in facts or applicable law;

        (viii) perform in all material respects all obligations under agreements relating to or affecting its assets, properties or rights, except for the failure of which performance would not have a material adverse effect on the Business taken as a whole, financial or otherwise;

        (ix) keep in full force and effect present insurance policies or other comparable insurance coverage; and

        (x) notify Buyer of (i) any event or circumstance which is reasonably likely to have a Seller Material Adverse Effect or would cause or constitute a breach of any representations, warranties or covenants of Sellers contained herein; (ii) any material change in the normal course of business or in the operation of the assets of the Specialty Business, and
     (iii) any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), any adjudicatory proceedings, any budget meetings or any submissions involving the Assets. Sellers shall keep Buyer fully informed of such events and permit Buyer's representatives reasonable access to all materials prepared in connection therewith.

     (b) Parent shall provide Buyer such information and supporting documentation as reasonably requested by Buyer to support the representations and warranties made by Sellers pursuant to Sections 2.7(b) and 2.7(d) hereof.

     5.3 Negative Covenants of Sellers. From the date hereof until the earlier of the Closing Date or the termination of this Agreement, no Seller will, other than as contemplated hereby or as disclosed in Schedule 5.3, do any of the following without the prior written consent of Buyer, which consent shall not be unreasonably withheld or delayed, to the extent any of the following relates directly to the Specialty Business or in any way would reasonably be expected to adversely affect the Assets or either Party's ability to consummate the
Acquisition:

        (i) take any action which would (a) adversely affect the ability of any party to the Acquisition Documents to obtain any Consents required for the transactions contemplated thereby, or (b) adversely affect the ability of any party hereto to perform its covenants and agreements under the Acquisition Documents;

        (ii) amend any of its organizational or governing documents, except for the purpose of accomplishing the transactions contemplated by this Agreement;

        (iii) impose, or suffer the imposition, on any material asset of the Specialty Business of any Lien or permit any such Lien other than Permitted Liens to exist;

        (iv) other than pursuant to the Acquisition Documents, sell, pledge or encumber, or enter into any contract to sell, pledge or encumber, any interest in the assets of the Specialty Business except in the ordinary course of business and consistent with past practices and if not material;

        (v) purchase or acquire any assets or properties related to the Specialty Business, whether real or personal, tangible or intangible, or sell or dispose of any assets or properties, whether real or personal, tangible or intangible, except in the ordinary course of business and consistent with past practices;

        (vi) grant any increase in compensation or benefits to any Business Employee, except in accordance with past practice; pay any severance or termination pay or any bonus to any Business Employee other than pursuant to written policies or written contracts in effect as of the date hereof and disclosed in Schedule 5.3(a)(vi); enter into or amend any severance agreements with any Business Employee;

        (vii) enter into or amend any employment contract between any Seller and any Business Employee (unless such amendment is required by law) that Seller does not have the unconditional right to terminate without Liability (other than compensation for services already rendered), at any time on or after the Closing Date;

        (viii) adopt any new employee benefit plan or make any material change in or to any existing employee benefit plans applicable to the Business Employees other than any such change that is required by law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan except as disclosed in Schedule 5.3(a)(viii);

        (ix) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or generally accepted accounting principles;

        (x) commence any Litigation other than in accordance with past practice, settle any Litigation involving any Liability of the Specialty Business for material money damages or restrictions upon the operations of the Specialty Business;

        (xi) except in the ordinary course of business and which is not material, modify, amend or terminate any material contract or waive, release, compromise or assign any material rights or claims;

        (xii) except in the ordinary course of business and, even if in the ordinary course of business, then not in an amount to exceed $100,000 in the aggregate, make or commit to make any capital expenditure, or enter into any lease of capital equipment as lessee or lessor, related to the Specialty Business; or

        (xiii) make any loan to any person or increase the aggregate amount of any loan currently outstanding to any person other than advances in the ordinary course of business consistent with past practices.

     5.4 Negative Covenants of Buyer. From the date hereof until the earlier of the Closing Date or the termination of this Agreement, unless the prior written consent of Parent shall have been obtained, such consent not to be unreasonably withheld or delayed, and except as otherwise expressly contemplated herein, Buyer shall not, to the extent any of these would reasonably be expected to adversely affect Buyer's business or either Party's ability to consummate the
Acquisition:

        (i) amend its organizational documents in a manner adverse to consummation of the Acquisition;

        (ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock other than as contemplated by Section 1.12;

        (iii) authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into any agreement with any other person with respect to, any plan of liquidation or dissolution;

        (iv) maintain its books and records in a manner not in the ordinary course of business consistent with past practice (except for any changes that are not material);

        (v) institute any significant change in accounting methods other than as may be appropriate to conform to change in Law or GAAP; or

        (vi) revalue any of its assets, including without limitation, writing down the value of inventory or writing off notes or accounts receivable, in each case, except as are not material or that are in the ordinary course of business consistent with past practice and except as may be appropriate to conform to change in Law or GAAP.

                                   ARTICLE 6

               CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

     6.1  Conditions to Obligations of Each Party.

     The respective obligations of each Party to perform this Agreement and consummate the Acquisition and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 11.3:

     (a) Stockholder Approval. The stockholders of Parent shall have adopted and approved this Agreement, and the consummation of the transactions contemplated hereby, including the Acquisition, as and to the extent required by Law, by the provisions of any governing instruments, or by the rules of the NASD. The stockholders of Buyer shall have approved the issuance of shares of Buyer Common Stock pursuant to the Acquisition, as and to the extent required by Law, by the provisions of any governing instruments, or by the rules of the NASD.

     (b) Regulatory Approvals. All material Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Acquisition shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired, other than the Consents for Licenses described in Schedule 2.20(a). No such Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including requirements relating to the disposition of assets) which Buyer determines would reasonably likely have a material adverse impact on the Business if the Acquisition were consummated notwithstanding such conditions or restrictions.

     (c) Consents and Approvals. Sellers shall have obtained the Consents listed in Schedule 6.1(c). Buyer shall have obtained the Consents listed in
Section 3.3 of this Agreement. No Consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which Buyer determines would reasonably likely have a material adverse impact on the Business if the Acquisition were consummated notwithstanding such conditions or restrictions.

     (d) Legal Proceedings. No court or governmental or Regulatory Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement and no such Law, Order or action shall be pending or overtly threatened.

     (e) Registration Statement. The Registration Statement shall be effective under the Securities Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the Securities Act or Exchange Act relating to the issuance or trading of the shares of Buyer Common Stock issuable pursuant to the Acquisition shall have been received.

     (f) Nasdaq National Market Listing. The shares of Buyer Common Stock issuable pursuant to the Acquisition shall have been approved for quotation on the Nasdaq National Market, subject to official notice of issuance.

     6.2  Conditions to Obligations of Buyer.

     The obligations of Buyer to perform this Agreement and consummate the Acquisition and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Buyer pursuant to
Section 11.3:

     (a) Representations and Warranties. For purposes of this Section 6.2(a), the accuracy of the representations and warranties of Sellers set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Closing Date with the same effect as though all such representations and warranties had been made on and as of the Closing Date (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of Sellers contained herein shall be true and correct in all material respects as of the Closing Date, provided that any representation or warranty that is qualified as to materiality shall be true and correct in all respects as of the Closing Date, after giving effect to such qualification as to materiality.

     (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of Sellers to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Closing Date shall have been duly performed and complied with in all material respects.

     (c) Material Adverse Effect. No Seller Material Adverse Effect shall have occurred and be continuing.

     (d) Certificates. Each Seller shall have duly executed and delivered to Buyer (i) a certificate, dated as of the Closing Date and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 6.1 as relates to such Seller and in Sections 6.2(a), 6.2(b) and 6.2(c) have been satisfied, and (ii) certified copies of resolutions duly adopted by such Seller's Board of Directors and stockholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Buyer and its counsel shall request.

     (e) EBITDA. EBITDA for the Specialty Business for the fiscal year ended December 30, 2001 shall equal or exceed Forty Seven Million Dollars ($47,000,000.00).

     (f) Delivery of Documents at Closing. Delivery of the following documents, duly executed by authorized officers of each Seller:

        (i) Bills of sale in favor of Buyer and, at the direction of Buyer, the Buyer Subsidiaries designated by Buyer, in such form as shall be mutually agreed to by the Parties for the transfer of the Assets, and all such other endorsements, assignments and other instruments as the Buyer may reasonably request and are reasonably necessary to transfer to the Buyer or the Buyer Subsidiaries, as the case may be, good and marketable title to the Assets (the "Conveyance Documents");

        (ii) Assignment and assumption agreements in favor of the Buyer and, at the direction of the Buyer, the Buyer Subsidiaries, in such form as shall be mutually agreed to by the Parties, for the Assumed Liabilities (the "Assignment and Assumption Agreements");

        (iii) Unless Buyer elects not to acquire the equity securities of the Acquired Subsidiaries in accordance with Section 1.1(m), the assignment and assumption agreement pursuant to which Parent assumes all Liabilities of the Acquired Subsidiaries that constitute Retained Liabilities, in such form as shall be reasonably acceptable to Buyer;

        (iv) The Services and Transition Agreement as contemplated by Section 4.16;

        (v) The Amended and Restated CareCentrix Network Provider Agreement in substantially the form attached hereto as Exhibit 4.17;

        (vi) The Restrictive Covenants Agreements with Buyer in the form attached as Exhibit 4.18-1 and 4.18-2; and

        (vii) An affidavit, stating under penalty of perjury, each Seller's United States taxpayer identification number and that the transferor is not a foreign person, pursuant to Section 1445(b)(2) of the Internal Revenue Code.

     (g) Audit.  Buyer shall have completed its audit as set forth in Section
4.4 of the Business Financial Statements and the full fiscal year ending December 30, 2001 and obtained an unqualified audit opinion from Ernst & Young LLP (i) for the Business Financial Statements (which as audited shall not have any changes except for such as would not have a Seller Material Adverse Effect) and (ii) for the full fiscal year ending December 30, 2001.

     (h) Lien Releases. Buyer shall have received evidence, reasonably satisfactory to it, that Sellers have identified and discharged all Liens on the Assets, other than Permitted Liens, on or prior to the Closing Date.

     (i) Legal Opinion. Buyer shall have received an opinion of counsel to Seller to the effect set forth in Exhibit 6.2(i).

     (j) Patient List. Buyer shall have received a complete list of the patients of the Specialty Business.

     6.3  Conditions to Obligations of Sellers.

     The obligations of Sellers to perform this Agreement and consummate the Acquisition and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Sellers pursuant to
Section 11.3:

     (a) Representations and Warranties. For purposes of this Section 6.3(a), the accuracy of the representations and warranties of Buyer set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Closing Date with the same effect as though all such representations and warranties had been made on and as of the Closing Date (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of Buyer contained herein shall be true and correct in all material respects as of the Closing Date, provided that any representation or warranty that is qualified as to materiality shall be true and correct in all respects as of the Closing Date, after giving effect to such qualification as to materiality.

     (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of Buyer to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Closing Date shall have been duly performed and complied with in all material respects.

     (c) Material Adverse Effect. No Buyer Material Adverse Effect shall have occurred and be continuing.

     (d) Certificates. Buyer shall have delivered to Sellers (i) a certificate, dated as of the Closing Date and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 6.1 as relates to Buyer and in Sections 6.3(a), 6.3(b) and 6.3(c) have been satisfied, and (ii) certified copies of resolutions duly adopted by Buyer's Board of Directors and stockholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Sellers and their counsel shall request.

     (e) Delivery of Documents at Closing. Delivery of the following documents, duly executed by authorized officers of Buyer:

        (i) The Assignment and Assumption Agreements;

        (ii) The Services and Transition Agreement as contemplated by Section 4.16;

        (iii) The Amended and Restated CareCentrix Network Provider Agreement in substantially the form attached hereto as Exhibit 4.17; and

        (iv) The Restrictive Covenant Agreements in the form attached hereto as
     Exhibit 4.18-1 and 4.18-2.

     (f) Legal Opinion. Parent shall have received an opinion of counsel to Buyer to the effect set forth in Exhibit 6.3(f).

                                   ARTICLE 7

                                  TERMINATION

     7.1  Termination.

     Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the stockholders of Parent and the stockholders of Buyer or both, this Agreement may be terminated and the Acquisition abandoned at any time prior to the Closing Date as follows:

     (a) By mutual written consent duly authorized by the Boards of Directors of Buyer and Parent; or

     (b) By either Buyer or Parent in the event that the Acquisition shall not have been consummated by May 31, 2002 (which date shall be extended to August 31, 2002, if the Acquisition shall not have been consummated as a result of the failure to satisfy the conditions set forth in Section 6.1(b), (d) or (e), as appropriate, the "End Date"), if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party seeking to terminate pursuant to this Section 7.1(b); or

     (c) By either Buyer or Parent (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a breach by the other Party of any representation, warranty, covenant or agreement contained in this Agreement which breach would, if continuing on the Closing Date, permit such Party to refuse to consummate the transactions contemplated by this Agreement pursuant to the standards set forth in Section 6.2(a) or (b) or 6.3(a) or (b), as applicable; provided that if such breach in the representations, warranties, covenants or agreements is curable prior to the End Date through the exercise of reasonable efforts and the breaching Party is exercising reasonable efforts to cure such breach, then the non-breaching Party may not terminate this Agreement under this Section 7.1(c) prior to 30 days following the receipt of written notice of such breach; or

     (d) By either Buyer or Parent in the event any Law or Order permanently restraining, enjoining or otherwise prohibiting the consummation of the Acquisition shall have become final and nonappealable; or

     (e) By either Buyer or Parent in the event the stockholders of Parent or stockholders of Buyer fail to vote their approval of the matters relating to this Agreement and the transactions contemplated hereby at the Stockholders' Meetings at which such matters were presented to such stockholders for approval and voted upon; provided, however, that the right to terminate this Agreement under this Section 7.1(e) shall not be available to a Party where the failure to obtain stockholder approval of such Party shall have been caused by the action or failure to act by such Party and such action or failure to act constitutes a material breach by such Party of this Agreement; or

     (f) By Buyer in the event that (i) the Board of Directors of Parent, shall have failed to reaffirm publicly its approval, following receipt of an Acquisition Proposal, within two (2) business days after Buyer's request for such reaffirmation, of the Acquisition and the transactions contemplated by this Agreement, or shall have resolved not to reaffirm the Acquisition, or (ii) the Board of Directors of Parent shall have failed to include in the Proxy Statement/Prospectus its recommendation, without modification or qualification, that Parent stockholders approve and adopt this Agreement and approve the Acquisition or shall have withdrawn, qualified or modified, or proposed publicly to withdraw, qualify or modify, in a manner adverse to Buyer, the recommendation of such Board of Directors to Parent stockholders that they approve and adopt this Agreement and approve the Acquisition, or (iii) the Board of Directors of Parent shall have made a Change of Recommendation or, within ten business days after commencement of any tender or exchange offer for any shares of Parent Common Stock, the Board of Directors of Parent shall have failed to recommend against acceptance of such tender or exchange offer by its stockholders or takes no position with respect to the acceptance of such tender or exchange offer by its stockholders, or (iv) any Person (other than Buyer) shall have acquired beneficial ownership (determined pursuant to Rule 13d-3 promulgated under the Exchange

Act) of 10% or more of the outstanding shares of Parent Common Stock in a transaction that does not constitute a Permitted Acquisition Proposal and Parent shall have redeemed the Rights, waived or amended any provision of the Rights Agreement or otherwise taken any action or made any determination favorable to such Person under the Rights Agreement; or

     (g) By Parent, (provided that Parent has complied with Sections 4.2 and 4.3 hereof), if the Board of Directors of Parent has made a Change of Recommendation in order to approve and permit Parent to accept a Superior Offer; provided, however, that (i) upon request by Buyer, the Board of Directors of Parent shall negotiate in good faith to modify this Agreement for three (3) business days after Parent has provided to Buyer an initial notice of its intent to terminate pursuant to this Section 7.1(g), and (ii) Parent shall have tendered to Buyer payment in full of the amount specified in Section 7.3(b) after compliance with the foregoing clause (i) and concurrently with delivery of its final notice of termination pursuant to this Section 7.1(g); or

     (h) By either Buyer or Parent (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party (as contained in Sections 6.2 and 6.3, as applicable) to consummate the Acquisition is incapable of being satisfied or fulfilled by the End Date; or

     (i) In the event of a suspension of trading in securities on the New York Stock Exchange or NASDAQ, a banking moratorium across the United States or the commencement or significant acceleration of a war or armed hostilities or other national catastrophe directly involving the United States in each case as a result of a catastrophe similar to the World Trade Center disaster of September 11, 2001, then, notwithstanding anything else contained in this Agreement, the Parties shall negotiate in good faith (x) an appropriate delay of the Closing in order to allow either Party to complete any action that was delayed as a result of the event or events described above, but not later than the later of June 30, 2002 or thirty days after date of the scheduled Stockholders' Meeting (which for this purpose shall then be considered the "End Date" under paragraph (b) of this
Section 7.1), provided that either Party may nevertheless terminate this Agreement pursuant to any other paragraph under this Section 7.1, and (y) if requested by Buyer, an adjustment to the terms of the transactions contemplated hereby reasonably appropriate as a consequence of the event. During any such negotiations, which shall continue for no longer than thirty (30) days from the date of such event, neither Party shall be considered in breach of this Agreement as a result of such event or events and Sellers shall not be in breach of this Agreement for failure to accept new terms (other than an appropriate delay) proposed by Buyer during such negotiations. Buyer shall not be in breach of this Agreement for failing to close the transactions contemplated hereby in the event of a catastrophic event as described in the first sentence of this
Section 7.1(i).

     7.2  Effect of Termination.

     In the event of the termination and abandonment of this Agreement pursuant to Section 7.1, this Agreement shall become void and have no effect, except that
(i) the provisions of Sections 4.9(a), 7.2, 7.3 and Article 11, shall survive any such termination and abandonment, and (ii) no such termination shall relieve the breaching Party from Liability resulting from any breach by that Party of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

     7.3  Expenses.

     (a) Except as otherwise provided in this Section 7.3, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel; provided, however, that (i) Buyer and Parent shall share equally all fees and expenses, other than attorneys' and accountants' fees and expenses which fees shall be paid for by the party incurring such expense, incurred in relation to the printing and filing (with the SEC) of the Proxy Statement/Prospectus (including any preliminary materials related thereto) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto and (ii) Buyer shall pay the filing fee for the Notification and Report Forms filed by Buyer and Parent with the FTC and DOJ under the HSR Act.

     (b) Notwithstanding the foregoing, if:

        (i) (x) Either Parent or Buyer terminates this Agreement pursuant to
     Section 7.1(e) (as it relates to approval of Parent stockholders) or (y) Buyer shall terminate this Agreement pursuant to Section 7.1(c), then Parent shall pay to Buyer an amount equal to Buyer's costs and expenses (including attorneys' fees) actually incurred in connection with the Acquisition, including those costs and expenses discussed in paragraph (a) above ("Costs and Expenses"), in an amount up to $2,500,000;

        (ii) (x) Either Parent or Buyer terminates this Agreement pursuant to
     Section 7.1(e) (as it relates to approval of Buyer stockholders) or (y) Parent shall terminate this Agreement pursuant to Section 7.1(c), then Buyer shall pay to Parent an amount equal to Parent's and Sellers' combined Costs and Expenses in an amount up to $2,500,000; and

        (iii) (x) (A) Other than as set forth in the following clause (B), either Parent or Buyer terminates this Agreement pursuant to 7.1(b),
     Section 7.1(e) (as it relates to the approval of Parent stockholders) or 7.1(h) and there has been publicly announced an Acquisition Proposal (other than the Acquisition) prior to the termination date, (B) Buyer terminates this Agreement pursuant to Section 7.1(b) or 7.1(h) due to the failure to meet the condition precedent set forth in Section 6.2(e) or the parenthetical (i) of Section 6.2(g), and there has been publicly announced an Acquisition Proposal (other than the Acquisition) prior to the termination date, and Parent has not publicly disapproved without condition or qualification such Acquisition Proposal and publicly reaffirmed without condition or qualification its approval of the Acquisition, or (C) Parent has failed to perform and comply in all material respects with any of its obligations, agreements or covenants required by this Agreement and Buyer terminates this Agreement pursuant to Section 7.1(c), and within twelve months of such termination under any of (A), (B) or (C) above Parent shall either (1) consummate an Acquisition Proposal or (2) enter into an agreement with respect to an Acquisition Proposal, whether or not such Acquisition Proposal (but changing, in the case of (1) and (2), the references to the 10% amounts in the definition of Acquisition Proposal to 50%) is subsequently consummated; or

           (y) Buyer shall terminate this Agreement pursuant to 7.1(f); or

           (z) Parent shall terminate this Agreement pursuant to 7.1(g);

     then Parent shall pay to Buyer an amount equal to $12,500,000, less any amount of Costs and Expenses actually paid to Buyer pursuant to Section 7.3(b)(i) (the "Termination Fee"). Parent hereby waives any right to set-off or counterclaim against such amounts. The Costs and Expenses shall be paid in same-day funds within two business days from the date of termination of this Agreement. If the Termination Fee shall be payable pursuant to subsection (b)(iii)(x) of this Section 7.3, the Termination Fee shall be paid in same-day funds at or prior to the earlier of the date of consummation of such Acquisition Proposal or the date of execution of an agreement with respect to such Acquisition Proposal. If the Termination Fee shall be payable pursuant to subsection (b)(iii)(y) of this Section 7.3, the Termination Fee shall be paid in same-day funds upon the earlier of (i) the execution of an agreement with respect to such Acquisition Proposal or
     (ii) two business days from the date of termination of this Agreement. If the Termination Fee shall be payable pursuant to subsection (b)(iii)(z) of this Section 7.3, the Termination Fee shall be paid in same-day funds concurrently with the delivery of the notice of termination of this Agreement pursuant to Section 7.1(g).

     (c) The Parties acknowledge that the agreements contained in paragraph (b) of this Section 7.3 are an integral part of the transactions contemplated by this Agreement, and that without these agreements, they would not enter into this Agreement; accordingly, if a Party fails to pay promptly any fee payable by it pursuant to this Section 7.3, then such Party shall pay to the other Party, the other Party's costs and expenses (including reasonable attorneys' fees) in connection with collecting such fee, together with interest on the amount of the fee at the rate of interest then published by Bank of America, New York, New York, as its

"prime" lending rate for commercial borrowers, from the date such payment was due under this Agreement until the date of payment.

     (d) In the event that this Agreement is terminated, the remedies provided in this Section 7.3 shall constitute liquidated damages for the breach by a Party, other than an intentional breach by a Party, of the terms of this Agreement and, other than in the event of an intentional breach by a Party, shall be the exclusive remedy of the Parties in the event of a termination of this Agreement.

                                   ARTICLE 8

                                INDEMNIFICATION

     8.1 Indemnification by Sellers. Sellers, jointly and severally, shall indemnify and hold harmless Buyer, the Acquired Subsidiaries and the respective officers, directors, agents or Affiliates of Buyer and, following the Closing, the Acquired Subsidiaries (the "Buyer Indemnified Parties"), from and against any and all demands, claims, actions or causes of action, assessments, losses, diminution in value, damages (including special and consequential damages), liabilities, costs and expenses, including but not limited to reasonable attorneys' fees ("Losses"), suffered or incurred by any such party by reason of or arising out of any of the following:

     (a) the Retained Liabilities;

     (b) the breach of any representation or warranty of Sellers contained herein or in any other document or instrument delivered by a Seller pursuant to Sections 6.2(d) and (f) hereto;

     (c) the non-fulfillment of any covenant or agreement of a Seller contained herein or any other document or instrument delivered by a Seller pursuant to Sections 6.2(d) and (f) hereto;

     (d) the failure to deliver good, valid and marketable title to any of the Assets; and

     (e) as set forth in Section 8.5 hereof.

     8.2 Indemnification by Buyer. Buyer shall indemnify and hold harmless Sellers, and any of their officers, directors, agents and Affiliates (the "Seller Indemnified Parties"), at all times after the date hereof from and against any and all Losses suffered or incurred by any such party by reason of, or arising out of any of the following:

     (a) the Assumed Liabilities and the operation by Buyer of the Specialty Business after the Closing;

     (b) the breach of any representation or warranty contained herein or in any other document or instrument delivered by Buyer pursuant to Sections 6.3(d) and
(e) hereto; and

     (c) the non-fulfillment of any covenant or agreement of Buyer contained herein or in any other document or instrument delivered by Buyer pursuant to Sections 6.3(d) and (e) hereto.

     8.3  Notice and Opportunity to Defend; Third Party Claims.

     (a) The Buyer Indemnified Party or the Seller Indemnified Party, as applicable (the "Indemnified Party"), shall promptly notify in writing the indemnifying party (the "Indemnifying Party") of any matter giving rise to an obligation to indemnify, specifying the basis on which indemnification is sought.

     (b) If the claim for indemnification does not involve a Third Party Claim, the Indemnifying Party shall have twenty (20) days to object to such claim by delivery of a written notice of such objection to the Indemnified Party specifying the basis for such objection. Failure to timely so object shall constitute a final and binding acceptance by the Indemnifying Party of the claim and the Indemnifying Party shall pay such claim by wire transfer of immediately available funds within ten (10) days after such twenty (20) day period or, if later, the date the amount of such claim is determined.

     (c) If the claim for indemnification arises or results from a Third Party Claim, such Third Party Claim shall be subject to the following terms and conditions:

        (i) The Indemnifying Party shall have thirty (30) days (or such lesser time as may be necessary to comply with statutory response requirements for litigation claims) from receipt of the claim (the "Notice Period") to notify the Indemnified Party, (x) whether or not the Indemnifying Party disputes its Liability to the Indemnified Party with respect to such Third Party Claim, and (y) notwithstanding any such dispute, whether or not the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

        (ii) In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such Third Party Claim then, except as hereinafter provided, the Indemnifying Party shall have the right to defend the Indemnified Party by appropriate proceedings, which proceedings shall be promptly settled or prosecuted by the Indemnifying Party to a final conclusion in such a manner as to minimize the risk of the Indemnified Party becoming subject to Liability for any significant matter. If the Indemnified Party desires to participate in, but not control, any such defense or settlement, it may do so at its sole cost and expense. If in the reasonable opinion of this Indemnified Party, any such Third Party Claim or the litigation or resolution of any such Third Party Claim involves an issue or matter which, if determined adversely to the Indemnified Party, would have a Material Adverse Effect on the Indemnified Party, including without limitation the administration of the Tax Returns of the Indemnified Party or a dispute with a significant customer or supplier of the Business, then the Indemnified Party (upon further notice to the Indemnifying Party) shall have the right to control the defense or settlement of any such claim or demand and its reasonable costs and expenses shall be included as part of the indemnification obligation of the Indemnifying Party. If the Indemnified Party should elect to exercise such right, the Indemnifying Party shall have the right to participate in, but not control, the defense or settlement of such claim at its sole cost and expense.

        (iii) Except where the Indemnifying Party disputes its Liability in a timely manner under this Section 8.3(c), the Indemnifying Party shall be conclusively liable for the amount of any Loss resulting from such claim or defense which is unsuccessful.

        (iv) The Indemnified Party and the Indemnifying Party shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available records relating to such claim and management employees as may be reasonably necessary for the preparation of the defense of any such claim or for testimony as witness in any proceeding relating to such Third Party Claim.

        (v) No settlement of a Third Party Claim shall be made without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed.

     8.4 Survival of Representations and Warranties. The representations and warranties of the Parties hereto contained herein shall survive the Closing and shall remain in full force and effect until the second anniversary of the Closing Date; except that the representations and warranties set forth in
Section 2.5(c) shall terminate upon an election by Buyer in accordance with
Section 1.1(m) not to acquire the equity securities of any of the Acquired Subsidiaries, and except that each representation or warranty set forth in Sections 2.20, 2.21, 2.22, 2.23, 2.25 and 2.28 shall remain in full force and effect until the third anniversary of the Closing date and that each representation and warranty set forth in Sections 2.12(a) shall remain in full force and effect until the expiration of the applicable statute of limitation period for any claim related thereto and each representation and warranty set forth in Section 2.19 shall survive as provided for in Section 8.5(b). Any right of indemnification pursuant to this Article 8 with respect to a claimed breach of a representation or warranty shall expire at the date of termination of the representation or warranty claimed to be breached except that the Indemnifying Party shall continue to be responsible after such date for those specific claims and losses of which they have received notice required by this Section prior to the end of the survival periods referred to herein. The representations, warranties, covenants and agreements herein shall not be affected or deemed waived by reason of the fact that the other Party or its representatives should have known that any such representations, warranties, covenants or agreements are or might be inaccurate in any respect. Except as set forth in this Agreement, any furnishing of information to a Party by the other Party, pursuant to, or otherwise in connection with, this Agreement shall not waive a Party's right to rely on any representation, warranty, covenant or agreement made by the other Party.

     8.5  Tax Indemnity.

     (a) Sellers jointly and severally shall indemnify and hold harmless the Buyer Indemnified Parties from and against any and all Taxes or related Liabilities (other than Taxes responsibility for which is allocated under Section 4.15) (i) imposed on or incurred by the Acquired Subsidiaries for any taxable year or taxable period ending on or prior to the close of the Closing Date (including any short periods up to and including the close of the Closing Date and in the case of a year beginning before the Closing Date and ending after the Closing Date ("Straddle Period"), the Taxes attributable to portion of the Straddle Period ending on and including the Closing Date (the "Pre-Closing Straddle Period") (determined on a "closing of the books basis" by assuming that the books of the Acquired Subsidiaries were closed at the close of the Closing Date; provided, however that real and personal property taxes shall be calculated on an annual basis, and apportioned on a daily basis)); provided, that this Subsection 8.5(a)(i) shall not include any Taxes accrued as liabilities on the Actual Closing Balance Sheet or Taxes resulting from any actions taken solely by Buyer (including, without limitation, a Section 338(g) election that does not qualify as a Section 338(h)(10) election), the Acquired Subsidiary or any of the Affiliates of the Buyer (other than Taxes or liabilities covered by Section 8.5(a)(iii) below) on the Closing Date and after the closing time and not in the ordinary course of business, (ii) imposed on or incurred by the Acquired Subsidiaries or Buyer Indemnified Parties resulting solely from any of the Acquired Subsidiaries having been included in any consolidated, combined or unitary Tax Return for any Taxable period (or portion thereof) ending on or before the Closing Date pursuant to Treasury Regulation
Section 1.1502-6(a) or any analogous or similar state, local or foreign law or regulations; (iii) imposed on Parent, Sellers or any Acquired Subsidiary, or for which any Acquired Subsidiary may otherwise be liable, resulting from any
Section 338(h)(10) Election made in accordance with Section 4.13 of this Agreement; and (iv) arising as a result of a breach of any of the representations or covenants made by any Seller related to Tax matters contained in this Agreement.

     (b) Anything in this Agreement to the contrary notwithstanding, the provisions of Section 2.19, Section 4.13 and this Section 8.5 shall survive until thirty (30) days after the expiration of the applicable tax statute of limitation period (including any extensions thereof provided that Sellers will not consent to the extension of the statute of limitations without Buyer's consent, such consent not to be unreasonably withheld) for the Taxes referred to herein, provided however, that if Buyer elects to acquire the Assets of any of the Acquired Subsidiaries instead of the equity securities of any of the Acquired Subsidiaries pursuant to Section 1.1(m), the provisions of Section 4.13 and this Section 8.5 as they relate to such Acquired Subsidiary whose Assets are acquired shall survive until the Closing Date, and the provisions of Section
2.19 shall survive until the second anniversary of the Closing Date (except that to the extent any of the provisions contained in Sections 2.19, 4.13 and 8.5 relate to state sales, use, employment and all other taxes, the nonpayment of which may give rise to successor liability under state law, they shall survive until 30 days after the expiration of applicable statute of limitations with respect to such Taxes regardless of whether or not Buyer makes an election to acquire the Assets of the Acquired Subsidiaries pursuant to Section 1.1(m)). Any Taxes subject to indemnification under this Section 8.5 shall not be subject to the limitations of Section 8.4 or Section 8.6 hereof.

     8.6 Indemnification Limitations. The Buyer on the one hand and Sellers on the other hand may recover under indemnification claims under Sections 8.1(b) and 8.2(b), respectively, (a) only to the extent such Party's claims in the aggregate have exceeded Five Million Dollars ($5,000,000) (the "Aggregate Threshold Amount") and (b) not in excess of One Hundred Million Dollars ($100,000,000) (the "Maximum Amount"); provided, that if prior to reaching the Aggregate Threshold Amount, an Indemnified Party incurs an individual claim for indemnification that exceeds One Million Dollars ($1,000,000), (i) the amount of such claim that is up to $1,000,000 shall be counted towards the Aggregate Threshold Amount and (ii) the amount of such claim that is in excess of $1,000,000 shall be recoverable in accordance with this Article VIII without regard to the Aggregate Threshold Amount and shall not be counted towards such Aggregate Threshold Amount but shall be counted towards the Maximum Amount; provided further, that the up to $2,000,000 in understatements of liabilities on the Actual Closing Balance Sheet which Buyer has agreed not to seek resource against and has paid in accordance with Section 1.6 hereof shall be counted towards the Aggregate Threshold Amount. After the aggregate of all such Losses suffered or incurred by the Indemnified Party exceeds the Aggregate Threshold Amount, the Indemnifying Party shall be obligated to indemnify the Indemnified Party for all such Losses that are in excess of the Aggregate Threshold Amount; provided that the Aggregate Threshold Amount shall not be counted as a claim applying against the Maximum Amount. This Section 8.6 shall not apply to any intentional breach of any representation or warranty if the Party making the representation or warranty had actual knowledge of such breach. Neither Buyer nor Sellers shall have any indemnification obligation for any amount which has already been included in an adjustment to the Consideration in accordance with Section 1.3 hereof, and no adjustment to the Consideration in accordance with Section 1.3 shall apply towards the Aggregate Threshold Amount or the Maximum Amount.

     8.7 Exclusive Remedy. From and after the Closing, the rights of the Sellers on the one hand, and Buyer on the other hand, under the indemnification rights provided in this Section 8 shall be the exclusive remedy of these parties pursuant to this Agreement with respect to any dispute arising out of or related to this Agreement, except for (a) the right to seek specific performance of any of the agreements contained herein, (b) in any case where one Party has been guilty of fraud in connection with this transaction, or (c) as set forth in
Section 8.5 hereof. As used herein, fraud shall be construed as actual fraud and deceit as determined by applicable law, and shall exclude conduct which would only give rise to a claim for negligent misrepresentation. No provision contained in this Article 8 shall apply to a breach of the terms of any Acquisition Document other than this Agreement, and the parties to the Acquisition Documents other than this Agreement shall have all rights and remedies provided to them by Law or equity without limitation. The provisions of this Section 8.7 shall not in any way limit (i) the rights of the Parties to take any actions permitted by this Agreement prior to Closing (including, without limitation, rights of termination and payment of fees and expenses), or
(ii) the right of any Indemnified Party to support its claim for indemnification under this Article 8 based on more than one provision of this Agreement.

     8.8 Indemnification Security. The indemnification obligations of Sellers under this Article 8 shall be binding on successors and assigns of Parent and its Subsidiaries. In the event that Parent or its Subsidiaries enter into a transaction or series of transactions at any time after the date of this Agreement but prior to the expiration of all indemnification obligations under this Agreement to sell a material portion of Parent's and its Subsidiaries' remaining business other than in the ordinary course of business, then, as a condition to the closing of such transaction or transactions, the buyer shall agree to be subject to and bound by Sellers' indemnification obligations contained in this Article 8.

                                   ARTICLE 9

                                EMPLOYEE MATTERS

     9.1  Employees.

     (a) Buyer agrees that it shall make a Qualifying Offer to each of the Business Employees, except for up to 40 such employees with respect to whom Buyer in its sole discretion may either not make any offer or may make an offer that is not a Qualifying Offer. A "Qualifying Offer" shall be an offer of employment at the same salary, position and geographic location as under the Business Employee's current employment with Sellers. Buyer agrees to notify Parent within fifteen (15) days prior to the Closing of the identity of the Business Employees to whom it will make no offer or an offer that is not a Qualifying Offer. Buyer agrees to pay severance in accordance with the severance policy set forth in Exhibit 9.1(d) to Hired Employees that Buyer terminates within six (6) months after the Closing Date. The Parties agree that the covenants in this Article 9 shall apply to Business Employees that may be employed by an Acquired Subsidiary; provided that prior to Closing, Parent shall cause any employee of an Acquired Subsidiary that is not a Hired Employee to be transferred to, and employed by, an entity of Parent that is not an Acquired Subsidiary.

     (b) Buyer shall be responsible for the payment of all earned but unpaid salaries, bonus, vacation pay, sick pay, holiday pay, medical leave and other like obligations and payments under Welfare Plans and Compensation Programs to the Hired Employees for all periods ending on or prior to the Closing Date, provided that such amounts are reserved on the Actual Closing Balance Sheet and only up to the amount of such Liability set forth on the Actual Closing Balance Sheet (subject to the last sentence of Section 1.6). Sellers shall be responsible for any severance, parachute or similar payments that are payable to the Hired Employees under any policy or agreement such Hired Employees have with Seller.

     (c) Sellers shall be responsible for the payment of all earned but unpaid salaries, bonus, vacation pay, sick pay, holiday pay, medical leave and other like obligations and payments under Welfare Plans and Compensation Programs to the Retained Employees whether prior to or after the Closing Date. Sellers shall be responsible for any severance, parachute or similar payments that are payable to the Retained Employees under any policy or agreement such Retained Employees have with Seller.

     (d) Sellers shall be responsible for the payment of all earned but unpaid salaries, bonus, vacation pay, sick pay, holiday pay, medical leave and other like obligations and payments under Welfare Plans and Compensation Programs to the Released Employees whether prior to or after the Closing Date, provided that Buyer shall reimburse Sellers for such amounts as are reserved on the Actual Closing Balance Sheet and only up to the amount of such Liability set forth on the Actual Closing Balance Sheet (subject to the last sentence of Section 1.6). Buyer shall reimburse Sellers for severance payable to the Released Employees in accordance with the severance policy and agreements attached hereto as Exhibit 9.1(d); provided, that (i) Sellers shall be responsible for any severance, parachute or similar payments that are payable to the Released Employees under any policy, arrangement or agreement, other than such severance policy and agreements included in Exhibit 9.1(d), that such Released Employees have with a Seller, and (ii) if a Seller rehires a Released Employee within six (6) months of the date of termination of such Released Employee, Sellers shall reimburse Buyer any amounts that Buyer paid to a Seller with respect to such Released Employee under this Section 9.1(d).

     (e) Other than as specifically set forth in Sections 9.1(b), (c) and (d), Sellers shall be responsible for the payment of any amounts due to its employees pursuant to the employee benefit plans of Sellers as a result of the employment of its employees prior to the Closing Date. Sellers shall be responsible for all Liabilities arising under the Pension Plans of the Seller.

     (f) Effective at the Closing, Sellers (i) shall assign to Buyers any confidentiality agreement or covenants not to compete previously entered into between Sellers and such employees related to the Specialty Business, and (ii) hereby do release all Hired Employees of the Business from any employment and
(iii) to the extent such confidentiality agreements or covenants not to compete are not assignable, do hereby release all Hired Employees from confidentiality agreements and covenants not to compete previously entered into between Sellers and such employees relating to the Specialty Business to the extent (but only to the extent) necessary for Buyer to operate the Specialty Business in the same manner as operated by Sellers prior to the Closing Date. No Seller shall release any employee from any confidentiality agreement executed by such employee in favor of third parties relating to receipt of confidential information in connection with potential business acquisitions.

     9.2 Sellers' Benefit Plans. Sellers shall be responsible for complying with the requirements of Code Section 4980B and Part 6 of Title 1 of ERISA for Business Employees (whether or not such employees are hired by Buyer) and their "qualified beneficiaries" whose "qualifying event" (as such terms are defined in Code Section 4980B) occurs prior to, on or by action of Sellers as of or following the Closing Date. Each Seller will, at its or one of its Affiliate's expense, cause all applicable employer matching contributions to be made to the accounts of all Hired Employees under Sellers' Code Section 401(k) plan for that portion of the plan year during which such Hired Employee was eligible to receive an employer matching contribution, without regard to any requirement that such employee be employed on any particular date or earn any minimum number of hours of service to receive such contribution. Seller shall cause all Hired Employees to become fully vested as of the Closing Date in their accounts under Sellers' Code 401(k) plan. To the extent permitted by, and in accordance with, the provisions of Sellers' Code Section 401(k) plan, the Code and

ERISA, Sellers will provide for distribution under such plan to each Business Employee by reason of the termination of employment of such employee from any Seller.

     9.3 Employee Files. To the extent permitted by Law, on the Closing Date, or as soon as practicable thereafter, Sellers shall deliver to a designee of Buyer a copy of all historical personnel and medical records of each of the Hired Employees, including, but not limited to, employment agreements, confidentiality and noncompete agreements, employment applications, corrective action reports, disciplinary reports, notices of transfer, notices of rate changes, other similar documents and all medical records. Buyer shall be responsible for any unlawful use or disclosure by it of any such personnel or medical records.

     9.4 Past Service Credit. For purposes of eligibility and vesting, Buyer shall, with respect to each benefit plan, policy, program or arrangement maintained by the Buyer after the Closing Date, credit each Hired Employee with all service credited to such Hired Employees under Sellers' corresponding plan, policy, program or arrangement applicable to such Hired Employee as of the Closing Date (provided that no material modifications have been made to any plan, policy, program or arrangement of Seller in effect prior to the date hereof. Buyer shall permit Hired Employees to participate in Buyer's standard employee benefit programs that are offered to similarly situated employees of Buyer.

     9.5 Vacation and Other Paid Time Off. To the extent liability for vacation and other paid time off is included on the Actual Closing Balance Sheet attributable to such Hired Employees, Buyer shall provide vacation and other paid time off to the Hired Employees.

     9.6 WARN Act. To the extent that any obligations under the WARN Act or any similar provision of Law ("WARN Obligations") arise as a consequence of the transactions contemplated by this Agreement, it is agreed that the Sellers shall be responsible for any WARN Obligations arising as a result of any employment losses from the Sellers occurring prior to the Closing Date, except to the extent that such WARN Obligations are the result of the offers of employment made by Buyer to the Business Employees which WARN Obligations shall be the responsibility of Buyer, and Buyer shall be responsible for any WARN Obligations arising as a result of any employment losses occurring upon or following the Closing Date.

     9.7  Retained Liabilities and Assumed Liabilities.  All amounts under this
Article 9 which Sellers are specifically responsible for shall constitute Retained Liabilities, and all amounts under this Article 9 which Buyer is specifically responsible for shall constitute Assumed Liabilities.

                                   ARTICLE 10

                              CERTAIN DEFINITIONS

     10.1  Definitions.

     (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

        "Acquisition Documents" shall mean this Agreement and the other documents and instruments to be delivered pursuant to this Agreement.

        "Acute Division" shall mean the business of the Sellers derived from the "Acute Business" as defined in Exhibit 4.18-2 hereto.

        "Adjusted Financial Statements" shall mean the Income Statement and the Statement of Assets and Liabilities for the Specialty Business attached hereto as Exhibit 10.

        "Affiliate" of a party shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such party; (ii) any officer, director, partner, employer or direct or indirect beneficial owner of any ten percent (10%) or greater equity or voting interest of such party; or (iii) any other Person for which a Person described in clause (ii) above acts in any such capacity. For purposes of the foregoing, "control" shall have the meaning provided by Rule 405 of the Securities Act, or any successor rule thereto.

        "Agreement" shall mean this Asset Purchase Agreement, including the Exhibits and Schedules delivered pursuant hereto and incorporated herein by reference.

        "Base Period Trading Price" shall mean the average of the daily closing prices for the shares of Buyer Common Stock for the twenty (20) consecutive days on which such shares are actually traded on the Nasdaq National Market (as reported by the Wall Street Journal or, if not reported thereby, any other authoritative source) ending at the close of trading on the second trading day immediately prior to the Closing Date.

        "Business Employees" shall mean those employees of Sellers who are engaged primarily in the Specialty Business.

        "Buyer Capital Stock" shall mean collectively, the Buyer Common Stock, the Buyer Preferred Stock, and any other class or series of capital stock of Buyer.

        "Buyer Common Stock" shall mean the $0.01 par value per share common stock of Buyer.

        "Buyer Material Adverse Effect" shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has had or is reasonably likely to have a material adverse impact on (i) the financial position, business, or results of operations of Buyer, or (ii) the ability of Buyer to perform its obligations under this Agreement or to consummate the Acquisition or the other transactions contemplated by this Agreement; provided that "Buyer Material Adverse Effect" shall not be deemed to have occurred by reason of (A) changes in the market price or trading volume of Buyer Common Stock, (B) changes affecting the general economic condition in the jurisdictions where Buyer operates (which changes do not disproportionately affect Buyer in any material respect), or (C) changes affecting any of the industries in which Buyer operates generally (which changes do not disproportionately affect Buyer in any material respect).

        "Buyer Preferred Stock" shall mean the undesignated preferred stock of Buyer.

        "Chronic Division" shall mean the business of the Sellers derived from the "Drug Distribution Business" as defined in Exhibit 4.18-1 hereto.

        "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

        "Consent" shall mean any consent, approval, authorization, clearance, exemption, waiver of or similar affirmation by any Person pursuant to any contract or agreement, Law, Order or permit.

        "Corporate Integrity Agreements" shall mean (i) the Corporate Integrity Agreement between the Office of Inspector General of the Department of Health and Human Services and Olsten Health Services (Quantum) Corp. and Olsten Corporation dated as of October 1998 ("1998 CIA") and (ii) the Corporate Integrity Agreement between the Office of Inspector General of the Department of Health and Human Services and Olsten Corporation dated as of July 1999 ("1999 CIA").

        "DGCL" shall mean the Delaware General Corporation Law.

        "EBITDA" shall mean earnings before interest, taxes, depreciation and amortization, each as determined in accordance with generally accepted accounting principles and shall be prepared consistent with the Income Statement as of September 30, 2001 included in the Adjusted Financial Statements; provided that EBITDA shall be computed by taking the amount of gross profit (net revenues less cost of services sold) and subtracting from the gross profit the amounts representing (i) field administrative costs after eliminating depreciation and (ii) corporate office support costs excluding depreciation. In this regard, expenses representing an allocation of the Parent's general corporate overhead (including, for example, costs associated with the Chief Executive Officer and Chief Financial Officer of Parent) shall not be included in the calculation of EBITDA.

        "Environmental Laws" means all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface, or subsurface strata), including, without limitation (i) the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. sec.sec.9601 et seq. ("CERCLA");
     (ii) the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, as amended, 42 U.S.C. sec.sec.6901 et seq., ("RCRA");
     (iii) the Emergency Planning and Community Right to Know Act (42 U.S.C. sec.sec.11001 et seq.); (iv) the Clean Air Act (42 U.S.C. sec.sec. 7401 et seq.); (v) the Clean Water Act (33 U.S.C. sec.sec.1251 et seq.); (vi) the Toxic Substances Control Act (15 U.S.C. sec.sec.2601 et seq.); (vii) the Hazardous Materials Transportation Act (49 U.S.C. sec.sec.5101 et seq.);
     (viii) the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. sec.sec.136 et seq.); (ix) the Safe Drinking Water Act (41 U.S.C. sec.sec.300f et seq.); (x) any state, county, municipal or local statutes, laws or ordinances similar or analogous to the federal statutes listed in parts (i) - (ix) of this subparagraph; (xi) any amendments to the statutes, laws or ordinances listed in parts (i) - (x) of this subparagraph, regardless of whether in existence on the date hereof; (xii) any rules, regulations, guidelines, directives, orders or the like adopted pursuant to or implementing the statutes, laws, ordinances and amendments listed in parts (i) - (xi) of this subparagraph; and (xiii) any other law, statute, ordinance, amendment, rule, regulation, guideline, directive, order or the like in effect now or in the future relating to environmental, health or safety matters.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

        "ERISA Affiliate" shall mean, with respect to any entity, any other entity, which, together with such entity, would be treated as a single employer (i) under Section 414(b) or (c) of the Code or (ii) for purposes of any Benefit Plan subject to Title IV of ERISA, under Section 414(b),
     (c), (m) or (o) of the Code.

        "Excluded Acute Event" shall mean the occurrence, after the date hereof, of (A) any loss of employees, (B) any loss of revenues solely of the Acute Division, (C) the termination of any arrangement or agreement between any Seller and its payors that relate solely to the Acute Division or both the Acute and Chronic Division, (D) termination of any arrangement or agreement between any Seller and its suppliers that relate solely to the Acute Division, or (E) any increase or decrease in accounts receivable of the Acute Division caused directly or indirectly by the announcement of the Acquisition.

        "Exhibits" shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

        "Hazardous Material" means any chemical, substance, waste, material, pollutant, contaminant, equipment or fixture defined as or deemed hazardous or toxic or otherwise regulated under any Environmental Law, including, without limitation, RCRA hazardous wastes, CERCLA hazardous substances, pesticides and other agricultural chemicals, oil and petroleum products or byproducts and any constituents thereof, asbestos and asbestos-containing materials, and polychlorinated biphenyls (PCBs).

        "Hired Employees" shall mean those Business Employees to whom Buyer makes an offer of employment and who accept such offers of employment.

        "Home Health Business" shall mean the business of Seller (and prior to such time Olsten Corporation and any other predecessor entities) that is identified as the Home Health Care Services business in Parent's Form 10-K for the fiscal year 2000, as updated by its Form 10-Q for the quarterly period ending September 30, 2001.

        "HSR Act" shall means Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

        "IRS" means the Internal Revenue Service.

        "Knowledge" as used with respect to a Person (including references to such Person being aware of a particular matter) shall mean those facts which are known after due inquiry (which the Parties agree is required) by the chairman, president, chief financial officer, controller, chief operating officer, general counsel, any assistant or deputy general counsel, compliance officer, any senior or executive vice president of such Person, and, with respect to Sellers, the President of the Specialty Business and those Persons identified on Schedule 10.1, whether or not included in the foregoing list.. "Knowledge" of Sellers shall mean Knowledge of any one Seller.

        "Law" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a person or its assets, Liabilities or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

        "Liability" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, including any obligation related to unclaimed or abandoned property, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

        "Lien" means any lien, mortgage, pledge, reservation, option, right of first refusal, restriction, security interest, title retention, or other security arrangement, conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than Liens for current property Taxes not yet due and payable.

        "Litigation" means any action, arbitration, cause of action, lawsuit, claim, complaint, criminal prosecution, governmental or other examination, investigation or inquiry (whether formal or informal), audit (other than regular audits of financial statements by outside auditors), compliance review, inspection, hearing, administrative or other proceeding relating to or affecting a Party, its business, its records, its policies, its practices, its compliance with Law, its actions, its assets (including contracts related to it), or the transactions contemplated by this Agreement.

        "Net Book Value" shall mean the book value of the Assets acquired less the Assumed Liabilities for the Specialty Business as shown on the Estimated Closing Balance Sheet and Actual Closing Balance Sheet, as applicable, determined in accordance with GAAP.

        "Open Customer Orders" shall mean prescription orders from Sellers' patients served by the Specialty Business that have been received by a Seller but not filled by a Seller prior to the Closing Date, a list of which shall be provided to Buyer at the Closing, and which shall be limited to orders (i) received by a Seller in the ordinary course of business consistent with past practices (with prices no less favorable than customarily obtained for similar prescriptions), (ii) comply with Buyer's credit policies and procedures and (iii) are otherwise acceptable to Buyer.

        "Order" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

        "Ordered Inventory" shall mean purchase orders by a Seller for prescription drugs for use in the Specialty Business that have not been received by a Seller prior to the Closing (and which are therefore not included among the Inventory), a list of which shall be provided to Buyer at Closing and which shall be limited to orders in the ordinary course of business consistent with past practices and not in excess of normal, ordinary and usual requirements of a Seller, and not at prices in excess of prices normally and customarily paid by a Seller for similar prescription drugs.

        "Party" means Buyer, on the one hand, and Sellers, on the other hand, and "Parties" means Sellers and Buyer.

        "Permitted Liens" shall mean (i) Liens for current taxes or assessments that are not yet due and payable and that were incurred in the ordinary course of business and accrued on the Actual Closing Balance Sheet, (ii) builder, mechanic, warehousemen, materialmen, contractor Liens or other similar Liens imposed by Law arising in the ordinary course of business, in each case for obligations which are not yet due and payable, and (iii) other similar Liens which do not materially affect the value of the Assets subject to such Liens or the usefulness or marketability of such Assets.

        "Person" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

        "Proxy Statement/Prospectus" shall mean the proxy statement used by Parent and, if necessary, Buyer to solicit the approval of their respective stockholders of the transactions contemplated by this Agreement, which shall include the prospectus of Buyer relating to the issuance of the Buyer Common Stock to Parent.

        "Registration Statement" shall mean the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by Buyer under the Securities Act with respect to the shares of Buyer Common Stock to be issued to Seller in connection with the transactions contemplated by this Agreement.

        "Regulatory Authorities" shall mean, collectively, all federal and state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries.

        "Released Employees" shall mean those Business Employees to whom Buyer does not make a Qualifying Offer of employment and whose employment has been terminated by Seller within thirty (30) days after the Closing Date.

        "Retained Employees" shall mean those Business Employees to whom Buyer makes a Qualifying Offer of employment and who do not accept such offers of employment, or to whom Buyer does not make a Qualifying Offer of employment, and whose employment in either event is not terminated by Seller within thirty (30) days after the Closing Date.

        "Rights" shall mean the rights issuable pursuant to the Rights
     Agreement.

        "Rights Agreement" shall mean that certain Rights Agreement dated March 2, 2000 between Parent and EquiServe Limited Partnership, as rights agent.

        "Sellers" shall mean (i) for all purposes, collectively, Parent and the Subsidiaries of Parent who own the Assets, which are identified on the signature pages hereto, and (ii) for purposes of the representation and warranty disclosure in Article 2 and, prior to the Closing, the covenants and agreements of Sellers set forth herein (but specifically excluding post-closing obligations, including any indemnification obligations or Liabilities), the Acquired Subsidiaries.

        "Seller Material Adverse Effect" shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has had or is reasonably likely to have a material adverse impact on (i) the Assets or on the financial position, business, or results of operations of the Specialty Business, or (ii) the ability of any Seller to perform its obligations under this Agreement or to consummate the Acquisition or the other transactions contemplated by this Agreement; provided that "Seller Material Adverse Effect" shall not be deemed to have occurred be reason of (A) changes affecting the general economic condition in the jurisdictions where Sellers operate (which changes do not disproportionately affect Sellers in any material respect), (B) changes affecting any of the industries in which Buyer operates generally (which changes do not disproportionately affect Sellers in any material respect), or (C) an Excluded Acute Event.

        "Specialty Business" or "Business" shall mean the business of Sellers (and prior to such time Olsten Corporation and any other predecessor entities) that is identified as the Specialty Pharmaceutical Services business in Parent's Form 10-K for fiscal year 2000, as updated by its Form 10-Q for the quarterly period ending September 30, 2001.

        "Subsidiaries" shall mean all those corporations, associations, or other business entities of which the entity in question either (i) owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (provided, there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), (ii) in the case of partnerships, serves as a general partner, (iii) in the case of limited liability companies, serves as a managing member, or (iv) otherwise has the ability to elect a majority of the directors, trustees, managing members or managers thereof.

        "Taxes" shall mean any federal, state, county, local, foreign or other tax, charge, imposition or other levy (including interest or penalties thereon) including without limitation, income taxes, estimated taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, taxes on earnings and profits, employment and payroll related taxes, property taxes, real property transfer taxes, Federal Insurance Contributions Act taxes, any taxes related to unclaimed property, taxes on value added and import duties, whether or not measured in whole or in part by net income, imposed by the United States or any political subdivision thereof or by any jurisdiction other than the United States or any political subdivision thereof.

        "Tax Return" shall mean any and all returns, reports, filings, claims for refunds, declarations and statements relating to Taxes that are required to be filed, recorded, or deposited with any Regulatory Authority, including any attachment thereto or amendment thereof.

        "Third Party Claim" shall mean any Litigation threatened or instituted against an Indemnified Party by anyone not a Party to this Agreement which would be a matter for which the Indemnified Party is entitled to indemnification under Article 8 of this Agreement.

     (b) In addition to the terms defined in Section 10.1(a) above, the terms set forth below shall have the meanings ascribed thereto in the referenced sections:

Acquired Subsidiaries -- Section 1.1(m)
Acquired Subsidiaries Allocable Consideration --
  Section 4.13(a)
Acquired Subsidiaries Allocation Schedule --
  Section 4.13(a)
Acquisition -- Preamble
Acquisition Proposal -- Section 4.3(g)
Actual Closing Balance Sheet -- Section 1.3(b)
Agreement -- Preamble
Allocable Consideration -- Section 1.8
Allocation Schedule -- Section 1.8
Amended and Restated CareCentrix Network
  Provider Agreement -- Section 4.17
Antitrust Laws -- Section 4.5
Assets -- Section 1.1
Assigned Leases -- Section 1.1(c)
Assumed Liabilities -- Section 1.6
Assignment and Assumption Agreements --
  Section 6.2(f)(ii)
Business Employees -- Section 2.16(a)
Business Financial Statements -- Section 2.7(a)
Buyer -- Preamble
Buyer Financials -- Section 3.5(b)
Buyer Indemnified Parties -- Section 8.1
Buyer Payment -- Section 1.3(b)(ii)
Buyer SEC Reports -- Section 3.5
Buyer Welfare Plans -- Section 9.5
Buyer's 402(k) Plan -- Section 9.3
Cash Consideration -- Section 1.2(a)
Change of Recommendation -- Section 4.3(d)
Closing -- Section 1.7
Closing Date -- Section 1.7
Compensation Programs -- Section 2.16(c)
Confidentiality Agreement -- Section 4.9
Consideration -- Section 1.2
Costs and Expenses -- Section 7.3
Conveyance Documents -- Section 6.2(f)(i)
Deferred Contracts -- Section 1.10
DOJ -- Section 4.5
End Date -- Section 7.1(b)
Estimated Closing Balance Sheet -- Section 1.3(a)
Exchange Act -- Section 2.6
E&Y -- Section 1.3
Facilities -- Section 2.13(a)
Final Determination -- Section 8.5(b)
FTC -- Section 4.5
GAAP -- Section 1.3(a)
Government Programs -- Section 2.20
Group -- Section 4.3(g)
Indemnified Party -- Section 8.3
Indemnifying Party -- Section 8.3
Income Statements -- Section 2.7(a)
Inventory -- Section 1.1(j)
IRS -- Section 2.17(b)
Licenses -- Section 2.20(a)
Losses -- Section 8.1
Management Agreement -- Preamble
Maximum Amount -- Section 8.6

Medicare and Medicaid programs --
  Section 2.20(a)
Net Book Value -- Section 6.2(e)
Net Book Value Range -- Section 1.3
Notice Period -- Section 8.3(c)
Parent -- Preamble
Parent Financials -- Section 2.6(b)
Parent Payment -- Section 1.3(b)(ii)
Parent SEC Reports -- Section 2.6(a)
Patients -- Section 1.8
Pension Plans -- Section 2.16(a)
Pre-Closing Tax Period -- Section 4.13(b)
Pre-Closing Straddle Period -- Section 8.5(a)
Private Programs -- Section 2.20(a)
PWC -- Section 1.3
Qualifying Offer -- Section 9.1(a)
Remuneration -- Section 2.22(a)
Retained Assets -- Section 1.4
Retained Liabilities -- Section 1.5
Revised Allocation Schedule -- Section 1.8
Revised Acquired Subsidiaries Allocation
  Schedule -- Section 4.13(a)
SEC -- Section 2.6
Section 338(h)(10) Elections -- Section 4.13(a)
Securities Act -- Section 2.6
Seller Agreements -- Section 2.14
Seller Indemnified Parties -- Section 8.2
Seller's 401(k) Plan -- Section 9.2
Severance -- Section 9.8
Specialty Business Employees -- Section 9.1
Statements of Assets and Liabilities --
  Section 2.7(a)
Stock Consideration -- Section 1.2(a)
Stockholders' Meeting -- Section 4.2(a)
Straddle Period -- Section 8.5(a)
Superior Offer -- Section 4.3(g)
Tax Claim -- Section 4.13(d)
Tax Deposit -- Section 8.5(b)
Termination Fee -- Section 7.3
Threshold Amount -- Section 8.6
WARN Obligations -- Section 9.6
Welfare Plans -- Section 2.16(b)

     (c) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation." The terms Parent, Buyer and Sellers shall be deemed to include their respective Subsidiaries where the context requires but such term is not provided.

                                   ARTICLE 11

                            MISCELLANEOUS PROVISIONS

     11.1 Notices. (a) Any notice sent in accordance with the provisions of this Section 11.1 shall be deemed to have been received (even if delivery is refused or unclaimed) on the date which is: (i) the date of proper posting, if sent by certified U.S. mail or by Express U.S. mail or private overnight courier; or (ii) the date on which sent, if sent by facsimile transmission, with confirmation and with the original to be sent by certified U.S. mail, addressed as follows:

     If to the Sellers:

     Gentiva Health Services, Inc.
     3 Huntington Quadrangle 2S
     Melville, New York 11747-8943
     Separate Copies Each to the Attention of the:
     Chief Executive Officer and General Counsel
     Telecopy Number: (931) 814-4847

     Copy to Counsel:

     Cahill Gordon & Reindel
     80 Pine Street
     New York, New York 10005
     Attention: Helene Banks, Esq.
     Telecopy Number: (212) 269-5420

     If to Buyer:

     Accredo Health, Incorporated
     1640 Century Center Parkway, Suite 101
     Memphis, Tennessee 38134
     Separate Copies Each to the Attention of the:
     Chief Executive Officer and General Counsel
     Telecopy Number: (901) 385-3689

     Copy to Counsel:

     Alston & Bird LLP
     One Atlantic Center
     1201 W. Peachtree Street
     Atlanta, Georgia 30309
     Attention: Steven L. Pottle, Esq.
     Telecopy Number: (404) 881-7777

     (b) Any party hereto may change its address specified for notices herein by designating a new address by notice in accordance with this Section 11.1.

     11.2 Further Assurances. Each party covenants that at any time, and from time to time, after the Closing, it will execute such additional instruments and take such actions as may be reasonably requested by the other parties to confirm or perfect or otherwise to carry out the intent and purposes of this Agreement.

     11.3 Waiver. Each Party has the right to waive any default in the performance of any term of this Agreement by the other Party, to waive or extend the time for compliance or fulfillment by the other Party of any of its obligations under this Agreement, and to waive any of the conditions precedent to the obligations of such Party under this Agreement except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Buyer or Sellers, as applicable.

     11.4 Assignment. This Agreement shall not be assignable by either of the Parties hereto without the written consent of the other Party, provided that Buyer may assign its rights and obligations under this Agreement, in whole or in part, without the consent of Sellers to any direct or indirect subsidiary or affiliate of Buyer or to any party that acquires substantially all of the assets or stock of Buyer or any successor entity resulting from a merger or consolidation of or with Buyer. No such assignment shall relieve Buyer of its obligations hereunder.

     11.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, executors, administrators, successors and assigns. This Agreement shall survive the Closing and not be merged therein.

     11.6 Headings. The section and other headings in this Agreement are inserted solely as a matter of convenience and for reference, and are not a part of this Agreement.

     11.7 Entire Agreement. All Schedules and Exhibits attached to this Agreement are by reference made a part hereof. This Agreement and the Exhibits, Schedules, certificates and other documents delivered pursuant hereto or incorporated herein by reference, contain and constitute the entire agreement among the parties and supersede and cancel any prior agreements, representations, warranties, or communications, whether oral or written, among the parties relating to the transactions contemplated by this Agreement. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an agreement in writing signed by the party against whom or which the enforcement of such change, waiver, discharge or termination is sought.

     11.8 Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to any applicable conflicts of Laws. The provisions of this Agreement are severable and the invalidity of one or more of the provisions herein shall not have any effect upon the validity or enforceability of any other provision.

     11.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     11.10 Brokers. Sellers shall indemnify, hold harmless and defend Buyer and its Affiliates, and Buyer shall indemnify, hold harmless and defend Sellers and their Affiliates from and against the payment of any and all broker's and finder's expenses, commissions, fees or other forms of compensation which may be due or payable from or by the indemnifying party, or which may have been earned by any third party acting on behalf of the indemnifying party in connection with the negotiation, execution and consummation of the transactions contemplated hereby.

     11.11 No Intention to Benefit Third Parties. Nothing in this Agreement is intended to and shall not benefit any Person other than the parties hereto create any third party beneficiary right in any such other Person.

                        [Signatures Begin on Next Page]

     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto as of the day and year first above written.

                                          BUYER:
                                          ACCREDO HEALTH, INCORPORATED

                                          By:
                                          --------------------------------------
                                          Title:
                                          --------------------------------------

                                          PARENT:
                                          GENTIVA HEALTH SERVICES, INC.

                                          By:
                                          --------------------------------------
                                          Title:
                                          --------------------------------------

                                          SELLERS:
                                          GENTIVA HEALTH SERVICES HOLDING CORP.

                                          By:
                                          --------------------------------------
                                          Title:
                                          --------------------------------------

                                          GENTIVA HEALTH SERVICES (INFUSION),
                                          INC.

                                          By:
                                          --------------------------------------
                                          Title:
                                          --------------------------------------

                                          GENTIVA HEALTH SERVICES (QUANTUM)
                                          CORP.

                                          By:
                                          --------------------------------------
                                          Title:
                                          --------------------------------------

                                          GENTIVA HEALTH SERVICES (USA)

                                          By:
                                          --------------------------------------
                                          Title:
                                          --------------------------------------

                                          QHR SOUTHWEST BUSINESS TRUST

                                          By:
                                          --------------------------------------
                                          Title:
                                          --------------------------------------

                                          QHR SOUTHWEST HOLDING CORP.

                                          By:
                                          --------------------------------------
                                          Title:
                                          --------------------------------------

                                          QUANTUM DISEASES MANAGEMENT INC.

                                          By:
                                          --------------------------------------
                                          Title:
                                          --------------------------------------

                                          QUANTUM CARE NETWORK INC.

                                          By:
                                          --------------------------------------
                                          Title:
                                          --------------------------------------

                                          QUANTUM HEALTH RESOURCES, SOUTHWEST LP

                                          By:
                                          --------------------------------------
                                          Title:
                                          --------------------------------------

                                          QUANTUM HEALTH RESOURCES, INC. (DE)

                                          By:
                                          --------------------------------------
                                          Title:
                                          --------------------------------------

                                          QUANTUM HEALTH RESOURCES, INC. (NY)

                                          By:
                                          --------------------------------------
                                          Title:
                                          --------------------------------------

                                          THE IV CLINIC, INC.

                                          By:
                                          --------------------------------------
                                          Title:
                                          --------------------------------------

                                          THE IV CLINIC II, INC.

                                          By:
                                          --------------------------------------
                                          Title:
                                          --------------------------------------

                                          THE IV CLINIC III, INC.

                                          By:
                                          --------------------------------------
                                          Title:
                                          --------------------------------------

                                          QUALITY CARE-USA, INC.

                                          By:
                                          --------------------------------------
                                          Title:
                                          --------------------------------------

                                          OHS SERVICE CORP.

                                          By:
                                          --------------------------------------
                                          Title:
                                          --------------------------------------

                                          CHRONIC HEALTH MANAGEMENT OF
                                          CALIFORNIA

                                          By:
                                          --------------------------------------
                                          Title:
                                          --------------------------------------

                                          GENTIVA SERVICES OF NEW YORK, INC.

                                          By:
                                          --------------------------------------
                                          Title:
                                          --------------------------------------

                                                                         ANNEX B

                                VOTING AGREEMENT

     THIS VOTING AGREEMENT (this "Agreement") is made and entered into as of January 2, 2002 by and among Accredo Health, Incorporated, a Delaware corporation ("Buyer") and the undersigned stockholder of Seller (the "Stockholder").

     WHEREAS, the Stockholder desires that Buyer and Gentiva Health Services, Inc. ("Seller") and certain subsidiaries of Seller enter into an asset purchase agreement dated the date hereof (the "Purchase Agreement") whereby Buyer agrees to purchase from Seller, and Seller agrees to sell to Buyer, substantially all of the assets used in or related to the operation or conduct of the Specialty Business (as such term is defined in the Purchase Agreement) (the "Sale Transaction"); and

     WHEREAS, the Stockholder is executing this Agreement as an inducement to Buyer to enter into and execute the Purchase Agreement (but the execution of this Agreement does not constitute a condition precedent to the closing of the transactions contemplated thereby identified in Article 6 of the Purchase Agreement due to this Agreement being executed and delivered to Buyer simultaneously with the Purchase Agreement);

     NOW, THEREFORE, in consideration of the execution and delivery by Buyer of the Purchase Agreement and the mutual covenants, conditions and agreements contained herein and therein, the parties agree as follows:

     1. Representations and Warranties. The Stockholder (solely with respect to the Stockholder Shares (as defined below) owned by the Stockholder) represents and warrants to Buyer as follows:

     (a) The Stockholder is the record and beneficial owner of the number of shares (such "Stockholder's Shares") of common stock, $.10 par value, of Seller ("Seller Stock") set forth below such Stockholder's name on the signature page hereof. Except for the Stockholder's Shares and any other shares of Seller Stock subject hereto, the Stockholder is not the record or beneficial owner of any shares of Seller Stock. This Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Stockholder, enforceable in accordance with its terms, except to the extent that (i) such enforcement may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     (b) Neither the execution and delivery of this Agreement nor the consummation by the Stockholder of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which the Stockholder is a party or bound or to which the Stockholder's Shares are subject. If the Stockholder is married and the Stockholder's Shares constitute community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Stockholder's spouse, enforceable against such person in accordance with its terms. Consummation by the Stockholder of the transactions contemplated hereby will not violate, or require any consent, approval, or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to the Stockholder or the Stockholder's Shares.

     (c) The Stockholder's Shares and the certificates representing such Shares are now, and at all times during the term hereof will be, held by the Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder.

     (d) No broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Stockholder.

     (e) The Stockholder understands and acknowledges that Buyer is entering into the Purchase Agreement in reliance upon the Stockholder's execution and delivery of this Agreement. The Stockholder acknowledges that the irrevocable proxy set forth in Section 4 is granted in consideration for the execution and delivery of the Purchase Agreement by Buyer.

     2. Voting Agreements. The Stockholder agrees with, and covenants to, Buyer as follows:

     (a) At any meeting of stockholders of Seller called to vote upon the Sale Transaction and the Purchase Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval with respect to the Sale Transaction and the Purchase Agreement is sought (the "Stockholders' Meeting"), the Stockholder shall vote (or cause to be voted) the Stockholder's Shares in favor of the Sale Transaction, the execution and delivery by Seller of the Purchase Agreement, and the approval of the terms thereof and each of the other transactions contemplated by the Purchase Agreement, provided that the terms of the Purchase Agreement shall not have been amended in order to reduce the consideration payable in the Sale Transaction to a lesser amount or otherwise to materially and adversely impair the Stockholder's rights or increase the Stockholder's obligations thereunder (provided that this proviso shall not apply to adjustments to the consideration made in accordance with the terms of the Purchase Agreement as of the date hereof).

     (b) At any meeting of stockholders of Seller or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought, the Stockholder shall vote (or cause to be voted) such Stockholder's Shares against (i) any merger agreement or merger, consolidation, combination, sale of substantial assets (other than the Sale Transaction and the Purchase Agreement), reorganization, recapitalization, dissolution, liquidation or winding up of or by Seller or (ii) any amendment of Seller's Articles of Incorporation or Bylaws or other proposal or transaction involving Seller or any of its subsidiaries which amendment or other proposal or transaction could reasonably be expected to impede, frustrate, prevent or nullify the Sale Transaction, the Purchase Agreement or any of the other transactions contemplated by the Purchase Agreement (each of the foregoing in clause (i) or (ii) above, a "Competing Transaction").

     (c) The provisions of this Section 2 shall not prohibit any director of Seller from taking actions in his or her capacity as such which are permitted or required under the Purchase Agreement, nor shall the taking of any such actions in his or her capacity as director affect the obligations under this Agreement.

     3. Covenants. The Stockholder shall not (i) transfer (which term shall include, without limitation, for the purposes of this Agreement, any sale, gift, pledge or other disposition), or consent to any transfer of, any or all of the Stockholder's Shares or any interest therein, except pursuant to the Sale Transaction; (ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of such Shares or any interest therein, (iii) grant any proxy, power of attorney or other authorization in or with respect to such Shares, except for this Agreement, or
(iv) deposit such Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shares; provided, that the Stockholder may transfer (as defined above) any of the Stockholder's Shares to any other person who is on the date hereof, or to any family member of a person or charitable institution which prior to the Stockholders' Meeting and prior to such transfer becomes, a party to this Agreement bound by all the obligations of the Stockholder hereunder. Each Stockholder severally and not jointly agrees with, and covenants to, Buyer that such Stockholder shall not request that Seller register the transfer (by book-entry or otherwise) of any certificate or uncertificated interest representing any of the Stockholder's Shares, unless such transfer is in compliance with this Agreement.

     4.  Grant of Irrevocable Proxy; Appointment of Proxy.

     (a) The Stockholder hereby irrevocably grants to, and appoints, Buyer and David Stevens, Chief Executive Officer of Buyer, and Thomas W. Bell, Jr., General Counsel of Buyer, in their respective capacities as officers of Buyer, and any individual who shall hereafter succeed to any such office of Buyer, and each of them individually, the Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Stockholder, to vote the Stockholder's Shares, or grant a consent or approval in respect of such Shares (i) in favor of the Sale Transaction, the execution and delivery of the Purchase Agreement and approval of the terms thereof and each of the other transactions contemplated by the

Purchase Agreement, provided that the terms of the Purchase Agreement shall not have been amended to reduce the consideration payable in the Sale Transaction to a lesser amount or otherwise to materially and adversely impair the Stockholder's rights or increase the Stockholder's obligations thereunder, and
(ii) against any Competing Transaction.

     (b) The Stockholder represents that any proxies heretofore given in respect of the Stockholder's shares are not irrevocable, and that any such proxies are hereby revoked.

     (c) The Stockholder hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with the execution of the Purchase Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement. The Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. The Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212 of the Delaware General Corporation Law.

     5. Certain Events. The Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including without limitation the Stockholder's successors or assigns. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of Seller affecting the Seller Stock, or the acquisition of additional shares of Seller Stock or other voting securities of Seller by any Stockholder, the number of Shares subject to the terms of this Agreement shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Seller Stock or other voting securities of Seller issued to or acquired by the Stockholder.

     6. Further Assurances. The Stockholder shall, upon request of Buyer, execute and deliver any additional documents and take such further actions as may reasonably be deemed by Buyer to be necessary or desirable to carry out the provisions hereof and to vest the power to vote such Stockholder's Shares as contemplated by Section 4 in Buyer and the other irrevocable proxies described therein at the expense of Buyer.

     7. Termination. This Agreement, and all rights and obligations of the parties hereunder, including the irrevocable proxy as set forth in Section 4, shall terminate upon the first to occur of (x) the Closing of the Sale Transaction or (y) the date upon which the Purchase Agreement is terminated in accordance with its terms; provided that if, prior to termination of the Purchase Agreement, Buyer and Seller agree to extend the term of the Purchase Agreement (the "Extension Period"), the rights and obligations of the parties hereto shall continue in full force and effect until the termination of the Extension Period.

     8.  Miscellaneous.

     (a) None of the representations, warranties, covenants and agreements in this Agreement shall survive the Closing of the Sale Transaction.

     (b) Capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings assigned to them in the Purchase Agreement.

     (c) All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice): (i) if to Buyer or Seller, to their respective addresses provided in the Purchase Agreement; and (ii) if to the Stockholder; to its address shown below its signature on the last page hereof.

     (d) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     (e) This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement.

     (f) This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

     (g) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or subject to this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

     (h) Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties, except as expressly contemplated by Section 3(a). Any assignment in violation of the foregoing shall be void.

     (i) The Stockholder agrees that irreparable damage would occur and that Buyer would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Buyer shall be entitled to an injunction or injunctions to prevent breaches by the Stockholder of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that such party will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a Federal court sitting in the State of Delaware or a Delaware state court.

     (j) If any term, provision, covenant or restriction herein, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions herein and the application thereof to any other circumstances, shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law.

     (k) No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party.

     IN WITNESS WHEREOF, the undersigned parties have executed and delivered this Voting Agreement as of the day and year first above written.

                                          ACCREDO HEALTH, INCORPORATED

                                          By:
                                          --------------------------------------



                                          Title:
                                          --------------------------------------

                                          STOCKHOLDER

                                          Name:
                                          --------------------------------------



                                          Address:
                                          --------------------------------------

                                          --------------------------------------
                                          Number of Shares Beneficially Owned:



                                          --------------------------------------

                                                                         ANNEX C

                                LEHMAN BROTHERS

                                                                 January 2, 2002

Board of Directors
Gentiva Health Services, Inc.
3 Huntington Quadrangle 2S
Melville, NY 11747

Members of the Board:

     We understand that Accredo Health, Inc. ("Accredo") intends to acquire certain assets and assume certain liabilities of the specialty pharmaceutical distribution business (the "Specialty Business") of Gentiva Health Services, Inc. ("Gentiva" or the "Company") for $415 million, comprised of $207.5 million in cash and $207.5 million in shares of Accredo common stock (the "Proposed Transaction"). The specific number of shares of Accredo common stock that will be received by the Company in the Proposed Transaction will be based upon the average of the daily closing prices for the shares of Accredo common stock for a certain number of days prior to the closing of the Proposed Transaction (the "Average Price"), provided that the Average Price will be subject to a floor of $31.00 per share and a cap of $41.00 per share. We further understand that such cash and shares of Accredo common stock will be distributed to the stockholders of the Company (the "Distribution") following the consummation of the Proposed Transaction. The terms and conditions of the Proposed Transaction are set forth in more detail in the Asset Purchase Agreement dated January 2, 2001 (the "Agreement") among Accredo, Gentiva and the other sellers named therein.

     We have been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company of the consideration to be received by the Company in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the Company's underlying business decision to proceed with or effect the Proposed Transaction or the Distribution.

     In arriving at our opinion, we reviewed and analyzed: (1) the Agreement and the specific terms of the Proposed Transaction, (2) publicly available information concerning the Company and the Specialty Business that we believe to be relevant to our analysis, including the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, and the Company's Quarterly Reports on Form 10-Q for the quarters ended April 1, July 1 and September 30, 2001, (3) publicly available information concerning Accredo that we believe to be relevant to our analysis, including Accredo's Annual Report on Form 10-K for the fiscal year ended June 30, 2001 and Accredo's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, (4) financial and operating information with respect to the business, operations and prospects of the Specialty Business furnished to us by the Company, including financial projections of the Specialty Business prepared by the management of the Company for fiscal years ended December 30, 2001 and December 29, 2002 (the "Specialty Business Projections"),
(5) a trading history of Accredo's common stock from April 16, 1999 to the present and a comparison of that trading history with those of other companies and market indices that we deemed relevant, (6) a comparison of the historical financial results and present financial condition of the Specialty Business with those of other companies that we deemed relevant, (7) a comparison of the historical financial results and present financial condition of Accredo with those of other companies that we deemed relevant, (8) published reports of third party research analysts with respect to the future financial performance of the Specialty Business, (9) published reports of third party research analysts with respect to the stock price targets and future financial performance of Accredo,
(10) the results of our previous efforts to solicit indications of interest from third parties with respect to a purchase of all or part of the Company, (11) the potential pro forma impact on Accredo of the Proposed Transaction, including the cost savings, operating synergies and strategic benefits expected by the managements of the Company and Accredo to result from a combination of the businesses of the Specialty

Business and Accredo, and (12) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other transactions that we deemed relevant. In addition, we have had discussions with the managements of the Company, the Specialty Business and Accredo concerning their respective businesses, operations, assets, financial conditions and prospects and have undertaken such other studies, analyses and investigations as we deemed appropriate.

     In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and have further relied upon the assurances of management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Specialty Business Projections, upon advice of the Company we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Specialty Business and that the Specialty Business will perform in accordance with such projections. However, we have not been provided with, and did not have any access to, any financial projections of the Specialty Business for periods beyond fiscal 2002 and, upon the advice of the Company, we have relied upon guidance from the management of the Company with respect to the appropriate growth rates, operating margins and other relevant measures of future financial performance in analyzing the future financial performance of the Specialty Business through fiscal 2006. We also have not been provided with, and did not have any access to, any financial projections of Accredo prepared by management of Accredo. Accordingly, upon advice of Accredo's management and with the Company's consent, we have assumed that the published estimates of third party research analysts are a reasonable basis upon which to evaluate the future financial performance of Accredo and that Accredo will perform substantially in accordance with such estimates.

     In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Specialty Business and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Specialty Business. Since June 1, 2001, you have not authorized us to solicit, and we have not solicited, any indications of interest from any third party with respect to the purchase of all or a part of the Company's business. In addition, upon advice of the Company, we have assumed that the Proposed Transaction (based on the consideration of $415 million described above) will not result in material tax liabilities for the Company. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter. In addition, we express no opinion as to the prices at which the shares of common stock of Accredo or the Company will trade following the consummation of the Proposed Transaction.

     Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the consideration to be received by the Company in the Proposed Transaction is fair to the Company.

     We have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive a fee for our services which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. In the ordinary course of our business, we actively trade in the equity securities of the Company for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

     This opinion is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Proposed Transaction.

                                          Very truly yours,

                                          LEHMAN BROTHERS

                                                                         ANNEX D

                             THOMAS WEISEL PARTNERS
                                MERCHANT BANKING

Robert W. Kitts
Partner
Co-Head of M & A
Head of Private Equity Coverage

January 2, 2002

Board of Directors
Accredo Health, Incorporated
1640 Century Center Parkway
Suite 101
Memphis, Tennessee 381.34

Members of the Board:

     We understand that Accredo Health, Incorporated, a Delaware corporation ("Buyer"), and Centiva Health Services, Inc., a Delaware corporation ("Company") and certain subsidiaries of Company specified in the Asset Purchase Agreement propose to enter into an Asset Purchase Agreement (the "Asset Purchase Agreement"), pursuant to which Buyer will acquire substantially all of the assets and rights used in or related to the operation or conduct of the Company's Specialty Pharmaceutical Services Business (the "SPS Business"). Pursuant to the Asset Purchase Agreement, as more fully described in the draft, dated December 31, 2001, of the Asset Purchase Agreement, the SPS Business shall be acquired for $415 million (the "Consideration"), subject to certain post closing adjustments. The Consideration shall be payable 50% in cash and 50% in a number of shares of common stock, par value $.01 per share, of Buyer ("Buyer Common Stock") determined by dividing the Stock Consideration (as defined in the Asset Purchase Agreement), as adjusted, by the Base Period Trading Price (as defined in the Asset Purchase Agreement), provided, that if the Base Period Trading Price shall be more than $41, the Base Period Trading Price shall be deemed equal to $41 and if the Base Period Trading Price is less than $31, the Base Period Trading Price shall be equal to $31. The terms and conditions of the purchase by Buyer of the SPS Business are set forth in more detail in the Asset Purchase Agreement.

     You have asked for our opinion as investment bankers as to whether the Consideration to be paid by Buyer pursuant to the Asset Purchase Agreement is fair to Buyer from a financial point of view, as of the date hereof.

     In connection with our opinion, we have, among other things, (i) reviewed certain publicly available financial and other data with respect to Buyer, including the consolidated financial statements for the most recent year ending June 30, 2001 and the interim period ending September 30, 2001 and certain other relevant financial and operating data relating to Buyer made available to us from published sources and from the internal records of Buyer; (ii) reviewed certain publicly available financial and other data with respect to the Company, including the consolidated financial statements for the most recent year ending December 31, 2000 and the interim periods ending September 30, 2001. and certain other relevant financial and operating data relating to the SPS Business made available to us from published sources and from the internal records of the SPS Business; (iii) reviewed the financial terms and conditions of the draft, dated December 31, 2001 of the Asset Purchase Agreement; (iv) reviewed certain publicly available information concerning the stock market trading history for Buyer Common Stock and common stock, par value $.10 per share, of the Company;
(v) compared the SPS Business and Buyer from a financial point of view with certain other companies in the health care distribution industry which we deem to be relevant; (vi) considered the financial terms, to the extent publicly available, of selected recent business combinations of companies in the health care distribution industry which we deemed to be comparable, in whole or in part, to the purchase of the SPS Business; (vii) reviewed and discussed with representatives of the management of Buyer, Company and the SPS Business certain information of a business and financial nature regarding Buyer and the SPS Business, furnished to us by Buyer and Company, including financial forecasts and related assumptions of Buyer and Company; (viii) made inquiries regarding and discussed the purchase of the SPS Business and the Asset Purchase Agreement and other matters related thereto with Buyer's counsel; and (ix) performed such other analyses and examinations as we have deemed appropriate.

     In connection with our review, we have not assumed any obligation independently to verify the foregoing information and have relied on its being accurate and complete in all material respects. With respect to the financial forecasts for Buyer and the SPS Business provided to us by their respective managements, respectively, upon their advice and with your consent we have assumed for purposes of our opinion that the forecasts have been reasonably, prepared on bases reflecting the best available estimates and judgments of their respective managements at the time of preparation as to the future financial performance of Buyer and the SPS Business and that they provide a reasonable basis upon which we can form our opinion. We have also assumed that there have been no material changes in Buyer's or the SPS Business' assets, financial condition, results of operations, business or prospects since the respective dates of Buyer's and Company's last financial statements made available to us. We have relied on advice of counsel and independent accountants to Buyer as to all legal and financial reporting matters with respect to Buyer, the purchase of the SPS Business and the Asset Purchase Agreement. We have assumed that the purchase of the SPS Business will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934 and all other applicable federal and state statutes, rules and regulations. In addition, we have not assumed responsibility for making an independent evaluation, appraisal or physical inspection of any of the assets or liabilities (contingent or otherwise) of Buyer or the SPS Business, nor have we been furnished with any such appraisals. The Buyer management team has informed us, and we have assumed, that the purchase of the SPS Business will be recorded as a purchase under generally accepted accounting principles. Finally, our opinion is based on economic, monetary and market and other conditions as in effect on, and the information made available to us as of, the date hereof. Since this opinion is being rendered during a period of significant and uncommon volatility in the capital markets, it is subject to the absence of further material changes in economic, monetary, market and other conditions from those existing on the date hereof. Accordingly, although subsequent developments may affect this opinion, we have not assumed any obligation to update, revise or reaffirm this opinion.

     We have further assumed with your consent that the purchase of the SPS Business will be consummated in accordance with the terms described in the draft dated December 31, 2001 of the Asset Purchase Agreement, without any further amendments thereto, and without waiver by Buyer of any of the conditions to its obligations thereunder.

     We have acted as financial advisor to Buyer in connection with the purchase of the SPS Business and will receive a fee for our services, including rendering this opinion; a significant portion of which is contingent upon the consummation of the purchase of the SPS Business. In the ordinary course of our business, we actively trade the equity securities of Buyer for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     Based upon the foregoing and in reliance thereon, it is our opinion as investment bankers that the Consideration to be paid by Buyer in connection with the purchase of the SPS Business is fair to Buyer from a financial point of view, as of the date hereof.

     This opinion is directed to the Board of Directors of Buyer in its consideration of the purchase of the SPS Business and is not a recommendation to any shareholder as to how such shareholder should vote with respect to such transaction. Further, this opinion addresses only the financial fairness of the Consideration and does not address the relative merits of the purchase of the SPS Business and any alternatives to the purchase of the SPS Business, Buyer's underlying decision to proceed with or effect the purchase of the SPS Business, or any other aspect of the purchase of the SPS Business. This opinion may not be used or referred to by Buyer, or quoted or disclosed to any person in any manner, without our prior written consent, which consent is hereby given to the inclusion of this opinion in the proxy statement/prospectus to be filed with the Securities and Exchange Commission in connection with the purchase of the SPS Business, provided that this opinion be disclosed in its entirety in such proxy statement/prospectus and that any description of or reference to us or summary of this opinion or related valuation analyses be in form and substance acceptable to us and our legal counsel. In furnishing this opinion, we do not admit that we are experts within the meaning of the term "experts" as used in the Securities Act and the rules and regulations promulgated thereunder, nor do we admit that this opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act.

                                          Very truly yours

                                          THOMAS WEISEL PARTNERS LLC

                                                                         ANNEX E

                          ACCREDO HEALTH, INCORPORATED

                         2002 LONG-TERM INCENTIVE PLAN

                                   ARTICLE I

                                    PURPOSE

     1.1. General. The purpose of the Accredo Health, Incorporated 2002 Long-Term Incentive Plan (the "Plan") is to promote the success, and enhance the value, of Accredo Health, Incorporated (the "Corporation"), by linking the personal interests of its employees, officers, consultants and directors to those of Corporation's stockholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Corporation in its ability to motivate, attract, and retain the services of employees, officers, consultants and directors upon whose judgment, interest, and special effort the successful conduct of the Corporation's operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, directors, and consultants; provided, however, to the extent necessary to preserve the employee benefits plan exemption under applicable state blue sky laws, no non-employee director or consultant of the Corporation will be eligible to receive Awards under the Plan until such time, if any, as the Corporation's common stock shall be traded on a national securities exchange or on the Nasdaq National Market.

                                   ARTICLE 2

                                 EFFECTIVE DATE

     2.1. Effective Date. The Plan shall be effective as of the date it is approved by both the Board and the majority of the holders of the Stock of the Company.

                                   ARTICLE 3

                                  DEFINITIONS

     3.1. Definitions. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

     (a) "Award" means any Option, Restricted Stock Award, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

     (b) "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

     (c) "Board" means the Board of Directors of the Corporation.

     (d) "Cause" as a reason for a Participant's termination of employment shall have the meaning assigned such term in the employment agreement, if any, between such Participant and the Corporation or an affiliated company, provided, however that if there is no such employment agreement in which such term is defined, "Cause" shall mean any of the following acts by the Participant, as determined by the Board: gross neglect of duty, prolonged absence from duty without the consent of the Corporation, intentionally engaging in any activity that is in conflict with or adverse to the business or other interests of the Corporation, or willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Corporation.

     (e) "Change in Control" means and includes:

        (1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 25% or more of the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change of Control: (i) any acquisition by a Person who is on the Effective Date the beneficial owner of 25% or more of the Outstanding Corporation Voting Securities, (ii) any acquisition directly from the Corporation, (iii) any acquisition by the Corporation, (iv) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation, or (v) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this definition; or

        (2) Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

        (3) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Voting Securities, and (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

        (4) Approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.

     (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     (g) "Committee" means the committee of the Board described in Article 4.

     (h) "Corporation" means Accredo Health, Incorporated, a Delaware corporation.

     (i) "Covered Employee" means a covered employee as defined in Code Section 162(m)(3).

     (j) "Disability" shall mean any illness or other physical or mental condition of a Participant that renders the Participant incapable of performing his customary and usual duties for the Corporation, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgment of the Committee, is permanent and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant's condition. Notwithstanding the above, with respect to an Incentive Stock Option, Disability shall mean Permanent and Total Disability as defined in Section 22(e)(3) of the Code.

     (k) "Effective Date" has the meaning assigned such term in Section 2.1.

     (l) "Fair Market Value", on any date, means (i) if the Stock is listed on a securities exchange or is traded over the Nasdaq National Market, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange or traded over the Nasdaq National Market, the mean between the bid and offered prices as quoted by Nasdaq for such date, provided that if the Stock is not quoted on Nasdaq or it is determined that the fair market value is not properly reflected by such Nasdaq quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable.

     (m) "Incentive Stock Option" means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

     (n) "Non-Qualified Stock Option" means an Option that is not an Incentive Stock Option.

     (o) "Option" means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

     (p) "Other Stock-Based Award" means a right, granted to a Participant under
Article 12, that relates to or is valued by reference to Stock or other Awards relating to Stock.

     (q) "Parent" means a corporation which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Corporation. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

     (r) "Participant" means a person who, as an employee, officer, consultant or director of the Corporation or any Subsidiary, has been granted an Award under the Plan.

     (s) "Plan" means the Accredo Health, Incorporated 2002 Long-Term Incentive Plan, as amended from time to time.

     (t) "Restricted Stock Award" means Stock granted to a Participant under
Article 8 that is subject to certain restrictions and to risk of forfeiture.

     (u) "Retirement" means a Participant's voluntary termination of employment with the Corporation, Parent or Subsidiary after attaining age 55.

     (v) "Stock" means the $.01 par value common stock of the Corporation and such other securities of the Corporation as may be substituted for Stock pursuant to Article 10.

     (w) "Subsidiary" means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

     (x) "1933 Act" means the Securities Act of 1933, as amended from time to time.

     (y) "1934 Act" means the Securities Exchange Act of 1934, as amended from time to time.

                                   ARTICLE 4

                                 ADMINISTRATION

     4.1. Committee. The Plan shall be administered by a committee appointed by the Board (which Committee shall consist of two or more directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. The Committee shall consist of two or more members of the Board. It is intended that the directors appointed to serve on the Committee shall be "non-employee directors" (within the meaning of Rule 16b-3 promulgated under the 1934 Act) and "outside directors" (within the meaning of Code Section 162(m) and the regulations thereunder) to the extent that Rule 16b-3 and, if necessary for relief from the limitation under Code Section 162(m) and such relief is sought by the Corporation, Code Section 162(m), respectively, are applicable. However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. During any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board.

     4.2 Action by the Committee. For purposes of administering the Plan, the following rules of procedure shall govern the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved unanimously in writing by the members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Corporation or any Parent or Subsidiary, the Corporation's independent certified public accountants, or any executive compensation consultant or other professional retained by the Corporation to assist in the administration of the Plan.

     4.3 Authority of Committee. Except as provided below, the Committee has the exclusive power, authority and discretion to:

     (a) Designate Participants;

     (b) Determine the type or types of Awards to be granted to each Participant;

     (c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

     (d) Determine the terms and conditions of any Award granted under the Plan, including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

     (e) Accelerate the vesting or lapse of restrictions of any outstanding Award, based in each case on such considerations as the Committee in its sole discretion determines;

     (f) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

     (g) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

     (h) Decide all other matters that must be determined in connection with an Award;

     (i) Establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

     (j) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

     (k) Amend the Plan or any Award Agreement as provided herein; and

     (l) Adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Corporation or any Parent or Subsidiary may operate, in order to assure the viability of the benefits of Awards granted to participants located in such other jurisdictions and to meet the objectives of the Plan.

     Notwithstanding the above, the Board or the Committee may expressly delegate to one or more officers of the Corporation some or all of the Committee's authority under subsections (a) and (c) above; provided that such delegation shall be limited to a number of Awards specified by the Committee; and provided further that no officer may grant Awards to himself or to eligible Participants who, at the time of grant, are or are anticipated to become, either
(i) Covered Employees or (ii) persons subject to the insider trading restrictions of Section 16 of the 1934 Act.

     4.4. Decisions Binding. The Committee's interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

                                   ARTICLE 5

                           SHARES SUBJECT TO THE PLAN

     5.1. Number of Shares. Subject to adjustment as provided in Section 10.1, the aggregate number of shares of Stock reserved and available for Awards shall be 2,600,000, of which not more than 10% may be granted as Awards of Restricted Stock.

     5.2. Lapsed Awards. To the extent that an Award is canceled, terminates, expires or lapses for any reason, any shares of Stock subject to the Award will again be available for the grant of an Award under the Plan.

     5.3. Stock Distributed. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

     5.4. Limitation on Awards. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 10.1), the maximum number of shares of Stock with respect to one or more Options that may be granted during any one calendar year under the Plan to any one Participant shall be 500,000. The maximum fair market value (measured as of the date of grant) of any Restricted Stock Awards that may be received by any one Participant (less any consideration paid by the Participant for such Award) during any one calendar year under the Plan shall be $2,000,000.

                                   ARTICLE 6

                                  ELIGIBILITY

     6.1. General. Awards may be granted only to individuals who are employees, officers, consultants or directors of the Corporation or a Parent or Subsidiary; provided, however, that to the extent necessary to preserve the employee benefits plan exemption under applicable state blue sky laws, no non-employee director or consultant of the Corporation will be eligible to receive Awards under the Plan until such time, if any, as the Corporation's common stock shall be traded on a national securities exchange or on the Nasdaq National Market.

                                   ARTICLE 7

                                 STOCK OPTIONS

     7.1. General. The Committee is authorized to grant Options to Participants on the following terms and conditions:

     (a) Exercise Price. The exercise price per share of Stock under an Option shall be determined by the Committee, provided that the exercise price for any Option shall not be less than the Fair Market Value as of the date of the grant.

     (b) Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(e). The Committee also shall determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested. The Committee may waive any exercise or vesting provisions at any time in whole or in part based upon factors as the Committee may determine in its sole discretion so that the Option becomes exercisable or vested at an earlier date. The Committee may permit an arrangement whereby receipt of Stock upon exercise of an Option is delayed until a specified future date.

     (c) Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, shares of Stock, or other property (including "cashless exercise" arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants; provided, however, that if shares of Stock are used to pay the exercise price of an Option, such shares must have been held by the Participant for at least six months.

     (d) Evidence of Grant. All Options shall be evidenced by a written Award Agreement between the Corporation and the Participant. The Award Agreement shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

     (e) Exercise Term. In no event may any Option be exercisable for more than ten years from the date of its grant.

     7.2. Incentive Stock Options. The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

     (a) Exercise Price. The exercise price per share of Stock shall be set by the Committee, provided that the exercise price for any Incentive Stock Option shall not be less than the Fair Market Value as of the date of the grant.

     (b) Exercise. In no event may any Incentive Stock Option be exercisable for more than ten years from the date of its grant.

     (c) Lapse of Option. An Incentive Stock Option shall lapse under the earliest of the following circumstances; provided, however, that the Committee may, prior to the lapse of the Incentive Stock Option under the circumstances described in paragraphs (3), (4) and (5) below, provide in writing that the Option will extend until a later date, but if the Option is exercised after the dates specified in paragraphs (3), (4) and (5) below, it will automatically become a Non-Qualified Stock Option:

        (1) The Incentive Stock Option shall lapse as of the option expiration date set forth in the Award Agreement.

        (2) The Incentive Stock Option shall lapse ten years after it is granted, unless an earlier time is set in the Award Agreement.

        (3) If the Participant terminates employment for any reason other than as provided in paragraph (4) or (5) below, the Incentive Stock Option shall lapse, unless it is previously exercised, three months after the Participant's termination of employment; provided, however, that if the Participant's employment is terminated by the Corporation for Cause or by the Participant without the consent of the Corporation, the Incentive Stock Option shall (to the extent not previously exercised) lapse immediately.

        (4) If the Participant terminates employment by reason of his Disability, the Incentive Stock Option shall lapse, unless it is previously exercised, one year after the Participant's termination of employment.

        (5) If the Participant dies while employed, or during the three-month period described in paragraph (3) or during the one-year period described in paragraph (4) and before the Option otherwise lapses, the Option shall lapse one year after the Participant's death. Upon the Participant's death, any exercisable Incentive Stock Options may be exercised by the Participant's beneficiary, determined in accordance with Section 9.5.

     Unless the exercisability of the Incentive Stock Option is accelerated as provided in Article 9, if a Participant exercises an Option after termination of employment, the Option may be exercised only with respect to the shares that were otherwise vested on the Participant's termination of employment.

     (d) Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00.

     (e) Ten Percent Owners. No Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation or any Parent or Subsidiary unless the exercise price per share of such Option is at least 110% of the Fair Market Value per share of Stock at the date of grant and the Option expires no later than five years after the date of grant.

     (f) Expiration of Incentive Stock Options. No Award of an Incentive Stock Option may be made pursuant to the Plan after the day immediately prior to the tenth anniversary of the Effective Date.

     (g) Right to Exercise. During a Participant's lifetime, an Incentive Stock Option may be exercised only by the Participant or, in the case of the Participant's Disability, by the Participant's guardian or legal representative.

     (h) Directors. The Committee may not grant an Incentive Stock Option to a non-employee director. The Committee may grant an Incentive Stock Option to a director who is also an employee of the Corporation or Parent or Subsidiary but only in that individual's position as an employee and not as a director.

                                   ARTICLE 8

                            RESTRICTED STOCK AWARDS

     8.1. Grant of Restricted Stock. The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. All Awards of Restricted Stock shall be evidenced by a Restricted Stock Award Agreement.

     8.2. Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

     8.3. Forfeiture. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Corporation; provided, however, that the Committee may provide in any Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

     8.4. Certificates for Restricted Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

                                   ARTICLE 9

                        PROVISIONS APPLICABLE TO AWARDS

     9.1. Stand-Alone, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan. If an Award is granted in substitution for another Award, the Committee may require the surrender of such other Award in consideration of the grant of the new Award. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

     9.2. Term of Award. The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Incentive Stock Option exceed a period of ten years from the date of its grant (or, if Section 7.2(e) applies, five years from the date of its grant).

     9.3. Form of Payment for Awards. Subject to the terms of the Plan and any applicable law or Award Agreement, payments or transfers to be made by the Corporation or a Parent or Subsidiary on the grant or exercise of an Award may be made in such form as the Committee determines at or after the time of grant, including without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

     9.4. Limits on Transfer. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Corporation or a Parent or Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Corporation or a Parent or Subsidiary. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation,
(ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable Awards.

     9.5. Beneficiaries. Notwithstanding Section 9.4, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant's estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

     9.6. Stock Certificates. All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock.

     9.7. Acceleration Upon Death, Retirement or Disability. Except as otherwise provided in the Award Agreement, upon the Participant's death, Retirement or Disability during his employment or service as a consultant or director, all outstanding Options shall become fully exercisable and all restrictions on outstanding Restricted Stock Awards shall lapse. Any Option shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Agreement. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

     9.8. Acceleration Upon a Change in Control. Except as otherwise provided in the Award Agreement, upon the occurrence of a Change in Control, all outstanding Options shall become fully exercisable and all restrictions on outstanding Awards shall lapse. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

     9.9. Acceleration for any Other Reason. Regardless of whether an event has occurred as described in Section 9.7 or 9.8 above, the Committee may in its sole discretion at any time determine that all or a portion of a Participant's Options shall become fully or partially exercisable, and/or that all or a part of the restrictions on all or a portion of the outstanding Restricted Stock Awards shall lapse, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 9.10.

     9.10.  Effect of Acceleration.  If an Award is accelerated under Section
9.8 or 9.9, the Committee may, in its sole discretion, provide (i) that the Award will expire after a designated period of time after such acceleration to the extent not then exercised, (ii) that the Award will be settled in cash rather than Stock, (iii) that, if the Award will be assumed by another party to a transaction giving rise to the acceleration or otherwise be equitably converted or substituted in connection with such transaction, (iv) that the Award may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, or (v) any combination of the foregoing. The Committee's determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

     9.11. Performance Goals. The Committee may determine that any Award granted pursuant to this Plan to a Participant (including, but not limited to, Participants who are Covered Employees) shall be determined solely on the basis of (a) the achievement by the Corporation or a Parent or Subsidiary of a specified target return, or target growth in return, on equity or assets, (b) the achievement by the Corporation or a Parent or Subsidiary of a specified target total stockholder return (stock price appreciation plus reinvested dividends), or target growth in total stockholder return, (c) the Corporation's, Parent's or Subsidiary's stock price, (d) the achievement by an individual or a business unit of the Corporation, Parent or Subsidiary of a specified target, or target growth in, revenues, net income or earnings per share, or (e) any combination of the goals set forth in (a) through (d) above. If an Award is made on such basis, the Committee shall establish goals prior to the beginning of the period for which such performance goal relates (or such later date as may be permitted under Code Section 162(m) or the regulations thereunder) and the Committee has the right for any reason to reduce (but not increase) any Award, notwithstanding the achievement of a specified goal. Any payment of an Award granted with performance goals shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.

     9.14. Termination of Employment. Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive. A termination of employment shall not occur (i) in a circumstance in which a Participant transfers from the Corporation to one of its Parents or Subsidiaries, transfers from a Parent or Subsidiary to the Corporation, or transfers from one Parent or Subsidiary to another Parent or Subsidiary, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale, or disposition of the Participant's employer from the Corporation or any Parent or Subsidiary. To the extent that this provision causes Incentive Stock Options to extend beyond three months from the date a Participant is deemed to be an employee of the Corporation, a Parent or Subsidiary for purposes of Section 424(f) of the Code, the Options held by such Participant shall be deemed to be Non-Qualified Stock Options.

                                   ARTICLE 10

                          CHANGES IN CAPITAL STRUCTURE

     10.1. General. In the event of a corporate transaction involving the Corporation (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the authorization limits under Section 5.1 and 5.4 shall be adjusted proportionately, and the Committee may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards; and (iv) any other adjustments that the Committee determines to be equitable. In addition, the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and exercisable and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, or (v) any combination of the foregoing. The Committee's determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated. Without limiting the foregoing, in the event a stock dividend or stock split is declared upon the Stock, the authorization limits under Section 5.1 and 5.4 shall be increased proportionately, and the shares of Stock then subject to each Award shall be increased proportionately without any change in the aggregate purchase price therefor.

                                   ARTICLE 11

                    AMENDMENT, MODIFICATION AND TERMINATION

     11.1. Amendment, Modification and Termination. Subject to Section 11.2, the Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that the Board or Committee may condition any amendment or modification on the approval of stockholders of the Corporation if such approval is necessary or deemed advisable with respect to tax, securities, or other applicable laws, policies, or regulations; and provided further that the last sentence of Section 11.2 may not be amended or modified without stockholder approval.

     11.2. Awards Previously Granted. No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however, that:

     (a) subject to the terms of the applicable Award Agreement, such amendment, modification, or termination shall not, without the Participant's consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination;

     (b) the original term of any Option may not be extended without the prior approval of the stockholders of the Company; and

     (c) except as otherwise provided in Article 10, the exercise price of any Option may not be reduced, directly or indirectly, without the prior approval of the stockholders of the Company.

                                   ARTICLE 12

                               GENERAL PROVISIONS

     12.1. No Rights to Awards. No Participant or any eligible participant shall have any claim to be granted any Award under the Plan, and neither the Corporation nor the Committee is obligated to treat Participants or eligible participants uniformly.

     12.2. No Stockholder Rights. No Award gives the Participant any of the rights of a stockholder of the Corporation unless and until shares of Stock are in fact issued to such person in connection with such Award.

     12.3. Withholding. The Corporation or any Parent or Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Corporation, an amount sufficient to satisfy federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Award shares of Stock having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.

     12.4. No Right to Continued Service. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Corporation or any Parent or Subsidiary to terminate any Participant's employment or status as an officer, director or consultant at any time, nor confer upon any Participant any right to continue as an employee, officer, director or consultant of the Corporation or any Parent or Subsidiary.

     12.5. Unfunded Status of Awards. The Plan is intended to be an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Corporation or any Parent or Subsidiary.

     12.6. Indemnification. To the extent allowable under applicable law, each member of the Committee shall be indemnified and held harmless by the Corporation from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which such member may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by such member in satisfaction of judgment in such action, suit, or proceeding against him provided he gives the Corporation an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Corporation's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Corporation may have to indemnify them or hold them harmless.

     12.7. Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Corporation or any Parent or Subsidiary unless provided otherwise in such other plan.

     12.8. Expenses. The expenses of administering the Plan shall be borne by the Corporation and its Parents or Subsidiaries.

     12.9. Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

     12.10. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

     12.11. Fractional Shares. No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up.

     12.12. Government and Other Regulations. The obligation of the Corporation to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Corporation shall be under no obligation to register under the 1933 Act, or any state securities act, any of the shares of Stock issued in connection with the Plan. The shares issued in connection with the Plan may in certain circumstances be exempt from registration under the 1933 Act, and the Corporation may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

     12.13. Governing Law. To the extent not governed by federal law, the Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Tennessee.

     12.14. Additional Provisions. Each Award Agreement may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of this Plan.

     The foregoing is hereby acknowledged as being the Accredo Health, Incorporated 2002 Long-Term Incentive Plan as adopted by the Board of Directors
of the Corporation on           , 2002 and approved by the stockholders of the
Corporation on           , 2002.

                                          ACCREDO HEALTH, INCORPORATED

                                          By:
                                            --------------------
                                            Thomas W. Bell, Jr.
                                            Senior Vice President and Secretary

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Accredo's Amended and Restated Certificate of Incorporation provides that Accredo shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify its officers and directors.

     Section 145 permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the name of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of any action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     Accredo's Amended and Restated Certificate of Incorporation contains a provision which eliminates, to the fullest extent permitted by the Delaware General Corporation Law, director liability for monetary damages for breaches of the fiduciary duty of care or any other duty as a director.

     Accredo has purchased a policy of director's and officer's insurance that would in certain instances provide the funds necessary for Accredo to meet its indemnification obligations under its Amended and Restated Certificate of Incorporation.

ITEM 21.  EXHIBITS

     The following exhibits are filed herein or have been, as noted, previously filed:


EXHIBIT
NO.                                    DESCRIPTION
-------                                -----------
 2.1      --   Asset Purchase Agreement, dated as of January 2, 2002, by
               and between Accredo Health, Incorporated, Gentiva Health
               Services, Inc. and the Sellers named therein (Included as
               Annex A to the joint proxy statement-prospectus included in this Registration Statement)
 4.1      --   Form of Voting Agreement, dated January 2, 2002 between
               Accredo Health, Incorporated and certain stockholders of
               Gentiva Health Services, Inc. (Included as Annex B to the
               joint proxy statement-prospectus included in this
               Registration Statement)
 5.1      --   Opinion of Alston & Bird LLP+
 8.1      --   Opinion of Cahill Gordon & Reindel regarding certain tax
               matters
21.1      --   Subsidiaries of the Registrant+
23.1      --   Consent of Ernst & Young LLP
23.2      --   Consent of PricewaterhouseCoopers LLP
23.3      --   Consent of Alston & Bird LLP (included in Exhibit 5.1)
23.4      --   Consent of Lehman Brothers+
23.5      --   Consent of Thomas Weisel Partners (included in Annex D to
               the joint proxy statement-prospectus included in this
               Registration Statement)

EXHIBIT
NO.                                    DESCRIPTION
-------                                -----------
23.6      --   Consent of Cahill Gordon & Reindel (included in Exhibit 8.1)
24.1      --   Power of Attorney+
99.1      --   Form of Proxy of Gentiva Health Services, Inc.+
99.2      --   Form of Proxy of Accredo Health, Incorporated+
99.3      --   Letter to Shareholders and Notice of Special Meeting of
               Gentiva Health Services, Inc.+
99.4      --   Letter to Shareholders and Notice of Special Meeting of
               Accredo Health, Incorporated+


---------------

+ Previously filed.

* To be filed by amendment.

ITEM 22.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

        (1) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
     Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (2) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (3) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (4) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

        (5) That prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

        (6) That every prospectus: (i) that is filed pursuant to Paragraph (7) immediately preceding, or (ii) that purports to meet the requirements of
     Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee on this the 9th day of May, 2002.


                                          By:     /s/ DAVID D. STEVENS
                                            ------------------------------------
                                                      David D. Stevens
                                                  Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons on behalf of the registrant in the capacities and on the dates indicated.


                    SIGNATURE                                       TITLE                       DATE
                    ---------                                       -----                       ----

               /s/ DAVID D. STEVENS                        Chief Executive Officer          May 9, 2002
 ------------------------------------------------       (Principal Executive Officer)
                 David D. Stevens


                        *                              Senior Vice President and Chief      May 9, 2002
 ------------------------------------------------       Financial Officer (Principal
                Joel R. Kimbrough                     Financial and Accounting Officer)


                        *                                         Director                  May 9, 2002
 ------------------------------------------------
                 Patrick J. Welsh


                        *                                         Director                  May 9, 2002
 ------------------------------------------------
                   John R. Grow


                        *                                         Director                  May 9, 2002
 ------------------------------------------------
               Kenneth R. Masterson


                        *                                         Director                  May 9, 2002
 ------------------------------------------------
                Kenneth J. Melkus


                                                                  Director
 ------------------------------------------------
                 Kevin L. Roberg


                        *                                         Director                  May 9, 2002
 ------------------------------------------------
                 Kyle J. Callahan


                        *                                         Director                  May 9, 2002
 ------------------------------------------------
                 Dick R. Gourley


 *By:            /s/ THOMAS W. BELL, JR.
        ------------------------------------------
                   Thomas W. Bell, Jr.
                     Attorney-in-Fact